As filed with the Securities and Exchange Commission on September 17, 2014.

Registration No. 333-196887

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6

to

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANCO SANTANDER, S.A.

(Exact name of Registrant as specified in its charter)

Kingdom of Spain	6029	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Ciudad Grupo Santander

28660 Boadilla del Monte (Madrid), Spain

Telephone:+34 91 259 6520

(Address, including Zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Banco Santander, S.A.

New York Branch

45 E. 53rd Street

New York, New York 10022

Attn: James H. Bathon, Legal Counsel

Telephone: (212) 350-3500

(Name, address, including Zip code, and telephone number, including area code, of agent for service)

Copies to:

Nicholas A. Kronfeld

Marc O. Williams

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Telephone: (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, nominal value €0.50 per share, of Banco Santander, S.A.(1)	523,894,834(2)	N/A	$5,284,576,291.57(3)	$680,654(4)
Brazilian Depositary Shares evidenced by Brazilian Depositary Receipts, each Brazilian Depositary Share representing one ordinary share of Banco Santander, S.A.(1)	523,894,834(5)	N/A	$5,284,576,291.57(5)	N/A

(1)	American Depositary Shares (“Santander Spain ADSs”) representing ordinary shares, nominal value €0.50 per share (“Santander Spain ordinary shares”), of Banco Santander, S.A. (“Santander Spain”) registered hereby are being registered pursuant to a separate registration statement on Form F-6. Pursuant to the U.S. exchange offer to be made by Santander Spain (the “U.S. exchange offer”), Santander Spain ADSs representing such Santander Spain ordinary shares will be offered and sold pursuant to this registration statement to (a) all holders of American Depositary Shares (“Santander Brasil ADSs”) representing units (“Santander Brasil units”) of Banco Santander (Brasil) S.A. (“Santander Brasil”), which in turn represent preferred shares, without par value (“Santander Brasil preferred shares”), of Santander Brasil and common shares, without par value (“Santander Brasil common shares” and, together with the Santander Brasil preferred shares, the “Santander Brasil shares”), of Santander Brasil and (b) holders of Santander Brasil units, Santander Brasil preferred shares and Santander Brasil common shares that are U.S. holders (within the meaning of Rule 14d-1(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), in each case to the extent such Santander Brasil units, Santander Brasil preferred shares and Santander Brasil common shares are tendered into the U.S. exchange offer through the U.S. exchange agent and are acquired pursuant to the U.S. exchange offer. Pursuant to a separate Brazilian exchange offer to be made by Santander Spain (the “Brazilian exchange offer”), Brazilian Depositary Shares (“Santander Spain BDSs”) representing Santander Spain ordinary shares will be offered and sold pursuant to this registration statement to U.S. holders of Santander Brasil units and Santander Brasil shares, in each case to the extent such Santander Brasil units and Santander Brasil shares are tendered into the Brazilian exchange offer through the auction to be conducted on the BM&FBOVESPA, the Brazilian stock exchange (“Bovespa”), and are acquired pursuant to the Brazilian exchange offer. In addition, Santander Spain BDSs will be offered and sold in the Brazilian exchange offer pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) to holders of Santander Brasil units and Santander Brasil shares that are not U.S. persons (as such term is defined in Regulation S under the Securities Act) pursuant to the exemption provided by Regulation S under the Securities Act (the “Reg S offering”).
(2)	Represents the maximum number of Santander Spain ordinary shares expected to be offered and sold pursuant to the U.S. exchange offer, the maximum number of Santander Spain ordinary shares expected to be offered and sold to U.S. persons pursuant to the Brazilian exchange offer, and a portion of the Santander Spain ordinary shares that are to be offered and sold outside of the United States in the Reg S offering that may be resold from time to time in the United States or to U.S. persons, calculated in accordance with the exchange ratio of 0.35 Santander Spain ordinary shares to be received for every Santander Brasil share and 0.70 Santander Spain ordinary shares to be received for every Santander Brasil unit or Santander Brasil ADS.
(3)	Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(f)(1) under the Securities Act. The proposed maximum aggregate offering price was calculated in accordance with the exchange ratio of 0.35 Santander Spain ordinary shares to be received for every Santander Brasil share and 0.70 Santander Spain ordinary shares to be received for every Santander Brasil unit or Santander Brasil ADS and was based on the market value of Santander Brasil ordinary shares, the Santander Brasil preferred shares, the Santander Brasil units and the Santander Brasil ADSs calculated by taking the average of the high and low prices of the Santander Brasil ordinary shares, the Santander Brasil preferred shares and the Santander Brasil units as reported on the Bovespa on June 13, 2014, converted into U.S. dollars based on an exchange rate of Brazilian reais 2.2347 per U.S.$1.00, the selling exchange rate reported by the Central Bank of Brazil on June 13, 2014, and the average of the high and low prices of the Santander Brasil ADSs as reported on the New York Stock Exchange on June 13, 2014.
(4)	Computed in accordance with Rule 457(f) of the Securities Act by multiplying the proposed maximum aggregate offering price by 0.00012880. U.S.$657,858 of the registration fee was paid on June 9, 2014 and the remainder was paid on June 17, 2014.
(5)	Represents the maximum number of Santander Spain BDSs that could be offered and sold to U.S. holders pursuant to the Brazilian exchange offer if all holders of Santander Brasil ADSs and all holders of Santander Brasil units, Santander Brasil preferred shares and Santander Brasil common shares that are U.S. holders tender into the Brazilian exchange offer. In the aggregate, no more than 523,894,834 registered Santander Spain ordinary shares will be issued, either in the form of Santander Spain ADSs or Santander Spain BDSs, therefore no additional filing fee is required for the Santander Spain BDSs being registered herein.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary offer to exchange/prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission and these securities may not be sold until the registration statement becomes effective. This preliminary offer to exchange/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated September 17, 2014

Preliminary Offer to Exchange/Prospectus

Offer to Exchange

each

Common Share, Preferred Share, Unit and American Depositary Share

of

BANCO SANTANDER (BRASIL) S.A.

for

0.35 of an Ordinary Share (for each Common Share or Preferred Share)

and

0.70 of an Ordinary Share (for each Unit or American Depositary Share)

of

BANCO SANTANDER, S.A.

Represented by

American Depositary Shares

Banco Santander, S.A., a company organized under the laws of the Kingdom of Spain (which we refer to as “Santander Spain”), will make an exchange offer (the “U.S. exchange offer”) pursuant to this offer to exchange/prospectus and a separate exchange offer (the “Brazilian exchange offer” and together with the U.S. exchange offer, the “exchange offers”) pursuant to other offering documents published in Brazil and made available to all holders of Santander Brasil units and Santander Brasil shares to acquire all the issued and outstanding (i) common shares (which we refer to as “Santander Brasil common shares”) of Banco Santander (Brasil) S.A. (which we refer to as “Santander Brasil”), (ii) preferred shares of Santander Brasil (which we refer to as “Santander Brasil preferred shares” and, together with Santander Brasil common shares, as “Santander Brasil shares”), (iii) units of Santander Brasil (each of which represents one Santander Brasil common share and one Santander Brasil preferred share and which we refer to as “Santander Brasil units”) and (iv) in the case of the U.S. exchange offer only, American Depositary Shares (each of which represents one Santander Brasil unit and which we refer to as “Santander Brasil ADSs,” and together with the Santander Brasil shares and the Santander Brasil units, the “Santander Brasil Securities”), in each case other than any Santander Brasil ADSs, Santander Brasil units or Santander Brasil shares owned directly or indirectly by Santander Spain, in exchange for 0.35 of a Santander Spain ordinary share for each Santander Brasil share and 0.70 of a Santander Spain ordinary share for each Santander Brasil unit or Santander Brasil ADS (which we refer to as the “exchange offer”).

All holders of Santander Brasil ADSs and U.S. holders (within the meaning of Rule 14d-1(d) under the Securities Exchange Act of 1934, as amended) of Santander Brasil units and Santander Brasil shares may tender into the U.S. exchange offer through JPMorgan Chase Bank, N.A., as the U.S. exchange agent, and will receive such Santander Spain ordinary shares in the form of American Depositary Shares representing Santander Spain ordinary shares (each of which represents one Santander Spain ordinary share and which we refer to as “Santander Spain ADSs”), which will be in book-entry form or will be evidenced by American Depositary Receipts (which we refer to as “Santander Spain ADRs”). All holders of Santander Brasil units and Santander Brasil shares (whether U.S. holders or non-U.S. holders) may tender into the Brazilian exchange offer by tendering their Santander Brasil units or Santander Brasil shares in the auction (which we refer to as the “Auction”) to be held on the BM&FBOVESPA stock exchange in Brazil (which we refer to as “Bovespa”) and will receive such Santander Spain ordinary shares in the form of Brazilian Depositary Shares representing Santander Spain ordinary shares (each of which represents one Santander Spain ordinary share and which we refer to as “Santander Spain BDSs,” and together with the Santander Spain ADSs, the “Santander Spain Depositary Shares”), which will be in book-entry form or will be evidenced by Brazilian Depositary Receipts (which we refer to as “Santander Spain BDRs”). We refer to the Santander Spain ordinary shares, Santander Spain ADSs and Santander Spain BDSs collectively as the “Santander Spain Securities”.

No fractional Santander Spain ADSs or Santander Spain BDSs will be issued in connection with the exchange offers. Instead of any such fractional Santander Spain ADSs that a tendering holder would otherwise be entitled to receive, the U.S. exchange agent will aggregate all fractional Santander Spain ADSs (or the underlying Santander Spain ordinary shares) that all tendering holders tendering through the U.S. exchange agent would otherwise be entitled to receive pursuant to the U.S. exchange offer, sell such fractional Santander Spain ADSs (or the underlying Santander Spain ordinary shares) at such times, in such manner and on such terms as the U.S. exchange agent determines in its reasonable discretion and pay the resulting cash proceeds in U.S. dollars to such tendering holders. Instead of any such fractional Santander Spain BDSs that a tendering holder would otherwise be entitled to receive, Itaú Corretora de Valores S.A. (which we refer to as the “Santander Spain BDS depositary”) will aggregate all fractional Santander Spain ordinary shares that all tendering holders tendering directly in the Auction would otherwise be entitled to receive in the form of Santander Spain BDSs pursuant to the Brazilian exchange offer, sell such fractional Santander Spain ordinary shares (at such times, in such manner and on such terms as the Santander Spain BDS depositary determines in its reasonable discretion) and pay the resulting cash proceeds in Brazilian reais to the tendering holders.

Santander Spain expects that, consistent with prior practice, Santander Brasil will declare a dividend on Santander Brasil Securities in September (with a record date that will allow for all tendering holders of Santander Brasil Securities to receive the dividend) and Santander Spain will declare a scrip dividend on Santander Spain ordinary shares under its “Santander Dividendo Elección” program (scrip dividend scheme) with a record date of October 17, 2014. Santander Spain intends that holders of Santander Brasil Securities that tender into the exchange offers receive the value of the Santander Spain scrip dividend. Accordingly, after the Santander Spain scrip dividend has been declared, Santander Spain will amend the exchange offers to increase the exchange ratio to reflect the value of the Santander Spain scrip dividend in an amount determined by Santander Spain. If Santander Brasil declares any dividend in addition to its customary September dividend that would be payable to tendering holders, Santander Spain will amend the exchange offers to decrease the exchange ratio by the amount of such dividend. However, Santander Spain does not expect Santander Brasil to declare any such additional dividends, therefore a decrease of the exchange ratio is not likely to occur. In the case of any amendment to the U.S. exchange offer that adjusts the exchange ratio, Santander Spain will announce the new exchange ratio and, if required pursuant to SEC rules, extend the expiration time and expiration date in accordance with such rules.

The U.S.$/Brazilian reais exchange rate on September 15, 2014 was U.S.$1.00 = R$2.3401.

This offer to exchange/prospectus relates to the U.S. exchange offer and is being sent to all holders of Santander Brasil units and Santander Brasil shares that are residents of, or located in, the United States and to all holders of Santander Brasil ADSs, wherever located. Separate offering documents relating to the Brazilian exchange offer are being published in Brazil and made available to all holders of Santander Brasil units and Santander Brasil shares. SANTANDER BRASIL ADSs MAY NOT BE TENDERED IN THE BRAZILIAN EXCHANGE OFFER.

The exchange offers are being made on the terms and subject to the conditions set forth in this offer to exchange/prospectus under “The Exchange Offers” beginning on page 70 and the related letter of transmittal.

THE U.S. EXCHANGE OFFER AND WITHDRAWAL RIGHTS FOR TENDERS OF SANTANDER BRASIL ADSs, SANTANDER BRASIL UNITS AND SANTANDER BRASIL SHARES WILL EXPIRE AT [—] EASTERN TIME ([—] SÃO PAULO TIME) (THE “EXPIRATION TIME”) ON [—], 2014 (AS SUCH DATE MAY BE EXTENDED, THE “EXPIRATION DATE”), UNLESS THE U.S. EXCHANGE OFFER IS EXTENDED.

Santander Spain ordinary shares are listed on the Spanish Stock Exchanges in Madrid, Bilbao, Barcelona and Valencia (“SSE”) and quoted on the Automated Quotation System of the SSE (the “Automated Quotation System”) under the symbol “SAN.” Santander Spain ordinary shares are also listed on the London Stock Exchange (“LSE”) under the symbol “BNC,” the Milan Stock Exchange (“MSE”) under the symbol “SANT,” the Lisbon Stock Exchange (“LISE”) under the symbol “SANT,” the Buenos Aires Stock Exchange (“BASE”) under the symbol “STD,” and the Mexican Stock Exchange (“MSE”) under the symbol “SAN*.” The Santander Spain ADSs are listed on the New York Stock Exchange (“NYSE”) under the symbol “SAN.” The Santander Brasil common shares, the Santander Brasil preferred shares and the Santander Brasil units are listed on Bovespa under the symbols “SANB3,” “SANB4” and “SANB11,” respectively. The Santander Brasil ADSs are listed on the NYSE under the symbol “BSBR.” Santander Spain will submit an application to list the Santander Spain ADSs that will be issued pursuant to the U.S. exchange offer on the NYSE. On September 15, 2014, the closing price of Santander Spain ordinary shares listed on the SSE was €7.65 (equivalent to U.S.$9.88 based on the exchange rate as published by the European Central Bank on such date) and the closing price of Santander Spain ADSs listed on the NYSE was U.S.$9.83. On September 15, 2014, the closing price of Santander Brasil units, Santander Brasil common shares and Santander Brasil preferred shares listed on Bovespa was R$16.05 (equivalent to U.S.$6.86 based on the U.S.$/Brazilian reais exchange rate on such date), R$8.09 (equivalent to U.S.$3.46 based on the U.S.$/Brazilian reais exchange rate on such date) and R$7.85 (equivalent to U.S.$3.35 based on the U.S.$/Brazilian reais exchange rate on such date), respectively, and the closing price of Santander Brasil ADSs on the NYSE was U.S.$6.81.

As of July 31, 2014, Santander Spain owned, directly or indirectly, approximately 75.34% of Santander Brasil’s total capital.

See the “Risk Factors” section of this offer to exchange/prospectus beginning on page 40 for a discussion of various risk factors that you should consider before deciding whether or not to tender your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs into the U.S. exchange offer.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued in the transactions described in this offer to exchange/prospectus or passed upon the adequacy or accuracy of this offer to exchange/prospectus. Any representation to the contrary is a criminal offense.

The date of this offer to exchange/prospectus is [—], 2014

i

COMPARISON OF RIGHTS OF HOLDERS OF SANTANDER SPAIN SECURITIES AND SANTANDER BRASIL SECURITIES	122

DESCRIPTION OF SANTANDER SPAIN BRAZILIAN DEPOSITARY SHARES	146

VALIDITY OF SECURITIES	151

EXPERTS	151

ENFORCEABILITY OF CIVIL LIABILITIES	151

This offer to exchange/prospectus incorporates by reference important business and financial information about Santander Spain and Santander Brasil that is contained in their filings with the SEC but which is not included in, or delivered with, this offer to exchange/prospectus. This information is available on the SEC’s website at www.sec.gov and from other sources. For more information about how to obtain copies of these documents, see the “Where You Can Find More Information” section of this offer to exchange/prospectus beginning on page 16. Santander Spain will also make copies of this information available to you without charge upon your written or oral request to D.F. King & Co., Inc. at 48 Wall Street, New York, New York 10005. In order to receive timely delivery of these documents, you must make such a request no later than five business days before the then-scheduled expiration date of the U.S. exchange offer. This deadline is currently [—], 2014 because the expiration date of the exchange offers is currently [—], 2014 but the actual deadline will be different if the U.S. exchange offer is extended.

ii

QUESTIONS AND ANSWERS ABOUT THE PROPOSED EXCHANGE OFFERS

The summary term sheet in question and answer format set forth below highlights selected information about the exchange offers that is included elsewhere in this offer to exchange/prospectus. It does not, however, contain all of the information included in, or incorporated by reference into, this offer to exchange/prospectus and the related letter of transmittal and you should read and consider all such information carefully before deciding whether or not to tender your Santander Brasil shares (as defined below), Santander Brasil units (as defined below) or Santander Brasil ADSs (as defined below) into the exchange offers.

Q.	What is Santander Spain proposing to do?

A.	Banco Santander, S.A., a company organized under the laws of the Kingdom of Spain (which we refer to as “Santander Spain”) is proposing separate exchange offers to acquire all the issued and outstanding (i) common shares (which we refer to as “Santander Brasil common shares”) of Banco Santander (Brasil) S.A. (which we refer to as “Santander Brasil”), (ii) preferred shares of Santander Brasil (which we refer to as “Santander Brasil preferred shares” and, together with Santander Brasil common shares, as “Santander Brasil shares”), (iii) units of Santander Brasil (each of which represents one Santander Brasil common share and one Santander Brasil preferred share and which we refer to as “Santander Brasil units”) and (iv) in the U.S. exchange offer only, American Depositary Shares (each of which represents one Santander Brasil unit and which we refer to as “Santander Brasil ADSs,” and together with the Santander Brasil shares and the Santander Brasil units, the “Santander Brasil Securities”), in each case other than any Santander Brasil ADSs, Santander Brasil units or Santander Brasil shares owned directly or indirectly by Santander Spain, in exchange for 0.35 ordinary shares, nominal value €0.50 per share (“Santander Spain ordinary shares”), of Santander Spain for each Santander Brasil share and 0.70 Santander Spain ordinary shares for each Santander Brasil unit or Santander Brasil ADS. The Santander Spain ordinary shares will be delivered in the form of American Depositary Shares or Brazilian Depositary Shares of Santander Spain depending on whether they are delivered pursuant to the U.S. exchange offer or the Brazilian exchange offer, as described below.

As of July 31, 2014, Santander Spain owned, directly or indirectly, approximately 75.34% of Santander Brasil’s total capital.

Q.	Why is Santander Spain making these exchange offers?

A.	As explained in the section “Santander Spain’s Reasons for the Proposed Exchange Offers,” Santander Spain is making these exchange offers because it has confidence in the long term growth potential of Santander Brasil and believes it will increase the weight of markets with structural growth in Santander Spain’s business portfolio. In addition, Santander Spain believes that the proposed exchange offers are financially attractive for the shareholders of both Santander Spain and Santander Brasil.

Q.	How will the exchange offers be implemented?

A.	Santander Spain will implement the exchange offers as described below:

Santander Spain is conducting an exchange offer (the “U.S. exchange offer”) pursuant to which it will deliver Santander Spain ordinary shares to holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs tendered into, and not withdrawn from, the U.S. exchange offer through JPMorgan Chase Bank, N.A. (which we refer to as “JPMorgan Chase Bank”), acting as the U.S. exchange agent for the U.S. exchange offer (which we refer to as the “U.S. exchange agent”), in the form of American Depositary Shares representing Santander Spain ordinary shares (each of which represents one Santander Spain ordinary share and which we refer to as the “Santander Spain ADSs”), which will be in book-entry form or will be evidenced by American Depositary Receipts (which we refer to as the “Santander Spain ADRs”). The U.S. exchange offer is available to all holders of Santander Brasil ADSs and to U.S. holders of Santander Brasil units and Santander Brasil shares.

Santander Spain is conducting a separate exchange offer (the “Brazilian exchange offer” and together with the U.S. exchange offer, the “exchange offers”) pursuant to which it will deliver Santander Spain ordinary shares to holders of Santander Brasil shares and Santander Brasil units tendered into, and not withdrawn from, the Brazilian exchange offer through the auction (which we refer to as the “Auction”) to be held on the BM&FBOVESPA stock exchange in Brazil (which we refer to as “Bovespa”) in the form of Brazilian Depositary Shares representing Santander Spain ordinary shares (each of which represents one Santander Spain ordinary share and which we refer to as the “Santander Spain BDSs,” and together with the Santander Spain ADSs, the “Santander Spain Depositary Shares”), which will be in book-entry form or will be evidenced by Brazilian Depositary Receipts (which we refer to as the “Santander Spain BDRs”). The Brazilian exchange offer is available to all holders of Santander Brasil units and Santander Brasil shares (whether U.S. holders or non-U.S. holders).

We refer to the Santander Spain ordinary shares, Santander Spain ADSs and Santander Spain BDSs collectively in this offer to exchange/prospectus as the “Santander Spain Securities.”

Q.	What is the Auction to be held on the Bovespa?

A.	The Auction is an auction relating to the Brazilian exchange offer that will be conducted at the electronic trading system of the Bovespa in accordance with applicable Brazilian regulations whereby the Santander Brasil shares and the Santander Brasil units tendered into the Brazilian exchange offer through the Auction will be tendered in exchange for Santander Spain ordinary shares represented by Santander Spain BDSs. The Auction will be at [—] on the expiration date, which is currently [—], 2014, but that date would change if the Brazilian exchange offer is extended. The Auction will not occur if the Brazilian exchange offer is not consummated. The Santander Brasil shares and the Santander Brasil units tendered through the U.S. exchange agent and the Santander Brasil ADSs will not be eligible to participate in the Auction.

Q.	Has Santander Brasil or its board of directors made any recommendation regarding the exchange offers?

A.	Santander Brasil is a Brazilian company and Brazilian law governs the duties and obligations of Santander Brasil’s board of directors, a majority of the members of which are representatives of Santander Spain. As of the date of this offer to exchange/prospectus, Santander Brasil’s board of directors has not made any recommendation to its shareholders in connection with the exchange offers. However, under Brazilian law, within fifteen calendar days after the publication of the exchange offer notice required by Brazilian law in connection with the exchange offers, the board of directors of Santander Brasil is required to prepare and disclose an opinion on (i) the convenience and opportunity of the exchange offers vis-à-vis the interests of the shareholders of Santander Brasil and the liquidity of their securities; (ii) the impact of the exchange offers on the interests of Santander Brasil; and (iii) the announced strategic plans of the offeror in connection with Santander Brasil. Under Brazilian law, the board of directors must express an opinion in favor or against the acceptance of the exchange offers, advising the shareholders that the decision on whether to tender or not their securities is ultimately a decision to be taken in their discretion. In addition, under U.S. law, within ten business days after the commencement of the U.S. exchange offer, Santander Brasil is required to file with the U.S. Securities and Exchange Commission (the “SEC”) and distribute to its shareholders a statement indicating whether it recommends in favor of the U.S. exchange offer, recommends against the U.S. exchange offer, expresses no position and remains neutral in connection with the U.S. exchange offer or expresses that it is unable to take a position regarding the U.S. exchange offer. In each case the board is required to explain the reasons for its position.

Q.	Can I tender my Santander Brasil shares, Santander Brasil units and/or my Santander Brasil ADSs into the U.S. exchange offer?

A.

If you are a holder of Santander Brasil ADSs or are a U.S. holder of Santander Brasil common shares, Santander Brasil preferred shares or Santander Brasil units, you can tender them into the U.S. exchange offer, and you will receive Santander Spain ordinary shares in the form of Santander Spain ADSs. If you are not a U.S. holder of Santander Brasil common shares, Santander Brasil preferred shares or Santander Brasil units, you cannot tender into the U.S. exchange offer and will instead need to tender into the Brazilian exchange offer through the Auction and receive Santander Spain ordinary shares in the form of Santander Spain BDSs.

Q.	Can I tender my Santander Brasil ADSs into the Auction?

A.	No. Holders of Santander Brasil ADSs may only tender their Santander Brasil ADSs in the U.S. exchange offer through the U.S. exchange agent and are not eligible to directly tender their Santander Brasil ADSs through the Auction.

Q.	What will I receive if the exchange offers are completed?

A.	If the exchange offers are completed, you will receive 0.35 of a Santander Spain ordinary share for each Santander Brasil share and 0.70 of a Santander Spain ordinary share for each Santander Brasil unit or Santander Brasil ADS you tender into, and do not withdraw from, the U.S. exchange offer, subject to adjustment to reflect the Santander Spain scrip dividend as described below. Holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs who tender their Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs into the U.S. exchange offer through the U.S. exchange agent will receive such Santander Spain ordinary shares in the form of Santander Spain ADSs, while holders of Santander Brasil shares or Santander Brasil units who tender their Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on Bovespa will receive such Santander Spain ordinary shares in the form of Santander Spain BDSs. The treatment of fractional shares is described in the following question.

Q.	Will I receive fractional Santander Spain ADSs or Santander Spain BDSs?

A.	No. No fractional Santander Spain ADSs or Santander Spain BDSs will be issued to you in connection with the exchange offers.

Instead of any such fractional Santander Spain ADSs that you would otherwise be entitled to receive in the U.S. exchange offer, the U.S. exchange agent will aggregate all fractional Santander Spain ADSs (or the underlying Santander Spain ordinary shares) that all tendering holders tendering through the U.S. exchange agent would otherwise be entitled to receive pursuant to the U.S. exchange offer, sell such fractional Santander Spain ADSs (or the underlying Santander Spain ordinary shares) at such times, in such manner and on such terms as the U.S. exchange agent determines in its reasonable discretion and pay the resulting cash proceeds in U.S. dollars to such tendering holders.

Instead of any such fractional Santander Spain BDSs that you would otherwise be entitled to receive in the Brazilian exchange offer, the Santander Spain BDS depositary will aggregate all fractional Santander Spain ordinary shares that all tendering holders tendering directly in the Auction would otherwise be entitled to receive in the form of Santander Spain BDSs pursuant to the Brazilian exchange offer, sell such fractional Santander Spain ordinary shares (at such times, in such manner and on such terms as the Santander Spain BDS depositary determines in its reasonable discretion) and pay the resulting cash proceeds in Brazilian reais to such tendering holders.

Q.	If I tender my Santander Brasil shares, Santander Brasil units and/or my Santander Brasil ADSs into the exchange offers, what upcoming dividends of Santander Brasil and Santander Spain will I receive?

A.

Santander Spain expects that, consistent with prior practice, Santander Brasil will declare a dividend on Santander Brasil Securities in September (with a record date that will allow for all tendering holders of Santander Brasil Securities to receive the dividend) and Santander Spain will declare a scrip dividend on

Santander Spain ordinary shares under its “Santander Dividendo Elección” program (scrip dividend scheme) with a record date of October 17, 2014. Santander Spain intends that holders of Santander Brasil Securities that tender into the exchange offers receive the value of the Santander Spain scrip dividend. Accordingly, after the Santander Spain scrip dividend has been declared, Santander Spain will amend the exchange offers to increase the exchange ratio to reflect the value of the Santander Spain scrip dividend in an amount determined by Santander Spain. If Santander Brasil declares any dividend in addition to its customary September dividend that would be payable to tendering holders, Santander Spain will amend the exchange offers to decrease the exchange ratio by the amount of such dividend. However, Santander Spain does not expect Santander Brasil to declare any such additional dividends, therefore a decrease of the exchange ratio is not likely to occur. In the case of any amendment to the U.S. exchange offer that adjusts the exchange ratio, Santander Spain will announce the new exchange ratio and, if required pursuant to SEC rules, extend the expiration time and expiration date in accordance with such rules.

Q.	If I hold Santander Brasil shares or Santander Brasil units instead of Santander Brasil ADSs and would like to tender my Santander Brasil shares or Santander Brasil units in the exchange offers, which method should I use to tender my Santander Brasil shares or Santander Brasil units?

A.	If you hold Santander Brasil shares or Santander Brasil units, there are three possible ways to tender them into the exchange offers:

•	If you are a U.S. holder, you can tender your Santander Brasil shares or Santander Brasil units if they are held as a 4,131 investment (as described below) through the U.S. exchange agent, who will receive and hold tendered Santander Brasil shares or Santander Brasil units for the benefit of Santander Spain and, if the U.S. exchange offer is completed, will exchange such Santander Brasil shares or Santander Brasil units for Santander Spain ADSs,

•	You can deposit your Santander Brasil units into the Santander Brasil ADR program, receive Santander Brasil ADSs representing your deposited Santander Brasil units and tender those Santander Brasil ADSs through the U.S. exchange agent (if you hold Santander Brasil shares, you will need to first convert your Santander Brasil shares into Santander Brasil units as described in “How do I convert Santander Brasil shares into Santander Brasil units?”), or

•	You can tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on Bovespa.

In deciding which method you should use to tender your Santander Brasil shares or Santander Brasil units into the exchange offers, you should consider the following:

•	If you tender your Santander Brasil shares or Santander Brasil units into the U.S. exchange offer through the U.S. exchange agent:

•	You will have to convert your investment in your Santander Brasil shares or Santander Brasil units in Brazil from an investment made in the financial and capital markets, regulated by Resolution No. 2,689/00 of the Conselho Monetário Nacional (which law we refer to as “Resolution No. 2,689/00” and which investment we refer to as a “2,689 investment”) to a direct investment outside of the financial and capital markets, regulated by Law 4,131/62 (which law we refer to as “Law 4,131/62” and which investment we refer to as a “4,131 investment”), and this process may take approximately seven business days to complete,

•	You will receive Santander Spain ADSs and will not have to pay the applicable issuance fees to the depositary for the Santander Spain ADSs (which we refer to as the “Santander Spain ADS depositary”) because, at the request of Santander Spain, the Santander Spain ADS depositary has agreed not to charge those fees,

•	You will not have to pay any fees to Bovespa or the Central Depositária da BM&FBovespa (which is the custodian for Santander Brasil shares and Santander Brasil units that are traded on Bovespa and which we refer to as the “Central Depositary”),

•	You will not have to pay any fee to the U.S. exchange agent to tender your Santander Brasil shares or Santander Brasil units,

•	You will not have to pay the Imposto Sobre Operações Financeiras, a tax imposed on foreign exchange, securities/bonds, credit and insurance transactions under Brazilian law (which we refer to as “IOF”), and

•	You may have to pay capital gains tax in Brazil.

•	If you deposit your Santander Brasil units into the Santander Brasil ADR program, receive Santander Brasil ADSs representing your deposited Santander Brasil units and tender those Santander Brasil ADSs into the U.S. exchange offer through the U.S. exchange agent (or, if you hold Santander Brasil shares, convert your Santander Brasil shares into Santander Brasil units as described in “How do I convert Santander Brasil shares into Santander Brasil units?”, deposit your Santander Brasil units into the Santander Brasil ADR program and tender the Santander Brasil ADSs received in respect of your deposited Santander Brasil units into the U.S. exchange offer through the U.S. exchange agent):

•	You will receive Santander Spain ADSs,

•	You will have to pay issuance fees to JPMorgan Chase Bank, as the depositary for the Santander Brasil ADSs (which we refer to as the “Santander Brasil ADS depositary”),

•	You will not have to pay the applicable issuance fees to the Santander Spain ADS depositary because, at the request of Santander Spain, the Santander Spain ADS depositary has agreed not to charge those fees,

•	You will not have to pay any fees to Bovespa or the Central Depositary,

•	You will not have to pay any fee to the U.S. exchange agent to tender your Santander Brasil ADSs,

•	You will not have to pay IOF in Brazil, and

•	You may have to pay capital gains tax in Brazil.

•	If you tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on Bovespa:

•	You will receive Santander Spain BDSs instead of Santander Spain ADSs,

•	If your Santander Brasil shares or Santander Brasil units are not already registered in Brazil as a 2,689 investment, you will have to register your investment in your Santander Brasil shares or Santander Brasil units in Brazil as a 2,689 investment, and this process may take between 15 and 30 days to complete,

•	You will not have to pay any issuance fees to the depositary for Santander Spain BDSs (which we refer to as the “Santander Spain BDS depositary”),

•	You will not have to pay the IOF payable at a rate of 0.38% in connection with the Brazilian exchange offer because Santander Spain has agreed to pay this amount on your behalf,

•	You will have to pay two combined fees to Bovespa and the Central Depositary, each in an amount equal to 0.0345% of the value of the exchange transaction, and

•	If you want to withdraw the Santander Spain ordinary shares represented by the Santander Spain BDSs you receive in connection with the Brazilian exchange offer, you will have to pay a withdrawal fee to the Santander Spain BDS depositary of Brazilian reais 0.05 per Santander Spain ordinary share.

For more information on the Brazilian and U.S. tax consequences of the various methods of tendering your Santander Brasil ADSs, Santander Brasil units or Santander Brasil shares, see “The Exchange Offers—Tax Consequences” section of this offer to exchange/prospectus beginning on page 92.

Q.	How do I tender my Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs in the exchange offers?

A.	The steps you must take to tender into the exchange offers will depend on whether you hold Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs and whether you hold such Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs directly or indirectly through a broker, dealer, commercial bank, trust company or other nominee.

•	If you hold Santander Brasil ADSs and would like to tender them into the U.S. exchange offer, you must tender them to the U.S. exchange agent prior to [—] Eastern time ([—] São Paulo time) (which we refer to as the “expiration time”) on the date the U.S. exchange offer expires (as such date may be extended, the “expiration date”). The expiration date is currently [—], 2014. In order to tender your Santander Brasil ADSs, you must take the following actions:

•	If you hold your Santander Brasil ADSs directly in the form of Santander Brasil ADRs, you must complete and sign the letter of transmittal included with this offer to exchange/prospectus and return it together with your Santander Brasil ADRs and any required documentation to the U.S. exchange agent at the appropriate address specified on the letter of transmittal.

•	If you hold your Santander Brasil ADSs directly in book-entry form on the books of the Santander Brasil ADS depositary, in order to tender your Santander Brasil ADSs you must complete and sign the letter of transmittal included with this offer to exchange/prospectus and return it together with any required documentation to the U.S. exchange agent at the appropriate address specified on the letter of transmittal.

•	If you hold your Santander Brasil ADSs indirectly through a broker, dealer, commercial bank, trust company or other nominee, you must instruct your broker, dealer, commercial bank, trust company or other nominee to tender your Santander Brasil ADSs to the U.S. exchange agent on your behalf (i) if such Santander Brasil ADSs are evidenced by Santander Brasil ADRs registered in your name, in the form of Santander Brasil ADRs, together with a duly executed and properly completed letter of transmittal and any other required documentation, or (ii) if such Santander Brasil ADSs are held in book-entry form by your broker, dealer, commercial bank, trust company or other nominee, by book-entry transfer to an account maintained by the U.S. exchange agent at The Depository Trust Company (which we refer to as “DTC”) by using the automated tender system (which we refer to as the “ATOP system”) of the DTC.

•

If you or your nominee holds Santander Brasil ADSs and you want to tender the Santander Brasil units represented by those Santander Brasil ADSs using one of the methods described below in this section, then you or your nominee must withdraw the Santander Brasil units represented by those Santander Brasil ADSs by surrendering your Santander Brasil ADSs to the custodian of the Santander Brasil ADS depositary, and pay any applicable fees, taxes and other governmental charges payable in connection with such withdrawal. Prior to surrendering your Santander Brasil ADSs to the Santander Brasil ADS depositary for withdrawal and receiving the Santander Brasil units represented by your Santander Brasil ADSs, you must register the Santander Brasil units to be withdrawn at the Central Depositary and you will need to register your investment in Brazil. If you intend to tender your Santander Brasil units in the Auction on Bovespa, you will need to obtain a foreign registration under Resolution No. 2,689/00, appoint a Brazilian representative for purposes of such registration and make arrangements for that representative to tender your Santander Brasil units on your behalf. If you intend to tender your Santander Brasil units through the U.S. exchange agent, you will need to obtain a registration as a direct investment outside the financial and capital markets under Law 4,131/62. You will need to take these steps sufficiently in advance of [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date to be able to effect your tender. There are potential disadvantages to withdrawing the Santander Brasil units represented by your Santander Brasil ADSs and tendering those Santander Brasil units in the U.S. exchange offer which are described below under “The Exchange Offers—Procedure for Tendering—Holders of Santander Brasil ADSs” section of this offer to exchange/prospectus beginning on page 78. For more information about this registration process, see “The Exchange Offers—Certain Legal and Regulatory Matters—Registering Under Resolution No. 2,689/00 and Law 4,131/62” section of this offer to exchange/prospectus beginning on page 108.

•	If you or your nominee holds Santander Brasil units directly in your own name and you would like to tender them into the U.S. exchange offer through the U.S. exchange agent in the form of Santander Brasil ADSs, you must first deposit your Santander Brasil units with the custodian of the Santander Brasil ADS depositary for the Santander Brasil ADR program and pay issuance fees to the Santander Brasil ADS depositary and any applicable taxes or other governmental charges payable in connection with such deposit. The Santander Brasil ADSs representing your Santander Brasil units will be delivered to you or your nominee in the form of Santander Brasil ADRs or Santander Brasil ADSs in book-entry form and may be tendered through the U.S. exchange agent using the procedures described below under “The Exchange Offers—Procedure for Tendering—Holders of Santander Brasil ADSs.” (If you hold Santander Brasil shares and you would like to tender them into the U.S. exchange offer through the U.S. exchange agent in the form of Santander Brasil ADSs, you will need to first convert your Santander Brasil shares into Santander Brasil units as described in “How do I convert Santander Brasil shares into Santander Brasil units?” and then take the actions described in the preceding sentences.) You will need to take these steps sufficiently in advance of the expiration time so that the Santander Brasil ADSs representing your Santander Brasil units may be tendered through the U.S. exchange agent.

If you hold Santander Brasil units indirectly through a broker, dealer, commercial bank, trust company or other nominee and you would like to tender them into the U.S. exchange offer through the U.S. exchange agent in the form of Santander Brasil ADSs, you must instruct your broker, dealer, commercial bank, trust company or other nominee to arrange for your Santander Brasil units to be deposited with the custodian of the Santander Brasil ADS depositary for the Santander Brasil ADR program and thereafter to tender the Santander Brasil ADSs representing your Santander Brasil units on your behalf through the U.S. exchange agent using the procedures described below under “The Exchange Offers—Procedure for Tendering—Holders of Santander Brasil ADSs” section of this offer to exchange/prospectus beginning on page 78. (If you hold Santander Brasil shares indirectly through a broker, dealer, commercial bank, trust company or other nominee and you would like to tender them into the U.S. exchange offer through the U.S. exchange agent in the form of Santander Brasil ADSs, you will need to first instruct your broker, dealer, commercial bank, trust company or other nominee to convert your Santander Brasil shares into Santander Brasil units as described in “How do I convert Santander Brasil shares into Santander Brasil units?” and then take the actions described in the preceding sentences.) You must ensure that your broker, dealer, commercial bank, trust company or other nominee receives your instructions and any required documentation sufficiently in advance of the expiration time so that it can effect such deposit and tender on your behalf prior to the expiration time and you must pay any fees or commissions charged by such broker, dealer, commercial bank, trust company or other nominee to make such deposit or tender.

•	If you hold Santander Brasil shares or Santander Brasil units directly and you would like to tender them into the U.S. exchange offer through the U.S. exchange agent, you must first convert your investment in your Santander Brasil shares or Santander Brasil units in Brazil from a 2,689 investment to a 4,131 investment. Once your investment in your Santander Brasil shares or Santander Brasil units has been effectively converted to a 4,131 investment, you can tender your Santander Brasil shares or Santander Brasil units through the U.S. exchange agent at any time prior to the expiration time by completing and signing the enclosed letter of transmittal and returning it together with:

(i) a duly executed and properly completed share transfer order (“Transferência de Ações Escriturais/Nominativas”, which we refer to as “OTA”) included with the enclosed letter of transmittal;

(ii) if the OTA is executed by your representative, appropriate documentation evidencing the authority of such representative to execute the OTA on your behalf;

(iii) the updated registry number that will link the Registry of Resident or Non-Resident Individuals and Legal Entities of the Central Bank of Brazil (which we refer to as “CADEMP”) of the investor and Santander Brasil with the Central Bank of Brazil (which we refer to as “RDE-IED”); and

(iv) all other required documentation, to Santander Brasil, acting as its own share registrar (which we refer to as the “Brazilian share registrar”), at Banco Santander (Brasil) S.A., Shareholders Records and Services Dept., (Serv. de Registro e Atendimento a Acionistas), Attn: Aparecido Dimondo or Wilson Gonçalves da Cruz, Rua Amador Bueno, 474—Bloco D, 2º andar—Santo Amaro, São Paulo—SP, 04752-005, Federative Republic of Brazil.

If the OTA is executed within Brazil, the signatures of the signing parties must be notarized by a notary public licensed in Brazil. If the OTA is executed outside Brazil, the signatures of the signing parties must be notarized by a notary public licensed under the laws of the jurisdiction in which the OTA is executed and the signature of such notary public must be authenticated by a consular official of Brazil with competent jurisdiction. The OTA is required under Brazilian law to be executed in Portuguese. Therefore, the OTA has been prepared in Portuguese and a certified English translation is being provided for your reference.

While you may withdraw any Santander Brasil shares or Santander Brasil units you tender through the U.S. exchange agent at any time prior to the expiration time by providing a written notice of withdrawal to the U.S. exchange agent, by signing the OTA you will irrevocably authorize the Brazilian share registrar to impose a stop transfer order on all of the Santander Brasil shares or Santander Brasil units you tender through the U.S. exchange agent, which will prevent you from being able to transfer such shares from the date you sign the OTA until the date that the U.S. exchange offer is completed or terminated.

•	If you hold your Santander Brasil shares or Santander Brasil units indirectly through a broker, dealer, commercial bank, trust company or other nominee and you would like to tender them into the U.S. exchange offer through the U.S. exchange agent, you should instruct your broker, dealer, commercial bank, trust company or other nominee to arrange for your investment in your Santander Brasil shares or Santander Brasil units to be converted in Brazil from a 2,689 investment to a 4,131 investment and thereafter to tender your Santander Brasil shares or Santander Brasil units on your behalf through the U.S. exchange agent using the procedures described in the preceding bullet point.

•	If you hold Santander Brasil shares or Santander Brasil units directly in your own name and would like to tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction to be held on Bovespa, then you must, personally or by means of a duly authorized proxy, contact a broker authorized to conduct trades on Bovespa, present the documentation described in “The Exchange Offers—Procedure for Tendering—Holders of Santander Brasil Shares and Santander Brasil Units—Tenders of Santander Brasil Shares and Santander Brasil Units into the Brazilian exchange offer through the Auction” section of this offer to exchange/prospectus beginning on page 83 and request that the broker tender your Santander Brasil shares or Santander Brasil units on your behalf in the Auction. In order to tender your Santander Brasil shares or Santander Brasil units in the Auction, you must authorize your broker to, no later than [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date, present a sell order on your behalf in the Auction. You must ensure that you give your broker your instructions and any required documents sufficiently in advance of [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date so that your broker can effect such tender prior to [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date and you must pay any fees or commissions your broker charges to make such tender. In addition, in order to tender your Santander Brasil shares or Santander Brasil units in the Auction on Bovespa, you must qualify to participate in the Auction on Bovespa by following the procedures set forth in the edital published in Brazil and made available to holders of Santander Brasil shares or Santander Brasil units in connection with the Brazilian exchange offer (which we refer to as the “Edital”).

•	If you hold Santander Brasil shares or Santander Brasil units indirectly through a broker, dealer, commercial bank, trust company or other nominee and would like to tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction to be held on Bovespa, then you must instruct your broker, dealer, commercial bank, trust company or other nominee to tender your Santander Brasil shares or Santander Brasil units in the Auction on your behalf (as provided under “The Exchange Offers—Procedure for Tendering—Holders of Santander Brasil Shares and Santander Brasil Units—Tenders of Santander Brasil Shares and Santander Brasil Units into the Brazilian exchange offer through the Auction” section of this offer to exchange/prospectus beginning on page 83) no later than [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date. You must ensure that your broker, dealer, commercial bank, trust company or other nominee receives your instructions and any required documentation sufficiently in advance of [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date in order to effect such tender prior to [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date and pay any fees or commissions charged by such broker, dealer, commercial bank, trust company or other nominee to make such tender.

For more information on the procedure for tendering, the time and expense of tendering, the timing of the exchange offers, extensions of the exchange offers and your rights to withdraw your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs from the exchange offers prior to the expiration time, see “The Exchange Offers” section of this offer to exchange/prospectus beginning on page 70.

Q.	How do I convert my Santander Brasil shares into Santander Brasil units?

A.	In order to convert your Santander Brasil shares into Santander Brasil units the following steps must be taken:

•	you must first transfer the number of Santander Brasil common shares and Santander Brasil preferred shares necessary to get the number of Santander Brasil units you want to tender (i.e., one Santander Brasil common share and one Santander Brasil preferred share for every Santander Brasil unit) to the custodian of the Santander Brasil units in Brazil (the “Santander Brasil units custodian”) by executing an OTA and by depositing such Santander Brasil common shares and Santander Brasil preferred shares in a deposit account maintained by the Santander Brasil units custodian;

•	the Santander Brasil units custodian will then credit Santander Brasil’s program account at Bovespa with the number of Santander Brasil common shares and Santander Brasil preferred shares transferred by the tendering holder and instruct the book-runner of Santander Brasil units (the “Santander Brasil units book-runner”) to issue the corresponding Santander Brasil units;

•	after confirming that the Santander Brasil common shares and Santander Brasil preferred shares were transferred from the tendering holder to Santander Brasil’s program account at Bovespa, the Santander Brasil units book-runner will submit a notice to Bovespa requesting the issuance of the corresponding Santander Brasil units;

•	Bovespa will then debit the Santander Brasil common shares and Santander Brasil preferred shares transferred from the Santander Brasil’s program account at Bovespa, register such Santander Brasil common shares and Santander Brasil preferred shares as underlying the corresponding number of Santander Brasil units and credit such corresponding number of Santander Brasil units into Santander Brasil’s program account at Bovespa; and

•	after confirming that the Santander Brasil units were transferred to Santander Brasil’s program account at Bovespa, the Santander Brasil units book-runner will transfer such Santander Brasil units to an account of the holder at the Santander Brasil units custodian.

Once the steps described above have been completed, you will be able to deposit your Santander Brasil units with the Santander Brasil ADS depositary as described in “How do I tender my Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs in the exchange offers?”

No taxes apply in Brazil to the conversion of Santander Brasil shares into Santander Brasil units.

Q.	Will I have to pay any fees or commissions for tendering my Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs?

A.	If you tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on Bovespa, you must pay two combined fees to Bovespa and the Central Depositary, each in an amount equal to 0.0345% of the value of the exchange transaction. In addition, if your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs are tendered into the exchange offers by your broker, dealer, commercial bank, trust company or other nominee, you will be responsible for any fees or commissions they may charge you in connection with such tender. Finally, you will be responsible for all governmental charges and taxes payable in connection with tendering your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs. You will not have to pay any fee to the U.S. exchange agent for tendering your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs through the U.S. exchange agent.

Q.	How much time do I have to decide whether to tender?

A.	You may tender your Santander Brasil ADSs, Santander Brasil units or Santander Brasil shares into the U.S. exchange offer through the U.S. exchange agent at any time prior to the expiration time, which is [—] Eastern time ([—] São Paulo time), on the expiration date (which is currently [—], 2014 but will change if the exchange offers are extended). If you hold Santander Brasil shares or Santander Brasil units that are not represented by Santander Brasil ADSs, you may tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on Bovespa at any time prior to [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date. In addition, in order to tender your Santander Brasil shares or Santander Brasil units in the Auction on Bovespa, you must qualify to participate in the Auction on Bovespa by following the procedures set forth in the Edital. If you hold Santander Brasil shares or Santander Brasil units and you would like to tender them into the U.S. exchange offer through the U.S. exchange agent in the form of Santander Brasil shares or Santander Brasil units, you will need to convert your investment in Brazil from a 2,689 investment to a 4,131 investment. This process may take approximately seven business days to complete. For more information on the time involved in tendering your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs in the exchange offers, see “The Exchange Offers—Procedure for Tendering” section of this offer to exchange/prospectus beginning on page 75.

Q.	Can the exchange offers be extended?

A.	Yes. Subject to the applicable rules, regulations and approval of the CVM in Brazil and/or the SEC, Santander Spain may extend the exchange offers. Santander Spain will announce any extension of the exchange offers by issuing a press release no later than 8:00 a.m. Eastern time (9:00 a.m. São Paulo time), on the next business day following the expiration date on, among others, the Dow Jones News Service. In addition, Santander Spain will post a notice of any extension on the website www.santander.com. The information on Santander Spain’s website is not a part of this offer to exchange/prospectus and is not incorporated by reference herein.

Q.	Can I withdraw Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs that I have tendered?

A.	You may withdraw any Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs tendered into the U.S. exchange offer through the U.S. exchange agent at any time prior to the expiration time. If you tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on Bovespa, you may withdraw such Santander Brasil shares or Santander Brasil units at any time prior to [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date. In addition, in accordance with U.S. securities laws, you may withdraw Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs tendered into the U.S. exchange offer if they have not been accepted for exchange within 60 days after the date of this offer to exchange/prospectus.

Q.	What are the most significant conditions to the exchange offers?

A.	The exchange offers are subject to the conditions set forth in “The Exchange Offers—Conditions to Completion of the Exchange Offers” section of this offer to exchange/prospectus beginning on page 73. While Santander Spain does not expect that once obtained any of the required approvals or authorizations will be revoked, amended, modified or supplemented in any way that could reasonably be expected to materially impede or interfere with, delay, postpone or adversely affect the completion of the exchange offers, there can be no assurances that the relevant regulators will not take such action or that litigation challenging these approvals or authorizations will not be commenced, any of which could cause Santander Spain to elect to terminate the exchange offers without the acceptance of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs thereunder.

Q.	Will tendered shares be subject to proration?

A.	No. Subject to the terms and conditions of the exchange offers, Santander Spain will acquire any and all Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs validly tendered into, and not withdrawn from, the exchange offers.

Q.	Do I need to do anything if I want to retain my Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs?

A.	No. If you want to retain your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs, you do not need to take any action.

Q.	If I do not participate in the exchange offers, will my Santander Brasil securities continue to be listed on the New York Stock Exchange and Bovespa?

A.	NYSE. The NYSE has certain listing standards which, if not satisfied, may require delisting. According to the NYSE’s published guidelines, the NYSE would consider delisting the Santander Brasil ADSs if, among other things, (i) the total number of holders of Santander Brasil ADSs falls below 400, (ii) the total number of holders of Santander Brasil ADSs falls below 1,200 and the average monthly trading volume for Santander Brasil ADSs is less than 100,000 for the most recent 12 months or (iii) the number of publicly-held Santander Brasil ADSs (exclusive of holdings of officers and directors of Santander Brasil and their immediate families and other concentrated holdings of 10% or more) falls below 600,000. We have been informed by Santander Brasil that as of July 31, 2014, there were 26,615 beneficial holders of 611,476,047 Santander Brasil ADSs, of which approximately 415,014,277 Santander Brasil ADSs were publicly-held under the NYSE definition. Therefore, as of that date, the NYSE would consider delisting the Santander Brasil ADSs if (i) at least 98.49% of holders tendered all of their Santander Brasil ADSs into the U.S. exchange offer, (ii) at least 95.49% of holders tendered all of their Santander Brasil ADSs into the U.S. exchange offer and the average monthly trading volume for Santander Brasil ADSs fell below 100,000 shares for the previous 12 months or (iii) at least 99.85% of publicly-held Santander Brasil ADSs were tendered into the U.S. exchange offer. Although we currently do not intend to request delisting of the Santander Brasil ADS, even if the listing standards continue to be satisfied, we may request the delisting at some time in the future. Absent delisting, Santander Brasil ADSs will continue to be traded subsequent to the U.S. exchange offer, but liquidity may be negatively affected.

Bovespa. After completion of the Brazilian exchange offer, any outstanding Santander Brasil shares and Santander Brasil units will continue to trade on Bovespa. However, Santander Brasil will be moved from the special listing segment of Bovespa known as Corporate Governance Level 2 (which we refer to as the “Level 2 Segment”) to the traditional segment of Bovespa (which we refer to as the “Traditional Segment”). Companies listed on the Level 2 Segment are required to have a public float of at least 25% of their total capital and, in addition to the obligations imposed by Brazilian Corporation Law on companies that are not listed on any of Bovespa’s special segments, are subject to, among other things, the following requirements (which are known as cláusulas mínimas estatutárias (minimum bylaws requirements) and must be reflected in the companies’ bylaws): (i) in the event of a direct or indirect change of control through a transaction or a series of related transactions, the acquiror is required to make a public offer to acquire the shares of the minority shareholders for the same consideration, on a per share basis, offered in connection with the acquisition of the controlling block; (ii) grant voting rights to the holders of preferred shares in connection with (a) the implementation of certain corporate actions, including conversions, mergers and spin-offs; (b) the execution of agreements with controlling shareholders and related parties; and (c) the valuation of in-kind capital contributions; (iii) have a board of directors consisting of at least five members, of which at least 20% must be independent; (iv) limit the term of the members of the board of directors to a unified term of no more than two years; (v) separate the roles of chairman of the board of directors and chief executive officer; (vi) in the event of a tender offer, have the board of directors express an opinion in favor or against acceptance of the tender offer, and (vii) submit to the jurisdiction of Bovespa’s Market Arbitration Chamber for the resolution of any disputes between the company and its investors. After completion of the Brazilian exchange offer, Santander Brasil will no longer be required to comply with the obligations that are specific to companies listed on the Level 2 Segment. Santander Spain does not currently have any plans to alter the corporate governance practices currently applying to Santander Brasil’s board of directors or modify the minimum bylaws requirements. However, the move from the Level 2 Segment to the Traditional Segment may negatively affect liquidity of the Santander Brasil shares and Santander Brasil units.

Q.	Will I have the opportunity to sell my Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs to Santander Spain after the exchange offers are completed if I do not tender my Santander Brasil shares, my Santander Brasil units or my Santander Brasil ADSs in the exchange offers?

A.	Pursuant to the requirements of the CVM, if the exchange offers are completed and Santander Spain acquires 66 2⁄3% or more of any of (i) the Santander Brasil common shares (including those underlying Santander Brasil units and Santander Brasil ADSs), (ii) the Santander Brasil preferred shares (including those underlying Santander Brasil units and Santander Brasil ADSs) or (iii) the Santander Brasil units (including those represented by Santander Brasil ADSs), in each case, held by persons other than Santander Spain and its affiliates or related persons (pessoas vinculadas), all holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs that were not acquired in the exchange offers will have the option to sell (which we refer to as the “put right”) such Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs to Santander Spain at any time during the three months after the expiration date for the same number of Santander Spain ordinary shares (in the form of Santander Spain ADSs or Santander Spain BDSs, as applicable) that they would have received pursuant to the exchange offers in respect of their Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs.

In order to exercise such put right during the subsequent three-month period, holders of Santander Brasil shares and Santander Brasil units that would have been entitled to tender into the Brazilian exchange offer through the Auction prior to the expiration date should (i) send a written notification to Santander Spain with a copy to the Book-Entry Shares Department of Santander Brasil in its capacity as instituição intermediária (intermediary institution) for purposes of the Brazilian exchange offer (the “Intermediary Institution” ) and (ii) visit a branch of the Intermediary Institution in Brazil in person or through an attorney-in-fact and execute an exchange security agreement, copies of which will be available at such branches.

In order to exercise such put right during the subsequent three-month period, holders of Santander Brasil shares and Santander Brasil units that would have been entitled to tender into the U.S. exchange offer through the U.S. exchange agent prior to the expiration date and holders of Santander Brasil ADSs should follow the same procedures for tendering securities that apply prior to the expiration date.

If the put right is triggered, holders of Santander Brasil Securities will be entitled to tender their Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs during the subsequent three-month period as follows. Santander Spain will announce five successive tendering periods of 13 business days each during the three-month subsequent offering period, with the first tendering period commencing on the first day of the subsequent offering period, which will be the first business day after the expiration date. The final tendering period may be less than 13 business days if there are fewer than 13 business days then remaining in the three-month period. We expect that holders exercising their put right during any such tendering period will receive the Santander Spain ADSs and/or Santander Spain BDSs that they are entitled to receive pursuant to the exercise of such put right by the tenth business day following the last day of such tendering period.

Holders exercising the put right that have tendered Santander Brasil Securities during a tendering period will be entitled to withdraw tendered Santander Brasil Securities at any time prior to the end of such tendering period.

Santander Spain will announce the dates of the tendering periods at the time it announces whether or not this additional three-month period will be available.

Q.	Will I have appraisal rights in connection with the exchange offers?

A.	No. There are no appraisal or similar rights available to holders of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs in connection with the exchange offers. For more information about appraisal rights of holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs, see “The Exchange Offers—Appraisal Rights; Dissenting Shares” section of this offer to exchange/prospectus beginning on page 106.

Q.	Can Santander Spain squeeze out the holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs that do not tender into the exchange offers?

A.	No. Since the exchange offers will not result in the cancellation of Santander Brasil’s registration as a companhia aberta with the CVM, Santander Spain will not be entitled to conduct a squeeze out of or compulsorily redeem the Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs not tendered into the exchange offers.

Q.	How and where will the outcome of the exchange offers be announced?

A.	Santander Spain will announce the outcome of the exchange offers by issuing a press release no later than 9 a.m. Eastern time on the first business day after the expiration date on, among others, the Dow Jones News Service. In addition, Santander Spain will post a notice of the results of the exchange offers on www.santander.com. The information on www.santander.com is not a part of this offer to exchange/prospectus and is not incorporated by reference herein.

Q.	When are the exchange offers expected to be completed?

A.	Santander Spain expects to complete the exchange offers in the fourth quarter of 2014.

Q.	What are the tax consequences if I participate in the exchange offers?

A.	For more information on the Spanish, Brazilian and U.S. tax consequences of the exchange offers, see “The Exchange Offers—Tax Consequences” section of this offer to exchange/prospectus beginning on page 92. Additionally, for certain Brazilian tax consequences of your participation in the exchange offers that are uncertain, see the “Risk Factors—Certain Brazilian Tax Consequences Are Uncertain” section of this offer to exchange/prospectus beginning on page 43, and for certain Spanish tax consequences of your participation in the exchange offers that are uncertain, see the “Risk Factors—You Will Need to Consider the Spanish Tax Consequences of the Transaction and of Holding Santander Spain Securities” section of this offer to exchange/prospectus beginning on page 44. You should consult your own tax advisor on the tax consequences to you of tendering your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs in the exchange offers. If you are not located in the United States or are not a U.S. person (as such terms are defined in Regulation S under the Securities Act), you should consult the separate offering documents relating to the Brazilian exchange offer that are being published in Brazil and made available to all holders of Santander Brasil shares and Santander Brasil units.

Q.	If my Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs are acquired in the exchange offers, how will my rights as a Santander Brasil shareholder, as a Santander Brasil unitholder or as a holder of Santander Brasil ADSs change?

A.	If your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs are acquired in the exchange offers, you will become a holder of Santander Spain ADSs or Santander Spain BDSs, each of which will represent one Santander Spain ordinary share deposited with the applicable depositary. Your rights as a holder of Santander Spain ADSs or Santander Spain BDSs will be determined by the applicable deposit agreement. The rights of a holder of the Santander Spain ordinary shares represented by your Santander Spain ADSs or Santander Spain BDSs will be governed by Santander Spain’s by-laws, the Spanish corporation law (Texto Refundido de la Ley de Sociedades de Capital aprobado por el Real Decreto Legislativo 1/2010), as amended (which we refer to as “Spanish Corporation Law”), and the Spanish corporation regulations. For a summary of the material differences between the rights of holders of Santander Spain ordinary shares compared to the rights of holders of Santander Brasil shares or Santander Brasil units, see the “Comparison of Rights of Holders of Santander Spain Securities and Santander Brasil Securities” section of this offer to exchange/prospectus beginning on page 122. For a summary of the material differences between the rights of holders of Santander Spain ADSs compared to the rights of holders of Santander Brasil ADSs, see the “Comparison of Rights of Holders of Santander Spain Securities and Santander Brasil Securities” section of this offer to exchange/prospectus beginning on page 122. For a summary of the rights of holders of Santander Spain BDSs, see the “Description of Santander Spain Brazilian Depositary Shares” section of this offer to exchange/prospectus beginning on page 146.

Q.	When will I receive my Santander Spain ADSs and/or Santander Spain BDSs?

A.	Under Spanish law, a number of procedural steps must be taken after the exchange offers are completed and before the Santander Spain ADSs and/or Santander Spain BDSs can be delivered. If the exchange offers are completed, we expect that you will receive the Santander Spain ADSs you are entitled to receive pursuant to the exchange offers by the tenth business day following the expiration date and Santander Spain BDSs on the fourteenth Spanish and Brazilian business day following the expiration date. Based on the expiration date of October 30, 2014, the fourteenth Spanish and Brazilian business day following the expiration date would be the equivalent of the fifteenth business day following the expiration date. It is expected that the payment of cash in lieu of fractional Santander Spain ADSs and/or Santander Spain BDSs will be made with or promptly following delivery of the Santander Spain ADSs and/or Santander Spain BDSs.

Prior to [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date, holders of Santander Brasil shares and/or Santander Brasil units tendering into the Brazilian exchange offer through the Auction will transfer their Santander Brasil shares and/or Santander Brasil units to the custody of the Central Depositary to enable their brokers to sell their Santander Brasil shares or Santander Brasil units in the Auction on their behalf.

Q.	What if the exchange offers are not consummated or Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs that I have tendered into the exchange offers are not accepted for any reason?

A.	If the exchange offers are not consummated or any tendered Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs, that have been tendered into the exchange offers are not accepted for any reason, the Central Depositary will return the Santander Brasil shares and the Santander Brasil units to the tendering holders as soon as practicable, and for tenders through the U.S. exchange agent, the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs so tendered will be sent to the tendering shareholders, unitholders and holders of ADSs by the U.S. exchange agent within five business days after the expiration or termination of the U.S. exchange offer.

Q.	Can I tender less than all the Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs that I own into the exchange offers?

A.	Yes. You may elect to tender all or a portion of the Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs that you own into the exchange offers.

Q.	Who can I call with questions?

A.	If you have more questions about the exchange offers, you should contact D.F. King & Co., Inc., at 48 Wall Street, New York, New York 10005.

WHERE YOU CAN FIND MORE INFORMATION

Each of Santander Spain and Santander Brasil files with, and furnishes to, the SEC reports and other information. You may read and copy these reports and other information at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of these reports and other information by mail from the SEC at the above address at prescribed rates or at the Internet website maintained by the SEC, which contains reports, proxy and information statements regarding issuers that file electronically with the SEC, at www.sec.gov. You may also inspect certain reports and other information concerning Santander Spain and Santander Brasil at the offices of the New York Stock Exchange LLC (which we refer to as the “NYSE”) located at 20 Broad Street, New York, New York 10005.

Santander Spain makes available free of charge through its website accessible at www.santander.com certain of Santander Spain’s reports and other information filed with or furnished to the SEC. With the exception of the reports specifically incorporated by reference in this document as set forth in “Incorporation of Certain Information By Reference,” material contained on or accessible through Santander’s website is not incorporated into this document. You may also request a copy of Santander Spain’s filings at no cost, by writing or calling Santander Spain at the following address:

Banco Santander, S.A.

New York Branch

45 East 53rd Street

New York, New York 10022

Attention: Investor Relations

Telephone: (212) 350-3681

or

Banco Santander, S.A.

Ciudad Grupo Santander

Avenida de Cantabria, s/n

Edificio Pereda, 1a planta

28660 Boadilla del Monte

Madrid, Spain

Attention: Investor Relations

Telephone: +34 91 259 6514

or

Banco Santander, S.A.

Av. Juscelino Kubitschek, 2235—12º andar

Vila Olímpia

São Paulo, SP 04543 011

Federative Republic of Brazil

Attention: Investor Relations

Telephone: +55 11 3553 5664

Attention: Shareholders Relations

Telephone: +54 11 0800 286 8787

Santander Spain has filed with the SEC a registration statement on Form F-4 (which we refer to as the “Registration Statement”) to register under the Securities Act the offer and sale of Santander Spain ordinary shares pursuant to the U.S. exchange offer to holders of Santander Brasil ADSs, holders of Santander Brasil units and holders of Santander Brasil shares to be tendered into the U.S. exchange offer through the U.S. exchange agent and to register the offer and sale of Santander Spain BDSs pursuant to the Brazilian exchange offer to U.S. holders of Santander Brasil units and Santander Brasil shares to be tendered into the Brazilian exchange offer through the Auction on Bovespa. This offer to exchange/prospectus forms a part of that Registration Statement. Santander Spain has also filed with the SEC a statement on Schedule TO pursuant to Rule 14d-3 under the Exchange Act furnishing certain information with respect to the exchange offers. In addition, JPMorgan Chase Bank, the Santander Spain ADS depositary, will file a registration statement on Form F-6, to register with the SEC the Santander Spain ADSs to be issued in connection with the U.S. exchange offer. The Registration Statement, the Schedule TO and the Form F-6 and any amendments thereto will be available for inspection and copying as set forth above.

DOCUMENTS INCORPORATED BY REFERENCE ARE ALSO AVAILABLE FROM SANTANDER SPAIN WITHOUT CHARGE UPON REQUEST TO D.F. KING & CO., INC., AT 48 WALL STREET, NEW YORK, NEW YORK, 10005, ONLINE AT WWW.DFKING.COM/SANTANDER, COLLECT AT (212) 269-5550 OR TOLL FREE AT (800) 735-3107. IN ORDER TO ENSURE TIMELY DELIVERY OF ANY OF THESE DOCUMENTS, ANY REQUEST SHOULD BE SUBMITTED NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE THEN-SCHEDULED EXPIRATION DATE OF THE EXCHANGE OFFERS. THIS DEADLINE IS CURRENTLY [—], 2014 BECAUSE THE EXPIRATION DATE OF THE EXCHANGE OFFERS IS CURRENTLY [—], 2014 BUT THE ACTUAL DEADLINE WILL BE DIFFERENT IF THE EXCHANGE OFFERS ARE EXTENDED. IF YOU REQUEST ANY INCORPORATED DOCUMENTS FROM SANTANDER SPAIN, SANTANDER SPAIN WILL MAIL THEM TO YOU BY FIRST CLASS MAIL, OR OTHER EQUALLY PROMPT MEANS, WITHIN ONE BUSINESS DAY AFTER SANTANDER SPAIN RECEIVES YOUR REQUEST.

Santander Spain has not authorized anyone to give any information or make any representation about the exchange offers that is different from, or in addition to, the information contained in this offer to exchange/prospectus or in any materials incorporated by reference into this offer to exchange/prospectus. The information contained in this offer to exchange/prospectus speaks only as of the date of this offer to exchange/prospectus unless the information specifically indicates that another date applies.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

As allowed by the SEC, this offer to exchange/prospectus does not contain all of the information that is deemed to be included in this offer to exchange/prospectus. This is because the SEC allows Santander Spain to “incorporate by reference” into this offer to exchange/prospectus certain reports and other documents that Santander Spain and Santander Brasil file with, or furnish to, the SEC both before and after the date of this offer to exchange/prospectus. The reports and other documents incorporated by reference into this offer to exchange/prospectus contain important information concerning Santander Spain and Santander Brasil and the information contained in those reports and other documents incorporated by reference herein (except to the extent superseded by information expressly contained herein) is deemed to form part of this offer to exchange/prospectus even though such information is not physically included herein.

This offer to exchange/prospectus incorporates by reference the following documents filed with, or furnished to, the SEC by Santander Spain or Santander Brasil prior to the date of this offer to exchange/prospectus:

•	Santander Spain’s Annual Report on Form 20-F for the fiscal year ended December 31, 2013, filed on April 29, 2014 (which we refer to as the “Santander Spain 2013 Form 20-F”);

•	Santander Spain’s Current Report on Form 6-K for the month of April, 2014, filed on May 1, 2014;

•	Santander Spain’s Current Report on Form 6-K for the month of August, 2014, filed on August 5, 2014;

•	Unaudited Interim Condensed Consolidated Financial Statements as of, and for the three month period ended March 31, 2014, included in Santander Spain’s Current Report on Form 6-K for the month of August, 2014, filed on August 20, 2014;

•	Unaudited Interim Condensed Consolidated Financial Statements as of, and for the six month period ended June 30, 2014, included in Santander Spain’s Current Report on Form 6-K for the month of August, 2014, filed on August 20, 2014 (which we refer to as the “Santander Spain Second Quarter Form 6-K”);

•	The description of the Santander Spain ordinary shares under the heading “Description of our Shares of Common Stock” and the description of the Santander Spain ADSs under the heading “Description of the American Depositary Shares” in Santander Spain’s registration statement under the Securities Act on Form F-4, filed on November 17, 2008, and as amended on December 15, 2008 and December 19, 2008 (which we refer to as the “Santander Spain 2008 Form F-4”);

•	Santander Brasil’s Annual Report on Form 20-F/A for the fiscal year ended December 31, 2013, filed on June 18, 2014 (which we refer to as the “Santander Brasil 2013 Form 20-F”);

•	Unaudited Interm Condensed Consolidated Financial Statements as of, and for the three month period ended March 31, 2014, included in Santander Brasil’s Current Report on Form 6-K/A for the month of April, 2014, filed on June 18, 2014, except for the report on review of interim consolidated financial information issued by the independent accountant, which was prepared in accordance with Brazilian and International Standards on Review Engagements;

•	Unaudited Interim Consolidated Financial Statements as of, and for the six month period ended June 30, 2014, included in Santander Brasil’s Current Report on Form 6-K for the month of July, 2014, filed on July 31, 2014, except for the report on review of interim consolidated financial information issued by the independent accountant, which was prepared in accordance with Brazilian and International Standards on Review Engagements (which we refer to as the “Santander Brasil Second Quarter Form 6-K”); and

•	The description of the Santander Brasil shares and the Santander Brasil units under the heading “Description of Capital Stock” and the description of the Santander Brasil ADSs under the heading

“Description of American Depositary Shares” in Santander Brasil’s registration statement under the Securities Act on Form F-1, filed on February 11, 2010, and as amended on July 9, 2010 and August 16, 2010 (which we refer to as the “Santander Brasil 2010 Form F-1”).

In addition, all annual reports on Form 20-F that Santander Spain and Santander Brasil file with the SEC and all reports on Form 6-K that Santander Spain and Santander Brasil furnish to the SEC indicating that they are so incorporated by reference into this offer to exchange/prospectus, in each case after the date of this offer to exchange/prospectus and prior to the expiration or termination of the exchange offer, will also be incorporated by reference into this offer to exchange/prospectus. Any information contained in, or incorporated by reference into, this offer to exchange/prospectus prior to the filing with, or furnishing to, the SEC of any such report after the date of this offer to exchange/prospectus shall be deemed to be modified or superseded to the extent that the disclosure in such report modifies or supersedes such information.

Upon your request, Santander Spain’s information agent will provide to you without charge copies of any or all reports and documents described above that are incorporated by reference into this offer to exchange/prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference). Requests for such copies should be directed to Santander Spain’s information agent, D.F. King & Co., Inc., at 48 Wall Street, New York, New York 10005. To obtain timely delivery of any of these documents, you must request them no later than five business days before the then scheduled expiration date of the exchange offers. This deadline is currently [—], 2014 because the expiration date of the exchange offers is currently [—], 2014 but the actual deadline will be different if the exchange offers are extended.

Santander Spain has provided only the information contained in, or incorporated by reference into, this offer to exchange/prospectus in deciding whether or not to accept the exchange offers. Santander Spain has not authorized anyone to provide you with any information that is different from what is contained in, or incorporated by reference into, this offer to exchange/prospectus. The information contained in, or incorporated by reference into, this offer to exchange/prospectus is accurate only as of its date. You should not assume that such information is accurate as of any other date and neither the mailing of this offer to exchange/prospectus to you nor the issuance of Santander Spain ADSs or Santander Spain BDSs in connection with the exchange offers shall create any implication to the contrary.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This offer to exchange/prospectus contains or incorporates by reference “forward-looking statements” regarding the intent, belief or current expectations of Santander Spain, Santander Brasil and their respective directors and officers about Santander Spain, Santander Brasil, their respective subsidiaries and their respective businesses. Generally, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “plan,” “seek,” “continue” or similar expressions identify forward-looking statements.

Forward-looking statements are statements that are not historical facts. Rather, they are based on current plans, estimates and projections and involve inherent known and unknown risks, uncertainties and other factors, many of which are outside Santander Spain’s and Santander Brasil’s control and difficult to predict, that may cause actual results or developments to differ materially from any future results or developments expressed by or implied from forward-looking statements. Therefore, you should not place undue reliance on them. These risks and uncertainties include in particular those described in the documents Santander Spain and Santander Brasil have filed with the SEC that are incorporated by reference into this offer to exchange/prospectus and the following:

Economic and Industry Conditions

•	exposure to various types of market risks, principally including interest rate risk, foreign exchange rate risk and equity price risk;

•	general economic or industry conditions in Spain, the U.K., the U.S., other European countries, Brazil, other Latin American countries and the other areas in which Santander Spain has significant business activities or investments;

•	a default on, or a ratings downgrade of, the sovereign debt of Spain, and the other countries where Santander Spain operates;

•	a worsening of the economic environment in the U.K., other European countries, Brazil, other Latin American countries, and the U.S., and an increase of the volatility in the capital markets;

•	a further deterioration of the Spanish economy;

•	a further widening of Spain’s “risk premium”, or the spread between the yields on Spanish government securities and comparable German government securities;

•	the effects of a continued decline in real estate prices, particularly in Spain, the U.K. and the U.S.;

•	monetary and interest rate policies of the European Central Bank and various central banks;

•	inflation or deflation;

•	the effects of non-linear market behavior that cannot be captured by linear statistical models, such as the VaR model Santander Spain uses;

•	changes in competition and pricing environments;

•	the inability to hedge some risks economically;

•	the adequacy of loss reserves;

•	acquisitions or restructurings of businesses that may not perform in accordance with our expectations;

•	changes in demographics, consumer spending, investment or saving habits; and

•	changes in competition and pricing environments as a result of the progressive adoption of the internet for conducting financial services and/or other factors.

Political and Governmental Factors

•	political stability in Spain, the U.K., other European countries, Latin America and the U.S.;

•	changes in Spanish, U.K., E.U., Latin American, U.S. or other jurisdictions’ laws, regulations or taxes, including changes in regulatory capital and liquidity requirements; and

•	increased regulation in light of the global financial crisis.

Transaction and Commercial Factors

•	damage to Santander Spain’s reputation;

•	Santander Spain’s ability to integrate successfully its acquisitions and the challenges inherent in diverting management’s focus and resources from other strategic opportunities and from operational matters while Santander Spain integrates these acquisitions; and

•	the outcome of Santander Spain’s negotiations with business partners and governments.

Operating Factors

•	potential losses associated with an increase in the level of substandard loans or non-performance by counterparties to other types of financial instruments;

•	technical difficulties and the development and use of new technologies by Santander Spain and its competitors;

•	changes in Santander Spain’s ability to access liquidity and funding on acceptable terms, including as a result of changes in its credit spreads or a downgrade in its credit rating or those of its more significant subsidiaries;

•	Santander Spain’s exposure to operational losses (e.g., failed internal or external processes, people and systems);

•	the occurrence of force majeure, such as natural disasters, that impact Santander Spain’s operations or impair the asset quality of its loan portfolio; and

•	the impact of changes in the composition of Santander Spain’s balance sheet on future net interest income.

Santander Spain cautions that any forward-looking statements contained or incorporated by reference in this offer to exchange/prospectus are further qualified by the risk factors contained or incorporated by reference in this offer to exchange/prospectus that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements speak only as of the date they were made and, except as required by Rule 14d-3(b) under the Exchange Act, Santander Spain does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read carefully the risk factors described in the “Risk Factors” section of this offer to exchange/prospectus beginning on page 40.

EXCHANGE RATE INFORMATION

For your convenience, this offer to exchange/prospectus contains conversions of euro and Brazilian reais amounts into U.S. dollars at specified exchange rates. The U.S. dollar conversions for Brazilian reais are based on the U.S.$/Brazilian reais exchange rate applicable on the dates indicated. The U.S. dollar conversions for euros are based on the exchange rate applicable on the dates indicated as published by the European Central Bank. These conversions are not representations that such Brazilian reais or euro amounts actually represent these U.S. dollar amounts or could be converted to U.S. dollars at the rates indicated.

The U.S.$/euro exchange rate on September 15, 2014 was €0.77 per U.S. dollar and the U.S.$/Brazilian reais exchange rate on September 15, 2014 was R$2.3401 per U.S. dollar.

The following tables set forth, for the periods indicated, information concerning the U.S.$/Brazilian reais exchange rate expressed in Brazilian reais per U.S. dollar and the U.S.$/euro exchange rate expressed in euros per U.S. dollar. Such rates are provided solely for your convenience. They are not necessarily the rates used by Santander Brasil or Santander Spain in the preparation of their financial statements. No representation is made that Brazilian reais or euro amounts actually represent or could be converted into U.S. dollars at the rates indicated below.

U.S.$/Euro Exchange Rates of U.S. Dollars Per Euro

	Average		High		Low		Period end-rate
Year ended December 31,
2009	U.S.$	1.39	U.S.$	1.51	U.S.$	1.26	U.S.$	1.44
2010	U.S.$	1.33	U.S.$	1.46	U.S.$	1.19	U.S.$	1.34
2011	U.S.$	1.39	U.S.$	1.49	U.S.$	1.29	U.S.$	1.29
2012	U.S.$	1.28	U.S.$	1.35	U.S.$	1.21	U.S.$	1.32
2013	U.S.$	1.33	U.S.$	1.38	U.S.$	1.28	U.S.$	1.38

U.S.$/Brazilian reais exchange rates of U.S. dollars per Brazilian reais

	Average		High		Low		Period end-rate
Year ended December 31,
2009	U.S.$	0.50	U.S.$	0.59	U.S.$	0.41	U.S.$	0.57
2010	U.S.$	0.57	U.S.$	0.60	U.S.$	0.53	U.S.$	0.60
2011	U.S.$	0.60	U.S.$	0.65	U.S.$	0.53	U.S.$	0.53
2012	U.S.$	0.51	U.S.$	0.59	U.S.$	0.47	U.S.$	0.49
2013	U.S.$	0.46	U.S.$	0.51	U.S.$	0.41	U.S.$	0.43

The tables below show the high and low U.S.$/Brazilian reais exchange rate expressed in Brazilian reais per U.S. dollar and the euro exchange rate expressed in euros per U.S. dollar for each month during the six months prior to the date of this offer to exchange/prospectus.

U.S.$/Euro Exchange Rates of U.S. Dollars Per Euro

	High		Low
Monthly
February 2014	U.S.$	1.38	U.S.$	1.35
March 2014	U.S.$	1.39	U.S.$	1.37
April 2014	U.S.$	1.39	U.S.$	1.37
May 2014	U.S.$	1.40	U.S.$	1.36
June 2014	U.S.$	1.37	U.S.$	1.35
July 2014	U.S.$	1.37	U.S.$	1.34
August 2014	U.S.$	1.34	U.S.$	1.31
September 2014 (through September 15, 2014)	U.S.$	1.32	U.S.$	1.29

U.S.$/Brazilian reais exchange rates of U.S. dollars per Brazilian reais

	High		Low
Monthly
February 2014	U.S.$	0.43	U.S.$	0.41
March 2014	U.S.$	0.44	U.S.$	0.42
April 2014	U.S.$	0.46	U.S.$	0.44
May 2014	U.S.$	0.45	U.S.$	0.45
June 2014	U.S.$	0.45	U.S.$	0.43
July 2014	U.S.$	0.45	U.S.$	0.44
August 2014	U.S.$	0.45	U.S.$	0.43
September 2014 (through September 15, 2014)	U.S.$	0.45	U.S.$	0.43

SUMMARY

This summary highlights selected information from this offer to exchange/prospectus. It does not contain all the information that is important to you. Before you decide whether or not to tender your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs, you should read carefully this entire offer to exchange/prospectus as well as the documents that are incorporated by reference into or filed as exhibits to the registration statement of which this offer to exchange/prospectus forms a part. See the “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” sections of this offer to exchange/prospectus beginning on page 16 and page 18, respectively.

Banco Santander, S.A.

Banco Santander, S.A. (“Santander Spain”) and its consolidated subsidiaries are a group (the “Santander Group”) of banking and financial companies that operate principally in Spain, the United Kingdom, other European countries, Brazil and other Latin American countries and the United States, offering a wide range of financial products. In Latin America, the Group has majority shareholdings in banks in a number of countries, including Argentina, Brazil, Chile, Mexico, Peru, Puerto Rico and Uruguay.

Santander Spain ordinary shares are listed on the Spanish Stock Exchanges in Madrid, Bilbao, Barcelona and Valencia (“SSE”) and quoted on the Automated Quotation System of the SSE (the “Automated Quotation System”) under the symbol “SAN.” Santander Spain ordinary shares are also listed on the London Stock Exchange (“LSE”) under the symbol “BNC,” the Milan Stock Exchange (“MSE”) under the symbol “SANT,” the Lisbon Stock Exchange (“LISE”) under the symbol “SANT,” the Buenos Aires Stock Exchange (“BASE”) under the symbol “STD,” and the Mexican Stock Exchange (“MSE”) under the symbol “SAN*.” The Santander Spain ADSs are listed on the New York Stock Exchange (“NYSE”) under the symbol “SAN.”

The principal executive offices of Santander Spain are located at Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is (011) 34-91-259-6520.

Banco Santander (Brasil) S.A.

Banco Santander (Brasil) S.A. (“Santander Brasil”) is a leading full-service bank in Brazil. According to the Central Bank of Brazil, as of December 31, 2013, Santander Brasil was the third-largest private bank in Brazil, with a 7.5% market share in terms of assets, calculated in accordance with BR GAAP (the standards of the Central Bank of Brazil), and the largest bank controlled by a major global financial group. Please refer to the “Presentation of Financial and Other Information” section included in the Santander Brasil 2013 Form 20-F.

The Santander Brasil common shares, the Santander Brasil preferred shares and the Santander Brasil units are listed on Bovespa under the symbols “SANB3,” “SANB4” and “SANB11,” respectively. The Santander Brasil ADSs are listed on the NYSE under the symbol “BSBR.”

The principal executive offices of Santander Brasil are located at Avenida Presidente Juscelino Kubitschek, 2,041 and 2,235—Bloco A Vila Olímpia, São Paulo, SP 04543-011, Brazil, and its telephone number is +55 11-3553 3300.

Risk Factors (page 40)

An investment in Santander Spain ordinary shares (including those represented by Santander Spain ADSs or Santander Spain BDSs) involves risks. In considering whether or not to tender your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs in the exchange offers, you should carefully consider the information about these risks set forth under the “Risk Factors” section of this offer to exchange/prospectus beginning on page 40, together with the other information included or incorporated by reference into this offer to exchange/prospectus.

Purpose of the Exchange Offers (page 114)

Santander Spain is conducting the exchange offers to acquire all the issued and outstanding Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs not owned directly or indirectly by Santander Spain because it has confidence in the long term growth potential of Santander Brasil and believes it will increase the weight of markets with structural growth in Santander Spain’s business portfolio. In addition, Santander Spain believes that the proposed exchange offers are financially attractive for the shareholders of both Santander Spain and Santander Brasil.

As of July 31, 2014, Santander Spain owned, directly or indirectly, approximately 75.34% of Santander Brasil’s total capital.

For a discussion of the purpose of the exchange offers, see “Santander Spain’s Reasons for the Proposed Exchange Offers” section of this offer to exchange/prospectus beginning on page 68.

The Exchange Offers (page 70)

Exchange Offers	Santander Spain is making two exchange offers. A U.S. exchange offer is being made in the United States pursuant to this offer to exchange/prospectus and a Brazilian exchange offer is being made in Brazil and elsewhere outside the United States pursuant to offering documents to be published in Brazil and made available to holders of Santander Brasil shares and Santander Brasil units in order to acquire all the issued and outstanding Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs, in each case other than any Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs owned directly or indirectly by Santander Spain, in exchange for Santander Spain ordinary shares.

Consideration to be Received	If the exchange offers are completed, you will receive 0.35 of a Santander Spain ordinary share for each Santander Brasil share you tender into, and do not withdraw from, the exchange offers and 0.70 of a Santander Spain ordinary share for each Santander Brasil unit or Santander Brasil ADS you tender into, and do not withdraw from, the exchange offers. Holders who tender their Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs into the U.S. exchange offer through the U.S. exchange agent will receive such Santander Spain ordinary shares in the form of Santander Spain ADSs, while holders who tender their Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on Bovespa will receive such Santander Spain ordinary shares in the form of Santander Spain BDSs.

Expiration Date	You may tender your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs into the U.S. exchange offer through the U.S. exchange agent at any time prior to the expiration time, which is [—] Eastern time ([—] São Paulo time) on the expiration date (which is currently [—], 2014, but which may be extended from time to time). If you hold Santander Brasil shares or Santander Brasil units, you can tender them into the Brazilian exchange offer through the Auction on Bovespa at any time prior to [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date.

Extensions	Subject to the applicable rules, regulations and approval of the CVM and/or the SEC, Santander Spain may extend the expiration date of the exchange offers, including if at the time the exchange offers are scheduled to expire any of the conditions to the completion of the exchange offers that are waivable by Santander Spain are not satisfied or waived and the expiration date of the exchange offers will be extended if required by such rules and regulations. Santander Spain will announce any extension of the exchange offers by issuing a press release no later than 8:00 a.m. Eastern time (9:00 a.m. São Paulo time), on the next business day following the expiration date on, among others, the Dow Jones News Service.

Conditions to the Exchange Offers	The exchange offers are subject to the conditions set forth in “The Exchange Offers—Conditions to Completion of the Exchange Offers” section of this offer to exchange/prospectus beginning on page 73.

Procedure for Tendering	The steps you must take to tender your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs into the exchange offers will depend on whether you hold Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs and whether you hold such Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs directly or indirectly through a broker, dealer, commercial bank, trust company or other nominee.

If you hold Santander Brasil ADSs and would like to tender them into the U.S. exchange offer, you must tender them through the U.S. exchange agent prior to the expiration time.

If you hold Santander Brasil shares or Santander Brasil units, there are three possible ways to tender them into the exchange offers:

•	If you are a U.S. holder, you can tender your Santander Brasil shares or Santander Brasil units if they are held as a 4,131 investment into the U.S. exchange offer through the U.S. exchange agent, who will receive and hold tendered Santander Brasil shares or Santander Brasil units for the benefit of Santander Spain and, if the U.S. exchange offer is completed, will exchange such Santander Brasil shares or Santander Brasil units for Santander Spain ADSs,

•

You can deposit your Santander Brasil units into the Santander Brasil ADR program, receive Santander Brasil ADSs representing your deposited Santander Brasil units and tender those Santander Brasil ADSs into the U.S. exchange offer through the U.S. exchange agent (or, if you hold Santander Brasil shares, convert your Santander Brasil shares into Santander Brasil units as described in the section “The Exchange Offers—Conversion of Santander Brasil shares into Santander Brasil units” of this offer to exchange/prospectus, deposit your Santander Brasil units into the Santander Brasil ADR program and tender the Santander Brasil ADSs received in respect of your deposited Santander Brasil units into the U.S. exchange offer through the U.S. exchange agent), or

•	You can tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction to be held on Bovespa.

Withdrawal	You may withdraw any Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs tendered into the U.S. exchange offer through the U.S. exchange agent any time prior to [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date. If you tendered your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on Bovespa, you may withdraw such Santander Brasil shares or Santander Brasil units from the Auction on Bovespa at any time prior to [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date. In addition, in accordance with U.S. securities laws, you may withdraw your tendered Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs tendered into the U.S. exchange offer if they have not been accepted for exchange within 60 days after the date of this offer to exchange/prospectus.

For more information on the procedure for tendering, the timing of the exchange offers, extensions of the exchange offers and your rights to withdraw your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs from the exchange offers prior to the expiration time, see “The Exchange Offers” section of this offer to exchange/prospectus beginning on page 70.

Santander Spain’s Reasons for the Proposed Exchange Offers (page 68)

In unanimously approving the proposed exchange offers, the Santander Spain board of directors considered a variety of factors in favor of the proposed exchange offers. Santander Spain has confidence in the long term growth potential of Santander Brasil and believes it will increase the weight of markets with structural growth in Santander Spain’s business portfolio. In addition, Santander Spain believes that the proposed exchange offers are financially attractive for the shareholders of both Santander Spain and Santander Brasil.

See “Santander Spain’s Reasons for the Proposed Exchange Offers” section of this offer to exchange/prospectus beginning on page 68.

Appraisal Rights; Dissenting Shares (page 106)

There are no appraisal or similar rights available to holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs in connection with the exchange offers.

For more information about appraisal rights of holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs, see “The Exchange Offers—Appraisal Rights; Dissenting Shares” section of this offer to exchange/prospectus beginning on page 106.

Certain Legal and Regulatory Matters (page 107)

Santander Spain Shareholders’ Approval

Santander Spain’s board of directors proposed that the shareholders of Santander Spain pass the relevant capital increase resolutions necessary to issue the shares of Santander Spain to be issued in connection with the exchange offers (including any subsequent offering period). Such capital increase resolutions were passed at a general shareholders meeting on September 15, 2014.

CVM and Bovespa Registrations

Pursuant to Brazilian regulations, before commencement of the Brazilian exchange offer, Santander Spain was required to register itself as a foreign issuer and register the Santander Spain BDSs and the Brazilian exchange offer with the CVM and Bovespa, all of which has been completed as of the date of this offer to exchange/prospectus. Pursuant to applicable Brazilian regulations, the Brazilian exchange offer must remain open for at least 30 days.

For more information about the approval and filings required to complete the exchange offers, see “The Exchange Offers—Certain Legal and Regulatory Matters” section of this offer to exchange/prospectus beginning on page 107.

Continued Listings (page 110)

The acquisition of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs by Santander Spain pursuant to the exchange offers will reduce the number of holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs and the number of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs that might otherwise trade publicly and, depending on the number of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs acquired by Santander Spain pursuant to the exchange offers, could adversely affect the liquidity and market value of any remaining Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs held by the public.

Although Santander Spain does not currently intend to seek delisting of the Santander Brasil ADSs from the NYSE, depending upon the number of Santander Brasil ADSs purchased pursuant to the U.S. exchange offer, the Santander Brasil ADSs may no longer meet the standards for continued listing on the NYSE and they may be delisted, which would negatively affect the liquidity of the Santander Brasil ADSs. According to the NYSE’s published guidelines, the NYSE would consider delisting the Santander Brasil ADSs if, among other things, (i) the total number of holders of Santander Brasil ADSs falls below 400, (ii) the total number of holders of Santander Brasil ADSs falls below 1,200 and the average monthly trading volume for Santander Brasil ADSs is less than 100,000 for the most recent 12 months or (iii) the number of publicly-held Santander Brasil ADSs (exclusive of holdings of officers and directors of Santander Brasil and their immediate families and other concentrated holdings of 10% or more) falls below 600,000. We have been informed by Santander Brasil that as of July 31, 2014, there were 26,615 beneficial holders of 611,476,047 Santander Brasil ADSs, of which approximately 415,014,277 Santander Brasil ADSs were publicly-held under the NYSE definition. Therefore, as of that date, the NYSE would consider delisting the Santander Brasil ADSs if (i) at least 98.49% of holders tendered all of their Santander Brasil ADSs into the U.S. exchange offer, (ii) at least 95.49% of holders tendered all of their Santander Brasil ADSs into the U.S. exchange offer and the average monthly trading volume for Santander Brasil ADSs fell below 100,000 shares for the previous 12 months or (iii) at least 99.85% of publicly-held Santander Brasil ADSs were tendered into the U.S. exchange offer.

After completion of the Brazilian exchange offer, any outstanding Santander Brasil shares and Santander Brasil units will continue to trade on Bovespa. However, Santander Brasil will be moved from Bovespa’s Level 2 Segment to Bovespa’s Traditional Segment. In addition to complying with the obligations imposed by the

Brazilian Corporation Law on companies that are not listed on any of Bovespa’s special segments, companies listed on the Level 2 Segment are required to have a public float of at least 25% of their total capital, grant the holders of their shares certain specific rights and follow certain corporate governance practices. Companies on the Traditional Segment are not subject to such additional requirements. After completion of the Brazilian exchange offer, Santander Brasil will no longer be required to comply with the obligations that are specific to companies listed on the Level 2 Segment. Santander Spain does not currently have any plans to alter the corporate governance practices currently applying to Santander Brasil’s board of directors or modify the minimum bylaws requirements. However, the move from the Level 2 Segment to the Traditional Segment may negatively affect liquidity of the Santander Brasil shares and Santander Brasil units.

Put Right and Subsequent Offering Period (page 106)

Pursuant to the requirements of the CVM, if the exchange offers are completed and Santander Spain acquires 66 2⁄3% or more of any of (i) the Santander Brasil common shares (including those underlying Santander Brasil units and Santander Brasil ADSs), (ii) the Santander Brasil preferred shares (including those underlying Santander Brasil units and Santander Brasil ADSs) or (iii) the Santander Brasil units (including those represented by Santander Brasil ADSs), in each case, held by persons other than Santander Spain and its affiliates or related persons (pessoas vinculadas), all holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs that were not acquired in the exchange offers will have a put right to sell such Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs to Santander Spain at any time during the three months after the expiration date for the same number of Santander Spain ordinary shares (in the form of Santander Spain ADSs or Santander Spain BDSs, as applicable) that they would have received pursuant to the exchange offers in respect of their Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs.

In order to exercise such put right during the subsequent three-month period, holders of Santander Brasil shares and Santander Brasil units that would have been entitled to tender into the Brazilian exchange offer through the Auction prior to the expiration date should (i) send a written notification to Santander Spain with a copy to the Book-Entry Shares Department of Santander Brasil in its capacity as instituição intermediária (intermediary institution) for purposes of the Brazilian exchange offer (the “Intermediary Institution” ) and (ii) visit a branch of the Intermediary Institution in Brazil in person or through an attorney-in-fact and execute an exchange security agreement, copies of which will be available at such branches.

In order to exercise such put right during the subsequent three-month period, holders of Santander Brasil shares and Santander Brasil units that would have been entitled to tender into the U.S. exchange offer through the U.S. exchange agent prior to the expiration date and holders of Santander Brasil ADSs should follow the same procedures for tendering securities that apply prior to the expiration date.

If the put right is triggered, holders of Santander Brasil Securities will be entitled to tender their Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs during the subsequent three-month period as follows. Santander Spain will announce five successive tendering periods of 13 business days each during the three-month subsequent offering period, with the first tendering period commencing on the first day of the subsequent offering period, which will be the first business day after the expiration date. The final tendering period may be less than 13 business days if there are fewer than 13 business days then remaining in the three-month period. We expect that holders exercising their put right during any such tendering period will receive the Santander Spain ADSs and/or Santander Spain BDSs that they are entitled to receive pursuant to the exercise of such put right by the tenth business day following the last day of such tendering period.

Holders exercising the put right that have tendered Santander Brasil Securities during a tendering period will be entitled to withdraw tendered Santander Brasil Securities at any time prior to the end of such tendering period.

Santander Spain will announce the dates of the tendering periods at the time it announces whether or not this additional three-month period will be available.

Source and Amount of Funds (page 113)

The exchange offers are not conditioned upon any financing arrangements, and no funds have been borrowed for purposes of the exchange offers.

Accounting Treatment (page 112)

As Santander Brasil was controlled and consolidated by Santander Spain prior to the proposed transaction, the accounting treatment of the transaction will be recorded (i) in accordance with IFRS 10.23, which states: “Changes in a parent’s ownership interest in a subsidiary that do not result in the parent losing control of the subsidiary are equity transactions (i.e., transactions with owners in their capacity as owners)” and (ii) taking into consideration guidance of IFRS 10.B96, which states: “When the proportion of the equity held by non-controlling interests changes, an entity shall adjust the carrying amounts of the controlling and non-controlling interests to reflect the changes in their relative interests in the subsidiary. The entity shall recognize directly in equity any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received, and attribute it to the owners of the parent.” Therefore, the Santander Group will recognize the difference between (i) the amount by which the non-controlling interests are adjusted and (ii) the fair value of the consideration paid (equity interest issued by Santander Spain) directly in equity and attributed to the owners of the parent.

Dividend Payments (page 91)

Santander Spain expects that, consistent with prior practice, Santander Brasil will declare a dividend on Santander Brasil Securities in September (with a record date that will allow for all tendering holders of Santander Brasil Securities to receive the dividend) and Santander Spain will declare a scrip dividend on Santander Spain ordinary shares under its “Santander Dividendo Elección” program (scrip dividend scheme) with a record date of October 17, 2014. Santander Spain intends that holders of Santander Brasil Securities that tender into the exchange offers receive the value of the Santander Spain scrip dividend. Accordingly, after the Santander Spain scrip dividend has been declared, Santander Spain will amend the exchange offers to increase the exchange ratio to reflect the value of the Santander Spain scrip dividend in an amount determined by Santander Spain. If Santander Brasil declares any dividend in addition to its customary September dividend that would be payable to tendering holders, Santander Spain will amend the exchange offers to decrease the exchange ratio by the amount of such dividend. However, Santander Spain does not expect Santander Brasil to declare any such additional dividends, therefore a decrease of the exchange ratio is not likely to occur. In the case of any amendment to the U.S. exchange offer that adjusts the exchange ratio, Santander Spain will announce the new exchange ratio and, if required pursuant to SEC rules, extend the expiration time and expiration date in accordance with such rules.

Tax Consequences (page 92)

Brazilian Tax Consequences (page 92)

Under Brazilian law, capital gains taxation rules vary depending on the residency of the non-Brazilian holder, the type of registration of the investment by the non-Brazilian holder with the Central Bank of Brazil and how the disposition is carried out. If non-Brazilian holders who are not located in a tax haven jurisdiction tender their Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs into the U.S. exchange offer through the U.S. exchange agent or if non-Brazilian holders who are not located in a tax haven jurisdiction tender their Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction, such non-Brazilian holders should not be subject to capital gains tax in Brazil. However, because Brazilian tax authorities do not provide clear guidance on whether capital gains tax should be imposed on such transactions there is a risk that Brazilian tax authorities could seek to impose a tax on non-Brazilian holders for the capital gain recognized in such transactions. If such transactions are taxable in Brazil, the capital gain realized on such transactions will be subject to capital gains tax at a rate of 15% or 25%, depending on whether the non-Brazilian holder is eligible for the tax benefits granted to 2,689 investors and whether the non-Brazilian holder is resident in a tax haven jurisdiction. Non-Brazilian holders that engage in such transactions generally will not be subject to the IOF/Exchange tax.

If non-Brazilian holders (in a non-tax haven jurisdiction) tender Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on Bovespa, and receive in exchange Santander Spain BDSs and/or cash, such non-Brazilian holders should not be subject to capital gains tax. Non-Brazilian holders that engage in such transactions will be subject to the IOF at 0.38%. However, Santander Spain has agreed to pay this amount on your behalf.

Spanish Tax Consequences (page 97)

As a general rule, no charge to Spanish tax (including Spanish Transfer Tax or Value Added Tax) will arise to Qualifying Shareholders (as defined in the section of this offer to exchange/prospectus entitled “The Exchange Offers—Tax Consequences” beginning on page 92) in respect of the exchange offers, except in the case of certain cash payments in lieu of fractional Santander Spain Securities (which may result in the Qualifying Shareholders realizing a capital gain on a Spanish asset).

The ownership and disposition of Santander Spain Securities by Qualifying Shareholders may entail Spanish tax implications. However, under certain conditions, dividends and capital gains obtained from Santander Spain Securities by Qualifying Shareholders may benefit from the reduced rates and exemptions of the Treaties (as defined in the section of this offer to exchange/prospectus entitled “The Exchange Offers—Tax Consequences” beginning on page 92).

United States Federal Income Tax Consequences (page 101)

The receipt of Santander Spain Depositary Shares and cash (if any) in exchange for Santander Brasil Securities pursuant to the exchange offers will be a taxable transaction for U.S. federal income tax purposes. Gain or loss realized by a U.S. holder on the exchange of Santander Brasil Securities for Santander Spain Depositary Shares generally will be capital gain or loss and generally will be long-term capital gain or loss if the Santander Brasil Securities have been held for more than one year.

Brazilian taxes that may be imposed upon the receipt of Santander Spain Depositary Shares and cash (if any) in exchange for Santander Brasil Securities pursuant to the exchange offers will generally be treated as foreign income taxes eligible for a credit against a U.S. holder’s U.S. federal income tax liability. A U.S. holder will be entitled to use these foreign tax credits to offset only the portion of its U.S. tax liability that is attributable to foreign-source income. This foreign tax credit limitation is calculated separately with regard to specific classes of income. Because a U.S. holder’s gains from the receipt of Santander Spain Depositary Shares and cash (if any) will generally be treated as U.S.-source income, this limitation may preclude a U.S. holder from claiming a credit for all or a portion of the foreign taxes imposed on any such gains. U.S. Holders should consult their tax advisers as to whether these Brazilian taxes may be creditable against the U.S. holder’s U.S. federal income tax liability.

For more information about the Brazilian, Spanish and United States federal income tax consequences of the exchange offers with respect to the Santander Brasil shares (including Santander Brasil common shares and Santander Brasil preferred shares), Santander Brasil units or Santander Brasil ADSs and of the receipt, ownership and disposition of the Santander Spain ordinary shares (including Santander Spain ordinary shares, Santander Spain ADSs and Santander Spain BDSs) see the “The Exchange Offers—Tax Consequences” section of this offer to exchange/prospectus beginning on page 92.

For more information about the approval and filings required to complete the exchange offers, see “The Exchange Offers—Tax Consequences” section of this offer to exchange/prospectus beginning on page 92.

Comparison of Rights of Holders of Santander Spain Securities and Santander Brasil Securities (page 122)

If your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs are acquired in the exchange offers, you will become a holder of Santander Spain ADSs and/or Santander Spain BDSs, each of which will represent one Santander Spain ordinary share deposited with the applicable depositary. Your rights as a holder of Santander Spain ADSs and/or Santander Spain BDSs will be determined by the applicable deposit agreement. The rights of a holder of the Santander Spain ordinary shares represented by your Santander Spain ADSs and/or Santander Spain BDSs will be governed by Santander Spain’s by-laws, the Spanish Corporation Law and the Spanish corporation regulations. See the “Comparison of Rights of Holders of Santander Spain Securities and Santander Brasil Securities” section of this offer to exchange/prospectus beginning on page 122.

Selected Historical Financial Data

The following financial information is being provided to you to aid you in your analysis of the financial aspects of the proposed exchange offers. The selected consolidated financial information of Santander Spain as of, and for the years ended on, December 31, 2013, 2012, 2011, 2010 and 2009 has been derived from the Santander Spain 2013 Form 20-F, which is incorporated by reference into this offer to exchange/prospectus. The selected consolidated financial information of Santander Spain as of, and for the six months ended June 30, 2014 and 2013 has been derived from the Santander Spain Second Quarter Form 6-K, which is incorporated by reference into this offer to exchange/prospectus.

The selected consolidated financial information of Santander Brasil as of, and for the years ended on, December 31, 2013, 2012, 2011, 2010 and 2009 has been derived from the Santander Brasil 2013 Form 20-F, which is incorporated by reference into this offer to exchange/prospectus. The selected consolidated financial information of Santander Brasil as of, and for the six months ended June 30, 2014 and 2013 has been derived from the Santander Brasil Second Quarter Form 6-K, which is incorporated by reference into this offer to exchange/prospectus.

The audited annual consolidated financial statements of Santander Spain and Santander Brasil included in the Santander Spain 2013 Form 20-F and the Santander Brasil 2013 Form 20-F and the unaudited interim condensed consolidated financial statements of Santander Spain and Santander Brasil included in the Santander Spain Second Quarter Form 6-K and the Santander Brasil Second Quarter Form 6-K, respectively, were prepared in accordance with International Financial Reporting Standards (which we refer to as “IFRS”) as issued by the International Accounting Standards Board (which we refer to as the “IASB”).

Selected Financial Data of Santander Spain (page 47)

The following table presents selected historical consolidated financial data of Santander Spain as of, and for each of the years in the five-year period ended on, December 31, 2013 and as of, and for the six month periods ended June 30, 2014 and 2013.

	Year ended December 31,					Six months ended June 30,
	2013	2012	2011	2010	2009	2014	2013
	(in millions of euros, except percentages and per share data)
Interest and similar income	51,447	58,791	60,618	52,637	53,173	26,580	26,373
Interest expense and similar charges	(25,512)	(28,868)	(30,024)	(23,672)	(26,874)	(12,218)	(13,000)
Interest income / (charges)	25,935	29,923	30,594	28,965	26,299	14,362	13,373
Income from equity instruments	378	423	394	362	436	251	204
Income from companies accounted for using the equity method	500	427	57	17	(1)	108	268
Fee and commission income	12,473	12,732	12,640	11,559	10,726	6,034	6,350
Fee and commission expense	(2,712)	(2,471)	(2,232)	(1,899)	(1,646)	(1,300)	(1,302)
Gains/losses on financial assets and liabilities (net)	3,234	3,329	2,838	2,166	3,802	1,328	1,419
Exchange differences (net)	160	(189)	(522)	441	444	(50)	429
Other operating income	5,903	6,693	8,050	8,190	7,929	2,944	3,261
Other operating expenses	(6,194)	(6,583)	(8,029)	(8,089)	(7,785)	3,066	(3,392)
Total income	39,677	44,284	43,790	41,712	40,204	20,611	20,610
Administrative expenses	(17,452)	(17,801)	(17,644)	(16,073)	(14,825)	(8,721)	(8,827)
Personnel expenses	(10,069)	(10,306)	(10,305)	(9,296)	(8,451)	(4,999)	(5,129)
Other general administrative expenses	(7,383)	(7,495)	(7,339)	(6,777)	(6,374)	(3,722)	(3,698)
Depreciation and amortization	(2,391)	(2,183)	(2,098)	(1,937)	(1,596)	(1,165)	(1,169)
Provisions (net)	(2,182)	(1,478)	(2,616)	(1,067)	(1,747)	(1,506)	(1,178)
Impairment losses on financial assets (net)	(11,227)	(18,880)	(11,794)	(10,400)	(11,578)	(5,369)	(6,013)
Impairment losses on other assets (net)	(503)	(508)	(1,517)	(286)	(165)	(831)	(206)
Gains/(losses) on disposal of assets not classified as non-current assets held for sale	2,152	906	1,846	351	1,565	2,302	708
Gains/(losses) on non-current assets held for sale not classified as discontinued operations	(422)	(757)	(2,109)	(290)	(1,225)	(85)	(213)
Operating profit/(loss) before tax	7,652	3,583	7,858	12,010	10,633	5,236	3,712
Income tax	(2,113)	(590)	(1,755)	(2,910)	(1,222)	(1,948)	(891)
Profit from continuing operations	5,539	2,993	6,103	9,100	9,411	3,288	2,821
Profit/(loss) from discontinued operations (net)	(15)	70	15	35	31	—	(14)

	Year ended December 31,					Six months ended June 30,
	2013	2012	2011	2010	2009	2014	2013
	(in millions of euros, except percentages and per share data)
Consolidated profit for the period	5,524	3,063	6,118	9,135	9,442	3,288	2,807
Profit attributable to the Parent	4,370	2,295	5,330	8,212	8,970	2,756	2,255
Profit attributable to non-controlling interest	1,154	768	788	923	472	532	552
Per share information:
Average number of shares (thousands)(1)	10,836,111	9,766,689	8,892,033	8,686,522	8,554,224	11,601,218	10,548,077
Basic earnings per share (euros)	0.40	0.23	0.60	0.94	1.05	0.24	0.21
Basic earnings per share continuing operation (euros)	0.40	0.22	0.60	0.94	1.04	0.24	0.21
Diluted earnings per share (euros)	0.40	0.23	0.60	0.94	1.04	0.24	0.21
Diluted earnings per share continuing operation (euros)	0.40	0.22	0.60	0.94	1.04	0.24	0.21
Dividends paid (euros)(2)	0.60	0.60	0.60	0.60	0.60	0.30	0.30
Dividends paid (U.S.$)(2)	0.83	0.79	0.78	0.80	0.86	0.41	0.40
Total assets	1,115,638	1,269,600	1,251,009	1,216,956	1,110,399	1,188,043	1,223,118
Loans and advances to credit institutions (net)(3)	74,964	73,900	51,726	79,855	79,837	68,724	80,500
Loans and advances to customers (net)(3)	668,856	719,112	748,541	722,504	682,551	706,899	700,149
Investment securities (net)(4)	142,234	152,066	154,015	174,258	173,990	167,136	174,141
Investments: Associates and joint venture	5,536	4,454	4,155	273	164	3,603	5,012
Contingent liabilities	41,049	45,033	48,042	59,795	59,256	44,695	43,347
Liabilities
Deposits from central banks and credit institutions(5)	109,397	152,966	143,138	140,112	142,091	128,531	128,234
Customer deposits(5)	607,837	626,639	632,533	616,376	506,975	617,761	644,934
Debt securities(5)	175,477	205,969	197,372	192,873	211,963	191,495	188,607
Capitalization
Guaranteed subordinated debt excluding preferred securities and preferred shares(6)	4,603	5,207	6,619	10,934	13,867	4,686	4,667
Other subordinated debt	7,483	8,291	10,477	12,189	15,193	7,535	6,809
Preferred securities(6)	3,652	4,319	5,447	6,917	7,315	6,412	4,233
Preferred shares(6)	401	421	449	435	430	410	409
Non-controlling interest (including net income of the period)	9,314	9,415	6,354	5,860	5,165	10,538	10,095
Stockholders’ equity(7)	70,588	71,860	74,460	73,637	67,276	75,178	71,299
Total capitalization	96,041	99,514	103,806	109,971	109,245	104,759	97,512
Stockholders’ equity per average share(7)	6.51	7.36	8.37	8.48	7.86	6.48	6.76
Stockholders’ equity per share at the period-end(7)	6.23	6.96	8.36	8.84	8.18	6.38	6.60

(1)	Average number of shares has been calculated on the basis of the weighted average number of shares outstanding in the relevant period, net of treasury stock.

(2)	The shareholders at the annual shareholders’ meeting held on June 19, 2009 approved a new remuneration scheme (scrip dividend), whereby the Bank offered the shareholders the possibility to opt to receive an amount equivalent to the dividends in cash or new shares. The remuneration per share for 2009, 2010, 2011, 2012 and 2013 disclosed above, €0.60, is calculated assuming that the four dividends for these years were paid in cash. The remuneration per share distributed in the first half of 2013 and 2014 disclosed above include the third and the fourth dividends for 2012 and 2013, respectively, and is calculated assuming that they were paid in cash.
(3)	Equals the sum of the amounts included under the headings “Financial assets held for trading”, “Other financial assets at fair value through profit or loss” and “Loans and receivables” as stated in Santander Spain’s consolidated financial statements.
(4)	Equals the amounts included as “Debt instruments” and “Equity instruments” under the headings “Financial assets held for trading”, “Other financial assets at fair value through profit or loss”, “Available-for-sale financial assets” and “Loans and receivables” as stated in Santander Spain’s consolidated financial statements.
(5)	Equals the sum of the amounts included under the headings “Financial liabilities held for trading”, “Other financial liabilities at fair value through profit or loss” and “Financial liabilities at amortized cost” as stated in Santander Spain’s consolidated financial statements.
(6)	In Santander Spain’s consolidated financial statements, preferred securities and preferred shares are included under “Subordinated liabilities”.
(7)	Equals the sum of the amounts included at the end of each period as “Own funds” and “Valuation adjustments” as stated in Santander Spain’s consolidated financial statements. The book value of treasury stock has been deducted from stockholders’ equity.

For a discussion of the accounting principles used in translation of foreign currency-denominated assets and liabilities to euros, see Note 2 (a) to Santander Spain’s audited annual consolidated financial statements as of and for the year ended December 31, 2013 included in the Santander Spain 2013 Form 20-F.

Selected Financial Data of Santander Brasil (page 52)

The following table presents selected historical consolidated financial data of Santander Brasil as of, and for each of the years in the five-year period ended on, December 31, 2013 and as of, and for the six month periods ended June 30, 2014 and 2013.

Income Statement Data

		For the year ended December 31,					Six months ended
	2013	2013	2012	2011	2010	2009	2014	2013
	(in millions of U.S.$)(1)	(in millions of R$)
Interest and similar income	21,863	51,217	52,644	51,716	40,887	39,324	27,918	24,527
Interest expense and similar charges	(9,706)	(22,738)	(21,057)	(23,920)	(16,823)	(17,182)	(14,009)	(9,970)
Net interest income	12,157	28,479	31,587	27,796	24,064	22,142	13,909	14,557

Income from equity instruments	35	81	94	94	52	30	137	46
Income from companies accounted for by the equity method	39	91	73	54	44	295	37	50
Fee and commission income	4,586	10,742	9,611	8,629	7,668	7,013	5,270	5,173
Fee and commission expense	(1,127)	(2,641)	(2,001)	(1,429)	(998)	(910)	(1,196)	(1,135)
Gains (losses) on financial assets and liabilities (net)	(489)	(1,146)	(548)	(134)	1,458	2,716	391	817
Exchange differences (net)	235	551	378	(121)	417	(51)	552	297
Other operating income (expenses)	(190)	(445)	(623)	(378)	(348)	(115)	(257)	(184)
Total income	15,246	35,712	38,571	34,511	32,357	31,120	18,843	17,986

		For the year ended December 31,					Six months ended
	2013	2013	2012	2011	2010	2009	2014	2013
	(in millions of U.S.$)(1)	(in millions of R$)
Administrative expenses	(5,912)	(13,850)	(13,773)	(12,783)	(11,769)	(11,483)	(6,648)	(6,644)
Depreciation and amortization	(534)	(1,252)	(1,201)	(1,000)	(655)	(680)	(618)	(643)
Provisions (net)(2)	(1,149)	(2,692)	(2,057)	(2,985)	(1,922)	(3,459)	(755)	(638)
Impairment losses on financial assets (net)(3)	(6,027)	(14,118)	(16,476)	(9,382)	(8,234)	(9,966)	(5,716)	(7,651)
Impairment losses on other assets (net)	(147)	(345)	(38)	(39)	(21)	(901)	3	(122)
Gains (losses) on disposal of assets not classified as non-current assets held for sale	196	460	501	5	(59)	3,369	27	411
Gains (losses) on non-current assets held for sale not classified as discontinued operations	44	103	(52)	447	199	32	5	91
Operating profit before tax	1,717	4,018	5,475	8,774	9,896	8,032	5,140	2,790
Income taxes	(100)	(233)	(37)	(1,101)	(2,572)	(2,583)	(2,183)	240
Net Profit from Continuing Operations	1,617	3,785	5,438	7,673	7,323	5,450	2,956	3,055

Discontinued Operations	879	2,063	55	74	85	66	—	25

Consolidated Profit for the Period	2,496	5,848	5,493	7,747	7,408	5,516	2,956	3,055

(1)	Translated for convenience only using the selling rate as reported by the Brazilian Central Bank at December 31, 2013, for Brazilian reais into U.S. dollars of R$2.3426 to U.S.$1.00.
(2)	Mainly provisions for tax risks and legal obligations, and judicial and administrative proceedings of labor and civil lawsuits.
(3)	Net provisions to the credit loss allowance less recovery of loans previously written off.

Balance Sheet Data

		At December 31,					Six months ended
	2013	2013	2012	2011	2010	2009	2014	2013
	(in millions of U.S.$)(1)	(in millions of R$)
Assets
Cash and balances with the Brazilian Central Bank	22,075	51,714	55,535	65,938	56,800	27,269	63,096	51,714
Financial assets held for trading	12,887	30,189	31,638	29,901	24,821	20,116	46,546	30,219
Other financial assets at fair value through profit or loss(2)	554	1,298	1,228	665	17,940	16,295	1,434	1,298
Available-for-sale financial assets	19,759	46,287	44,149	44,608	47,206	46,406	55,312	46,287
Loans and receivables	110,466	258,778	226,957	202,757	174,106	152,163	240,372	258,778
Hedging derivatives	151	353	156	81	116	163	226	323
Non-current assets held for sale	117	275	166	132	67	172	410	275

		At December 31,					Six months ended
	2013	2013	2012	2011	2010	2009	2014	2013
	(in millions of U.S.$)(1)	(in millions of R$)
Investments in associates and joint ventures	454	1,064	472	422	371	419	1,074	1,064
Tax assets	9,417	22,060	21,497	17,017	15,117	15,960	21,544	22,060
Other assets	2,171	5,085	5,601	4,803	3,915	4,087	5,126	5,084
Tangible assets	2,939	6,886	5,938	5,008	4,518	3,702	6,572	6,886
Intangible assets	12,407	29,064	29,271	29,245	29,960	29,402	29,075	29,064

Total assets	193,398	453,053	422,608	400,579	374,937	316,154	470,788	453,053

Average assets	185,813	435,286	408,143	394,788	341,956	298,355	461,717	445,042

		At December 31,					Six months ended June 30,
	2013	2013	2012	2011	2010	2009	2014	2013
	(in millions of U.S.$)(1)	(in millions of R$)
Liabilities
Financial liabilities held for trading	5,786	13,554	5,352	5,047	4,785	4,435	15,157	13,554
Other financial liabilities at fair value through profit or loss	—	—	—	—	—	2	—	—
Financial liabilities at amortized cost	140,741	329,701	306,976	291,452	253,341	203,568	347,374	329,701
Deposits from the Brazilian Central Bank and deposits from credit institutions	14,527	34,032	35,074	51,527	42,391	21,196	40,093	34,032
Customer deposits	85,442	200,156	188,595	174,474	167,949	149,440	205,223	200,156
Marketable debt securities	27,875	65,301	54,012	38,590	20,087	11,439	65,156	65,301
Subordinated debts	3,802	8,906	11,919	10,908	9,695	11,305	8,849	8,906
Other financial liabilities	9,095	21,306	17,376	15,952	13,218	10,188	22,437	21,305
Hedging derivatives	269	629	282	36	—	10	602	629
Liabilities for insurance contracts	—	—	—	—	19,643	15,527	—	—
Provisions(3)	4,650	10,892	12,775	11,358	10,082	9,933	10,186	10,892
Tax liabilities	4,991	11,693	13,784	11,876	10,530	9,457	13,761	11,693
Other liabilities	2,105	4,928	4,303	3,928	3,606	4,228	5,093	4,927

Total liabilities	158,542	371,397	343,472	323,696	301,986	247,160	392,173	371,397

Stockholders’ equity	35,575	83,340	79,921	77,117	72,653	68,762	79,441	83,340
Other Comprehensive Income	(842)	(1,973)	(1,022)	(254)	290	231	(1,116)	(1,973)
Non-controlling interests	123	289	237	19	8	1	289	289

Total Stockholders’ Equity	34,856	81,655	79,136	76,882	72,951	68,994	78,614	81,655

Total liabilities and stockholders’ equity	193,398	453,053	422,608	400,578	374,937	316,154	470,788	453,053

		At December 31,					Six months ended June 30,
	2013	2013	2012	2011	2010	2009	2014	2013
	(in millions of U.S.$)(1)	(in millions of R$)
Average interest-bearing liabilities	122,676	287,382	265,328	244,453	198,453	184,332	319,371	453,053
Average stockholders’ equity	34,541	80,916	77,886	75,606	72,495	55,920	77,051	79,930

(1)	Translated for convenience only using the selling rate as reported by the Brazilian Central Bank at December 31, 2013, for Brazilian reais into U.S. dollars of R$2.3426 to U.S.$1.00.
(2)	In 2010 and 2009, this item includes investment fund units of guarantors of benefit plans—PGBL/VGBL, in the amount of R$17,426 million and R$14,184 million, respectively, related to the liabilities for insurance contracts held by Zurich Santander Brasil Seguros e Previdência S.A., formerly Santander Seguros S.A. (which we refer to as “Santander Seguros”), which were no longer included in the consolidation in 2011, following the sale of Santander Seguros. See “Item 5. Operating and Financial Review and Prospects—A. Operating Results—Factors Affecting the Comparability of Our Results of Operation—Sale of Zurich Santander Brasil Seguros e Previdência S.A. (the new corporate name of Santander Seguros S.A.)” in the Santander Brasil 2013 Form 20-F.
(3)	Mainly provisions for tax risks and legal obligations, and judicial and administrative proceedings of labor and civil lawsuits.

Comparative Per Share Information (page 60)

The following table summarizes unaudited per share information for Santander Spain and Santander Brasil on a historical basis, pro forma basis for Santander Spain and equivalent pro forma basis for Santander Brasil. The audited annual consolidated financial statements of Santander Spain and Santander Brasil included in the Santander Spain 2013 Form 20-F and the Santander Brasil 2013 Form 20-F and the unaudited interim condensed consolidated financial statements of Santander Spain and Santander Brasil included in the Santander Spain Second Quarter 6-K and the Santander Brasil Second Quarter 6-K, respectively, were prepared in accordance with IFRS as issued by the IASB. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the proposed exchange offers had been completed as of the beginning of the period presented, nor is it necessarily indicative of the future operating results or financial position of Santander Spain and Santander Brasil.

	For the Year ended December 31, 2013				For the Six Months ended June 30, 2014
	R$	€		U.S.$	R$	€		U.S.$
Santander Spain—Historical
Historical per Santander Spain ordinary share:(1)
Income (loss) per share from continuing operations (basic)	—	0.40		0.53	—	0.24		0.33
Income (loss) per share from continuing operations (diluted)	—	0.40		0.53	—	0.24		0.33
Income (loss) per share from discontinued operations (basic)	—	0.00		0.00	—	0.00		0.00
Income (loss) per share from discontinued operations (diluted)	—	0.00		0.00	—	0.00		0.00
Cash dividends declared per share	—	0.60	(2)	0.83	—	0.30	(2)	0.41
Book Value per share	—	6.23		8.60	—	6.38		8.72
Santander Brasil—Historical
Historical per Santander Brasil share:(1)(3)
Income per share from continuing operations (basic)
Common shares	0.46	0.16		0.21	0.35	0.11		0.15
Preferred shares	0.51	0.18		0.23	0.39	0.12		0.17

	For the Year ended December 31, 2013			For the Six Months ended June 30, 2014
	R$	€	U.S.$	R$	€	U.S.$
Income per share from continuing operations (diluted)
Common shares	0.46	0.16	0.21	0.35	0.11	0.15
Preferred shares	0.51	0.18	0.23	0.39	0.12	0.17
Income per share from discontinued operations (basic)
Common shares	0.26	0.09	0.12	0.00	0.00	0.00
Preferred shares	0.29	0.10	0.13	0.00	0.00	0.00
Income per share from discontinued operations (diluted)
Common shares	0.26	0.09	0.12	0.00	0.00	0.00
Preferred shares	0.29	0.10	0.13	0.00	0.00	0.00
Cash dividends declared per share
Common shares	0.30	0.11	0.14	0.08	0.02	0.03
Preferred shares	0.33	0.12	0.15	0.09	0.03	0.04
Book value per share
Common shares	5.45	1.69	2.33	5.25	1.75	2.38
Preferred shares	5.25	1.63	2.24	5.06	1.69	2.30
Santander Spain—Unaudited Pro Forma
Unaudited pro forma per Santander Spain ordinary share:(1)
Income (loss) per share from continuing operations (basic)	—	0.42	0.56	—	0.24	0.33
Income (loss) per share from continuing operations (diluted)	—	0.42	0.56	—	0.24	0.33
Income (loss) per share from discontinued operations (basic)	—	0.00	0.00	—	0.00	0.00
Income (loss) per share from discontinued operations (diluted)	—	0.00	0.00	—	0.00	0.00
Cash dividends declared per share	—	0.60	0.83	—	0.30	0.41
Book value per share	—	6.27	8.65	—	6.43	8.78
Santander Brasil—Unaudited Pro Forma Equivalent
Unaudited pro forma per Santander Brasil common share and Santander Brasil preferred share:(1)(3)(4)
Income (loss) per share from continuing operations (basic)	0.43	0.15	0.20	0.26	0.08	0.11
Income (loss) per share from continuing operations (diluted)	0.43	0.15	0.20	0.26	0.08	0.11
Income (loss) per share from discontinued operations (basic)	—	0.00	0.00	0.00	0.00	0.00
Income (loss) per share from discontinued operations (diluted)	—	0.00	0.00	0.00	0.00	0.00
Cash dividends declared per share	0.67	0.21	0.29	0.32	0.11	0.14
Book value per share	7.02	2.19	3.02	6.75	2.25	3.07

(1)	Amount translated into U.S. dollars using the average U.S.$/€ exchange rate applicable during the applicable period for net income. For cash dividends and for book value, the U.S.$/€ exchange rates as of December 31, 2013 and June 30, 2014, as applicable, are used.
(2)	The dividend per share disclosed above is calculated on the assumption that the amounts equivalent to the relevant interim and final dividends are paid in cash.
(3)	Amount translated into U.S. dollars using the average U.S.$/Brazilian reais exchange rate applicable during the period for net income. For cash dividends and for book value, the U.S.$/Brazilian reais exchange rates as of December 31, 2013 and June 30, 2014, as applicable, are used.
(4)	Santander Brasil—Unaudited Pro Forma Equivalent share amounts are calculated by multiplying the Santander Spain—Unaudited Pro Forma per share amounts by the exchange ratio of 0.35.

RISK FACTORS

In addition to the matters described under the “Cautionary Statement Regarding Forward-Looking Statements” section of this offer to exchange/prospectus beginning on page 20 and the risk factors contained in the Santander Spain 2013 Form 20-F and the Santander Brasil 2013 Form 20-F that are incorporated by reference into this offer to exchange/prospectus, you should carefully consider the following risk factors before deciding whether or not to tender your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs into the exchange offers. Each of the matters described in these risk factors could have a material adverse effect on the businesses, financial condition and/or results of operations of Santander Spain and Santander Brasil individually or as affiliated companies and on the market price of the Santander Spain ordinary shares.

Risks Relating to the Exchange Offers

The completion of the exchange offers is subject to certain conditions precedent and if these conditions are not satisfied or waived (if waivable), the exchange offers will not be completed

The completion of the exchange offers is subject to the following conditions:

Governmental Approvals and Authorizations

•	all governmental approvals and authorizations required in connection with the exchange offers shall have been obtained and shall have not been revoked, amended, modified or supplemented in any way that could reasonably be expected to materially impede or interfere with, delay, postpone or adversely affect the completion of the exchange offers, including the following, which cannot be waived:

•	if applicable, the receipt of a statement from the Banco de España addressing its non-opposition to the relevant capital increases of Santander Spain necessary to issue the Santander Spain ordinary shares to be issued in connection with the exchange offers (including any subsequent offering period);

•	the receipt of the report to be issued by an expert designated by the Commercial Registry of Cantabria with regard to the fair value of the Santander Brasil shares, the Santander Brasil units and the Santander Brasil ADSs to be received by Santander Spain in the exchange offers confirming that their fair value is at least equal to the par value and, if applicable, the value of the issue premium of the Santander Spain ordinary shares to be issued in exchange therefor; and

•	the registration with the Spanish Comisión Nacional del Mercado de Valores (which we refer to as the “CNMV”) of an information prospectus or, alternatively, either (i) the acceptance by the CNMV of disclosure of information that is considered equivalent to that included in a prospectus or (ii) the application of an exemption to register with the CNMV an information prospectus or an equivalent document in accordance with the relevant applicable Spanish regulations for purposes of having the Santander Spain ordinary shares to be issued in connection with the exchange offers listed on the SSE.

Other Conditions

•	confirmation shall have been obtained that the Santander Spain BDSs and the Santander Spain ADSs to be issued in the exchange offers will be admitted to listing on the Bovespa and the NYSE, respectively, no later than on the date of settlement of the exchange offers;

•	since the commencement date, no stop order suspending the effectiveness of the registration statement containing this offer to exchange/prospectus shall have been issued by the SEC and no proceeding for that purpose shall have been initiated or threatened by the SEC; and

•

since the commencement date, no public, governmental, judicial, legislative or regulatory authority in the U.S., Brazil, Spain or any other relevant jurisdiction (a) shall have enacted, issued, promulgated, enforced or entered any statute, law, rule, regulation, executive order, decree, injunction or other order which (i) prevents or prohibits the consummation of the exchange offers; (ii) adversely affects the terms and/or conditions of the exchange offer; (iii) imposes material limitations on the ability of Santander Spain (or any of its affiliates) to acquire, hold or exercise full rights of ownership of the Santander Brasil Securities to be purchased or exchanged pursuant to the exchange offers including, without limitation, the right to vote the Santander Brasil Securities; (iv) prohibits, restrains or makes or seeks to make illegal the payment for, purchase of or exchange of the Santander Brasil Securities pursuant to the exchange offers or that would impose material damages in connection therewith; (v) restrains or limits Santander Brasil’s business operations; (vi) imposes or seeks to impose any material condition to the exchange offers in addition to the conditions set forth elsewhere in this offer to exchange/prospectus, or shall any action, proceeding or complaint be commenced that seeks to do any of the foregoing; or (vii) imposes any limitation on the participation of any holder of Santander Brasil Securities in the exchange offers; or (b) shall have threatened to enact, issue, promulgate, enforce or enter, any statute, law, rule, regulation, executive order, decree, injunction or other order which would have, if enacted, issued, promulgated, enforced or entered, any of the foregoing effects.

Because the exchange ratio is fixed, the value of the Santander Spain ADSs and/or Santander Spain BDSs you will receive as a result of the exchange offers is likely to fluctuate

If you tender your Santander Brasil units and Santander Brasil shares into the Brazilian exchange offer through the Auction and your Santander Brasil units and Santander Brasil shares are acquired in the Brazilian exchange offer, you will receive 0.70 of a Santander Spain BDS per Santander Brasil unit and 0.35 of a Santander Spain BDS per Santander Brasil share, subject only to an adjustment for the upcoming scrip dividend of Santander Spain as described in this offer to exchange/prospectus. If you tender your Santander Brasil units, Santander Brasil shares or Santander Brasil ADSs in the U.S. exchange offer through the U.S. exchange agent and your Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares are acquired in the U.S. exchange offer, you will receive 0.70 of a Santander Spain ADS per Santander Brasil ADS or Santander Brasil unit and 0.35 of a Santander Spain ADS per Santander Brasil share, subject only to an adjustment for the upcoming scrip dividend of Santander Spain as described in this offer to exchange/prospectus. Each Santander Spain BDS or Santander Spain ADS represents one Santander Spain ordinary share. This exchange ratio is fixed and will not be adjusted to reflect any changes in the market prices of any of the securities of either company, except for the adjustment for the upcoming scrip dividend of Santander Spain as described in this offer to exchange/prospectus. As a result, you will receive a fixed number of Santander Spain BDSs or Santander Spain ADSs in connection with the exchange offers, and changes in the market prices of these securities and the underlying Santander Spain ordinary shares will affect the value of what you will receive.

The market prices of the Santander Spain ordinary shares, Santander Spain ADSs, Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs are likely to fluctuate before the completion of the exchange offers and this will affect the value represented by the exchange ratio both in terms of the Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs tendered by you or on your behalf and what you will receive in exchange. For example, based on the closing prices on Bovespa translated at the U.S.$/Brazilian reais exchange rate published on September 15, 2014, the market value of one Santander Brasil unit has varied from a low of U.S.$5.44 to a high of U.S.$6.88 between April 28, 2014 (the last trading day before Santander Spain issued a press release announcing the exchange offers) and September 15, 2014, while, based on the closing prices on the SSE translated at the U.S.$/euro exchange rate published on September 15, 2014, the market value of a Santander Spain ordinary share has varied from a low of U.S.$9.10 to a high of U.S.$10.20 between April 28, 2014 and September 15, 2014.

The market prices of Santander Spain ordinary shares, Santander Spain ADSs, Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs are, and the Santander Spain BDSs will be, subject to general price fluctuations in the market for publicly traded equity securities and have experienced significant volatility in the past. Market price variations in these securities could result from actual or investors’ perceptions of changes in the businesses, financial condition, results of operations or prospects of Santander Spain or Santander Brasil prior to and/or following the exchange offer, regulatory considerations, legal proceedings, exchange rates, general market and economic conditions and other factors beyond the control of Santander Spain or Santander Brasil.

As of the date of this offer to exchange/prospectus, the board of directors of Santander Brasil has not made any recommendation with respect to the exchange offers.

Santander Brasil is a Brazilian company and Brazilian law governs the duties and obligations of Santander Brasil’s board of directors, a majority of the members of which are representatives of Santander Spain. As of the date of this offer to exchange/prospectus, Santander Brasil’s board of directors has not made any recommendation to its shareholders in connection with the exchange offers.

Under Brazilian law, however, within fifteen calendar days after the publication of the exchange offer notice required by Brazilian law, the board of directors of Santander Brasil is required to prepare and disclose an opinion on (i) the convenience and opportunity of the exchange offers vis-à-vis the interests of the shareholders of Santander Brasil and the liquidity of their securities; (ii) the impact of the exchange offers on the interests of Santander Brasil; and (iii) the announced strategic plans of the offeror in connection with Santander Brasil. Under Brazilian law, the board of directors must express an opinion in favor or against the acceptance of the exchange offers, advising the shareholders that the decision on whether to tender or not their securities is ultimately a decision to be taken in their discretion.

In addition, under U.S. law, within ten business days after the commencement of the U.S. exchange offer, Santander Brasil is required to file with the SEC and distribute to its shareholders a statement indicating whether it recommends in favor of the U.S. exchange offer, recommends against the U.S. exchange offer, takes no position in connection with the U.S. exchange offer or expresses that it is unable to take a position in connection with the U.S. exchange offer. In each case the board is required to explain the reasons for its position.

Santander Spain is the controlling shareholder of Santander Brasil and may have actual or potential conflicts of interest with respect to the exchange offers and additional access to information

Santander Spain is the controlling shareholder of Santander Brasil and may have actual and potential conflicts of interest with you because it currently has the power to elect a majority of the members of the board of directors of Santander Brasil. As a result of its controlling shareholder position, Santander Spain may have access to information that is not in the possession of the general investor.

The rights of the holders of Santander Spain ordinary shares, Santander Spain ADSs and Santander Spain BDSs are materially different than the current rights of holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs

The rights of holders of Santander Brasil shares and Santander Brasil units are governed by Brazilian law, Santander Brasil’s by-laws and the rules of Bovespa, and the rights of holders of Santander Brasil ADSs are governed by the deposit agreement among Santander Brasil, the Santander Brasil ADS depositary and the holders from time to time of Santander Brasil ADSs issued thereunder (which we refer to as the “Santander Brasil ADS deposit agreement”).

If your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs are acquired in the exchange offers, you will receive Santander Spain ADSs and/or Santander Spain BDSs representing Santander Spain ordinary shares. The rights of a holder of Santander Spain ordinary shares will be governed by Spanish Corporation Law, Spanish corporation regulations, Santander Spain’s by-laws and the rules of the SSE, which are materially different than the rights of a holder of Santander Brasil shares. The rights of a holder of Santander Spain ADSs are governed by a deposit agreement among Santander Spain, the Santander Spain ADS depositary and the holders from time to time of the Santander Spain ADSs issued thereunder (which we refer to as the “Santander Spain ADS deposit agreement”), and the rights of a holder of Santander Spain BDSs are governed by a deposit agreement among Santander Spain, Itaú Corretora de Valores S.A. (which we refer to as the “Santander

Spain BDS depositary”) and the holders from time to time of the Santander Spain BDSs issued thereunder (which we refer to as the “Santander Spain BDS deposit agreement”), which are different in some respects from the rights of holders of Santander Brasil ADSs. For a discussion of these differences, see the “Comparison of Rights of Holders of Santander Spain Securities and Santander Brasil Securities” section of this offer to exchange/prospectus beginning on page 122.

Some of the main differences between the rights of holders of Santander Brasil shares and Santander Spain ordinary shares are: (a) the Spanish Corporation Law and Brazilian Law 6, 404/76 of December 15, 1976, as amended (which we refer to as “Brazilian Corporation Law”), differ as to the corporate actions and other matters requiring the approval of a quorum of a qualified majority of shareholders; (b) holders of Santander Brasil shares representing at least two percent of the voting shares or one percent of the non-voting shares of Santander Brasil are entitled under the rules of CVM to request the appointment of a fiscal council, whereas holders of Santander Spain ordinary shares do not have any similar right under Spanish Corporation Law; (c) Brazilian Corporation Law and Spanish Corporation Law differ as to shareholders’ rights in the case of a mandatory public offering and when withdrawal rights of dissenting shareholders are triggered; and (d) Santander Brasil must distribute at least 25% of its net profit from the preceding fiscal year to its shareholders as mandatory dividends, whereas Santander Spain is not required to distribute any amount to its shareholders as mandatory dividends. For further discussion of the differences between the rights of holders of Santander Brasil shares and holders of Santander Spain ordinary shares, please see the “Comparison of Rights of Holders of Santander Spain Securities and Santander Brasil Securities” section of this offer to exchange/prospectus beginning on page 122.

The receipt of Santander Spain Depositary Shares and cash (if any) pursuant to the exchange offers will be a taxable transaction for U.S. federal income tax purposes.

The receipt of Santander Spain Depositary Shares and cash (if any) in exchange for Santander Brasil Securities pursuant to the exchange offers will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose Santander Brasil Securities are exchanged for Santander Spain Depositary Shares in the transaction will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the fair market value of the Santander Spain Depositary Shares on the date of the exchange and the cash (if any) received with respect to the Santander Brasil Securities exchanged and (ii) the U.S. holder’s adjusted tax basis in such Santander Brasil Securities. A U.S. holder will have a tax basis in the Santander Spain Depositary Shares received equal to their fair market value on the date of the exchange, and the U.S. holder’s holding period with respect to such Santander Spain Depositary Shares will begin on the day after the date of the exchange. The tax consequences of the transaction and of holding Santander Spain Depositary Shares are discussed in more detail below under “Material United States Federal Income Tax Considerations.”

Certain Brazilian Tax Consequences are Uncertain

Certain Brazilian tax consequences of your participation in the exchange offers are uncertain. While non-Brazilian holders that tender their Santander Brasil ADSs, Santander Brasil shares or Santander Brasil units into the U.S. exchange offer through the U.S. exchange agent and non-Brazilian holders who are not located in a tax haven jurisdiction that tender Santander Brasil units or Santander Brasil shares into the Brazilian exchange offer through the Auction on Bovespa in exchange for Santander Spain BDSs should not be subject to capital gains tax in Brazil there is a risk that the Brazilian tax authorities could seek to impose a tax on non-Brazilian holders for the capital gains recognized in such transactions. In general, the capital gains tax rate in Brazil is 15% if the non-Brazilian holder is not located in a tax haven jurisdiction and 25% if the non-Brazilian holder is located in a tax haven jurisdiction. The United States is not a tax haven jurisdiction.

Additionally, while tax should not apply to capital gain realized on the deposit of Santander Brasil units with the custodian for the Santander Brasil ADR program if the non-Brazilian holder is a 2,689 investor not located in a tax haven jurisdiction, there is no clear regulatory guidance on whether tax authorities may take the position that the tax benefits (i.e., exemption from capital gains tax available to 2,689 investors in connection with the disposition of securities on the Bovespa or an organized over-the-counter market regulated by the CVM) would not apply to the deposit of Santander Brasil shares or Santander Brasil units in exchange for Santander Brasil ADSs. If the tax benefits available to 2,689 investors are not applicable to the deposit of Santander Brasil shares or Santander Brasil units in exchange for the Santander Brasil ADSs, then such transaction would be subject to capital gains tax at the rate of 15% if the non-Brazilian holder is not located in a tax haven jurisdiction.

We urge you to read the discussion under “The Exchange Offers—Tax Consequences—Brazilian Tax Consequences” section of this offer to exchange/prospectus beginning on page 92 for a more detailed discussion of the Brazilian tax consequences of your participation in the exchange offers, and we also urge you to consult your own tax advisors concerning the tax consequences of the exchange offers with respect to the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs and of the receipt, ownership, and disposition of Santander Spain shares in light of your particular situation.

You will need to consider the Spanish tax consequences of the transaction and of holding Santander Spain Securities

If you receive Santander Spain Securities as a result of the exchange offers, you will be subject to certain Spanish tax consequences related to holding such Santander Spain Securities, including the treatment of dividends paid with respect to such Santander Spain Securities and of the proceeds of a sale or disposition of such Santander Spain Securities. In particular, on any dividend payment date, Qualifying Shareholders (as defined below) will be subject to a Spanish withholding tax of 21% on any dividends paid by Santander; however, the Spanish withholding tax rate may be reduced to 15% as per the Treaties (as defined below) under certain conditions.

The Spanish tax consequences of the acquisition, ownership and disposition of Santander Spain Securities by U.S. and Brazilian tax residents are discussed in more detail below under “Spanish Tax Consequences.”

We encourage you to read the discussion under the “The Exchange Offers—Tax Consequences—Spanish Tax Consequences” section of this offer to exchange/prospectus beginning on page 97 for a more detailed discussion of the Spanish tax consequences of your participation in the exchange offers. We also encourage you to consult your own tax advisors concerning the tax consequences of the exchange offers with respect to the Santander Spain ADSs (evidenced by Santander Spain ADRs) and Santander Spain BDSs (evidenced by Santander Spain BDRs) in light of your particular situation.

If the exchange offers are completed, the liquidity and market value of any Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs not acquired by Santander Spain could be adversely affected

The acquisition of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs by Santander Spain pursuant to the exchange offers will reduce the number of holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs and the number of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs that might otherwise trade publicly and, depending on the number of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs acquired by Santander Spain pursuant to the exchange offers, could adversely affect the liquidity and market value of any remaining Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs held by the public.

Although Santander Spain does not currently intend to seek delisting of the Santander Brasil ADSs from the NYSE, depending upon the number of Santander Brasil ADSs purchased pursuant to the U.S. exchange offer, the Santander Brasil ADSs may no longer meet the standards for continued listing on the NYSE and delisting the Santander Brasil ADSs may be required, which could further adversely affect the liquidity of the Santander Brasil ADSs.

According to the NYSE’s published guidelines, the NYSE would consider delisting the Santander Brasil ADSs if, among other things, (i) the total number of holders of Santander Brasil ADSs falls below 400, (ii) the total number of holders of Santander Brasil ADSs falls below 1,200 and the average monthly trading volume for Santander Brasil ADSs is less than 100,000 for the most recent 12 months or (iii) the number of publicly-held Santander Brasil ADSs (exclusive of holdings of officers and directors of Santander Brasil and their immediate families and other concentrated holdings of 10% or more) falls below 600,000. We have been informed by Santander Brasil that as of July 31, 2014, there were 26,615 beneficial holders of 611,476,047 Santander Brasil ADSs, of which approximately 415,014,277 Santander Brasil ADSs were publicly-held under the NYSE definition. Therefore, as of that date, the NYSE would consider delisting the Santander Brasil ADSs if (i) at least 98.49% of holders tendered all of their Santander Brasil ADSs into the U.S. exchange offer, (ii) at least 95.49% of holders tendered all of their Santander Brasil ADSs into the U.S. exchange offer and the average monthly trading volume for Santander Brasil ADSs fell below 100,000 shares for the previous 12 months or (iii) at least 99.85% of publicly-held Santander Brasil ADSs were tendered into the U.S. exchange offer. If, as a result of the purchase of the Santander Brasil ADSs pursuant to the U.S. exchange offer, the Santander Brasil ADSs no longer meet the requirements of the NYSE for continued listing and the listing of the Santander Brasil ADSs is discontinued, the market for the Santander Brasil ADSs could be adversely affected. If the delisting occurs, the amount of publicly available information concerning Santander Brasil and its operations would be reduced and the liquidity of and markets for the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs would be adversely affected. While the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs might trade in over-the-counter markets, such markets may not develop and, even if they do, the extent of the public market and the availability of market quotations for these securities are likely to be significantly reduced and would depend upon the number and/or the aggregate market value of, and the interest of securities firms in maintaining a market for, these Santander Brasil securities.

After completion of the Brazilian exchange offer, any outstanding Santander Brasil shares and Santander Brasil units will continue to trade on Bovespa. However, Santander Brasil will be moved from Bovespa’s Level 2 Segment to Bovespa’s Traditional Segment. Companies listed on the Level 2 Segment are required to have a public float of at least 25% of their total capital and, in addition to the obligations imposed by Brazilian Corporation Law on companies that are not listed on any of Bovespa’s special segments, are subject to, among other things, the following requirements (which are known as cláusulas mínimas estatutárias (minimum bylaws requirements) and must be reflected in the companies’ bylaws): (i) in the event of a direct or indirect change of control through a transaction or a series of related transactions, the acquiror is required to make a public offer to acquire the shares of the minority shareholders for the same consideration, on a per share basis, offered in connection with the acquisition of the controlling block; (ii) grant voting rights to the holders of preferred shares in connection with (a) the implementation of certain corporate actions, including conversions, mergers and spin-offs; (b) the execution of agreements with controlling shareholders and related parties; and (c) the valuation of in-kind capital contributions; (iii) have a board of directors consisting of at least five members, of which at least 20% must be independent; (iv) limit the term of the members of the board of directors to a unified term of no more than two years; (v) separate the roles of chairman of the board of directors and chief executive officer; (vi) in the event of a tender offer, have the board of directors express an opinion in favor or against acceptance of the tender offer, and (vii) submit to the jurisdiction of Bovespa’s Market Arbitration Chamber for the resolution of any disputes between the company and its investors. After completion of the Brazilian exchange offer, Santander Brasil will no longer be required to comply with the obligations that are specific to companies listed on the Level 2 Segment. Santander Spain does not currently have any plans to alter the corporate governance practices currently applying to Santander Brasil’s board of directors or modify the minimum bylaws requirements. However, the move from the Level 2 Segment to the Traditional Segment may negatively affect liquidity of the Santander Brasil shares and Santander Brasil units.

Furthermore, even if the Santander Brasil ADSs continue to be listed on the NYSE and the Santander Brasil shares and Santander Brasil units continue to be listed on Bovespa, the number of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs that are publicly held by shareholders other than Santander Spain or its affiliates may be so small that the liquidity of such securities may be significantly reduced, there may no longer be an active trading market for the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs and their market value may be significantly reduced.

As a result of the foregoing, you should not assume that the Santander Brasil ADSs will continue to be listed on the NYSE or that the Santander Brasil shares and Santander Brasil units will continue to be listed on Bovespa, or that there will be a liquid and active trading market or a continuation of current price levels for such securities after completion of the exchange offers.

If you elect to participate in the Brazilian exchange offer, you will be subject to certain differences from the U.S. exchange offer and will not be afforded certain rights and protections that are provided under the U.S. federal securities laws.

If you elect to participate in the Brazilian exchange offer, you will be subject to certain differences between the U.S. exchange offer and the Brazilian exchange offer. For example, if you tender into the Brazilian exchange offer through the Auction to be held on Bovespa, you will have to pay two combined fees to Bovespa and the Central Depositary, each in an amount equal to 0.0345% of the value of the exchange transaction. Such fees are required by the rules of Bovespa and the Central Depositary for transactions such as the Brazilian exchange offer but such fees are not applicable to the U.S. exchange offer because no similar fees are imposed by the equivalent market participants in the U.S. If you tender into the Brazilian exchange offer through the Auction to be held on Bovespa, you will have until 10:30 a.m. São Paulo time on the expiration date to tender your securities and until 1 p.m. São Paulo time on the expiration date to withdraw tendered securities, while if you tender into the U.S. exchange offer through the U.S. exchange agent you will have until 5 p.m. Eastern time on the expiration date to tender your securities or withdraw tendered securities. This difference results from the fact that the Auction will be conducted on Bovespa on the expiration date, while no such Auction will occur for the U.S. exchange offer. If you tender into the Brazilian exchange offer through the Auction to be held on Bovespa, you will receive Santander Spain BDSs on the fourteenth business day (taking into account Spanish and Brazilian business days) after the expiration date because of additional operative steps required to settle the Brazilian exchange offer in accordance with Brazilian law while if you tender into the U.S. exchange offer through the U.S. exchange agent, it is expected that you will receive Santander Spain ADSs by the tenth business day (taking into account U.S. business days) after the expiration date. Based on the expiration date of October 30, 2014, the fourteenth Spanish and Brazilian business day following the expiration date would be the equivalent of the fifteenth business day following the expiration date.

In addition, if you elect to participate in the Brazilian exchange offer, you will not be afforded the rights and protections that are provided under the U.S. federal securities laws as they relate to tender offers, other than the anti-fraud provisions of the U.S. federal securities laws.

SELECTED FINANCIAL DATA OF SANTANDER SPAIN

The following table presents selected historical consolidated financial data of Santander Spain as of, and for each of the years ended on, December 31, 2013, 2012, 2011, 2010 and 2009 and as of, and for the six month periods ended June 30, 2014 and 2013. The selected historical consolidated financial information as of, and for the years ended on, December 31, 2013, 2012, 2011, 2010 and 2009 and as of, and for the six-month periods ended June 30, 2014 and 2013 was prepared in accordance with IFRS as issued by the IASB and has been derived from the Santander Spain 2013 Form 20-F and Santander Spain Second Quarter Form 6-K, respectively, which are incorporated by reference into this offer to exchange/prospectus. The audited annual consolidated financial statements of Santander Spain as of and for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 have been audited by Santander Spain’s independent registered public accounting firm, Deloitte, S.L., as indicated in its reports on those financial statements, which are included in the Santander Spain 2013 Form 20-F and in other reports previously filed by Santander Spain with the SEC. For more information about how to obtain copies of the Santander Spain 2013 Form 20-F or the Santander Spain Second Quarter Form 6-K, see the “Where You Can Find More Information” section of this offer to exchange/prospectus beginning on page 16.

You should read the information below in conjunction with Santander Spain’s audited annual consolidated financial statements and unaudited interim condensed consolidated financial statements and the notes thereto, as well as the “Presentation of Financial and Other Information” and “Operating and Financial Review and Prospects” sections in the Santander Spain 2013 Form 20-F and the “Introduction, Basis of Presentation of the Interim Condensed Consolidated Financial Statements and Other Information” section in the Santander Spain Second Quarter Form 6-K.

The income statement for the year ended December 31, 2013 includes the results from Kredyt Bank S.A. after the merger in early 2013 of the subsidiaries in Poland of Banco Santander, S.A. and KBC Bank NV (BZ WBK S.A. and Kredyt Bank S.A.). In addition, the income statement for the year ended December, 31, 2011 reflects the impact of the consolidation of Bank Zachodni WBK, S.A. and the deconsolidation of Santander Consumer USA. The income statement for the year ended December, 31, 2009 reflects the impact of the consolidation of Banco Real, Alliance & Leicester, Bradford & Bingley’s branch network and retail deposits, Sovereign (Santander Bank) and other consumer businesses.

	Year ended December 31,					Six Months ended June 30,
	2013	2012	2011	2010	2009	2014	2013
	(in millions of euros, except percentages and per share data)
Interest and similar income	51,447	58,791	60,618	52,637	53,173	26,580	26,373
Interest expense and similar charges	(25,512)	(28,868)	(30,024)	(23,672)	(26,874)	(12,218)	(13,000)
Interest income / (charges)	25,935	29,923	30,594	28,965	26,299	14,362	13,373
Income from equity instruments	378	423	394	362	436	251	204
Income from companies accounted for using the equity method	500	427	57	17	(1)	108	268
Fee and commission income	12,473	12,732	12,640	11,559	10,726	6,034	6,350
Fee and commission expense	(2,712)	(2,471)	(2,232)	(1,899)	(1,646)	(1,300)	(1,302)
Gains/losses on financial assets and liabilities (net)	3,234	3,329	2,838	2,166	3,802	1,328	1,419
Exchange differences (net)	160	(189)	(522)	441	444	(50)	429
Other operating income	5,903	6,693	8,050	8,190	7,929	2,944	3,261
Other operating expenses	(6,194)	(6,583)	(8,029)	(8,089)	(7,785)	3,066	(3,392)
Total income	39,677	44,284	43,790	41,712	40,204	20,611	20,610
Administrative expenses	(17,452)	(17,801)	(17,644)	(16,073)	(14,825)	(8,721)	(8,827)

	Year ended December 31,					Six Months ended June 30,
	2013	2012	2011	2010	2009	2014	2013
	(in millions of euros, except percentages and per share data)
Personnel expenses	(10,069)	(10,306)	(10,305)	(9,296)	(8,451)	(4,999)	(5,129)
Other general administrative expenses	(7,383)	(7,495)	(7,339)	(6,777)	(6,374)	(3,722)	(3,698)
Depreciation and amortization	(2,391)	(2,183)	(2,098)	(1,937)	(1,596)	(1,165)	(1,169)
Provisions (net)	(2,182)	(1,478)	(2,616)	(1,067)	(1,747)	(1,506)	(1,178)
Impairment losses on financial assets (net)	(11,227)	(18,880)	(11,794)	(10,400)	(11,578)	(5,369)	(6,013)
Impairment losses on other assets (net)	(503)	(508)	(1,517)	(286)	(165)	(831)	(206)
Gains/(losses) on disposal of assets not classified as non-current assets held for sale	2,152	906	1,846	351	1,565	2,302	708
Gains/(losses) on non-current assets held for sale not classified as discontinued operations	(422)	(757)	(2,109)	(290)	(1,225)	(85)	(213)
Operating profit/(loss) before tax	7,652	3,583	7,858	12,010	10,633	5,236	3,712
Income tax	(2,113)	(590)	(1,755)	(2,910)	(1,222)	(1,948)	(891)
Profit from continuing operations	5,539	2,993	6,103	9,100	9,411	3,288	2,821
Profit/(loss) from discontinued operations (net)	(15)	70	15	35	31	—	(14)
Consolidated profit for the period	5,524	3,063	6,118	9,135	9,442	3,288	2,807
Profit attributable to the Parent	4,370	2,295	5,330	8,212	8,970	2,756	2,255
Profit attributable to non-controlling interest	1,154	768	788	923	472	532	552
Per share information:
Average number of shares (thousands)(1)	10,836,111	9,766,689	8,892,033	8,686,522	8,554,224	11,601,218	10,548,077
Basic earnings per share (euros)	0.40	0.23	0.60	0.94	1.05	0.24	0.21
Basic earnings per share continuing operation (euros)	0.40	0.22	0.60	0.94	1.04	0.24	0.21
Diluted earnings per share (euros)	0.40	0.23	0.60	0.94	1.04	0.24	0.21
Diluted earnings per share continuing operation (euros)	0.40	0.22	0.60	0.94	1.04	0.24	0.21
Remuneration paid (euros)(2)	0.60	0.60	0.60	0.60	0.60	0.30	0.30
Remuneration paid (U.S.$)(2)	0.83	0.79	0.78	0.80	0.86	0.41	0.40
Total assets	1,115,638	1,269,600	1,251,009	1,216,956	1,110,399	1,188,043	1,223,118
Loans and advances to credit institutions (net)(3)	74,964	73,900	51,726	79,855	79,837	68,724	80,500
Loans and advances to customers (net)(3)	668,856	719,112	748,541	722,504	682,551	706,899	700,149
Investment securities (net)(4)	142,234	152,066	154,015	174,258	173,990	167,136	174,141
Investments: Associates and joint venture	5,536	4,454	4,155	273	164	3,603	5,012

	Year ended December 31,					Six Months ended June 30,
	2013	2012	2011	2010	2009	2014	2013
	(in millions of euros, except percentages and per share data)
Contingent liabilities	41,049	45,033	48,042	59,795	59,256	44,695	43,347
Liabilities
Deposits from central banks and credit institutions(5)	109,397	152,966	143,138	140,112	142,091	128,531	128,234
Customer deposits(5)	607,837	626,639	632,533	616,376	506,975	617,761	644,934
Debt securities(5)	175,477	205,969	197,372	192,873	211,963	191,495	188,607
Capitalization
Guaranteed subordinated debt excluding preferred securities and preferred shares(6)	4,603	5,207	6,619	10,934	13,867	4,686	4,667
Other subordinated debt	7,483	8,291	10,477	12,189	15,193	7,535	6,809
Preferred securities(6)	3,652	4,319	5,447	6,917	7,315	6,412	4,233
Preferred shares(6)	401	421	449	435	430	410	409
Non-controlling interest (including net income of the period)	9,314	9,415	6,354	5,860	5,165	10,538	10,095
Stockholders’ equity(7)	70,588	71,860	74,460	73,637	67,276	75,178	71,299
Total capitalization	96,041	99,514	103,806	109,971	109,245	104,759	97,512
Stockholders’ equity per average share(7)	6.51	7.36	8.37	8.48	7.86	6.48	6.76
Stockholders’ equity per share at the period-end(7)	6.23	6.96	8.36	8.84	8.18	6.38	6.60
Other managed funds
Mutual funds	93,304	89,176	102,611	113,510	105,216	119,739	88,447
Pension funds	10,879	10,076	9,645	10,965	11,310	11,258	10,135
Managed portfolio	20,987	18,889	19,200	20,314	18,364	23,198	20,325
Total other managed funds(8)	125,170	118,141	131,456	144,789	134,890	154,195	118,907
Consolidated ratios
Profitability ratios:
Net yield(9)	2.31%	2.51%	2.72%	2.66%	2.62%	2.69%	2.31%
Return on average total assets (ROA)	0.45%	0.24%	0.50%	0.77%	0.86%	0.56%	0.45%
Return on average stockholders’ equity (ROE)	6.10%	2.91%	7.12%	11.75%	14.37%	7.61%	6.26%
Capital ratio:
Average stockholders’ equity to average total assets	5.90%	5.65%	5.88%	5.87%	5.68%	6.22%	5.76%
Ratio of earnings to fixed charges(10)
Excluding interest on deposits	1.72%	1.27%	1.62%	2.27%	2.02%	1.93%	1.67%
Including interest on deposits	1.30%	1.11%	1.26%	1.52%	1.41%	1.43%	1.27%
Credit quality data
Loans and advances to customers
Allowances for impaired balances including country risk and excluding contingent liabilities as a percentage of total gross loans	3.59%	3.41%	2.45%	2.63%	2.55%	3.74%	3.56%
Impaired balances as a percentage of total gross loans(11)	5.81%	4.74%	4.07%	3.76%	3.43%	5.58%	5.38%
Allowances for impaired balances as a percentage of impaired balances(11)	61.76%	72.01%	60.17%	69.99%	74.32%	67.03%	66.26%
Net loan charge-offs as a percentage of total gross loans	1.38%	1.36%	1.39%	1.31%	1.27%	0.69%	0.68%

	Year ended December 31,					Six Months ended June 30,
	2013	2012	2011	2010	2009	2014	2013
	(in millions of euros, except percentages and per share data)
Ratios adding contingent liabilities to loans and advances to customers and excluding country risk(*)
Allowances for impaired balances (**) as a percentage of total loans and contingent liabilities	3.48%	3.29%	2.38%	2.56%	2.44%	3.64%	3.44%
Impaired balances as a percentage of total loans and contingent liabilities (**)(11)	5.64%	4.54%	3.90%	3.54%	3.24%	5.45%	5.18%
Allowances for impaired balances as a percentage of impaired balances(**)(11)	61.65%	72.41%	61.02%	72.17%	75.33%	66.75%	66.36%
Net loan and contingent liabilities charge-offs as a percentage of total loans and contingent liabilities	1.29%	1.28%	1.29%	1.21%	1.17%	0.65%	0.64%

(*)	These ratios are disclosed because Santander Spain’s credit risk exposure comprises loans and advances to customers as well as contingent liabilities, all of which are subject to impairment and, therefore, allowances are taken in respect thereof.
(**)	Impaired or non-performing loans and contingent liabilities, securities and other assets to collect.
(1)	Average number of shares has been calculated on the basis of the weighted average number of shares outstanding in the relevant period, net of treasury stock.
(2)	The shareholders at the annual shareholders’ meeting held on June 19, 2009 approved a new remuneration scheme (scrip dividend), whereby the Bank offered the shareholders the possibility to opt to receive an amount equivalent to the dividends in cash or new shares. The dividend per share for 2009, 2010, 2011, 2012 and 2013 disclosed above, €0.60, is calculated assuming that the four dividends for these years were paid in cash. The remuneration per share distributed in the first half of 2013 and 2014 disclosed above include the third and the fourth dividends for 2012 and 2013, respectively, and are calculated assuming they were paid in cash.
(3)	Equals the sum of the amounts included under the headings “Financial assets held for trading”, “Other financial assets at fair value through profit or loss” and “Loans and receivables” as stated in Santander Spain’s consolidated financial statements.
(4)	Equals the amounts included as “Debt instruments” and “Equity instruments” under the headings “Financial assets held for trading”, “Other financial assets at fair value through profit or loss”, “Available-for-sale financial assets” and “Loans and receivables” as stated in Santander Spain’s consolidated financial statements.
(5)	Equals the sum of the amounts included under the headings “Financial liabilities held for trading”, “Other financial liabilities at fair value through profit or loss” and “Financial liabilities at amortized cost” as stated in Santander Spain’s consolidated financial statements.

(6)	In Santander Spain’s consolidated financial statements, preferred securities and preferred shares are included under “Subordinated liabilities”.
(7)	Equals the sum of the amounts included at the end of each period as “Own funds” and “Valuation adjustments” as stated in Santander Spain’s consolidated financial statements. The book value of treasury stock has been deducted from stockholders’ equity.
(8)	At December 31, 2013 Santander Spain held a 50% ownership interest in SAM Investment Holdings Limited (SAM) and controlled this company jointly with Warburg Pincus and General Atlantic. Funds under “Other managed funds” are mostly managed by SAM.
(9)	Net yield is the total of net interest income (including dividends on equity securities) divided by average earning assets. See “Item 4. Information on the Company—B. Business Overview—Selected Statistical Information—Assets—Earning Assets—Yield Spread” of the Santander Spain 2013 Form 20-F.
(10)	For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of pre-tax income from continuing operations before adjustment for income or loss from equity investees plus fixed charges. Fixed charges consist of total interest expense (including or excluding interest on deposits as appropriate) and the interest expense portion of rental expense.
(11)	Impaired loans reflect Bank of Spain classifications. These classifications differ from the classifications applied by U.S. banks in reporting loans as non-accrual, past due, restructured and potential problem loans. See “Item 4. Information on the Company—B. Business Overview—Classified Assets—Bank of Spain’s Classification Requirements” in the Santander Spain 2013 Form 20-F.

Set forth below is a table showing Santander Spain’s allowances for impaired balances broken down by various categories as disclosed and discussed throughout the Santander Spain 2013 Form 20-F and the Santander Spain Second Quarter Form 6-K:

	IFRS-IASB
	Year Ended December 31,					Six Months ended June 30,
	2013	2012	2011	2010	2009	2014	2013
	(in millions of euros)
Allowances refers to:
Allowances for impaired balances (*) (excluding country risk)	25,681	26,112	19,531	20,553	18,497	28,256	26,579
Less: Allowances for contingent liabilities and commitments (excluding country risk)	688	614	648	1,011	623	686	646
Allowances for Balances of Loans (excluding country risk):	24,993	25,497	18,883	19,541	17,874	27,570	25,933
Allowances relating to country risk and other	154	98	210	121	192	119	103
Allowances for impaired balances (excluding contingent liabilities)	25,147	25,595	19,093	19,662	18,066	27,689	26,036
Of which:
Allowances for Loans and receivables:	24,959	25,467	18,858	19,544	17,899	27,516	25,905
Allowances for Customers	24,903	25,422	18,806	19,502	17,873	27,464	25,857
Allowances for Credit institutions and other financial assets	37	30	36	17	26	32	34
Allowances for Debt Instruments	19	15	16	25	0	20	14
Allowances for Debt Instruments available for sale	188	129	235	119	167	173	132

(*)	Impaired or non-performing loans and contingent liabilities, securities and other assets to collect.

For a discussion of the accounting principles used in translation of foreign currency-denominated assets and liabilities to euros, see Note 2 (a) to Santander Spain’s consolidated financial statements as of, and for the year ended December 31, 2013 included in the Santander Spain 2013 Form 20-F.

SELECTED FINANCIAL DATA OF SANTANDER BRASIL

The following table presents selected historical consolidated financial data of Santander Brasil as of, and for each of the years ended on, December 31, 2013, 2012, 2011, 2010 and 2009 and as of, and for the six-month periods ended June 30, 2014 and 2013. The selected historical consolidated financial information as of, and for each of the years ended on, December 31, 2013, 2012, 2011, 2010 and 2009 and as of, and for each six-month period ended June 30, 2014 and 2013 was prepared in accordance with IFRS as issued by the IASB and has been derived from the Santander Brasil 2013 Form 20-F and the Santander Brasil Second Quarter 6-K, respectively, which are incorporated by reference into this offer to exchange/prospectus. The audited annual consolidated financial statements of Santander Brasil as of, and for the years ended on, December 31, 2013, 2012, 2011, 2010 and 2009 have been audited by Santander Brasil’s independent registered public accounting firm, Deloitte Touche Tohmatsu Auditores Independentes, as indicated in its reports on those financial statements, which are included in the Santander Brasil 2013 Form 20-F or in other reports previously filed by Santander Brasil with the SEC. For more information about how to obtain copies of the Santander Brasil 2013 Form 20-F or the Santander Brasil Second Quarter Form 6-K, see the “Where You Can Find More Information” section of this offer to exchange/prospectus beginning on page 16.

You should read the information below in conjunction with Santander Brasil’s audited consolidated financial statements and the unaudited interim condensed consolidated financial statements and the notes thereto, as well as the “Presentation of Financial and Other Information” and “Operating and Financial Review and Prospects” sections in the Santander Brasil 2013 Form 20-F and the “General Information, Basis of Presentation of the Consolidated Interim Financial Statements and Other Information” section in the Santander Brasil Second Quarter Form 6-K.

On December 17, 2013, Santander Brasil sold its asset management business through the disposal of all of its shares in Santander Brasil Asset Management Distribuidora de Títulos e Valores Mobiliários S.A. (“DTVM”). The gains associated with the sale of the asset management business, as well as the operating results of DTVM are recorded in “Discontinued Operations” in accordance with IFRS 5—Discontinued Operations for all periods presented. For further information, see notes 3.a and 42 of Santander Brasil’s audited consolidated financial statements as of and for the year ended December 31, 2013 included in the Santander Brasil 2013 Form 20-F.

Prior to June 2, 2014, each Santander Brasil unit represented 55 Santander Brasil common shares and 50 Santander Brasil preferred shares. As a result of the bonus share program and the reverse share split by Santander Brasil, effective as of June 2, 2014, each Santander Brasil unit represents one Santander Brasil common share and one Santander Brasil preferred share.

Selected Annual Financial Information as of, and for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 and as of, and for the six-month periods ended June 30, 2014 and 2013

Income Statement Data

		For the year ended December 31,					Six Months ended June 30,
	2013	2013	2012	2011	2010	2009	2014	2013
	(in millions of U.S.$)(1)	(in millions of R$)
Interest and similar income	21,863	51,217	52,644	51,716	40,887	39,324	27,918	24,527
Interest expense and similar charges	(9,706)	(22,738)	(21,057)	(23,920)	(16,823)	(17,182)	(14,009)	(9,970)
Net interest income	12,157	28,479	31,587	27,796	24,064	22,142	13,909	14,557

Income from equity instruments	35	81	94	94	52	30	137	46
Income from companies accounted for by the equity method	39	91	73	54	44	295	37	50
Fee and commission income	4,586	10,742	9,611	8,629	7,668	7,013	5,270	5,173
Fee and commission expense	(1,127)	(2,641)	(2,001)	(1,429)	(998)	(910)	(1,196)	(1,135)
Gains (losses) on financial assets and liabilities (net)	(489)	(1,146)	(548)	(134)	1,458	2,716	391	817
Exchange differences (net)	235	551	378	(121)	417	(51)	552	297
Other operating income (expenses)	(190)	(445)	(623)	(378)	(348)	(115)	(257)	(184)
Total income	15,246	35,712	38,571	34,511	32,357	31,120	18,843	17,986

Administrative expenses	(5,912)	(13,850)	(13,773)	(12,783)	(11,769)	(11,483)	(6,648)	(6,644)
Depreciation and amortization	(534)	(1,252)	(1,201)	(1,000)	(655)	(680)	(618)	(643)
Provisions (net)(2)	(1,149)	(2,692)	(2,057)	(2,985)	(1,922)	(3,459)	(755)	(638)
Impairment losses on financial assets (net)(3)	(6,027)	(14,118)	(16,476)	(9,382)	(8,234)	(9,966)	(5,716)	(7,651)
Impairment losses on other assets (net)	(147)	(345)	(38)	(39)	(21)	(901)	3	(122)
Gains (losses) on disposal of assets not classified as non-current assets held for sale	196	460	501	5	(59)	3,369	27	411
Gains (losses) on non-current assets held for sale not classified as discontinued operations	44	103	(52)	447	199	32	5	91
Operating profit before tax	1,717	4,018	5,475	8,774	9,896	8,032	5,140	2,790
Income taxes	(100)	(233)	(37)	(1,101)	(2,572)	(2,583)	(2,183)	240
Net Profit from Continuing Operations	1,617	3,785	5,438	7,673	7,323	5,450	2,956	3,055

Discontinued Operations	879	2,063	55	74	85	66	—	25

Consolidated Profit for the Period	2,496	5,848	5,493	7,747	7,408	5,516	2,956	3,055

(1)	Translated for convenience only using the selling rate as reported by the Brazilian Central Bank at December 31, 2013, for Brazilian reais into U.S. dollars of R$2.3426 to U.S.$1.00.
(2)	Mainly provisions for tax risks and legal obligations, and judicial and administrative proceedings of labor and civil lawsuits.
(3)	Net provisions to the credit loss allowance less recovery of loans previously written off.

Earnings and Dividend per Share Information

	For the year ended December 31,					Six Months ended June 30,
	2013	2012	2011	2010	2009	2014	2013
Basic Earnings per 1,000 shares
From continuing and discontinued operations
Basic Earnings per shares (reais)
Common shares	719.89	689.29	970.56	928.91	803.45	353.00	378.31
Preferred shares	791.87	758.22	1,067.62	1,021.80	883.79	388.31	416.14
Diluted Earnings per shares (reais)
Common shares	719.60	688.87	970.56	928.91	803.45	352.83	378.24
Preferred shares	791.56	757.75	1,067.62	1,021.80	883.79	388.11	416.07
Basic Earnings per shares (U.S. dollars)(1)
Common shares	307.30	337.31	517.41	557.24	461.51	160.27	170.75
Preferred shares	338.03	371.04	569.15	612.96	507.66	176.30	187.82
Diluted Earnings per shares (U.S. dollars)(1)
Common shares	307.18	337.10	517.41	557.24	461.51	160.19	170.72
Preferred shares	337.90	370.81	569.15	612.96	507.66	176.21	187.79
From continuing operations
Basic Earnings per shares (reais)
Common shares	460.35	682.34	961.25	918.27	793.80	353.0	375.22
Preferred shares	506.38	750.57	1,057.38	1,010.10	873.18	388.31	412.75
Diluted Earnings per shares (reais)
Common shares	460.16	681.92	961.25	918.27	793.80	352.83	375.16
Preferred shares	506.18	750.11	1,057.38	1,010.10	873.18	388.11	412.68
Basic Earnings per shares (U.S. dollars)(1)
Common shares	196.51	333.92	512.45	550.85	455.97	160.27	169.36
Preferred shares	216.06	367.31	563.69	605.94	501.57	176.30	186.29
Diluted Earnings per shares (U.S. dollars)(1)
Common shares	196.43	333.70	512.45	550.85	455.97	160.19	169.33
Preferred shares	216.08	367.07	563.69	605.94	905.57	176.21	186.26
From discontinued operations
Basic Earnings per shares (reais)
Common shares	259.54	6.95	9.31	10.64	9.65	—	3.08
Preferred shares	285.49	7.65	10.24	11.71	10.61	—	3.39
Diluted Earnings per shares (reais)
Common shares	259.43	6.95	9.31	10.64	9.65	—	3.08
Preferred shares	285.38	7.64	10.24	11.71	10.61	—	3.39
Basic Earnings per shares (U.S. dollars)(1)
Common shares	110.79	3.40	4.96	6.38	5.54	—	3.08
Preferred shares	121.87	3.74	5.46	7.02	6.10	—	3.39
Diluted Earnings per shares (U.S. dollars)(1)
Common shares	110.75	3.40	4.96	6.38	5.54	—	1.39
Preferred shares	121.82	3.74	5.46	7.02	6.10	—	1.53
Dividends and interest on capital per shares(2)
Common shares (reais)	302.15	335.73	398.43	443.95	215.17	78.28	2.28
Preferred shares (reais)	332.36	369.30	438.28	488.34	236.69	86.10	2.51
Common shares (U.S. dollars)	128.98	164.29	212.41	266.31	123.60	35.54	1.03
Preferred shares (U.S. dollars)	141.88	180.72	233.65	292.95	135.96	39.09	1.13
Weighted average share outstanding (in thousands)—basic
Common shares	3,858,717	3,860,354	3,869,850	3,869,850	3,339,107	3,849,759	3,860,053
Preferred shares	3,719,858	3,721,493	3,730,991	3,730,991	3,203,884	3,710,900	3,721,194
Weighted average share outstanding (in thousands)—diluted
Common shares	3,860,239	3,862,679	3,869,850	3,869,850	3,339,107	3,851,671	3,860,698
Preferred shares	3,721,380	3,723,817	3,730,991	3,730,991	3,203,884	3,712,812	3,721,841

(1)	Translated for convenience only using the selling rate as reported by the Brazilian Central Bank at December 31, 2013, for Brazilian reais into U.S. dollars of R$2.3426 to U.S.$1.00.
(2)	Includes dividends based on net income and dividends based on reserves.

Balance Sheet Data

		As of December 31,					Six Months ended June 30,
	2013	2013	2012	2011	2010	2009	2014	2013
	(in millions of U.S.$)(1)	(in millions of R$)
Assets
Cash and balances with the Brazilian Central Bank	22,075	51,714	55,535	65,938	56,800	27,269	63,096	51,714
Financial assets held for trading	12,887	30,189	31,638	29,901	24,821	20,116	46,546	30,219
Other financial assets at fair value through profit or loss(2)	554	1,298	1,228	665	17,940	16,295	1,434	1,298
Available-for-sale financial assets	19,759	46,287	44,149	44,608	47,206	46,406	55,312	46,287
Loans and receivables	110,466	258,778	226,957	202,757	174,106	152,163	240,372	258,778
Hedging derivatives	151	353	156	81	116	163	226	323
Non-current assets held for sale	117	275	166	132	67	172	410	275
Investments in associates and joint ventures	454	1,064	472	422	371	419	1,074	1,064
Tax assets	9,417	22,060	21,497	17,017	15,117	15,960	21,544	22,060
Other assets	2,171	5,085	5,601	4,803	3,915	4,087	5,126	5,084
Tangible assets	2,939	6,886	5,938	5,008	4,518	3,702	6,572	6,886
Intangible assets	12,407	29,064	29,271	29,245	29,960	29,402	29,075	29,064

Total assets	193,398	453,053	422,608	400,579	374,937	316,154	470,788	453,053

Average assets	185,813	435,286	408,143	394,788	341,956	298,355	461,717	427,891

		As of December 31,					Six Months ended June 30,
	2013	2013	2012	2011	2010	2009	2014	2013
	(in millions of U.S.$)(1)	(in millions of R$)
Liabilities
Financial liabilities held for trading	5,786	13,554	5,352	5,047	4,785	4,435	15,157	13,554
Other financial liabilities at fair value through profit or loss	—	—	—	—	—	2	—	—
Financial liabilities at amortized cost	140,741	329,701	306,976	291,452	253,341	203,568	347,374	329,701
Deposits from the Brazilian Central Bank and deposits from credit institutions	14,527	34,032	35,074	51,527	42,391	21,196	40,093	34,032
Customer deposits	85,442	200,156	188,595	174,474	167,949	149,440	205,223	200,156
Marketable debt securities	27,875	65,301	54,012	38,590	20,087	11,439	65,156	65,301
Subordinated debts	3,802	8,906	11,919	10,908	9,695	11,305	8,849	8,906
Other financial liabilities	9,095	21,306	17,376	15,952	13,218	10,188	22,437	21,305
Hedging derivatives	269	629	282	36	—	10	602	629
Liabilities for insurance contracts	—	—	—	—	19,643	15,527	—	—
Provisions(3)	4,650	10,892	12,775	11,358	10,082	9,933	10,186	10,892
Tax liabilities	4,991	11,693	13,784	11,876	10,530	9,457	13,761	11,693
Other liabilities	2,105	4,928	4,303	3,928	3,606	4,228	5,093	4,927

Total liabilities	158,542	371,397	343,472	323,696	301,986	247,160	392,173	371,397

Stockholders’ equity	35,575	83,340	79,921	77,117	72,653	68,762	79,441	83,340
Other Comprehensive Income	(842)	(1,973)	(1,022)	(254)	290	231	(1,116)	(1,973)
Non-controlling interests	123	289	237	19	8	1	289	289

Total Stockholders’ Equity	34,856	81,655	79,136	76,882	72,951	68,994	78,614	81,655

Total liabilities and stockholders’ equity	193,398	453,053	422,608	400,578	374,937	316,154	470,788	453,053

Average interest-bearing liabilities	122,676	287,382	265,328	244,453	198,453	184,332	461,722	453,053
Average stockholders’ equity	34,541	80,916	77,886	75,606	72,495	55,920	15,157	13,554

(1)	Translated for convenience only using the selling rate as reported by the Brazilian Central Bank at December 31, 2013, for Brazilian reais into U.S. dollars of R$2.3426 to U.S.$1.00.
(2)	In 2010 and 2009, this item includes investment fund units of guarantors of benefit plans—PGBL/VGBL, in the amount of R$17,426 million and R$14,184 million, respectively, related to the liabilities for insurance contracts held by Zurich Santander Brasil Seguros e Previdência S.A., formerly Santander Seguros S.A. (which we refer to as “Santander Seguros”), which were no longer included in the consolidation in 2011, following the sale of Santander Seguros. See “Item 5. Operating and Financial Review and Prospects—A. Operating Results—Factors Affecting the Comparability of Our Results of Operation—Sale of Zurich Santander Brasil Seguros e Previdência S.A. (the new corporate name of Santander Seguros S.A.)” in the Santander Brasil 2013 Form 20-F.
(3)	Mainly provisions for tax risks and legal obligations, and judicial and administrative proceedings of labor and civil lawsuits.

Selected Consolidated Ratios

	As of and for the year ended December 31,					As of and for the six months ended June 30,
	2013	2012	2011	2010	2009	2014	2013
	in (%)
Profitability and performance
Net yield(1)	8.0	9.5	8.6	8.8	9.7	5.9	8.3
Return on average total assets	1.3	1.3	2.0	2.2	1.8	1.3	1.4
Return on average stockholders’ equity	7.3	7.1	10.3	10.2	9.9	7.8	7.6
Adjusted return on average stockholders’ equity(2)	10.9	10.8	16.3	16.7	19.6	12.2	11.6
Capital adequacy(3)
Average stockholders’ equity as a percentage of average total assets	18.5	19.1	19.2	21.2	18.7	16.7	18.7
Average stockholders’ equity excluding goodwill as a percentage of average total assets excluding goodwill(2)	13.1	13.3	13.0	14.1	10.4	11.5	13.2
Basel capital adequacy ratio(4)	19.2	20.8	24.8	28.4	33.4	17.9	21.5
Asset quality
Non-performing assets as a percentage of loans and advances to customers (gross)(5)	6.2	7.6	6.7	5.8	7.2	6.5	7.4
Non-performing assets as a percentage of total assets(5)	3.1	3.8	3.3	2.5	3.1	3.1	3.7
Non-performing assets as a percentage of computable credit risk(5)(6)	5.4	6.7	6.0	5.1	6.2	5.7	6.5
Impairment losses as a percentage of non-performing assets(5)	96.1	87.0	85.0	98.3	101.7	94.1	90.8
Impairment losses as a percentage of loans and advances to customers (gross)	6.0	6.6	5.7	5.7	7.2	6.1	6.7
Derecognized assets as a percentage of loans and advances to customers (gross)	6.5	7.2	4.7	6.2	6.2	5.3	6.7
Non-performing assets as a percentage of stockholders’ equity(5)	17.2	20.4	17.0	12.9	14.4	18.7	19.5
Non-performing assets as a percentage of stockholders’ equity excluding goodwill(2)(5)	25.9	31.1	26.3	21.1	24.5	28.7	29.2
Liquidity
Total loans, net as a percentage of total funding(7)	69.0	67.9	66.4	63.0	66.4	65.0	66.7
Other Information
Efficiency
Efficiency ratio(8)	38.8	35.7	37.0	36.3	36.8	35.3	37.0
Adjusted efficiency ratio	36.4	34.4	35.4	36.6	38.2	34.6	34.3

(1)	“Net yield” is defined as net interest income divided by average interest earning assets.
(2)	“Adjusted return on average stockholders’ equity,” “Average stockholders’ equity excluding goodwill as a percentage of average total assets excluding goodwill” and “Non-performing assets as a percentage of stockholders’ equity excluding goodwill” are non-GAAP financial measures which adjust “Return on average stockholders’ equity,” “Average stockholders’ equity as a percentage of average total assets” and “Non-performing assets as a percentage of stockholders’ equity,” to exclude the goodwill arising from the acquisition of Banco Real in 2008.
(3)	The average annual balance sheet data has been calculated based upon the average of the monthly balances at 13 dates: at December 31 of the prior year and each of the month-end balances of the 12 subsequent months.
(4)	Basel III capital adequacy ratio as measured pursuant to Brazilian Central Bank rules in effect as from December 31, 2013. In March 2013, the Brazilian Central Bank published a set of four resolutions and 15 circulars implementing Basel III. The regulations came into effect in October 2013, and apply to all banks operating in Brazil. This new set of regulations covers the revised definition of capital, capital requirements, capital buffers, credit valuation adjustments and exposures to central counterparties. Additional regulations and some important amendments were issued in late October 2013 to clarify and improve the risk-based capital framework. Some of the revisions came into effect in December 2013. The changes are especially relating to the definition of capital and other aspects of Pillar 1. The most important difference is the phase-in of the deduction of goodwill from regulatory capital. According to the new rules on regulatory capital in Brazil, the value of goodwill for the calculation of capital base will be deducted from the capital base according to the “phase-in” for implementation of Basel III in Brazil which will be completed by 2019. In December 2013, The Basel Committee on Banking Supervision issued a report presenting the findings of the Basel Committee’s RCAP Assessment Team on the domestic adoption of Basel III risk-based capital standards in Brazil and their consistency with Basel Committee requirements: Brazil’s capital regulations were found to be compliant with the internationally agreed minimum Basel III standards. The set of regulations published in October 2013 has strengthened the Brazilian capital regulation. The final requirements of liquidity and leverage were not defined yet. The leverage ratio, the liquidity ratios and the framework for global systemically important banks (G-SIBs) will be assessed at a later date once those standards become effective as per the internationally agreed “phase-in” arrangements. For more information see “Item 4. Information on the Company—B. Business Overview—Regulatory Overview—Capital Adequacy and Leverage—Basel” in the Santander Brasil 2013 Form 20-F.
(5)	Non-performing assets include all loans and advances past due by more than 90 days and other doubtful credits. For further information see “Item 4. Information on the Company—B. Business Overview—Selected Statistical Information—Impaired Assets” in the Santander Brasil 2013 Form 20-F.
(6)	Computable credit risk is the sum of the face amounts of loans and leases (including non-performing assets), guarantees and documentary credits.
(7)	Total funding is the sum of financial liabilities at amortized cost, excluding the other financial liabilities, for further information see “Item 5B. Liquidity and Capital Resources—Liquidity and Funding” in the Santander Brasil Form 20-F.
(8)	Efficiency ratio is defined as administrative expenses divided by total income. The adjustment, which affects the line items income tax, gains (losses) on financial assets and liabilities and exchange rate differences, does not affect net profit. Santander Brasil’s management believes that the adjusted efficiency ratio provides a more consistent framework for evaluating and conducting business, as a result of excluding from our total income the effect of the volatility caused by possible gains and losses on our hedging strategies for tax purposes. For example, in 2013, the effects of the devaluation of the Brazilian reais against foreign currency affected Santander Brasil’s hedging of the investments denominated in dollars generating losses of R$2,367 million recorded under “gains/losses on financial assets and liabilities (net),” equivalent to 2.8 percentage points variance in the efficiency ratio. In 2012 the impact of hedging in dollars was a loss of R$1,437 million and a gain of R$1,646 million in 2011, which corresponded to a variation in the efficiency ratio of 1.3 percentage points in 2012.

The information below presents the calculation of these non-GAAP financial measures from each of their most directly comparable financial measures.

	As of and for the year ended December 31,					Six Months ended June 30,
	2013	2012	2011	2010	2009	2014	2013
	(in millions of R$, except as otherwise indicated)
Return on average stockholders’ equity:
Consolidated profit for the period	5,848	5,493	7,747	7,408	5,516	2,956	3,055
Average stockholders’ equity	80,916	77,886	75,606	72,495	55,920	77,338	78,893
Return on average stockholders equity	7.3%	7.1%	10.3%	10.2%	9.9%	3.8%	3.9%
Adjusted return on average stockholders’ equity:
Consolidated profit for the period	5,848	5,493	7,747	7,408	5,516	2,956	3,055
Average stockholders’ equity	80,916	77,886	75,606	72,495	55,920	77,338	78,893
Average goodwill	27,218	27,218	27,975	28,312	27,714	27,221	27,218
Average stockholders’ equity excluding goodwill	53,698	50,668	47,631	44,183	28,206	2,956	3,055
Adjusted return on average stockholders’ equity	10.9%	10.8%	16.3%	16.7%	19.6%	50,040	51,675
Average stockholders’ equity as a percentage of average total assets:
Average stockholders’ equity	80,916	77,886	75,606	72,495	55,920	77,338	78,893
Average total assets	435,283	408,143	394,788	341,956	298,355	461,717	427,891
Average stockholders’ equity as a percentage of average total assets	18.5%	19.1%	19.2%	21.2%	18.7%	16.8%	18.4%
Average stockholders’ equity excluding goodwill as a percentage of average total assets excluding goodwill:
Average stockholders’ equity	80,916	77,886	75,606	72,495	55,920	77,338	78,893
Average goodwill	27,218	27,218	27,975	28,312	27,714	27,221	27,218
Average stockholders’ equity excluding goodwill	53,698	50,668	47,631	44,183	28,206	50,040	51,675
Average total assets	435,283	408,143	394,788	341,956	298,355	461,717	427,891
Average goodwill	27,218	27,218	27,975	28,312	27,714	27,221	78,893
Average total assets excluding goodwill	408,065	380,925	366,813	313,644	270,641	434,496	400,673
Average stockholders’ equity excluding goodwill as a percentage of average total assets excluding goodwill	13.1%	13.3%	13.0%	14.1%	10.4%	11,5%	12,9%
Non-performing assets as a percentage of stockholders’ equity:
Non-performing assets	14,022	16,057	13,073	9,349	9,900	14,670	15,998
Stockholders’ equity	81,366	78,899	76,863	72,653	68,762	78,614	81,038
Non-performing assets as a percentage of stockholders’ equity	17.2%	20.4%	17.0%	12.9%	14.4%	18.7%	19.7%
Non-performing assets as a percentage of stockholders’ equity excluding goodwill:
Non-performing assets	14,022	16,057	13,073	9,349	9,900	14,670	15,998
Stockholders’ equity	81,366	78,899	76,863	72,653	68,762	78,325	81,038
Goodwill	27,218	27,218	27,218	28,312	28,312	27,221	27,218
Stockholders’ equity excluding goodwill	54,148	51,681	49,645	44,341	40,450	51,393	53,820
Non-performing assets as a percentage of stockholders’ equity excluding goodwill	25.9%	31.1%	26.3%	21.1%	24.5%	28.5%	29.7%

The calculation of these non-GAAP measures may differ from the calculation of similarly titled measures used by other companies. Santander Brasil believes that these non-GAAP financial measures supplement the GAAP information provided to investors regarding the substantial impact of the R$27 billion goodwill arising from the acquisition of Banco Real during the year ended December 31, 2008 and the significance of other factors affecting stockholders’ equity and the related ratios. Accordingly, Santander Brasil believes that the non-GAAP measures presented are useful to investors, because it supplements the GAAP information provided to investors regarding Santander Brasil’s capital. The limitation associated with the exclusion of goodwill from stockholders’ equity is that it has the effect of excluding a portion of the total investment in Santander Brasil’s assets. Santander Brasil compensates for this limitation by also considering stockholders’ equity including goodwill, as set forth in the above tables.

The table below presents the reconciliation of Santander Brasil’s adjusted efficiency ratio to the most directly comparable GAAP financial measures for each of the periods presented.

	As of and for the year ended December 31,					Six Months ended June 30,
	2013	2012	2011	2010	2009	2014	2013
	(in millions of R$, except as otherwise indicated)
Efficiency ratio
Administrative expenses	13,850	13,773	12,783	11,813	11,516	6,648	6,675
Total income	35,712	38,570	34,510	32,544	31,274	18,843	18,062
of which:
Gains (losses) on financial assets and liabilities (net) and exchange differences (net)	(595)	(170)	(255)	1,875	2,665	(161)	(520)
Efficiency ratio	38.8%	35.7%	37.0%	36.3%	36.8%	35.3%	36.9%
Total Income	35,712	38,570	34,510	32,544	31,274	18,843	18,062
Effects of the hedge for investments held abroad	2,367	1,437	1,646	(272)	(1,146)	380	1,415
Total income excluding effects of the hedge for investments held abroad	38,079	40,007	36,156	32,272	30,128	19,223	19,477
Administrative expenses	13,850	13,773	12,783	11,813	11,516	6,648	6,675
Total income excluding effects of the hedge for investments held abroad	38,079	40,007	36,156	32,272	30,128	19,223	19,477
of which:
Gains (losses) on financial assets and liabilities (net) excluding effects of the hedge for investments held abroad	1,772	1,267	1,411	1,603	1,519	219	895
Efficiency ratio adjusted for effects of the hedge for investments held abroad	36.37%	34.4%	35.4%	36.6%	38.2%	34.6%	34.3%

COMPARATIVE PER SHARE INFORMATION

The following table summarizes unaudited per share information for Santander Spain and Santander Brasil on a historical basis, pro forma basis for Santander Spain and equivalent pro forma basis for Santander Brasil. The pro forma and pro forma-equivalent per share information gives effect to the transaction as if the transaction had been effective on the date presented in the case of the book value data and as if the transaction had become effective on January 1, 2013, inclusive, in the case of the income per share and dividends data. The pro forma adjustments for the income per share from continuing operations (basic and diluted) reflect the additional profit attributable to the Santander Group. The pro forma adjustments for the book value per share reflect the difference between the changes in carrying amount of the controlling and non-controlling interests and the fair value of the consideration paid. For the accounting treatment of the exchange offers, see the section “The Exchange Offers—Accounting Treatment”. The following information should be read in conjunction with the audited annual consolidated financial statements of Santander Spain and Santander Brasil included in the Santander Spain 2013 Form 20-F and the Santander Brasil 2013 Form 20-F and the unaudited interim condensed consolidated financial statements of Santander Spain and Santander Brasil included in the Santander Spain Second Quarter 6-K and the Santander Brasil Second Quarter 6-K, respectively.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the proposed exchange offers had been completed as of the beginning of the period presented, nor is it necessarily indicative of the future operating results or financial position of Santander Spain and Santander Brasil. The historical book value per share is computed by dividing total stockholders’ equity by the number of shares outstanding at the end of the period. The pro forma per share earnings from continuing operations are computed by dividing the pro forma income from continuing operations available to shareholders by the pro forma weighted average number of shares outstanding. The pro forma book value per share is computed by dividing total pro forma stockholders’ equity by the estimated pro forma number of shares outstanding at the end of the period. Santander Brasil equivalent pro forma per share amounts are calculated by multiplying Santander Spain pro forma per share amounts by 0.35, which is the exchange ratio per Santander Brasil share payable pursuant to the exchange offer, in order to show the information for Santander Brasil shareholders after the exchange offer. The historical per share information of Santander Spain and Santander Brasil was derived from their respective audited annual consolidated financial statements and unaudited interim condensed consolidated financial statements.

	For the Year ended December 31, 2013				For the 6 Months ended June 30, 2014
	R$	€		U.S.$	R$	€		U.S.$
Santander Spain—Historical
Historical per Santander Spain ordinary share:(1)
Income (loss) per share from continuing operations (basic)	—	0.40		0.53	—	0.24		0.33
Income (loss) per share from continuing operations (diluted)	—	0.40		0.53	—	0.24		0.33
Income (loss) per share from discontinued operations (basic)	—	0.00		0.00	—	0.00		0.00
Income (loss) per share from discontinued operations (diluted)	—	0.00		0.00	—	0.00		0.00
Cash dividends declared per share	—	0.60	(2)	0.83	—	0.30	(2)	0.41
Book Value per share	—	6.23		8.60	—	6.38		8.72
Santander Brasil—Historical
Historical per Santander Brasil share:(1)(3)
Income per share from continuing operations (basic)
Common shares	0.46	0.16		0.21	0.35	0.11		0.15
Preferred shares	0.51	0.18		0.23	0.39	0.12		0.17
Income per share from continuing operations (diluted)
Common shares	0.46	0.16		0.21	0.35	0.11		0.15
Preferred shares	0.51	0.18		0.23	0.39	0.12		0.17

	For the Year ended December 31, 2013			For the 6 Months ended June 30, 2014
	R$	€	U.S.$	R$	€	U.S.$
Income per share from discontinued operations (basic)
Common shares	0.26	0.09	0.12	0.00	0.00	0.00
Preferred shares	0.29	0.10	0.13	0.00	0.00	0.00
Income per share from discontinued operations (diluted)
Common shares	0.26	0.09	0.12	0.00	0.00	0.00
Preferred shares	0.29	0.10	0.13	0.00	0.00	0.00
Cash dividends declared per share
Common shares	0.30	0.11	0.14	0.08	0.02	0.03
Preferred shares	0.33	0.12	0.15	0.09	0.03	0.04
Book value per share
Common shares	5.45	1.69	2.33	5.25	1.75	2.38
Preferred shares	5.25	1.63	2.24	5.06	1.69	2.30
Santander Spain—Unaudited Pro Forma
Unaudited pro forma per Santander Spain ordinary share:(1)
Income (loss) per share from continuing operations (basic)	—	0.42	0.56	—	0.24	0.33
Income (loss) per share from continuing operations (diluted)	—	0.42	0.56	—	0.24	0.33
Income (loss) per share from discontinued operations (basic)	—	0.00	0.00	—	0.00	0.00
Income (loss) per share from discontinued operations (diluted)	—	0.00	0.00	—	0.00	0.00
Cash dividends declared per share	—	0.60	0.83	—	0.30	0.41
Book value per share	—	6.27	8.65	—	6.43	8.78
Santander Brasil—Unaudited Pro Forma Equivalent
Unaudited pro forma per Santander Brasil common share and Santander Brasil preferred share:(1)(3)(4)
Income (loss) per share from continuing operations (basic)	0.43	0.15	0.20	0.26	0.08	0.11
Income (loss) per share from continuing operations (diluted)	0.43	0.15	0.20	0.26	0.08	0.11
Income (loss) per share from discontinued operations (basic)	—	0.00	0.00	0.00	0.00	0.00
Income (loss) per share from discontinued operations (diluted)	—	0.00	0.00	0.00	0.00	0.00
Cash dividends declared per share	0.67	0.21	0.29	0.32	0.11	0.14
Book value per share	7.02	2.19	3.02	6.75	2.25	3.07

(1)	Amount translated into U.S. dollars using the average U.S.$/€ exchange rate applicable during the applicable period for net income. For cash dividends and for book value, the U.S.$/€ exchange rates as of December 31, 2013 and June 30, 2014, as applicable, are used.
(2)	The dividends per share disclosed above is calculated on the assumption that the amounts equivalent to the relevant interim and final dividends are paid in cash.
(3)	Amount translated into U.S. dollars using the average U.S.$/Brazilian reais exchange rate applicable during the period for net income. For cash dividends and for book value, the U.S.$/Brazilian reais exchange rates as of December 31, 2013 and June 30, 2014, as applicable are used.
(4)	Santander Brasil—Unaudited Pro Forma Equivalent share amounts are calculated by multiplying the Santander Spain—Unaudited Pro Forma per share amounts by the exchange ratio of 0.35.

COMPARATIVE MARKET PRICE AND DIVIDEND PER SHARE INFORMATION

Santander Spain ordinary shares trade on the SSE under the symbol “SAN,” the London Stock Exchange (“LSE”) under the symbol “BNC,” the Milan Stock Exchange (“MSE”) under the symbol “SANT,” the Lisbon Stock Exchange (“LISE”) under the symbol “SANT,” the Buenos Aires Stock Exchange (“BASE”) under the symbol “STD,” and the Mexican Stock Exchange (“MSE”) under the symbol “SAN*.” The Santander Spain ADSs trade on the NYSE under the symbol “SAN.” The Santander Brasil common shares, Santander Brasil preferred shares and Santander Brasil units trade on Bovespa under the symbols “SANB3,” “SANB4” and “SANB11,” respectively. The Santander Brasil ADSs trade on the NYSE under the symbol “BSBR.”

Prior to June 2, 2014, each Santander Brasil unit represented 55 Santander Brasil common shares and 50 Santander Brasil preferred shares. As a result of a bonus share program and a reverse split implemented by Santander Brasil at the end of May 2014, effective as of June 2, 2014 each Santander Brasil unit represents one Santander Brasil common share and one Santander Brasil preferred share. Share price information for periods beginning on June 2, 2014 reflects the implementation of the bonus share program and reverse split.

The following table presents trading information for the securities on April 28, 2014, the last trading day before the press release announcing the exchange offers. Amounts in Brazilian reais have been expressed in U.S. dollars at the U.S.$/Brazilian reais exchange rate of U.S.$0.446 per R$ on April 28, 2014. Amounts in euros have been expressed in U.S. dollars at the U.S.$/euros exchange rate of U.S.$1.3851 per euro on April 28, 2014. Holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs should read the information presented below in conjunction with the “Comparative Per Share Information” section of this offer to exchange/prospectus beginning on page 60.

Santander Brasil Preferred Shares					Santander Brasil Common Shares						Santander Spain Ordinary Shares
High	Low		Close		High		Low		Close		High		Low		Close
R$ 0.13	R$	0.12	R$	0.13	R$	0.12	R$	0.11	R$	0.11		€7.06		€6.98		€7.05
U.S.$0.0582	U.S.$	0.054	U.S.$	0.058	U.S.$	0.054	U.S.$	0.0493	U.S.$	0.0493	U.S.$	9.7858	U.S.$	9.6763	U.S.$	9.7664

Santander Brasil Units					Santander Brasil ADSs						Santander Spain ADSs
High	Low		Close		High		Low		Close		High		Low		Close
R$ 12.88	R$	12.70	R$	12.74	U.S.$	5.805	U.S.$	5.710	U.S.$	5.780	U.S.$	9.81	U.S.$	9.71	U.S.$	9.78

The tables below set forth, for the periods indicated, the high and low closing prices of Santander Brasil preferred shares, Santander Brasil common shares and Santander Spain ordinary shares as reported on the Bovespa and SSE, respectively, as well as the annual dividend amounts paid since 2009.

Santander Brasil Preferred Shares							Santander Brasil Common Shares						Santander Spain Ordinary Shares
	High		Low		Dividends		High		Low		Dividends		High	Low	Dividends
2009	R$	0.26	R$	0.12	R$	0.005	R$	0.25	R$	0.11	R$	0.004	€11.96	€4.00	€0.60
2010	R$	0.22	R$	0.16	R$	0.009	R$	0.30	R$	0.17	R$	0.008	€11.98	€7.30	€0.60
2011	R$	0.19	R$	0.12	R$	0.008	R$	0.25	R$	0.12	R$	0.008	€9.32	€5.13	€0.60
2012	R$	0.18	R$	0.13	R$	0.007	R$	0.20	R$	0.13	R$	0.007	€6.68	€4.17	€0.60
2013	R$	0.16	R$	0.11	R$	0.006	R$	0.16	R$	0.11	R$	0.006	€6.77	€4.17	€0.60

	Santander Brasil Preferred Shares				Santander Brasil Common Shares				Santander Spain Ordinary Shares
	High		Low		High		Low		High	Low
First Quarter 2012	R$	0.18	R$	0.13	R$	0.20	R$	0.14	€6.59	€5.45
Second Quarter 2012	R$	0.17	R$	0.14	R$	0.17	R$	0.14	€5.78	€4.25
Third Quarter 2012	R$	0.16	R$	0.13	R$	0.19	R$	0.13	€6.29	€4.04
Fourth Quarter 2012	R$	0.15	R$	0.13	R$	0.16	R$	0.13	€6.13	€5.43
First Quarter 2013	R$	0.16	R$	0.13	R$	0.16	R$	0.13	€6.62	€5.23
Second Quarter 2013	R$	0.15	R$	0.12	R$	0.16	R$	0.12	€5.63	€4.84
Third Quarter 2013	R$	0.15	R$	0.11	R$	0.15	R$	0.11	€6.08	€4.87
Fourth Quarter 2013	R$	0.15	R$	0.13	R$	0.15	R$	0.13	€6.77	€6.04
First Quarter 2014	R$	0.14	R$	0.11	R$	0.14	R$	0.10	€6.92	€6.22
Second Quarter 2014	R$	8.18	R$	0.11	R$	8.18	R$	0.11	€7.89	€6.93

	Santander Brasil Preferred Shares				Santander Brasil Common Shares				Santander Spain Ordinary Shares
	High		Low		High		Low		High	Low
February 2014	R$	0.12	R$	0.10	R$	0.12	R$	0.10	€6.62	€6.22
March 2014	R$	0.12	R$	0.10	R$	0.12	R$	0.10	€6.92	€6.36
April 2014	R$	0.15	R$	0.11	R$	0.14	R$	0.11	€7.23	€6.93
May 2014	R$	0.15	R$	0.13	R$	0.15	R$	0.13	€7.53	€7.11
June 2014	R$	8.00	R$	7.29	R$	8.16	R$	7.37	€7.89	€7.52
July 2014	R$	8.00	R$	7.00	R$	8.00	R$	7.31	€7.85	€7.28
August 2014	R$	7.71	R$	7.23	R$	7.90	R$	7.46	€7.70	€7.14
September 2014 (through September 15, 2014)	R$	7.90	R$	7.66	R$	8.09	R$	7.74	€7.90	€7.58

The tables below set forth, for the periods indicated, the high and low closing prices of Santander Brasil units as reported on the Bovespa and the high and low closing prices of the Santander Brasil ADSs and Santander Spain ADSs as reported on the NYSE.

	Santander Brasil Units				Santander Brasil ADSs				Santander Spain ADSs
	High		Low		High		Low		High		Low
2009	R$	24.56	R$	20.15	U.S.$	14.28	U.S.$	12.59	U.S.$	17.83	U.S.$	4.90
2010	R$	26.05	R$	17.93	U.S.$	15.66	U.S.$	9.82	U.S.$	17.50	U.S.$	8.77
2011	R$	22.95	R$	12.51	U.S.$	13.98	U.S.$	6.73	U.S.$	12.69	U.S.$	6.80
2012	R$	19.70	R$	13.59	U.S.$	11.30	U.S.$	6.56	U.S.$	8.76	U.S.$	4.89
2013	R$	16.07	R$	12.64	U.S.$	8.08	U.S.$	5.71	U.S.$	9.29	U.S.$	6.43

	Santander Brasil Units				Santander Brasil ADSs				Santander Spain ADSs
	High		Low		High		Low		High		Low
First Quarter 2012	R$	19.70	R$	14.96	U.S.$	11.30	U.S.$	8.05	U.S.$	8.76	U.S.$	6.91
Second Quarter 2012	R$	17.16	R$	15.04	U.S.$	9.33	U.S.$	7.18	U.S.$	7.74	U.S.$	5.25
Third Quarter 2012	R$	17.32	R$	13.60	U.S.$	8.50	U.S.$	6.70	U.S.$	8.29	U.S.$	4.89
Fourth Quarter 2012	R$	15.48	R$	13.59	U.S.$	7.68	U.S.$	6.56	U.S.$	8.17	U.S.$	6.92
First Quarter 2013	R$	16.07	R$	13.97	U.S.$	8.08	U.S.$	7.30	U.S.$	8.81	U.S.$	6.77
Second Quarter 2013	R$	15.71	R$	13.17	U.S.$	7.49	U.S.$	6.11	U.S.$	7.47	U.S.$	6.46
Third Quarter 2013	R$	16.01	R$	12.64	U.S.$	6.71	U.S.$	5.71	U.S.$	8.21	U.S.$	6.43
Fourth Quarter 2013	R$	15.74	R$	13.65	U.S.$	7.17	U.S.$	5.88	U.S.$	9.29	U.S.$	8.31
First Quarter 2014	R$	14.45	R$	10.84	U.S.$	6.05	U.S.$	4.58	U.S.$	9.58	U.S.$	8.36
Second Quarter 2014	R$	16.49	R$	12.15	U.S.$	7.17	U.S.$	5.47	U.S.$	10.75	U.S.$	9.58

	Santander Brasil Units				Santander Brasil ADSs				Santander Spain ADSs
	High		Low		High		Low		High		Low
February 2014	R$	11.92	R$	10.84	U.S.$	5.01	U.S.$	4.58	U.S.$	9.11	U.S.$	8.36
March 2014	R$	12.58	R$	10.89	U.S.$	5.55	U.S.$	4.64	U.S.$	9.58	U.S.$	8.80
April 2014	R$	15.37	R$	12.15	U.S.$	6.93	U.S.$	5.47	U.S.$	9.96	U.S.$	9.58
May 2014	R$	15.42	R$	14.65	U.S.$	6.85	U.S.$	6.55	U.S.$	10.22	U.S.$	9.85
June 2014	R$	16.10	R$	14.9	U.S.$	7.17	U.S.$	6.60	U.S.$	10.75	U.S.$	10.16
July 2014	R$	15.80	R$	14.55	U.S.$	7.04	U.S.$	6.60	U.S.$	10.64	U.S.$	9.80
August 2014	R$	15.67	R$	14.71	U.S.$	7.06	U.S.$	6.44	U.S.$	10.08	U.S.$	9.46
September 2014 (through September 15, 2014)	R$	16.05	R$	15.45	U.S.$	7.09	U.S.$	6.81	U.S.$	10.24	U.S.$	9.81

INFORMATION ABOUT SANTANDER SPAIN AND SANTANDER BRASIL

Banco Santander, S.A.

Banco Santander, S.A. and its consolidated subsidiaries are a group of banking and financial companies that operate through a network of offices and subsidiaries across Spain and other European countries (including, among others, the United Kingdom, Austria, Germany, Italy, Poland, Portugal and Norway), several Latin American countries (including, among others, Argentina, Brazil, Chile, Mexico, Peru, Puerto Rico and Uruguay) and the United States offering a wide range of financial products and also conducts banking operations in other parts of the world. As of December 31, 2013, Santander Spain was the largest banking group in the euro zone by market capitalization, with a stock market capitalization of €74 billion, stockholders’ equity of €71 billion and total assets of €1,116 billion. It had an additional €125 billion in mutual funds, pension funds and other assets under management (excluding assets under management related to insurance savings products) at that date.

Santander Spain ordinary shares are listed on the Spanish Stock Exchanges in Madrid, Bilbao, Barcelona and Valencia (“SSE”) and quoted on the Automated Quotation System of the SSE (the “Automated Quotation System”) under the symbol “SAN.” Santander Spain ordinary shares are listed on the London Stock Exchange (“LSE”) under the symbol “BNC,” the Milan Stock Exchange (“MSE”) under the symbol “SANT,” the Lisbon Stock Exchange (“LISE”) under the symbol “SANT,” the Buenos Aires Stock Exchange (“BASE”) under the symbol “STD,” and the Mexico Stock Exchange (“MSE”) under the symbol “SAN*.” The Santander Spain ADSs are listed on the New York Stock Exchange (“NYSE”) under the symbol “SAN.”

Santander Spain was established on March 21, 1857 and incorporated in its present form by a public deed executed in Santander, Spain, on January 14, 1875. Santander Spain is incorporated under, and governed by the laws of the Kingdom of Spain and conducts business under the commercial name “Santander”. Its principal corporate offices are located in Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is (011) 34-91-259-6520.

Banco Santander (Brasil) S.A.

Banco Santander (Brasil) S.A.is a leading full-service bank in Brazil. According to the Central Bank of Brazil, as of December 31, 2013, Santander Brasil was the third-largest private bank in Brazil, with a 7.5% market share in terms of assets, calculated in accordance with BR GAAP (the standards of the Central Bank of Brazil), and the largest bank controlled by a major global financial group. Please refer to the “Presentation of Financial and Other Information” section included in the Santander Brasil 2013 Form 20-F for further discussion about Brazilian GAAP. Santander Brasil’s operations are located across Brazil and strategically concentrated in the South and Southeast regions, which in the aggregate accounted for approximately 71.6% of Brazil’s GDP according to the most recent data published in 2011 by the Brazilian Institute of Geography and Statistics (Instituto Brasileiro de Geografia e Estatística, or IBGE). In these regions Santander Brasil has one of the largest branch networks of any Brazilian bank. For the year ended December 31, 2013, Santander Brasil generated consolidated profit of R$5.8 billion, and as of the same date Santander Brasil had total assets of R$453.1 billion and stockholders’ equity of R$81.7 billion.

The Santander Brasil common shares, the Santander Brasil preferred shares and the Santander Brasil units are listed on Bovespa under the symbols “SANB3,” “SANB4” and “SANB11,” respectively. The Santander Brasil ADSs are listed on the NYSE under the symbol “BSBR.”

The principal executive offices of Santander Brasil are located at Avenida Presidente Juscelino Kubitschek, 2,041 and 2,235—Bloco A Vila Olímpia, São Paulo, SP 04543-011, Brazil, and its telephone number is +55 11-3553 3300.

BACKGROUND OF THE EXCHANGE OFFERS

Since the mid-1990s, including after its initial public offering in 2009, Santander Spain has owned, directly or indirectly, a substantial majority of Santander Brasil’s total capital. As of July 31, 2014, Santander Spain owned, directly or indirectly, approximately 75.34% of Santander Brasil’s total capital.

As part of the regular review of Santander Spain’s businesses, the board of directors and senior management of Santander Spain review its long-term strategic goals and potential ways to address strategic imperatives and industry developments. As part of this process, senior management regularly considers potential opportunities for business combinations, acquisitions, dispositions, joint ventures, strategic partnerships, internal restructurings and other strategic alternatives.

In connection with Santander Spain’s ongoing review process, beginning in mid-March 2014, Santander Spain’s senior management, including certain executive board members, began to consider the potential acquisition of the equity securities of Santander Brasil that Santander Spain does not own. Santander Spain’s senior management believed that Santander Brasil had long-term growth potential and that the market price of Santander Brasil’s equity was not reflecting this potential. In addition, Santander Spain’s senior management believed that a potential acquisition of the equity securities of Santander Brasil that Santander Spain did not own would increase the weight of markets with structural growth in Santander Spain’s business portfolio.

Between March 17, 2014 and April 7, 2014, members of Santander Spain’s senior management and representatives of Uría Menéndez, Santander Spain’s Spanish external counsel, Davis Polk & Wardwell LLP, Santander Spain’s U.S. external counsel, and Pinheiro Neto Advogados, Santander Spain’s Brazilian external counsel, held several discussions regarding a potential acquisition of the equity securities of Santander Brasil, including discussions of the potential transaction structure, timeline and required documentation.

On April 9, 2014, Javier Marín, the chief executive officer of Santander Spain, informed Jesús Maria Zabalza Lotina, the vice-chairman of Santander Brasil’s board of directors, that Santander Spain was considering making an offer to acquire the equity securities of Santander Brasil that it did not directly or indirectly own in exchange for Santander Spain ordinary shares at a premium of between 15% and 20%. Mr. Marín highlighted the confidential nature of the potential offer and indicated to Mr. Zabalza that Santander Spain’s board of directors had not yet approved such a transaction and therefore there could be no assurance that Santander Spain would proceed with a formal offer regarding a transaction.

Over the course of the next few days, Santander Spain retained UBS Limited (which we refer to as “UBS”) to act as its financial advisor in connection with a potential exchange offer to acquire the equity securities of Santander Brasil that it did not directly or indirectly own, and Goldman Sachs do Brasil Banco Múltiplo S.A. (which we refer to as “Goldman Sachs”) to prepare a valuation report called a “laudo” to determine the range of exchange ratios of Santander Spain BDSs for each Santander Brasil share and each Santander Brasil unit in the potential exchange offer pursuant to Brazilian regulations.

At meetings held on April 14, 2014 and April 21, 2014, members of Santander Spain’s senior management discussed with Santander Spain’s executive committee a potential exchange offer to acquire the equity securities of Santander Brasil that it did not directly or indirectly own in exchange for Santander Spain ordinary shares at a premium of approximately 20% to the Santander Brasil market price at that time.

On April 23, 2014, members of Santander Spain’s senior management, UBS and Goldman Sachs discussed the potential exchange offer with Santander Spain’s executive committee. After discussion, the executive committee determined to propose to the board of directors of Santander Spain an exchange offer pursuant to which Santander Spain would acquire the equity securities of Santander Brasil that it did not directly or indirectly own in exchange for Santander Spain ordinary shares at a premium of approximately 20% to the Santander Brasil market price at that time.

On April 24, 2014, at the request of Santander Spain, Mr. Zabalza communicated that Santander Spain was considering making the proposed exchange offer to Mr. Guido Mantega, Brazil’s Minister of Economy (Ministro da Fazenda), Mr. Alexandre Tombini, the president of the Brazilian Central Bank (Banco Central de Brasil) and Mr. Anthero Meirelles, the vice-governor of the Brazilian Central Bank. Mr. Carlos López Galán, the chief financial officer and head of investor relations of Santander Brasil, also participated in a conference call with the authorities of the Brazilian Central Bank.

At a meeting held on April 28, 2014, after a presentation made by several members of Santander Spain’s senior management, including with respect to the consideration to be offered and the timeline of the transaction, Santander Spain’s board of directors unanimously approved making an exchange offer to acquire all the issued and outstanding Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs, in each case other than any Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs owned directly or indirectly by Santander Spain, in exchange for 0.35 of a Santander Spain ordinary share for each Santander Brasil share and 0.70 of a Santander Spain ordinary share for each Santander Brasil unit or Santander Brasil ADS, representing a premium of approximately 20% to the Santander Brasil market price at that time. The Santander Spain board determined to publicly announce the exchange offer on April 29, 2014.

Later on April 28, 2014, Mr. Zabalza and Marco Antonio de Araujo Filho, the Vice President of Corporate Affairs of Santander Brasil, communicated that Santander Spain was considering making the proposed exchange offer to Mr. Leonardo P. Gomes Pereira, president of the CVM, and Mr. Edemir Pinto, president of Bovespa.

On the morning of April 29, 2014, Santander Spain publicly announced the exchange offer. Following the announcement, Santander Spain sent a letter to Mr. Celso Clemente Giacometti, the president of Santander Brasil’s board of directors, communicating the approval of the exchange offer by Santander Spain’s board of directors and the terms thereof and including a copy of the public announcement.

On April 30, 2014, Goldman Sachs delivered its laudo to Santander Spain and, on May 6, 2014, at the request of Santander Spain, Goldman Sachs delivered its laudo to Santander Brasil. Santander Brasil subsequently publicly disclosed the Goldman Sachs laudo. At a duly-called shareholders’ meeting held on June 9, 2014 (at which the requisite quorum of minority shares was present), the minority shareholders of Santander Brasil had the option to either (i) select the Goldman Sachs laudo in connection with the exchange offers pursuant to Brazilian regulations or (ii) select one of the three laudo providers recommended by the board of directors of Santander Brasil to prepare a laudo in connection with such exchange offers. The minority shareholders of Santander Brasil did not select the Goldman Sachs laudo.

SANTANDER SPAIN’S REASONS FOR THE PROPOSED EXCHANGE OFFERS

The board of directors of Santander Spain unanimously approved the exchange offers at a meeting held on April 28, 2014. In reaching its decision to approve these matters, the Santander Spain board of directors consulted with Santander Spain’s management and its financial and legal advisors and considered a variety of factors, including the material factors described below. This summary of Santander Spain’s reasons for conducting the exchange offers and the other information presented in this section are forward-looking statements and, therefore, should be read in light of the factors discussed under the “Cautionary Statement Regarding Forward-Looking Statements” section of this offer to exchange/prospectus beginning on page 20 and the risks and uncertainties discussed under the “Risk Factors” section of this offer to exchange/prospectus beginning on page 40.

The main reasons that the Santander Spain board of directors considered in approving the exchange offers are as follows:

•	Confidence in the Long Term Growth Potential of Santander Brasil.

•	Although Santander Brasil has experienced short term headwinds and, as of the date of announcement of the exchange offers, its shares were trading on the market at a discount to its peers, Santander Spain is optimistic about Santander Brasil’s long term prospects.

•	Santander Spain believes that the current market price of Santander Brasil’s shares does not reflect its potential and that the proposed transaction shows Santander Spain’s confidence in the long term growth potential of Santander Brasil.

•	Increase Weight of Structural Growth Markets.

•	Santander Spain believes that the proposed transaction will increase the weight of markets with structural growth in Santander Spain’s business portfolio.

•	In the first quarter of 2014, units in emerging markets (mainly Latin America and Poland) accounted for 43% of Santander Group’s net attributable profit.

•	On a pro-forma basis (assuming 100% acceptance of the exchange offers), units in emerging markets would have contributed 49% of Santander Group’s net attributable profit in the first quarter of 2014.

•	Santander Spain believes that the increased weight in emerging markets would lead to a higher medium and long term potential growth rate.

•	Financial Attractiveness for the Shareholders.

•	Santander Spain believes that the proposed transaction is financially attractive for the shareholders of both Santander Spain and Santander Brasil. In making this determination, Santander Spain did not consider the ratio of price to book value of either Santander Spain or Santander Brasil implied by the exchange ratio.

•	The consideration payable pursuant to the exchange offers represents a 20% premium over the closing price of Santander Brasil shares as of April 28, 2014 (i.e., the day before the announcement of the exchange offers). See “The Exchange Offers—Consideration to Be Exchanged” section of this offer to exchange/prospectus beginning on page 70.

•	Santander Spain believes that the shareholders of Santander Brasil who accept the offer will gain enhanced liquidity by holding Santander Spain shares in the form of Santander Spain ADSs and Santander Spain BDSs.

•

Assuming full acceptance of the exchange offers, Santander Spain believes that Santander Spain shareholders can benefit from an anticipated earnings per share accretion of: 0.4% in 2014 (assuming completion of the exchange offers in October 2014), 1.3% in 2015 and 1.1% in 2016, based on consensus estimates for Santander Spain and Santander Brasil, assuming that such estimates are achieved. In addition, Santander Spain believes that Santander Spain shareholders would benefit from lower Core Tier 1 deductions over the next five years, reflecting a reduction in excess capital attributable to minority shareholders. Assuming full acceptance of the exchange offers, Santander Spain believes that Santander Spain shareholders would benefit from an increase to its common equity Tier 1 (CET1) capital ratio of approximately 3 basis points initially and by approximately 20 basis points over the next five years, as a result of the reduction in excess capital attributable to minority shareholders.

The consensus estimates referred to above were published by Thomson Reuters’ Institutional Brokers Estimate System as of April 28, 2014. Neither Santander Spain’s or Santander Brasil’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to such estimates, nor have they expressed any opinion or any other form of assurance about such estimates or their achievability, and assume no responsibility for, and disclaim any association with, such estimates.

The foregoing discussion of the information and factors considered by the Santander Spain board of directors is not intended to be exhaustive and includes only the material factors considered by the Santander Spain board of directors. In view of the variety of factors considered in connection with its evaluation of the proposed transaction, the Santander Spain board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual directors may have given different weights to different factors. The Santander Spain board of directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Santander Spain board of directors based its determination on the totality of the information presented to and considered by it.

THE EXCHANGE OFFERS

The Exchange Offers

Santander Spain, a company organized under the laws of the Kingdom of Spain, is making separate offers, a U.S. exchange offer and a Brazilian exchange offer, to acquire all the outstanding Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs that are not owned directly or indirectly by Santander Spain in exchange for 0.35 newly issued Santander Spain ordinary shares, for each Santander Brasil share, and for 0.70 newly issued Santander Spain ordinary shares, for each Santander Brasil unit or Santander Brasil ADS. The U.S. exchange offer is being made pursuant to this offer to exchange/prospectus, which is being sent to all holders of Santander Brasil shares and Santander Brasil units that are residents of, or located in, the United States and all holders of Santander Brasil ADSs wherever located. The Brazilian exchange offer is being made pursuant to offering documents that are being published in Brazil and made available to all holders of Santander Brasil shares and Santander Brasil units (which we refer to as the “Brazilian offering documents”).

Mailing of Exchange Offer Documents

Santander Brasil will provide Santander Spain with its shareholder list maintained by the Brazilian share registrar, the list of record holders of Santander Brasil ADSs maintained by the Santander Brasil ADS depositary and the security position listing of the DTC, as the book-entry transfer facility for Santander Brasil ADSs. This offer to exchange/prospectus, the accompanying letter of transmittal and other relevant materials (which we refer to as the “U.S. exchange offer materials”) will be mailed on behalf of Santander Spain to the registered holders of Santander Brasil ADSs and the record holders of Santander Brasil units and Santander Brasil shares that are residents of, or located in, the United States and whose names and addresses appear on the shareholder lists provided by Santander Brasil. The U.S. exchange offer materials will also be furnished, for subsequent transmittal to the beneficial owners of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs that are residents of, or located in, the United States, to the brokers, dealers, commercial banks, trust companies and similar nominees whose names, or the names of whose nominees, appear on the shareholder lists maintained by the Brazilian share registrar or, if applicable, who are listed as participants in the security position listing of the DTC. Santander Spain will reimburse brokers, dealers, commercial banks, trust companies and other nominees for customary handling and mailing expenses incurred by them in forwarding the U.S. exchange offer materials to their customers. Santander Spain will also arrange for the U.S. exchange offer materials to be mailed to any beneficial owner of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs that requests a copy of the U.S. exchange offer materials. If you hold or are the beneficial owner of Santander Brasil shares or Santander Brasil units but you are not a resident of, or located in, the United States, you should consult the Brazilian offering documents.

The distribution of this offer to exchange/prospectus and the making of the exchange offers may, in some jurisdictions, be restricted by applicable law. The exchange offers are not being made, directly or indirectly, in or into, and may not be accepted from within, any jurisdiction in which the making of the exchange offers or the acceptance thereof would not be in compliance with the laws of that jurisdiction. Persons who come into possession of this offer to exchange/prospectus should inform themselves of and observe these restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of that jurisdiction. Santander Spain does not assume any responsibility for any violation by any person of any of these restrictions.

Consideration to Be Exchanged

Upon the terms and subject to the conditions of the exchange offers described below, Santander Spain is making the exchange offers to acquire all the issued and outstanding Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs, other than those owned directly or indirectly by Santander Spain, pursuant to which they will receive 0.35 of a Santander Spain ordinary share for each Santander Brasil share acquired and 0.70 of a Santander Spain ordinary share for each Santander Brasil unit or Santander Brasil ADS acquired in the exchange offers. Holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs who tender their Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs into the U.S. exchange offer through the U.S. exchange agent will receive such Santander Spain ordinary shares in the form of Santander Spain ADSs, while holders of Santander Brasil shares or Santander Brasil units who tender their Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on Bovespa will receive such Santander Spain ordinary shares in the form of Santander Spain BDSs.

For a comparison of the rights of holders of Santander Spain Securities and Santander Brasil Securities see the “Comparison of Rights of Holders of Santander Spain Securities and Santander Brasil Securities” section of this offer to exchange/prospectus beginning on page 122.

Based on a closing price per Santander Spain ordinary share on the SSE of €7.654, an exchange rate of Brazilian reais of 2.34 per U.S.$1.00 and an exchange rate of euros 0.77 per U.S.$1.00, in each case, as of September 15, 2014, the exchange ratio for the exchange offers represented:

•	premiums of 25.0% over the closing price per Santander Brasil preferred share on Bovespa, 34.3% over the closing price per Santander Brasil common share on Bovespa, 27.6% over the closing price per Santander Brasil unit on Bovespa and 19.9% over the closing price per Santander Brasil ADS on the NYSE, in each case on April 28, 2014, the last trading day before the public announcement of the exchange offers;

•	a premium of 24.6% to the average closing price per Santander Brasil preferred share on Bovespa, a premium of 12.4% to the average closing price per Santander Brasil common share on Bovespa, a premium of 33.0% to the average closing price per Santander Brasil unit on Bovespa and a premium of 13.6% to the average closing price per Santander Brasil ADS on the NYSE, in each case during the 12 months prior to April 28, 2014;

•	a premium of 8.3% to the highest closing price per Santander Brasil preferred share on Bovespa, a discount of 1.5% to the highest closing price per Santander Brasil common share on Bovespa, a premium of 20.1% to the highest closing price per Santander Brasil unit on Bovespa and a discount of 7.1% to the highest closing price per Santander Brasil ADS on the NYSE, in each case during the 12 months prior to April 28, 2014;

•	a premium of 47.7% to the lowest closing price per Santander Brasil preferred share on Bovespa, a premium of 47.7% to the lowest closing price per Santander Brasil common share on Bovespa. a premium of 49.0% to the lowest closing price per Santander Brasil unit on Bovespa and a premium of 54.4% to the lowest closing price per Santander Brasil ADS on the NYSE, in each case during the 12 months prior to April 28, 2014; and

•	a premium of 3.5% over the closing price per Santander Brasil preferred share on Bovespa, a premium of 0.4% over the closing price per Santander Brasil common share on Bovespa, a premium of 1.3% over the closing price per Santander Brasil unit on Bovespa and a premium 1.8% over the closing price of U.S.$6.81 per Santander Brasil ADS on the NYSE on September 15, 2014.

If all Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs, other than those owned directly or indirectly by Santander Spain at the time the exchange offers are launched, are validly tendered into, and not withdrawn from, the exchange offers and no Santander Brasil shares (including those represented by Santander Brasil ADSs) or Santander Spain ordinary shares (including those represented by Santander Spain ADSs or Santander Spain BDSs) are issued after the date of this offer to exchange/prospectus other than the Santander Spain ordinary shares to be issued pursuant to the exchange offers (which will be represented by Santander Spain ADSs and Santander Spain BDSs), 673,560,570 Santander Spain ordinary shares will be issued in connection with the exchange offers, and the number of outstanding Santander Spain ordinary shares (including those represented by Santander Spain ADSs and Santander Spain BDSs) will increase from 11,988,091,130 as of September 15, 2014 to 12,661,651,700. Based on the same assumptions, the 673,560,570 Santander Spain ordinary shares represented by Santander Spain ADSs and Santander Spain BDSs to be issued to holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs in connection with the exchange offers will represent approximately 5.32% of the outstanding Santander Spain ordinary shares (including those represented by Santander Spain ADSs and Santander Spain BDSs) immediately after the completion of the exchange offers.

Assuming that all outstanding Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs, other than those owned directly or indirectly by Santander Spain, are acquired in the exchange offers and the exchange offers are completed on the terms and conditions set forth in this offer to exchange/prospectus and the Brazilian offering documents, Santander Spain’s share capital (including share premium) will be increased by an amount equal to U.S.$6,670 million or €5,155  million.

Timing of the Exchange Offers

The initial period of the exchange offers will commence on [—], 2014 (which we refer to as the “commencement date”). The Brazilian exchange offer and withdrawal rights for tenders of Santander Brasil shares and Santander Brasil units into the Brazilian exchange offer through the Auction on Bovespa will expire at [—] Eastern time ([—] São Paulo time) on the expiration date. The U.S. exchange offer and withdrawal rights for tenders of Santander Brasil ADSs, Santander Brasil units and Santander Brasil shares into the U.S. exchange offer through the U.S. exchange agent will expire at the expiration time.

The term “expiration date” as used in this offer to exchange/prospectus means the date on which the exchange offers will expire, which is currently [—], 2014, unless the period of time for which the exchange offers are open is extended, in which case the term “expiration date” means the latest time and date on which the exchange offers, as so extended, expire. For a discussion of how the expiration date may be extended, see the “—Extension, Termination and Amendment” section of this offer to exchange/prospectus below.

Extension, Termination and Amendment

To the extent permitted by applicable rules and regulations of the CVM and the SEC, if one or more of the exchange offer conditions described in this section below under the heading “—Conditions to Completion of the Exchange Offers” is not fulfilled prior to the expiration date, Santander Spain reserves the right, from time to time, to extend the period of time during which the exchange offers are open until all of the exchange offer conditions have been satisfied or waived. In such event, Santander Spain will send written notice to the U.S. exchange agent. Santander Spain can give you no assurance that it will exercise its right to extend the exchange offers. If Santander Spain extends the period of time during which the exchange offers are open, the exchange offers will expire at the latest time and date to which Santander Spain extends the exchange offers. During any such extension, all Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs validly tendered into, and not withdrawn from, the exchange offers prior to that date will remain subject to the exchange offers, subject to your right to withdraw your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs. You should read the discussion in this section below under “—Withdrawal Rights” for more information about your ability to withdraw tendered shares.

To the extent permitted by applicable rules and regulations of the CVM and the SEC, Santander Spain also reserves the right at any time or from time to time:

•	to terminate the exchange offers and not accept for exchange or to exchange any Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs upon the failure of any of the exchange offer conditions described in this offer to exchange/prospectus below under the heading “—Conditions to Completion of the Exchange Offers” to be satisfied prior to the expiration date; and

•	to waive any condition (to the extent waivable) prior to the expiration date or otherwise delay or amend the exchange offers in any respect, by giving oral or written notice of such waiver, delay or amendment to the U.S. exchange agent.

Santander Spain will follow any extension, termination, amendment or delay of the exchange offers, as promptly as practicable, with a public announcement. In the case of an extension of the exchange offers, the related announcement will be issued no later than 8:00 a.m. Eastern time (9:00 a.m. São Paulo time) on the next business day after the expiration date. Subject to applicable law (including Brazilian exchange offer regulations and Rule 14d-4(d)(1) under the Exchange Act, which requires that any material change in the information published, sent or given to shareholders in connection with the U.S. exchange offer be promptly disseminated to security holders in a manner reasonably designed to inform security holders of that change) and without limiting the manner in which Santander Spain may choose to make any public announcement, Santander Spain does not assume any obligation to publish, advertise or otherwise communicate any public announcement of this type, as explained below, other than by issuing a press release on the Dow Jones News Service. In addition, Santander Spain will post notice of any such extension on Santander Spain’s website at www.santander.com. The information on such website is not a part of this offer to exchange/prospectus and is not incorporated by reference herein.

Santander Spain will extend the exchange offers, to the extent required by the U.S. federal securities laws (including Rule 14e-1 under the Exchange Act) and permitted under applicable Brazilian law and regulations, if Santander Spain:

•	makes a material change to the terms of the exchange offers; or

•	makes a material change in the information concerning the exchange offers.

If Santander Spain changes the percentage of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs sought in the U.S. exchange offer within ten business days prior to the then scheduled expiration date, the U.S. exchange offer will be extended so that it will expire no less than ten business days after the change is first published, sent or given to holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs in order to allow adequate dissemination and investor response to the change. If Santander Spain makes any other change to the terms of the U.S. exchange offer within ten calendar days prior to the then scheduled expiration date, the U.S. exchange offer will be extended so that it will expire no less than ten calendar days after the change is first published, sent or given to holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs in order to allow adequate dissemination and investor response. If Santander Spain waives any condition to the U.S. exchange offer, the U.S. exchange offer will be extended for ten calendar days in order to allow adequate dissemination and investor response to the change.

For purposes of the exchange offers, a “business day” means any day, other than a Saturday, Sunday or federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 (midnight) Eastern time. For purposes of the Brazilian exchange offer, “Spanish and Brazilian business days” means any day, other than a Saturday or Sunday, on which commercial banks are open in the cities of São Paulo, Brazil, and Madrid and Santander, Spain.

Conditions to Completion of the Exchange Offers

Santander Spain will not accept for exchange or exchange any Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs validly tendered into, and not withdrawn from, the exchange offers unless the conditions described below are satisfied or waived (to the extent waivable) by Santander Spain. We refer to these conditions in this offer to exchange/prospectus collectively as the “exchange offer conditions.”

Governmental Approvals and Authorizations

•

All governmental approvals and authorizations required in connection with the exchange offers shall have been obtained and shall have not been revoked or amended, modified or supplemented in any way that could reasonably be expected to materially impede or interfere with, delay, postpone or materially and adversely affect the completion of the exchange offers, including the following, which cannot be waived:

•	if applicable, the receipt of a statement from the Banco de España addressing its non-opposition to the relevant capital increases of Santander Spain necessary to issue the Santander Spain ordinary shares to be issued in connection with the exchange offers (including any subsequent offering period);

•	the receipt of the report to be issued by an expert designated by the Commercial Registry of Cantabria with regard to the fair value of the Santander Brasil shares, the Santander Brasil units and the Santander Brasil ADSs to be received by Santander Spain in the exchange offers confirming that their fair value is at least equal to the par value and, if applicable, the value of the issue premium of the Santander Spain ordinary shares to be issued in exchange therefor; and

•	the registration with the CNMV of an information prospectus or, alternatively, either (i) the acceptance by the CNMV of disclosure of information that is considered equivalent to that included in a prospectus or (ii) the application of an exemption to register with the CNMV an information prospectus or an equivalent document in accordance with the relevant applicable Spanish regulations for purposes of having the Santander Spain ordinary shares to be issued in connection with the exchange offers listed on the SSE.

Other Conditions

•	confirmation shall have been obtained that the Santander Spain BDSs and the Santander Spain ADSs to be issued in the exchange offers will be admitted to listing on the Bovespa and the NYSE, respectively, no later than on the date of settlement of the exchange offers;

•	since the commencement date, no stop order suspending the effectiveness of the registration statement containing this offer to exchange/prospectus shall have been issued by the SEC and no proceeding for that purpose shall have been initiated or threatened by the SEC; and

•	since the commencement date, no public, governmental, judicial, legislative or regulatory authority in the U.S., Brazil, Spain or any other relevant jurisdiction (a) shall have enacted, issued, promulgated, enforced or entered any statute, law, rule, regulation, executive order, decree, injunction or other order which (i) prevents or prohibits the consummation of the exchange offers; (ii) adversely affects the terms and/or conditions of the exchange offers; (iii) imposes material limitations on the ability of Santander Spain (or any of its affiliates) to acquire, hold or exercise full rights of ownership of the Santander Brasil Securities to be purchased or exchanged pursuant to the exchange offers including, without limitation, the right to vote the Santander Brasil Securities; (iv) prohibits, restrains or makes or seeks to make illegal the payment for, purchase of or exchange of the Santander Brasil Securities pursuant to the exchange offers or that would impose material damages in connection therewith; (v) restrains or limits Santander Brasil’s business operations; (vi) imposes or seeks to impose any material condition to the exchange offers in addition to the conditions set forth elsewhere in this offer to exchange/prospectus, or shall any action, proceeding or complaint be commenced that seeks to do any of the foregoing; or (vii) imposes any limitation on the participation of any holder of Santander Brasil Securities in the exchange offers; or (b) shall have threatened to enact, issue, promulgate, enforce or enter, any statute, law, rule, regulation, executive order, decree, injunction or other order which would have, if enacted, issued, promulgated, enforced or entered, any of the foregoing effects.

The foregoing conditions are for the sole benefit of Santander Spain and may be asserted by Santander Spain regardless of the circumstances (including any action or inaction by Santander Spain) giving rise to any such conditions or may be waived by Santander Spain in whole or in part at any time and from time to time in Santander Spain’s or their sole discretion. The determination as to whether any condition has occurred shall be in Santander Spain’s sole judgment, and will be final and binding. The failure by Santander Spain at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time prior to the expiration time.

Procedure for Tendering

The steps you must follow in order to tender into the exchange offers, and the time and expense of tendering, differ according to whether you hold Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs and whether you hold your shares directly or through a broker, dealer, commercial bank, trust company or other nominee. If you hold Santander Brasil shares or Santander Brasil units, you will need to choose among the three different ways you may tender your Santander Brasil shares or Santander Brasil units.

If you hold Santander Brasil ADSs, you may tender your Santander Brasil ADSs into the U.S. exchange offer through the U.S. exchange agent, who will receive and hold tendered Santander Brasil ADSs for exchange for the benefit of Santander Spain and, if the U.S. exchange offer is completed, will exchange such Santander Brasil ADSs for Santander Spain ADSs.

Santander Brasil ADSs may not be tendered into the Brazilian exchange offer through the Auction to be held on Bovespa. While you could withdraw the Santander Brasil units represented by your Santander Brasil ADSs and tender those Santander Brasil units into the U.S. exchange offer through the U.S. exchange agent or into the Brazilian exchange offer through the Auction, it may not be in your best interests to do so because:

If you tender your Santander Brasil units (or Santander Brasil shares) into the U.S. exchange offer through the U.S. exchange agent:

•	You will have to register your investment in your Santander Brasil units (or Santander Brasil shares) in Brazil as a 4,131 investment,

•	You may have to pay capital gains tax in Brazil, and

•	You will not have to pay IOF in Brazil, and

•	You will have to pay a withdrawal fee to the Santander Brasil ADS depositary in an amount equal to $0.05 per Santander Brasil ADS.

If you tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on Bovespa:

•	If your Santander Brasil shares or Santander Brasil units are not already registered in Brazil as a 2,689 investment, you will have to register your investment in your Santander Brasil shares or Santander Brasil units in Brazil as a 2,689 investment, and this process may take between 15 and 30 days to complete,

•	You will receive Santander Spain BDSs instead of Santander Spain ADSs,

•	You will have to pay two combined fees to Bovespa and the Central Depositary, each in an amount equal to 0.0345% of the value of the exchange transaction, and

•	If you want to withdraw the Santander Spain ordinary shares represented by the Santander Spain BDSs you will receive pursuant to the Brazilian exchange offer, you will have to pay a withdrawal fee to the Santander Spain BDS depositary of Brazilian reais 0.05 per Santander Spain ordinary share.

If you hold Santander Brasil ADSs and would like to tender them into the exchange offers, you should follow the procedures described in this section below under “—Holders of Santander Brasil ADSs”. Santander Spain has retained JPMorgan Chase Bank to act as the U.S. exchange agent in connection with the U.S. exchange offer.

If you hold Santander Brasil shares or Santander Brasil units, there are three possible ways to tender them into the exchange offers:

•	If you are a U.S. holder, you can tender your Santander Brasil shares or Santander Brasil units if they are held as a 4,131 investment through the U.S. exchange agent, who will receive and hold the tendered Santander Brasil shares or Santander Brasil units for the benefit of Santander Spain, and, if the U.S. exchange offer is completed, will exchange such Santander Brasil shares or Santander Brasil units for Santander Spain ADSs,

•	You can deposit your Santander Brasil units into the Santander Brasil ADR program, receive Santander Brasil ADSs representing your deposited Santander Brasil units and tender those Santander Brasil ADSs through the U.S. exchange agent (or, if you hold Santander Brasil shares, convert your Santander Brasil shares into Santander Brasil units as described in the section “—Conversion of Santander Brasil shares into Santander Brasil units” of this offer to exchange/prospectus, deposit your Santander Brasil units into the Santander Brasil ADR program and tender the Santander Brasil ADSs received in respect of your deposited Santander Brasil units through the U.S. exchange agent), or

•	You can tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction to be held on Bovespa.

In deciding which method you should use to tender your Santander Brasil shares or Santander Brasil units into the exchange offers, you should consider the following:

•	If you tender your Santander Brasil shares or Santander Brasil units into the U.S. exchange offer through the U.S. exchange agent:

•	You will have to convert your investment in your Santander Brasil shares or Santander Brasil units in Brazil from a 2,689 investment to a 4,131 investment, and this process may take approximately seven business days to complete,

•	You will receive Santander Spain ADSs and will not have to pay the applicable issuance fees to the Santander Spain ADS depositary because, at the request of Santander Spain, the Santander Spain ADS depositary has agreed not to charge those fees,

•	You will not have to pay any fee to the U.S. exchange agent to tender your Santander Brasil shares or Santander Brasil units,

•	You will not have to pay any fees to Bovespa or the Central Depositary,

•	You will not have to pay the IOF, and

•	You may have to pay capital gains tax in Brazil.

•	If you deposit your Santander Brasil units into the Santander Brasil ADR program, receive Santander Brasil ADSs representing your deposited Santander Brasil units and tender those Santander Brasil ADSs into the U.S. exchange offer through the U.S. exchange agent (or, if you hold Santander Brasil shares, convert your Santander Brasil shares into Santander Brasil units as described in the section “—Conversion of Santander Brasil shares into Santander Brasil units” of this offer to exchange/prospectus, deposit your Santander Brasil units into the Santander Brasil ADR program and tender the Santander Brasil ADSs received in respect of your deposited Santander Brasil units through the U.S. exchange agent):

•	You will receive Santander Spain ADSs,

•	You will have to pay an issuance fee to the Santander Brasil ADS depositary,

•	You will not have to pay the applicable issuance fees to the Santander Spain ADS depositary because, at the request of Santander Spain, the Santander Spain ADS depositary has agreed not to charge those fees,

•	You will not have to pay any fee to the U.S. exchange agent to tender your Santander Brasil ADSs,

•	You will not have to pay any fees to Bovespa or the Central Depositary,

•	You will not have to pay IOF in Brazil, and

•	You may have to pay capital gains tax in Brazil.

•	If you tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction:

•	You will receive Santander Spain BDSs instead of Santander Spain ADSs,

•	You will not have to pay any issuance fee to the Santander Spain BDS depositary,

•	You will not have to pay the IOF payable at a rate of 0.38% in connection with the Brazilian exchange offer because Santander Spain has agreed to pay this amount on your behalf,

•	You will have to pay two combined fees to Bovespa and the Central Depositary, each in an amount equal to 0.0345% of the value of the exchange transaction, and

•	If you want to withdraw the Santander Spain ordinary shares represented by the Santander Spain BDSs you will receive pursuant to the Brazilian exchange offer, you will have to pay a withdrawal fee to the Santander Spain BDS depositary of Brazilian reais 0.05 per Santander Spain ordinary share.

If you hold Santander Brasil shares or Santander Brasil units and you would like to tender them into the Brazilian exchange offer through the Auction on Bovespa, you should follow the procedures described in this section below under “—Holders of Santander Brasil Shares and Santander Brasil Units—Tenders of Santander Brasil Shares and Santander Brasil Units into the Brazilian exchange offer through the Auction” and in the Edital that is being published in Brazil and made available to all holders of Santander Brasil shares and Santander Brasil units. If you hold Santander Brasil shares or Santander Brasil units and would like to tender them into the U.S. exchange offer through the U.S. exchange agent, you should follow the procedures described in this section below under “—Holders of Santander Brasil Shares and Santander Brasil Units—Tender of Santander Brasil Shares and Santander Brasil Units through the U.S. Exchange Agent.” If you hold Santander Brasil units and would like to deposit them in the Santander Brasil ADR program, receive Santander Brasil ADSs representing your deposited Santander Brasil units and tender those Santander Brasil ADSs into the U.S. exchange offer through the U.S. exchange agent, you should deposit your Santander Brasil units in the Santander Brasil ADR program and tender the Santander Brasil ADSs representing your deposited Santander Brasil units by following the procedures described in this section below under “—Holders of Santander Brasil ADSs—Tender of Santander Brasil ADSs through the U.S. Exchange Agent” (provided that, if you hold Santander Brasil shares, will need to first convert your Santander Brasil shares into Santander Brasil units as described in the section “—Conversion of Santander Brasil shares into Santander Brasil units” of this offer to exchange/prospectus).

For more information on the Brazilian and U.S. tax consequences of the various methods of tendering your Santander Brasil ADSs, Santander Brasil units or Santander Brasil shares, see the “Tax Consequences” section below beginning on page 92.

You must follow the procedures described below in a timely manner in order to tender your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs into the exchange offers.

THE METHOD OF DELIVERY OF SANTANDER BRASIL SHARES, SANTANDER BRASIL UNITS OR SANTANDER BRASIL ADSs, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS (INCLUDING DOCUMENTS REQUIRED PURSUANT TO THE PROCEDURES OF THE BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE THROUGH WHICH YOU MAY HOLD YOUR SANTANDER BRASIL SHARES, SANTANDER BRASIL UNITS OR SANTANDER BRASIL ADSs) IS AT YOUR ELECTION AND RISK. SANTANDER BRASIL SHARES, SANTANDER BRASIL UNITS AND SANTANDER BRASIL ADSs TO BE TENDERED IN THE U.S. EXCHANGE OFFER THROUGH THE U.S. EXCHANGE AGENT WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE U.S. EXCHANGE AGENT (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, SANTANDER SPAIN RECOMMENDS THAT YOU USE PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL

CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. PLEASE DO NOT SEND ANY SANTANDER BRASIL SHARES, SANTANDER BRASIL UNITS OR SANTANDER BRASIL ADSs, LETTERS OF TRANSMITTAL OR OTHER DOCUMENTS TO SANTANDER SPAIN DIRECTLY.

ALL HOLDERS WISHING TO TENDER THEIR SANTANDER BRASIL SHARES, SANTANDER BRASIL UNITS OR SANTANDER BRASIL ADSs MUST ALLOW SUFFICIENT TIME FOR THE COMPLETION OF ALL REQUIRED STEPS DESCRIBED IN THIS OFFER TO EXCHANGE/PROSPECTUS BEFORE THE EXPIRATION TIME.

Holders of Santander Brasil ADSs

Tender of Santander Brasil ADSs through the U.S. Exchange Agent

If you hold Santander Brasil ADSs directly in the form of Santander Brasil ADRs and you would like to tender them in the U.S. exchange offer, you must complete and sign the enclosed letter of transmittal and return it together with your Santander Brasil ADRs and all other required documentation to the U.S. exchange agent at the appropriate address specified on the letter of transmittal no later than the expiration time, which is [—] Eastern time ([—], São Paulo time) on the expiration date. The time involved in tendering Santander Brasil ADSs held directly in the form of Santander Brasil ADRs will vary depending on the time it takes you to complete the letter of transmittal and deliver it, your Santander Brasil ADRs and any other required documentation by registered mail to the U.S. exchange agent.

If you hold Santander Brasil ADSs directly in book-entry form on the books of the Santander Brasil ADS depositary and you would like to tender them in the U.S. exchange offer, you must complete and sign the enclosed letter of transmittal and return it together with all other required documentation to the U.S. exchange agent at the appropriate address specified on the letter of transmittal no later than the expiration time, which is [—] Eastern time ([—], São Paulo time) on the expiration date. The time involved in tendering Santander Brasil ADSs held in book-entry form on the books of the Santander Brasil ADS depositary will vary depending on the time it takes you to complete the letter of transmittal and deliver it and any other required documentation by registered mail to the U.S. exchange agent.

If you hold Santander Brasil ADSs indirectly through a broker, dealer, commercial bank, trust company or other nominee and would like to tender them into the U.S. exchange offer, you must, no later than the expiration time, request that your broker, dealer, commercial bank, trust company or other nominee tender your Santander Brasil ADSs to the U.S. exchange agent (i) if such Santander Brasil ADSs are evidenced by Santander Brasil ADRs registered in your name, in the form of Santander Brasil ADRs, together with a duly executed and properly completed letter of transmittal and any other required documentation, or (ii) if your Santander Brasil ADSs are held in book-entry form, by book-entry transfer to an account maintained by the U.S. exchange agent at DTC using the ATOP system and causing DTC to send an agent’s message (as defined below) to the U.S. exchange agent’s account at DTC no later than the expiration time. The term “agent’s message” means a message transmitted by DTC to, and received by, the U.S. exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the shares which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal and that Santander Spain may enforce such agreement against the participant.

If you hold Santander Brasil ADSs indirectly through a broker, dealer, commercial bank, trust company or other nominee, the time involved to tender your Santander Brasil ADSs will vary depending on the time it takes you to instruct your broker, dealer, commercial bank, trust company or other nominee to tender your Santander Brasil ADSs to the U.S. exchange agent and (i) if your Santander Brasil ADSs are evidenced by Santander Brasil ADRs, the time it takes your broker, dealer, commercial bank, trust company or other nominee to complete the letter of transmittal on your behalf and deliver it and your Santander Brasil ADRs and any other required documentation by registered mail to the U.S. exchange agent or (ii) if you hold Santander Brasil ADSs in book-entry form indirectly through a broker, dealer, commercial bank, trust company or other nominee, the time it takes your broker, dealer, commercial bank, trust company or other nominee to tender your Santander Brasil ADSs by book-entry transfer to an account maintained by the U.S. exchange agent at DTC using the ATOP system.

Delivery of documents to DTC will not constitute delivery to the U.S. exchange agent.

Except as otherwise provided below, all signatures on the enclosed letter of transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in good standing in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchanges Medallion Program, or is otherwise an “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Exchange Act) (which we refer to collectively as “eligible institutions”). Signatures on the letter of transmittal need not be guaranteed (1) if the letter of transmittal is signed by the registered holder of the Santander Brasil ADSs to be tendered and the holder has not completed either Box 2: “Special Issuance Instructions” or Box 3: “Special Delivery Instructions” on the letter of transmittal, (2) if the Santander Brasil ADSs to be tendered are held for the account of an eligible institution or (3) if you are tendering Santander Brasil shares or Santander Brasil units.

The method of delivery of letters of transmittal, Santander Brasil ADRs and any other required documents is at your sole option and risk. Letters of transmittal, Santander Brasil ADRs and any other required documents will be deemed delivered only when actually received by the U.S. exchange agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery by the expiration time.

No alternative, conditional or contingent tenders of Santander Brasil ADSs will be accepted, and no fractional Santander Brasil ADSs will be purchased. By executing the letter of transmittal, you waive any right to receive any notice of the acceptance of your Santander Brasil ADSs for exchange.

The U.S. exchange agent will receive and hold all tendered Santander Brasil ADSs for the benefit of Santander Spain and will certify to Santander Spain on the expiration date the total number of Santander Brasil units represented by Santander Brasil ADSs that have been validly tendered through the U.S. exchange agent into, and not withdrawn from, the U.S. exchange offer as of the expiration time. If all of the exchange offer conditions have been satisfied or waived by Santander Spain, then the Santander Brasil ADSs will be accepted for exchange in the U.S. exchange offer at the expiration time. After the Santander Spain ordinary shares are issued, Santander Spain will deposit the Santander Spain ordinary shares issuable in respect of the Santander Brasil ADSs accepted for exchange in the U.S. exchange offer with the custodian of the Santander Spain ADS depositary, and the Santander Spain ADS depositary will then issue to the U.S. exchange agent Santander Spain ADSs representing such Santander Spain ordinary shares.

All properly completed and duly executed letters of transmittal, Santander Brasil ADRs and any other required documents or, in the case of a book-entry transfer, all agent’s messages, delivered to the U.S. exchange agent by you or on your behalf will be deemed, without any further action by the U.S. exchange agent, to constitute acceptance by you of the U.S. exchange offer with respect to your Santander Brasil ADSs tendered in the U.S. exchange offer upon the terms and subject to the conditions set forth in this offer to exchange/prospectus and the accompanying letter of transmittal.

If your Santander Brasil ADSs are not accepted for exchange for any reason, the Santander Brasil ADRs evidencing your Santander Brasil ADSs or your Santander Brasil ADSs in book-entry form will be sent back to you within five business days after the expiration or termination of the U.S. exchange offer or your proper withdrawal of the Santander Brasil ADSs from the U.S. exchange offer, as applicable. In the case of Santander Brasil ADSs in book-entry form, such return will be effected by crediting such Santander Brasil ADSs to the account at DTC from which they were transferred.

Santander Brasil ADSs in respect of which a tender has been made will be held in an account controlled by the U.S. exchange agent, and consequently you will not be able to sell, assign, transfer or otherwise dispose of such securities until such time as (i) you withdraw your Santander Brasil ADSs from the U.S. exchange offer, (ii) your Santander Brasil ADSs have been exchanged for Santander Spain ADSs (in which case you will only be able to sell, assign, transfer or otherwise dispose of the Santander Spain ADSs received in respect of your Santander Brasil ADSs), or (iii) your Santander Brasil ADSs have been returned to you if the U.S. exchange offer expires or is terminated or because they were not accepted for exchange.

Withdrawal of Santander Brasil Units Represented by Santander Brasil ADSs

If you or your nominee holds Santander Brasil ADSs and you want to tender the Santander Brasil units represented by those Santander Brasil ADSs into the exchange offers using one of the methods described in this section below under “—Holders of Santander Brasil Shares and Santander Brasil Units”, you or your nominee must first withdraw the Santander Brasil units represented by your Santander Brasil ADSs by:

•	surrendering your Santander Brasil ADSs to the Santander Brasil ADS depositary, JPMorgan Chase Bank N.A., by either delivering the Santander Brasil ADRs which evidence your Santander Brasil ADSs (by hand or overnight courier) to JPMorgan Chase Bank, N.A., Voluntary Corporate Actions, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120, or your Santander Brasil ADSs in book-entry form via DTC to the Santander Brasil ADS depositary’s DTC participant number 923; and

•	paying any fees, taxes and governmental charges payable in connection with such withdrawal.

Before surrendering your Santander Brasil ADSs to the Santander Brasil ADS depositary for withdrawal and receiving the Santander Brasil units represented by your Santander Brasil ADSs, you must register the Santander Brasil units to be withdrawn at the Central Depositary and you will need to register your investment in Brazil. If you intend to tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on Bovespa, you will need to obtain a foreign registration under Resolution No. 2,689/00, appoint a Brazilian representative for purposes of such registration and make arrangements for that representative to tender your Santander Brasil shares or Santander Brasil units on your behalf. This registration process may take between 15 and 30 days to complete. If you intend to tender such Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on Bovespa, you must appoint a Brazilian representative for purposes of Resolution No. 2,689/00 and make arrangements for that representative to tender your Santander Brasil shares or Santander Brasil units on your behalf. The process for withdrawing the Santander Brasil units underlying your Santander Brasil ADSs typically takes approximately 24 hours to complete. You will need to take these steps sufficiently in advance of [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date to be able to effect your tender. For more information about this registration process, see “The Exchange Offers—Certain Legal and Regulatory Matters—Registering Under Resolution No. 2,689/00 and Law 4,131/62” section of this offer to exchange/prospectus beginning on page 108.

There are potential disadvantages to withdrawing the Santander Brasil units represented by your Santander Brasil ADSs and tendering those Santander Brasil units in the exchange offers which are described in this section above under “—Procedure for Tendering.”

Holders of Santander Brasil Shares and Santander Brasil Units

Tender of Santander Brasil Shares and Santander Brasil Units through the U.S. Exchange Agent

If you hold Santander Brasil shares or Santander Brasil units directly and you would like to tender them into the U.S. exchange offer through the U.S. exchange agent, you must first convert your investment in Brazil from a 2,689 investment to a 4,131 investment. This registration process may take approximately seven business days to complete.

In order to convert your 2,689 investment into a 4,131 investment, you will need to take the following steps:

•	contact Santander Brasil and provide it with (a) a copy of your Brazilian Tax Number, (b) documentary evidence that you are a holder not deemed to be domiciled in Brazil for Brazilian tax purposes (which we refer to as a “non-Brazilian holder”) and (c) a power of attorney appointing a representative in Brazil to represent you under the applicable corporate legislation and to receive service of process;

•	request Santander Brasil to enroll you with the Registry of Resident or Non-Resident Individuals and Legal Entities of the Central Bank of Brazil (which we refer to as “CADEMP”) as a 4,131 investor and register the investment with the Central Bank of Brazil;

•	Santander Brasil, with the CADEMP number 34227, will obtain an updated RDE-IED and the custodian for the investor’s 2,689 investment (which we refer to as a “2,689 account custodian”) will act as a representative of the investor before the Central Bank of Brazil;

•	based on the date agreed upon for the conversion, the 2,689 account custodian will update the 2,689 registration with the Central Bank of Brazil in order to reflect the current market value of the 2,689 investment;

•	the 2,689 account custodian will execute the foreign exchange transactions. For purposes of the Brazilian foreign exchange regulations, the conversion of the 2,689 investment in Santander Brasil into a 4,131 investment in Santander Brasil requires the execution of two simultaneous foreign exchange transactions, one to be entered into by the 2,689 account custodian, representing the return of the 2,689 investment in Santander Brasil and another one to be entered into by Santander Brasil, as the Brazilian entity receiving the 4,131 investment. The conversion of a 2,689 investment into a 4,131 investment will be implemented by means of a notional exchange transaction (i.e., a foreign exchange transaction that does not result in the actual flow of funds); and

•	Santander Brasil will update the investor’s RDE-IED with the Central Bank of Brazil in order to reflect the amount and the number of shares represented by such 4,131 investment.

You may have to pay capital gains tax in connection with this transaction and your 2,689 account custodian may withhold such taxes. You should consult your 2,689 account custodian to confirm if capital gains tax will be assessed in this transaction.

Once your investment in your Santander Brasil shares or Santander Brasil units has been effectively converted to a 4,131 investment, you can tender your Santander Brasil shares or Santander Brasil units into the U.S. exchange offer through the U.S. exchange agent at any time prior to the expiration time (which is [—] Eastern time ([—] São Paulo time) on the expiration date) by completing and signing the enclosed letter of transmittal and returning it together with:

(i) a properly executed and completed OTA included with the enclosed letter of transmittal;

(ii) if the OTA is executed by your representative, appropriate documentation evidencing the authority of such representative to execute the OTA on your behalf;

(iii) the updated RDE-IED; and

(iv) all other required documentation

to the Brazilian share registrar at Banco Santander (Brasil) S.A., Shareholders Records and Services Dept., (Serv. de Registro e Atendimento a Acionistas), Attn: Aparecido Dimondo or Wilson Gonçalves da Cruz, Rua Amador Bueno, 474—Bloco D, 2º andar—Santo Amaro, São Paulo—SP, 04752-005, Federative Republic of Brazil.

If the OTA is executed within Brazil, the signatures of the signing parties must be notarized by a notary public licensed in Brazil. If the OTA is executed outside Brazil, the signatures of the signing parties must be notarized by a notary public licensed under the laws of the jurisdiction in which the OTA is executed and the signature of such notary public must be authenticated by a consular official of Brazil with competent jurisdiction. The OTA is required under Brazilian law to be executed in Portuguese. Therefore, the OTA has been prepared in Portuguese and a certified English translation is being provided for your reference.

While you may withdraw any Santander Brasil shares or Santander Brasil units you tender into the U.S. exchange offer through the U.S. exchange agent at any time prior to the expiration time by providing a written notice of withdrawal to the U.S. exchange agent, by signing the OTA you will irrevocably authorize the Brazilian share registrar to impose a stop transfer order on all of the Santander Brasil shares or Santander Brasil units you tender into the U.S. exchange offer through the U.S. exchange agent, which will prevent you from being able to transfer such shares or units from the date you sign the OTA until the date the U.S. exchange offer is completed or terminated.

The U.S. exchange agent will receive and hold all tendered Santander Brasil shares or Santander Brasil units for the benefit of Santander Spain and will certify to Santander Spain on the expiration date the total number of Santander Brasil shares or Santander Brasil units that have been validly tendered into and not withdrawn from the U.S. exchange offer through the U.S. exchange agent as of the expiration time. If all of the exchange offer conditions have been satisfied or waived by Santander Spain, at the expiration time the Santander Brasil shares or Santander Brasil units will be accepted for exchange in the U.S. exchange offer. After the Santander Spain ordinary shares are issued, Santander Spain will deposit the Santander Spain ordinary shares issuable in respect of the Santander Brasil shares or Santander Brasil units accepted for exchange in the U.S. exchange offer with the custodian of the Santander Spain ADS depositary, and the Santander Spain ADS depositary will then issue to the U.S. exchange agent Santander Spain ADSs representing such Santander Spain ordinary shares.

If you hold Santander Brasil shares or Santander Brasil units indirectly through a broker, dealer, commercial bank, trust company or other nominee, you must instruct your broker, dealer, commercial bank, trust company or other nominee to arrange for your investment in your Santander Brasil shares or Santander Brasil units to be converted from a 2,689 investment to a 4,131 investment and thereafter to tender your Santander Brasil shares or Santander Brasil units on your behalf into the U.S. exchange offer through the U.S. exchange agent using the procedures described above. You must ensure that your broker, dealer, commercial bank, trust company or other nominee receives your instructions and any required documentation sufficiently in advance of the expiration time so that it can effect such tender on your behalf prior to the expiration time and pay any fees or commissions charged by such broker, dealer, commercial bank, trust company or other nominee to make such tender.

Tender of Santander Brasil shares or Santander Brasil units through the U.S. Exchange Agent in the form of Santander Brasil ADSs

If you or your nominee holds Santander Brasil units directly and you would like to tender them into the U.S. exchange offer through the U.S. exchange agent in the form of Santander Brasil ADSs, you must first deposit your Santander Brasil units with the custodian of the Santander Brasil ADS depositary for the Santander Brasil ADR program and pay an issuance fee to the Santander Brasil ADS depositary and all applicable taxes or other governmental charges payable in connection with such deposit. Upon such deposit, the Santander Brasil ADSs representing your Santander Brasil units will be delivered to you or your nominee in the form of Santander Brasil ADRs or Santander Brasil ADSs in book entry form and may be tendered through the U.S. exchange agent using the procedures described above under “—Holders of Santander Brasil ADSs—Tender of Santander Brasil ADSs through the U.S. Exchange Agent.” If you or your nominee hold Santander Brasil shares directly and you would like to tender them into the U.S. exchange offer through the U.S. exchange agent in the form of Santander Brasil ADSs, you must first convert your Santander Brasil shares into Santander Brasil units as described in the section “The Exchange Offers—Conversion of Santander Brasil shares into Santander Brasil units” of this offer to exchange/prospectus and then take the actions described in the preceding sentences. You will need to take these steps sufficiently in advance of the expiration time so that you can validly tender the Santander Brasil ADSs representing your Santander Brasil shares or Santander Brasil units into the U.S. exchange offer through the U.S. exchange agent.

If you hold Santander Brasil units indirectly through a broker, dealer, commercial bank, trust company or other nominee, you must instruct your broker, dealer, commercial bank, trust company or other nominee to arrange for your Santander Brasil units to be deposited with the custodian of the Santander Brasil ADS depositary of the Santander Brasil ADR program and thereafter to tender the Santander Brasil ADSs representing your Santander Brasil units on your behalf into the U.S. exchange offer through the U.S. exchange agent using the procedures described above under “—Holders of Santander Brasil ADSs—Tender of Santander Brasil ADSs through the U.S. Exchange Agent.” If you hold Santander Brasil units indirectly through a broker, dealer, commercial bank, trust company or other nominee, you must first instruct your broker, dealer, commercial bank, trust company or other nominee to convert your Santander Brasil shares into Santander Brasil units as described in the section “The Exchange Offers—Conversion of Santander Brasil shares into Santander Brasil units” of this offer to exchange/prospectus and then take the actions described in the preceding sentences. You must ensure that your broker, dealer, commercial bank, trust company or other nominee receives your instructions and any required documentation sufficiently in advance of the expiration time so that it can validly effect such deposit or tender on your behalf prior to the expiration time and you must pay any fees or commissions charged by such broker, dealer, commercial bank, trust company or other nominee to make such deposit or tender.

Tenders of Santander Brasil Shares or Santander Brasil Units into the Brazilian exchange offer through the Auction

If you hold Santander Brasil shares or Santander Brasil units directly in your own name and would like to tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction to be held on Bovespa, you must, no later than [—] Eastern time ([—] São Paulo time) on the expiration date either personally or by means of a duly appointed proxy, contact a broker authorized to conduct trades on Bovespa, present the required documentation and request that the broker tender your Santander Brasil shares or Santander Brasil units on your behalf into the Brazilian exchange offer through the Auction. In order to tender your Santander Brasil shares or Santander Brasil units, you must authorize your broker to, no later than [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date, present a sell order on your behalf. You must pay any fee or commission charged by your broker in connection with tendering your shares. In addition, in order to tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on Bovespa, you must qualify with the Brazilian share registrar or with your broker who is authorized to conduct trades on Bovespa by following the procedures described in the Edital.

Santander Brasil shares and Santander Brasil units held directly are generally held either through the Central Depositary or through Brazilian share registrar. The Central Depositary is the custodian for Santander Brasil shares and Santander Brasil units that are traded on Bovespa, and settlement of the Auction will occur through the facilities of the Central Depositary. If you invested in Santander Brasil shares or Santander Brasil units under Resolution No. 2,689/00, you hold your Santander Brasil shares or Santander Brasil units through the Central Depositary and you should ask your Brazilian representative for purposes of Resolution No. 2,689/00 to contact the Central Depositary on your behalf.

If you hold your Santander Brasil shares or Santander Brasil units through the Brazilian share registrar, you should ask your broker to request the transfer of your shares to the custody of the Central Depositary in order to enable the broker to tender your Santander Brasil shares or Santander Brasil units on your behalf. Before it will accept an order to transfer Santander Brasil shares or Santander Brasil units to the Central Depositary, the Brazilian share registrar will generally check the personal information it maintains on file for you against the personal information that you provided to the broker in submitting your letter of transmittal to make sure that the information is the same. If there are inconsistencies between these records, the Brazilian share registrar will not transfer the shares. It is your responsibility to ensure that the information you provide to your broker is consistent with that in the records of the Brazilian share registrar. It is also your responsibility to contact a broker sufficiently in advance of [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date to ensure that the Brazilian share registrar can transfer your shares to the custody of the Central Depositary before [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date.

If you do not know whether you hold your Santander Brasil shares or Santander Brasil units through the Central Depositary or the Brazilian share registrar, you should inquire with your broker, dealer, commercial bank, trust company or other nominee.

Once tendered into the Brazilian exchange offer through the Auction on Bovespa, Santander Brasil shares or Santander Brasil units held through the Central Depositary are blocked and may not be traded. You must ensure that you give your broker your tender instructions and any required documentation sufficiently in advance of [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date so that they can effect such tender prior to [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date and pay any fees or commissions charged by the broker to make such tender.

If you tender Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction, you must pay two combined fees to Bovespa and the Central Depositary, each in an amount equal to 0.0345% of the value of the exchange transaction. In addition, any broker, dealer, commercial bank, trust company or other nominee that tenders Santander Brasil shares or Santander Brasil units on your behalf in the Brazilian exchange offer may charge a fee or commission for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine what fees or commissions may apply.

If you hold Santander Brasil shares or Santander Brasil units indirectly through a broker, dealer, commercial bank, trust company or other nominee, you must instruct your broker, dealer, commercial bank, trust company or other nominee to tender your shares or units into the Brazilian exchange offer through the Auction to be held on Bovespa on your behalf as provided above in this section no later than [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date. You must ensure that your broker, dealer, commercial bank, trust company or other nominee receives your instructions and any required documentation sufficiently in advance of [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date so that you can effect such tender prior to [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date and pay any fees or commissions charged by such broker, dealer, commercial bank, trust company or other nominee to make such tender.

No Guaranteed Delivery

There will be no guaranteed delivery process available to tender Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs.

Power of Attorney

The letter of transmittal that you will use to tender your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs through the U.S. exchange agent will contain a power of attorney pursuant to which you will authorize JPMorgan Chase Bank, as the U.S. exchange agent, to take the following actions for your account if the U.S. exchange offer is completed:

•	deliver to Santander Spain the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs validly tendered by you through the U.S. exchange agent into, and not withdrawn from, the U.S. exchange offer, thereby subscribing for the Santander Spain ordinary shares to be issued for your account;

•	provide Santander Spain with delivery instructions so as to enable Santander Spain to deposit with the custodian for the Santander Spain ADR program the Santander Spain ordinary shares issued for your account in the U.S. exchange offer;

•	instruct the Santander Spain ADS depositary to issue the Santander Spain ADSs issued for your account and deposited pursuant to the preceding bullet and to deliver such Santander Spain ADSs to the U.S. exchange agent;

•	deliver to you the Santander Spain ADSs the U.S. exchange agent receives pursuant to the preceding bullet point after settlement of the U.S. exchange offer; and

•	aggregate the fractional Santander Spain ADSs that you would otherwise be entitled to receive pursuant to the U.S. exchange offer with those fractional Santander Spain ADSs (or the underlying Santander Spain ordinary shares) that all other tendering holders tendering through the U.S. exchange agent would otherwise be entitled to receive pursuant to the U.S. exchange offer, sell such fractional Santander Spain ADSs (or the underlying Santander Spain ordinary shares) at such times, in such manner and on such terms as the U.S. exchange agent determines in its reasonable discretion and pay the resulting cash proceeds in U.S. dollars to you and such other tendering holders.

If you tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on Bovespa, in order to make such tender you will be required to deliver a similar power of attorney in favor of the Santander Spain BDS depositary with respect to your Santander Brasil shares, Santander Brasil units, Santander Spain BDSs and Santander Spain BDRs.

Representations and Warranties of Holders

By tendering your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs into the U.S. exchange offer, you will represent and warrant to Santander Spain and the U.S. exchange agent that you have full power and authority to accept the U.S. exchange offer and to irrevocably sell, assign, and transfer the Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs in respect of which the U.S. exchange offer is being accepted or deemed to be accepted (and any and all securities or rights issued or issuable in respect thereof) and that, on the third business day from the acceptance of such Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs for exchange, Santander Spain will acquire good title thereto, free and clear of all liens, charges, encumbrances and other third party interests, and together with all rights now or hereinafter attaching thereto, including, without limitation, voting rights and the right to receive all amounts payable to a holder thereof in respect of dividends, interests and other distributions, if any, if the record date for distributions occurs after the third business day from the date on which shares are accepted by Santander Spain for exchange pursuant to the U.S. exchange offer.

Validity of Tender

Santander Spain will determine questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs, in Santander Spain’s sole discretion, and Santander Spain’s determination shall be final and binding. Santander Spain reserves the absolute right to reject any and all tenders of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs that Santander Spain determines are not in proper form or the acceptance of or exchange for which may be unlawful. Santander Spain also reserves the absolute right to waive any defect or irregularity in the tender of any Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. No tender of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs will be deemed to have been validly made until all defects and irregularities in tenders of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs have been cured or waived. Neither Santander Spain nor the U.S. exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs, and none of them will incur any liability for failure to give any such notification. Santander Spain’s interpretation of the terms and conditions of the exchange offers, including the acceptance forms and instructions thereto, will be final and binding.

Conversion of Santander Brasil Shares into Santander Brasil Units

In order to convert Santander Brasil shares into Santander Brasil units the following steps must be taken:

•

the holder of the Santander Brasil shares must first transfer the number of Santander Brasil common shares and Santander Brasil preferred shares necessary to get the number of Santander Brasil units that it wants to tender (i.e., one Santander Brasil common share and one Santander Brasil preferred share for every Santander Brasil unit) to the Santander Brasil units custodian by executing an OTA and by depositing such Santander Brasil common shares and Santander Brasil preferred shares in a deposit account maintained by the Santander Brasil units custodian;

•	the Santander Brasil units custodian will then credit Santander Brasil’s program account at Bovespa with the number of Santander Brasil common shares and Santander Brasil preferred shares transferred by the tendering holder and instruct the Santander Brasil units book-runner to issue the corresponding Santander Brasil units;

•	after confirming that the Santander Brasil common shares and Santander Brasil preferred shares were transferred from the tendering holder to Santander Brasil’s program account at Bovespa, the Santander Brasil units book-runner will submit a notice to Bovespa requesting the issuance of the corresponding Santander Brasil units;

•	Bovespa will then debit the Santander Brasil common shares and Santander Brasil preferred shares transferred from the Santander Brasil’s program account at Bovespa, register such Santander Brasil common shares and Santander Brasil preferred shares as underlying the corresponding number of Santander Brasil units and credit such corresponding number of Santander Brasil units into Santander Brasil’s program account at Bovespa; and

•	after confirming that the Santander Brasil units were transferred to Santander Brasil’s program account at Bovespa, the Santander Brasil units book-runner will transfer such Santander Brasil units to an account of the holder at the Santander Brasil units custodian.

Once the steps described above have been completed, the holder thereof will be able to deposit its Santander Brasil units with the Santander Brasil ADS depositary as described in the section “—Holders of Santander Brasil Shares and Santander Brasil Units—Tender of Santander Brasil shares or Santander Brasil units through the U.S. Exchange Agent in the form of Santander Brasil ADSs.”

No taxes apply in Brazil to the conversion of Santander Brasil shares into Santander Brasil units.

Withdrawal Rights

General

Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs tendered into the U.S. exchange offer through the U.S. exchange agent may be withdrawn at any time before the expiration time in accordance with the procedures described below in this section. If you tender Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on Bovespa, you may withdraw such Santander Brasil shares or Santander Brasil units from the Brazilian exchange offer at any time prior to [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date. In addition, in accordance with the U.S. tender exchange offer laws, you may withdraw securities tendered into the U.S. exchange offer if they are not yet accepted for exchange at any time 60 days after the date of this offer to exchange/prospectus.

You may not rescind a withdrawal. If you withdraw your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs from the exchange offers, they will be deemed not validly tendered for purposes of the exchange offers. However, you may re-tender withdrawn Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs at any time prior to the expiration time, if you are tendering into the U.S. exchange offer through the U.S. exchange agent, or at any time prior to [—] p.m. Eastern time ([—] São Paulo time) on the expiration date, if you are tendering into the Brazilian exchange offer through the Auction on Bovespa, in either case by following the procedures described in this section above under “—Procedure for Tendering.”

Withdrawal of Tenders through the U.S. Exchange Agent

If you tendered your Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares into the U.S. exchange offer through the U.S. exchange agent, you may withdraw the tender of your Santander Brasil

ADSs, Santander Brasil units and/or Santander Brasil shares at any time prior to the expiration time (which is [—]. Eastern time ([—] São Paulo time) on the expiration date) by following the procedures below.

If you hold your Santander Brasil ADSs directly in your name, you may withdraw them by delivering a properly completed and duly executed notice of withdrawal (which must be guaranteed by an eligible guarantor institution if you were required to obtain a signature guarantee for the letter of transmittal pursuant to which you tendered your Santander Brasil ADSs to the U.S. exchange agent) at the address below:

JP Morgan Chase Bank, N.A.

Voluntary Corporate Actions

1110 Centre Pointe Curve, Suite 101

Mendota Heights, Minnesota 55120

If you hold your Santander Brasil shares or Santander Brasil units directly in your name, you may withdraw them by delivering a properly completed and duly executed notice of withdrawal at the address below:

Aparecido Dimondo—Wilson Gonçalves da Cruz

Banco Santander (Brasil) S.A.—Shareholders Department

TI&O Negócios Globais

Rua Amador Bueno nº 474, 2º andar—Estação 465

San Amaro—São Paulo—CEP 04752-005

SP—Brasil

Any such notice of withdrawal must:

•	specify the name of the person that tendered the Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares to be withdrawn;

•	contain a statement that you are withdrawing your election to tender your Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares;

•	be signed by you in the same manner as the original signature on the letter of transmittal by which such Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares were tendered (including any required signature guarantees); and

•	specify the number of Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares to be withdrawn if not all the Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares tendered by you are to be withdrawn.

If you withdraw your Santander Brasil ADSs from the U.S. exchange offer, the Santander Brasil ADRs evidencing those Santander Brasil ADSs will be returned promptly after the proper withdrawal of such Santander Brasil ADSs or, in the case of Santander Brasil ADSs, Santander Brasil units or Santander Brasil shares held in book-entry form, the Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares will be credited into the DTC account from which they were transferred.

If you hold your Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares indirectly through a broker, dealer, commercial bank, trust company or other nominee and you tendered such Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares pursuant to the procedures of such broker, dealer, commercial bank, trust company or other nominee, you must follow the broker’s, dealer’s, commercial bank’s, trust company’s or other nominee’s procedures in order to withdraw such Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares.

Withdrawal of Tenders into the Brazilian exchange offer through the Auction

If you hold your Santander Brasil shares or Santander Brasil units in your own name, you or your Brazilian representative must contact the broker that has been instructed to tender your Santander Brasil shares or

Santander Brasil units into the Brazilian exchange offer through the Auction to be held on Bovespa on your behalf and instruct the broker to withdraw the order to tender those Santander Brasil shares or Santander Brasil units before [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date and must provide any documentation required by the broker. Any tender of Santander Brasil shares or Santander Brasil units will be irrevocable after that time. If you wish to withdraw the tender of your Santander Brasil shares or Santander Brasil units, it is your responsibility to ensure that the broker that has been instructed to tender your Santander Brasil shares or Santander Brasil units receives instructions to withdraw the tender of those shares sufficiently in advance of [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date. If you wish to withdraw your Santander Brasil shares or Santander Brasil units from the Brazilian exchange offer, you are strongly advised to contact your broker well before [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date.

If you hold your Santander Brasil shares or Santander Brasil units indirectly through a broker, dealer, commercial bank, trust company or other nominee and you tendered them pursuant to the procedures of such broker, dealer, commercial bank, trust company or other nominee, you must follow the broker’s, dealer’s, commercial bank’s, trust company’s or other nominee’s procedures in order to withdraw your shares.

Fractional Shares

Holders of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs will receive the greatest whole number of Santander Spain BDSs or Santander Spain ADSs, as applicable, that can be issued at the exchange ratio. No fractional Santander Spain ADSs or Santander Spain BDSs will be issued to you in connection with the exchange offers. Instead of any such fractional Santander Spain ADSs that you would otherwise be entitled to receive in the U.S. exchange offer, the U.S. exchange agent will aggregate all fractional Santander Spain ADSs (or the underlying Santander Spain ordinary shares) that all tendering holders tendering through the U.S. exchange agent would otherwise be entitled to receive pursuant to the U.S. exchange offer, sell such fractional Santander Spain ADSs (or the underlying Santander Spain ordinary shares) at such times, in such manner and on such terms as the U.S. exchange agent determines in its reasonable discretion and pay the resulting cash proceeds in U.S. dollars to such holders. Instead of any such fractional Santander Spain BDSs that a holder tendering into the Brazilian exchange offer would otherwise be entitled to receive pursuant to the Brazilian exchange offer, the Santander Spain BDS depositary will aggregate all Santander Spain ordinary shares that all tendering holders tendering into the Brazilian exchange offer through the Auction would otherwise be entitled to receive in the form of Santander Spain BDSs pursuant to the Brazilian exchange offer, sell such fractional Santander Spain ordinary shares (at such times, in such manner and on such terms as the Santander Spain BDS depositary determines in its reasonable discretion) and pay the resulting cash proceeds in Brazilian reais to such holders. It is expected that the payment of cash in lieu of fractional Santander Spain ADSs and/or Santander Spain BDSs will be made with or promptly following delivery of the Santander Spain ADSs and/or Santander Spain BDSs.

Announcement of the Results of the Exchange Offers

Santander Spain will announce the results of the exchange offers by means of a public announcement to be issued by no later than 9 a.m. Eastern time on the first business day after the expiration date. The announcement will be made by means of a press release on the Dow Jones News Service. In addition, notice will be posted on Santander Spain’s website at www.santander.com. The information on Santander Spain’s website is not a part of this offer to exchange/prospectus and is not incorporated by reference herein.

Acceptance for Exchange

If the conditions referred to under “—Conditions to Completion of the Exchange Offers” have been satisfied or, to the extent legally permitted, waived, Santander Spain will, upon the expiration time, accept for exchange and will exchange all Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs validly tendered into the U.S. exchange offer through the U.S. exchange agent and not properly withdrawn prior to the expiration time and will procure the issuance of the Santander Spain ordinary shares underlying the Santander Spain ADSs to be delivered to the tendering holders in exchange therefor as described below under “—Settlement and Delivery of Securities.”

Subject to the applicable rules of the SEC, CVM and Bovespa, Santander Spain reserves the right to delay acceptance for exchange, or delay exchange, of the tendered Santander Brasil Securities in order to comply in whole or in part with applicable law.

In accordance with applicable Brazilian regulations and subject to the terms and conditions discussed in this offer to exchange/prospectus, if the conditions referred to under “—Conditions to Completion of the Exchange Offers” have been satisfied or, to the extent legally permitted, waived, all Santander Brasil shares and Santander Brasil units validly tendered into and not withdrawn from the Brazilian exchange offer prior to [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date will be deemed accepted for exchange and will be acquired by Santander Spain through the Brazilian exchange offer. The Auction to be conducted pursuant to the Brazilian exchange offer is currently scheduled to occur at [—] Eastern time ([—] São Paulo time), on the expiration date, subject to the satisfaction or waiver of the exchange offer conditions as described above. Before Santander Spain accepts for exchange any Santander Brasil shares and/or Santander Brasil units validly tendered into, and not withdrawn from, the Brazilian exchange offer through the Auction, the following must occur:

•	no later than [—] Eastern time ([—] São Paulo time) on the expiration date, the Brazilian share registrar will certify to Bovespa the total number of Santander Brasil shares and Santander Brasil units that Santander Spain has certified to the Brazilian share registrar to have been validly tendered into and not withdrawn from the Brazilian exchange offer;

•	the Auction will commence at [—] Eastern time ([—] São Paulo time) on the expiration date (which we refer to as the “Auction time”) (or such other time as Bovespa may determine), and Santander Spain will complete the Brazilian exchange offer at that time in accordance with the terms and conditions of the Brazilian exchange offer by accepting for exchange all Santander Brasil shares and Santander Brasil units validly tendered in, and not withdrawn from, the Brazilian exchange offer through the Auction.

If the Auction occurs at any time other than [—] Eastern time ([—] São Paulo time) on the expiration date, then each of the times specified above will be adjusted by the same amount that the actual time of the commencement of the Auction differs from [—] Eastern time ([—] São Paulo time).

Prior to [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date, holders of Santander Brasil shares and/or Santander Brasil units tendering into the Brazilian exchange offer through the Auction will transfer their Santander Brasil shares and/or Santander Brasil units to the custody of the Central Depositary to enable their brokers to sell their Santander Brasil shares or Santander Brasil units in the Auction on their behalf. If the Brazilian exchange offer is not consummated, the Auction will not occur and the Central Depositary will return the Santander Brasil shares and the Santander Brasil units to the tendering holders as soon as practicable. For tenders into the U.S. exchange offer through the U.S. exchange agent, the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs so tendered will be sent to the tendering shareholders, unitholders and holders of ADSs by the U.S. exchange agent within five business days after the expiration or termination of the U.S. exchange offer.

Sell orders from brokers tendering Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction to be held on Bovespa on behalf of tendering holders of Santander Brasil shares or Santander Brasil units must be authorized to be submitted through Bovespa’s Megabolsa electronic trading system using the code “SANB3” for Santander Brasil common shares, the code “SANB4” for Santander Brasil preferred shares and the code “SANB11” for Santander Brasil units no later than [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date. Sell orders for Santander Brasil shares or Santander Brasil units that have been validly tendered into, and not withdrawn from, the Auction on Bovespa before [—] p.m. Eastern time ([—] p.m. São Paulo Time) on the expiration date will be deemed accepted for exchange and may not be withdrawn. For holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs tendering into the U.S. exchange offer through the U.S. exchange agent, tenders of such Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs must be made no later than the expiration time. Tenders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs into the U.S. exchange offer through the U.S. exchange agent that have been validly made and not withdrawn before the expiration time will be deemed accepted for exchange and may not be withdrawn.

Under the rules of the CVM, a third party is permitted to commence a competing offer for all of the shares subject to the exchange offers, so long as the competing offeror offers a price at least 5% greater than the price offered in this offer to exchange/prospectus and complies with other provisions of applicable Brazilian law. The launch of a competing offer will invalidate tenders made in respect of the original exchange offer, whose auction may be postponed, if necessary, including by order of the CVM, so that both offerings may be effected on the same terms and procedures of the CVM as the original exchange offer.

Settlement and Delivery of Securities

General

If Santander Spain has accepted for exchange the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs as described under “—Acceptance for Exchange,” Santander Spain will deliver the Santander Spain ADSs or Santander Spain BDSs, as applicable, in the manner described in this section below.

Under Spanish law, a number of procedural steps must be taken after the exchange offers are completed and before the Santander Spain ADSs and/or Santander Spain BDSs can be delivered. If the exchange offers are completed, we expect that you will receive the Santander Spain ADSs you are entitled to receive pursuant to the exchange offers by the tenth business day following the expiration date and Santander Spain BDSs on the fourteenth Spanish and Brazilian business day following the expiration date. Based on the expiration date of October 30, 2014, the fourteenth Spanish and Brazilian business day following the expiration date would be the equivalent of the fifteenth business day following the expiration date. It is expected that the payment of cash in lieu of fractional Santander Spain ADSs and/or Santander Spain BDSs will be made with or promptly following delivery of the Santander Spain ADSs and/or Santander Spain BDSs.

Under no circumstances will interest be paid on the exchange of or payment for Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs, regardless of any delay in making the exchange or payment or any extension of the exchange offers.

Title to Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs validly tendered into, and not withdrawn from, the exchange offers will transfer to Santander Spain on the third business day from the acceptance by Santander Spain of the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs tendered pursuant to the exchange offers in accordance with the procedures described above under “—Acceptance for Exchange.” Spanish law requires Santander Spain to have title to the tendered Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs at the time Santander Spain executes the relevant capital increase necessary to complete the exchange offers and issue the Santander Spain ordinary shares to be exchanged in the form of Santander Spain ADSs and Santander Spain BDSs. When the board or the executive committee of Santander Spain adopts the resolution effecting the capital increase, tendering holders will be considered, under Spanish law, to have paid for and acquired title to the Santander Spain ordinary shares represented by the Santander Spain ADS or Santander Spain BDS, as applicable, being issued to the Santander Spain ADS depositary and/or the Santander Spain BDS depositary, on behalf of the holders tendering Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs in the exchange offer. Until the capital increase is registered with the commercial registry and the appropriate documentation is delivered to the Spanish stock exchanges, the Santander Spain ordinary shares represented by the Santander Spain ADS or Santander

Spain BDS will not be transferable shares that may be sold on the Spanish stock exchanges. However, if Santander Spain breaches its agreement to deliver the Santander Spain ADS or Santander Spain BDS, Spanish law would not limit any action, suit or proceeding that the tendering holders may initiate against Santander Spain for breach of its obligations under the exchange offer.

Delivery of Santander Spain ADSs and Cash in Lieu of Fractional Santander Spain ADSs

Subject to the terms and conditions of the exchange offers, upon Santander Spain’s acceptance of the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs tendered into the U.S. exchange offer and confirmation from the Santander Spain ADS depositary of receipt of the applicable number of Santander Spain ordinary shares to be represented by the Santander Spain ADSs to be issued in the U.S. exchange offer by the Santander Spain ADS depositary’s custodian, the U.S. exchange agent will deliver the applicable whole number of Santander Spain ADSs to the holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs acquired in the U.S. exchange offer that tendered their Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs in the U.S. exchange offer through the U.S. exchange agent, as follows:

•	if you or your nominee holds your Santander Brasil ADSs in the form of Santander Brasil ADRs and you or your nominee tendered your Santander Brasil ADSs in the U.S. exchange offer through the U.S. exchange agent by means of delivery of a letter of transmittal together with Santander Brasil ADRs evidencing your Santander Brasil ADSs, the U.S. exchange agent will register the applicable number of uncertificated Santander Spain ADSs in your name or the name of your nominee, as applicable, and mail you or your nominee, as applicable, a confirmation of such registration according to the issuance and delivery instructions provided in the letter of transmittal;

•	if you or your nominee holds Santander Brasil ADSs, Santander Brasil units or Santander Brasil shares and you or your nominee tendered your Santander Brasil ADSs, Santander Brasil units or Santander Brasil shares in the U.S. exchange offer through the U.S. exchange agent by means of delivery of a letter of transmittal, the U.S. exchange agent will register the applicable number of uncertificated Santander Spain ADSs in your name or the name of your nominee, as applicable, and mail you or your nominee, as applicable, a confirmation of such registration according to the issuance and delivery instructions provided in the letter of transmittal; or

•	if you hold your Santander Brasil ADSs, Santander Brasil units or Santander Brasil shares in book-entry form and such Santander Brasil ADSs, Santander Brasil units or Santander Brasil shares were delivered by means of the ATOP system by sending an agent’s message to the U.S. exchange agent, the U.S. exchange agent will deliver the applicable whole number of Santander Spain ADSs to DTC for forwarding to the account of your nominee at DTC.

Any cash in lieu of fractional Santander Spain ADSs to which you would otherwise be entitled will be delivered by the same means described above with or promptly following delivery of your Santander Spain ADSs.

Delivery of Santander Spain BDSs

If you held your Santander Brasil shares or Santander Brasil units tendered into the Brazilian exchange offer through the Auction directly in your name, then, subject to the terms of the Brazilian exchange offer, you will receive Santander Spain BDSs upon settlement of Santander Spain’s acceptance for exchange and exchange of such Santander Brasil shares or Santander Brasil units. If you tendered your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction indirectly through a broker, dealer, commercial bank, trust company or other nominee, then, subject to the terms of the Brazilian exchange offer, the Santander Spain BDSs will be delivered to your account with such broker, dealer, commercial bank, trust company or other nominee.

Dividend Payments

The Santander Spain ordinary shares to be issued in connection with the exchange offers in the form of Santander Spain ADSs and Santander Spain BDSs will have the same dividend rights as the other currently outstanding Santander Spain ordinary shares.

The Santander Spain ADS depositary will deliver any dividends paid upon deposited Santander Spain ordinary shares to the holders of Santander Spain ADSs in the manner set forth in the Santander Spain ADS deposit agreement and the Santander Spain BDS depositary will deliver any dividends paid upon deposited Santander Spain ordinary shares to the holders of Santander Spain BDSs in the manner set forth in the Santander Spain BDS deposit agreement.

Under the “Santander Dividendo Elección” program (scrip dividend scheme), which Santander Spain has voluntarily offered to its shareholders since 2009, for each Santander Spain ordinary share outstanding as of the relevant record date, Santander Spain issues one right. The rights entitle their holders to receive new Santander Spain ordinary shares at no charge upon the automatic conversion of the rights, but the shareholders also have the option to sell the rights in the open market in Spain or back to Santander Spain at a fixed price. Holders of Santander Spain ADSs are not (and holders of Santander Spain BDSs will not be) issued rights but are (and holders of Santander Spain BDSs will be) able to instruct the depository with regards to the rights issued in respect of the Santander Spain ordinary shares underlying their Santander Spain ADSs (or Santander Spain BDSs), provided that the ability of holders of Santander Spain BDSs to be afforded the options described in the preceding sentence is subject to Bovespa being able to make certain adjustments to its systems, absent which those holders will only be afforded one option as determined by Santander Spain. The “Santander Dividendo Elección” program is a discretionary action of Santander Spain not required by law, Santander Spain’s by-laws or otherwise and may be discontinued by Santander Spain at its discretion at any time.

For a description of Spanish, Brazilian and United States federal income tax consequences of these dividend payments, see “—Tax Consequences” below in this section.

Upcoming Dividend Payments

Santander Spain expects that, consistent with prior practice, Santander Brasil will declare a dividend on Santander Brasil Securities in September (with a record date that will allow for all tendering holders of Santander Brasil Securities to receive the dividend) and Santander Spain will declare a scrip dividend on Santander Spain ordinary shares under its “Santander Dividendo Elección” program (scrip dividend scheme) with a record date of October 17, 2014. Santander Spain intends that holders of Santander Brasil Securities that tender into the exchange offers receive the value of the Santander Spain scrip dividend. Accordingly, after the Santander Spain scrip dividend has been declared, Santander Spain will amend the exchange offers to increase the exchange ratio to reflect the value of the Santander Spain scrip dividend in an amount determined by Santander Spain. If Santander Brasil declares any dividend in addition to its customary September dividend that would be payable to tendering holders, Santander Spain will amend the exchange offers to decrease the exchange ratio by the amount of such dividend. However, Santander Spain does not expect Santander Brasil to declare any such additional dividends, therefore a decrease of the exchange ratio is not likely to occur. In the case of any amendment to the U.S. exchange offer that adjusts the exchange ratio, Santander Spain will announce the new exchange ratio and, if required pursuant to SEC rules, extend the expiration time and expiration date in accordance with such rules.

Tax Consequences

Brazilian Tax Consequences

Subject to the limitations and assumptions below, in the opinion of Pinheiro Neto, the following are the material Brazilian tax consequences of the exchange offers with respect to the Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs tendered by a non-Brazilian holder. This discussion does not address all the Brazilian tax considerations that may be applicable to any particular non-Brazilian holder, and each non-Brazilian holder is encouraged to consult its own tax advisor about the Brazilian tax consequences of tendering Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs in the exchange offers. This discussion also does not address any tax consequences under the tax laws of any state or locality of Brazil or any other jurisdiction.

According to Law No. 10,833 enacted on December 29, 2003, the disposition of assets located in Brazil by a non-Brazilian holder to either a Brazilian resident or a non-resident may be subject to capital gains taxation in Brazil, regardless of whether the disposition occurs outside or within Brazil.

Under Brazilian law, capital gains taxation rules vary depending on the residency of the non-Brazilian holder, the type of registration of the investment by the non-Brazilian holder with the Central Bank of Brazil and how the disposition is carried out, as outlined below.

A non-Brazilian holder can hold two different kinds of investments in Brazil: (i) a 4,131 investment; or (ii) a 2,689 investment. We refer to holders of a 2,689 investment as “2,689 investors”.

The IOF (Imposto Sobre Operações Financeiras) is a tax on foreign exchange, securities/bonds, credit and insurance transactions. The Minister of Finance establishes the rates of the IOF tax, subject to limits set forth by law.

Pursuant to Decree No. 6,306 of December 14, 2007, as amended, the conversion of Brazilian reais into foreign currency and the conversion of foreign currency into Brazilian reais (each of which we refer to as a “foreign exchange transaction”) are subject to the IOF (which we refer to as the “IOF/Exchange”). Under the IOF regulations currently in force in Brazil, the Minister of Finance is empowered to establish the applicable IOF/Exchange rate. Such IOF/Exchange rate can be increased at any time up to a rate of 25%. The above-mentioned Decree sets forth that the current general IOF/Exchange rate is 0.38%.

The IOF may also be levied on transactions involving bonds or securities, including transactions carried out on Brazilian stock, futures or commodities exchanges (which we refer to as “IOF/Títulos tax”). The IOF/Títulos current general rate is zero percent for transactions carried out in the equity markets in Brazil, including those performed in stock, futures and commodities exchanges and similar markets. The Executive branch of the Brazilian government, however, has the legal power to increase the rate up to a maximum of 1.5% of the amount of the taxed transaction for each day of the investor’s holding period, but only to the extent of gain realized on the transaction and only on a prospective basis. Currently, the IOF/Títulos is assessed at the rate of 0.0% on the deposit of shares issued by a Brazilian company and listed for trading on the Brazilian stock exchange with the specific purpose of enabling the issuance of depositary receipts traded outside Brazil.

Taxation of the Non-Brazilian Holders of Santander Brasil ADSs

Tender of Santander Brasil ADSs through the U.S. Exchange Agent

Capital Gains Tax

The non-Brazilian holders that tender their Santander Brasil ADSs in the U.S. exchange offer through the U.S. exchange agent will receive in exchange Santander Spain ADSs. Although there is no clear guidance in the Brazilian tax legislation addressing the capital gains tax consequences of an exchange transaction involving American Depositary Shares of a Brazilian company, the exchange of Santander Brasil ADSs for Santander Spain ADSs in connection with the U.S. exchange offer should not be taxable in Brazil based on the fact that: (i) the Santander Brasil ADSs should be considered as a foreign asset; and (ii) the exchange of Santander Brasil ADSs for Santander Spain ADSs alone would not result in any Brazilian sourced income to the non-Brazilian holder. However, Brazilian authorities do not provide clear guidance in this respect, and may treat such a transaction as subject to capital gains tax in Brazil at the rate of 15% (or 25% if the non-Brazilian holder is located in a tax haven jurisdiction), plus potential interest and fines.

Non-Brazilian holders of Santander Brasil ADSs may withdraw the Santander Brasil units underlying their Santander Brasil ADSs from the Santander Brasil ADR program and tender the Santander Brasil units underlying those Santander Brasil ADSs using one of the methods described above under “—Procedure for Tendering—Holders of Santander Brasil Shares and Santander Brasil Units.” The withdrawal of Santander Brasil units from the Santander Brasil ADR program does not give rise to capital gains taxation in Brazil.

IOF/Exchange

Brazilian law imposes IOF / Exchange on the conversion of Brazilian reais into foreign currency and on the conversion of foreign currency into Brazilian reais.

As the exchange of Santander Brasil ADS for Santander Spain ADS does not result in the execution of any foreign exchange transaction, no IOF/Exchange tax will be due on that exchange.

Withdrawal of Santander Brasil Units Represented by Santander Brasil ADSs

The withdrawal of Santander Brasil ADSs from the Santander Brasil ADR program and receipt of the underlying Santander Brasil units requires the execution of a notional foreign exchange transaction (i.e., a foreign exchange transaction that does not result in the actual flow of funds). If you withdraw the Santander Brasil units underlying your Santander Brasil ADSs and convert your investment into a 2,689 investment, the IOF/Exchange tax will be imposed on that transaction at the current rate of zero percent. If you withdraw the Santander Brasil units underlying your Santander Brasil ADSs and convert your investment into a 4,131 investment, the IOF/Exchange tax would also be imposed on that transaction at the current rate of zero percent.

Taxation of the Non-Brazilian Holders of Santander Brasil Shares and Santander Brasil Units

Tender of Santander Brasil Shares or Santander Brasil Units through the U.S. Exchange Agent

Capital Gains Tax

If you hold Santander Brasil shares or Santander Brasil units directly and you would like to tender them into the U.S. exchange offer through the U.S. exchange agent in exchange for Santander Spain ADS, you must first convert your investment from a 2,689 investment to a 4,131 investment in Brazil.

According to the Central Bank Regulations, the conversion of the 2,689 investment to a 4,131 investment must be made at market value based on current trading price of the shares or units. Please note that, if the market value exceeds the original acquisition cost of the 2,689 investment, the non-Brazilian holder would recognize capital gain in Brazil on the transaction and the tax consequences applicable to such gain are discussed below.

In principle, the conversion of the 2,689 investment into a 4,131 investment should not be taxable, as the conversion would not result in any Brazilian sourced income to the non-Brazilian holder. However, Brazilian authorities do not provide clear guidance in this respect and may try to impose a tax on the non-Brazilian holder for the capital gain recognized in the transaction.

If this transaction is taxable in Brazil, the tax treatment of the transaction would differ depending on whether the non-Brazilian holder is eligible for the tax benefits granted to 2,689 investors. In principle, on the disposition of a 2,689 investment, the non-Brazilian holder should be entitled to the tax benefits granted to 2,689 investors as described below. However, tax authorities may take the position that the tax benefits are only applicable if the disposition of the 2,689 investment is carried out on the Bovespa or an organized over-the-counter market regulated by the CVM.

If the tax benefits granted to 2,689 investors are applicable to the conversion: (i) non-Brazilian holders located in a non-tax haven jurisdiction would be exempt from capital gains tax in Brazil; and (ii) non-Brazilian holders located in a tax haven jurisdiction would be subject to capital gains tax in Brazil at the rate of 15%. We note that the United States is not considered as a tax haven jurisdiction for Brazilian law purposes. If the tax benefits granted to 2,689 investors are not applicable: (i) non-Brazilian holders in a non-tax haven jurisdiction would be subject to capital gains tax in Brazil at the rate of 15%; and (ii) non-Brazilian holders located in tax haven jurisdictions would be subject to capital gains tax in Brazil at the rate of 25%.

As a second step, the exchange of the 4,131 investment in Santander Brasil shares or Santander Brasil units for the Santander Spain ADSs would not be subject to any capital gains tax if the amount of the Santander Spain ADSs received in exchange for the Santander Brasil shares or Santander Brasil units is equal or lower than the amount of the 4,131 investment held by the non-Brazilian holder in Santander Brasil shares or Santander Brasil units, as registered in the Central Bank of Brazil (which we refer to as the “registered cost” of the 4,131 investment). However, if the amount of the Santander Spain ADSs received in exchange for the Santander Brasil shares or Santander Brasil units is greater than the registered cost (i) non-Brazilian holders in a non-tax haven jurisdiction would be subject to capital gains tax at the rate of 15%; and (ii) non-Brazilian holders located in tax haven jurisdictions would be subject to capital gains tax at the rate of 25%.

If a non-Brazilian holder receives cash in connection with the exchange offers, the difference between the cash received and the registered cost of the portion of the Santander Brasil shares or Santander Brasil units exchanged for cash could be subject to capital gains tax in Brazil, according to the rules described in this section.

Converting the registration of your investment in Santander Brasil shares or Santander Brasil units from a 2,689 investment into a 4,131 investment is a pre-condition for you to tender your Santander Brasil shares and Santander Brasil units into the U.S. exchange offer through the U.S. exchange agent and there is a risk that the offer is not completed and you remain with a 4,131 investment in Santander Brasil shares or Santander Brasil units. If the U.S. exchange offer is not consummated, you will not be able to recover any taxes paid in connection with converting your 2,689 investment into a 4,131 investment. In addition, if the U.S. exchange offer is not completed, you may also want to convert your 4,131 investment back into a 2,689 investment, in which case you will be subject to capital gains taxation at the rate of 15% or 25% (for non-Brazilian holders located in tax haven jurisdictions) on any gains.

IOF/Exchange

The conversion of a 2,689 investment into a 4,131 investment will be implemented by means of a notional exchange transaction (i.e., a foreign exchange transaction that does not result in the actual flow of funds). In this sense, the “outflow leg” (representing the return of the 2,689 investment) would be subject to IOF at a rate of 0.0% and the “inflow leg” (representing the 4,131 investment) would also be subject to IOF at a rate of 0.0%.

The exchange of the 4,131 investment in Santander Brasil shares or Santander Brasil units for the Santander Spain ADSs would not constitute a foreign exchange transaction under applicable Brazilian law and no IOF would apply.

Deposit of Santander Brasil shares or Santander Brasil Units for Santander Brasil ADSs

If you hold Santander Brasil units directly and you would like to tender them into the U.S. exchange offer through the U.S. exchange agent in the form of Santander Brasil ADSs in exchange for Santander Spain ADSs, you must first deposit your Santander Brasil units with the custodian for the Santander Brasil ADR program. The potential tax consequences of depositing your Santander Brasil units with the custodian for the Santander Brasil ADR program are discussed below. (If you hold Santander Brasil shares and you would like to tender them into the U.S. exchange offer through the U.S. exchange agent in the form of Santander Brasil ADSs, you must first convert your Santander Brasil shares into Santander Brasil units as described in the section “—Conversion of Santander Brasil shares into Santander Brasil units” of this offer to exchange/prospectus.) For a discussion of the potential tax consequences to you of tendering the Santander Brasil ADSs representing your Santander Brasil shares or Santander Brasil units through the U.S. exchange agent, see “—Taxation of the Non-Brazilian Holders of Santander Brasil ADSs—Tender of Santander Brasil ADSs through the U.S. Exchange Agent” in this section above.

Capital Gains Tax

The deposit of Santander Brasil units in the Santander Brasil ADR program in exchange for the Santander Brasil ADSs by a non-Brazilian holder will be subject to Brazilian capital gains tax on the amount of the capital gain realized on such exchange. The amount of the capital gain will generally be equal to the difference between the registered cost of the Santander Brasil units held by the non-Brazilian holder in Santander Brasil units, as registered in the Central Bank of Brazil, and the average price of the Santander Brasil units, calculated as follows:

•	the average price of Santander Brasil units sold on that day on the Brazilian stock exchange on which the greatest number of such units were sold on the day of deposit; or

•	if no Santander Brasil units were sold on that day, the average price of a Santander Brasil unit on the Brazilian stock exchange on which the greatest number of Santander Brasil units were sold during the 15 preceding trading sessions.

The difference between the registered cost and the average price of the Santander Brasil units, calculated as set forth above, is treated as capital gain subject to tax at a rate of 15%, or 25% for non-Brazilian holders who are in tax-haven jurisdictions. Although there is no clear regulatory guidance in Brazil, such taxation should not apply in the case of non-Brazilian holders that are 2,689 investors located in a non-tax haven jurisdiction, who should not be subject to income tax in such a transaction.

However, tax authorities may take the position that the tax benefits (i.e., exemption from capital gains tax) applicable to 2,689 investments are only applicable if the disposition of the securities is carried out on the Bovespa or an organized over-the-counter market regulated by the CVM.

If the tax benefits granted to 2,689 investors who are located in a non-tax haven jurisdiction are not applicable to the deposit of Santander Brasil units in exchange for the Santander Brasil ADSs, then such transaction would be subject to capital gains tax at the rate of 15%.

IOF / Títulos

IOF / Títulos may also be levied on transactions involving bonds or securities, including transactions carried out on Brazilian stock, futures or commodities exchanges. The IOF/Títulos general rate is currently zero for transactions carried out in the equity markets in Brazil, including those performed in stock, futures and commodities exchanges and similar markets. However, the IOF/Títulos is assessed at the rate of 0.0% on the deposit of units issued by a Brazilian company and listed for trading on the Brazilian stock exchange with the specific purpose of enabling the issuance of depositary receipts traded outside Brazil. Therefore the deposit of Santander Brasil units in the Santander Brasil ADR program will be subject to IOF at a 0.0% rate.

Tender of Santander Brasil Shares or Santander Brasil Units in the Auction

Capital gains tax

If you tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on Bovespa in exchange for Santander Spain BDSs, such exchange will not result in any Brazilian sourced income to the non-Brazilian holder and therefore such exchange should not be subject to capital gains tax in Brazil.

If this transaction is deemed as taxable by the Brazilian tax authorities, the tax treatment of the transaction would differ depending on whether the non-Brazilian holder is located in a tax haven jurisdiction. The non-Brazilian holders resident in a non-tax haven regular jurisdiction should be exempt from capital gains tax on such gains; and the non-Brazilian holders resident in tax haven jurisdictions would be subject to capital gains tax at the rate of 15%. The sale of shares or units by a non-Brazilian holder of a 4,131 investment and by 2,689 investors that are resident in tax haven jurisdictions in transactions carried out on the exchange is, as a general rule, subject to withholding income tax at a rate of 0.005%, which can be offset with possible income tax due on capital gain. This tax may be assessed on the tender of Santander Brasil shares or Santander Brasil units in exchange for Santander Spain BDS and would be withheld by your broker.

IOF / Exchange

The tender of Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction in exchange for Santander Spain BDRs will be implemented by means of two simultaneous foreign exchange transactions, one representing the outflow of funds from Brazil for investment in Santander Spain BDRs and another one representing the inflow of the investment of Santander Spain in Santander Brasil. The inflow foreign exchange contract would be subject to the IOF at 0% and outflow foreign exchange contract would be subject to the IOF at 0.38%. However, Santander Spain has agreed to pay this amount on your behalf.

Taxation on the Put Right

Taxation of the non-Brazilian holders of Santander Brasil shares or Santander Brasil units

Capital gains tax

If the Santander Brasil shares or Santander Brasil units of a non-Brazilian holder are exchanged for Santander Spain BDRs pursuant to the put right, such transaction will not result in any Brazilian sourced income to the non-Brazilian holder and therefore the exchange should not be subject to capital gains tax in Brazil.

If this transaction is deemed as taxable by the Brazilian tax authorities, as a general rule, the capital gains recognized by the non-Brazilian holder in the transaction will be subject to capital gains tax in Brazil at the rate of 15% (regular rate) or 25% (for investors located in tax haven jurisdictions).

The exchange of Santander Brasil shares or Santander Brasil units of a non-Brazilian holder for Santander Spain BDRs may also be subject to the assessment of the withholding income tax at a rate of 0.005%, which can be generally offset with the income tax due on capital gains. Prospective investors should consult their own tax advisor on whether or not the abovementioned 0.005% withholding tax assessment would apply in this case.

IOF / Exchange

The remittance of funds abroad to the non-Brazilian holder as a return of a 2,689 investment is subject to the IOF at a rate of 0%.

Other Brazilian Taxes

There are no Brazilian stamp, issue, registration or similar taxes or duties payable by holders of Santander Brasil shares or Santander Brasil units in connection with the exchange offers.

Spanish Tax Consequences

The discussion set out below summarizes certain material Spanish taxation considerations of the acquisition, ownership and disposition of Santander Spain Securities by a Qualifying Shareholder (as defined below). They are based on Spanish law currently in force and practice, which are subject to change, possibly with retroactive effect. In this connection, in the first days of August 2014 the Spanish Government has submitted to the Spanish Parliament draft laws amending the Personal Income Tax Law, the Corporate Income Tax Law and the Non-Resident Income Tax Law. These texts, if finally passed at the Parliament, envisage entering into force on January 1, 2015. For the purposes of the following discussion, the Spanish tax treatment for holders of Santander Spain Securities will be the same as that for holders of the underlying Santander Spain ordinary shares.

The description below is intended as a general guide and applies only to holders of Santander Spain Securities who are tax resident in the United States or in Brazil for the purposes of their Treaties (as defined below) and entitled to its benefits, without limitation, who do not carry on business activities through a permanent establishment (as defined in the Treaties) in Spain to which their Santander Spain Securities are effectively connected nor act through a tax haven country or jurisdiction for Spanish tax purposes (as defined in Royal Decree 1080/1991, of 5 July, as amended), and who own, directly or indirectly, less than 25% of the voting stock or capital of Santander Spain (a “Qualifying Shareholder”).

This summary is not a complete analysis or description of all the possible tax consequences of the acquisition, ownership and disposition of Santander Spain Securities and does not address all tax consequences that may be relevant to all categories of potential investors, some of whom may be subject to special rules. In particular, this tax section does not address the Spanish tax consequences applicable to “look-through” entities (such as trusts or estates) that may be subject to the tax regime applicable to such non-Spanish entities under the Spanish Non-Resident Income Tax (“NRIT”) Law, to individuals who acquire the Santander Spain Securities by reason of employment or to pension funds or collective investment in transferrable securities (UCITS).

Any holders of Santander Spain Securities who do not fall within the above description of a “Qualifying Shareholder” or who are in any doubt as to their taxation position or obligations should consult their own professional advisors immediately.

This summary of certain material Spanish taxation considerations is for general information only and is not tax advice. Qualifying Shareholders are urged to consult their tax advisors with respect to the application of the Spanish tax law to their particular situations as well as any tax consequences arising under the laws of any foreign or other taxing jurisdiction or under any applicable tax treaty. We also encourage you to consult your own tax advisors concerning the Spanish tax consequences of the exchange offers with respect to the Santander Spain ADSs (evidenced by Santander Spain ADRs) and Santander Spain BDSs (evidenced by Santander Spain BDRs) in light of your particular situation.

Consequences of the Exchange Offers

As a general rule, the exchange offers will not trigger any Spanish taxation (including Spanish Transfer Tax or Value Added Tax) for Qualifying Shareholders. This notwithstanding, if a Qualifying Shareholder receives a cash payment in lieu of a fractional Santander Spain Security, that Qualifying Shareholder may be treated as realizing a capital gain on a Spanish asset on the difference between the cash received and the equivalent exchange value of the fractional Santander Spain Securities, with the resultant reporting obligations described below.

Consequences of the Acquisition, Ownership and Disposition of Santander Spain Securities

Taxation of Dividends

As a general rule, dividends paid on Santander Spain Securities to a Qualifying Shareholder will be subject to Spanish NRIT on the gross amount of the dividend, currently at a rate of 21% (20% in 2015 and 19% from 2016 onward according to the draft NRIT Law submitted to the Spanish Parliament, as per its current wording). Notwithstanding the above, the following exemptions or reduced rates may be applicable under Spanish tax law:

(i)	dividends and similar sources of income distributed by Santander Spain to a Qualifying Shareholder who is an individual will be exempt from NRIT up to an annual amount of €1,500 for all of his/her Spanish sourced dividend income. However, NRIT will be required to be deducted from the gross amount of the dividends, and Qualifying Shareholders claiming this exemption will have to seek a refund of such NRIT from the Spanish tax authorities by following the Standard Refund Procedure (as described below under the “—Spanish Standard Refund Procedure” section). Note that under the current wording of the draft Personal Income Tax Law submitted to the Spanish Parliament, this exemption will not be available from January 1, 2015 onward if the draft is finally approved.

(ii)

Qualifying Shareholders may benefit from a 15% reduced rate of NRIT on the gross amount of the dividend, subject to providing Santander Spain’s paying agent before the tenth day following the end of the month in which the dividends are distributable, with evidence of the tax residence of the Qualifying Shareholder by means of a valid certificate of tax residence issued by the United States Internal Revenue Service (the “IRS”) or the Brazilian tax authorities, as the case may be, stating that to their knowledge the Qualifying Shareholder is (a) a tax resident of the United States within the meaning of the Convention between the United States of America and the Kingdom of Spain for the avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to taxes on income, together with a related protocol, signed at Madrid on February 22, 1990 (the “U.S.-Spain Treaty”); or (b) a tax resident in Brazil within the meaning of the Convention between the Brazilian Federal Republic and the

Kingdom of Spain for the avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to taxes on income, together with a related protocol, signed at Brasilia on November 14, 1974 (the “Brazil-Spain Treaty” and, together with the U.S.-Spain Treaty, the “Treaties”). For Spanish tax purposes, such Treaties certificates are generally valid for one year from the date the corresponding certificate is issued. Qualifying Shareholders who do not provide the required documentation within the applicable time limits may alternatively be able to obtain a refund of the 6% difference between the domestic and the Treaties withholding tax rates by following the Standard Refund Procedure (as described below under the “—Spanish Standard Refund Procedure” section).

Qualifying Shareholders will not be required to file a Spanish tax return in respect of dividends received on the Santander Spain Securities from which NRIT is withheld as described in the preceding paragraphs.

Finally, in case of a scrip dividend derived from the “Santander Dividendo Elección” program (scrip dividend scheme) executed by Santander Spain, the tax treatment applicable to Qualifying Shareholders as to the scrip dividend will be as follows:

•	If a Qualifying Shareholder, holder of Santander Spain Securities, elects to receive newly issued Santander Spain Securities it will be considered a delivery of fully paid-up shares free of charge and, hence, will not be considered income for purposes of NRIT. The acquisition basis, both of the new Santander Spain Securities received in the scrip dividend and of the Santander Spain Securities from which they arise, will be the result of dividing the total original cost of the Qualifying Shareholder’s portfolio by the number of Santander Spain Securities, both old and new. The acquisition date of the new Santander Spain Securities will be that of the Santander Spain Securities from which they arise.

•	If a Qualifying Shareholder, holder of Santander Spain Securities, elects to sell the rights derived from the scrip dividend on the market, the amount obtained from the sale of rights will be deducted from the acquisition basis of the Santander Spain Securities from which the rights arose. If the amount obtained from such sale is higher than the acquisition basis of the Santander Spain Securities from which the rights arose, the excess amount will be treated as a capital gain for the holder at the time the transfer takes place (please refer to “—Taxation of capital gains” below). However, if the draft Personal Income Tax Law recently submitted to the Spanish Parliament is passed with its current wording, the full amount obtained from the sale of rights will be treated as a taxable capital gain for the holder at the time the transfer takes place for transfers in 2015 and onward (please refer to “—Taxation of Capital Gains or Losses below).

•	If a Qualifying Shareholder, holder of Santander Spain Securities, elects to receive the proceeds from the sale of rights derived from the scrip dividend back to us at a fixed price, the tax regime applicable to the amounts received will be that applicable to cash dividends described above.

Taxation of Capital Gains or Losses

As a general rule, any capital gains derived from securities issued by Spanish tax residents (including the Santander Spain Securities) are deemed to be Spanish source income and, therefore, taxable in Spain. For NRIT purposes, income obtained from the disposal of Santander Spain Securities will be treated as capital gains. Capital gains obtained upon the transfer of Santander Spain Securities by non-Spanish residents for tax purposes will be subject to NRIT at a general 21% rate (20% in 2015 and 19% from 2016 onward according to the draft NRIT Law submitted to the Spanish Parliament, as per its current wording). Capital gain and losses will be calculated separately for each transaction and it is not possible to offset losses against capital gains.

However, under the U.S.-Spain Treaty, capital gains realized upon the disposition of Santander Spain Securities will not be taxed in Spain if the Qualifying Shareholder is tax resident in the U.S. within the meaning of the U.S.-Spain Treaty and has not held, directly or indirectly, 25% or more of Santander Spain Securities during the twelve months preceding their disposition.

Furthermore, capital gains derived from the disposition of Santander Spain ordinary shares on an official Spanish secondary stock market (such as the Madrid, Barcelona, Bilbao or Valencia Stock Exchanges) will be exempt from taxation in Spain if the corresponding Qualifying Shareholder is tax resident for the purposes of the U.S.-Spain Treaty or the Brazil-Spain Treaty, as the case may be, provided the Treaties contain an “exchange of information” clause.

Qualifying Shareholders entitled to any of these exemptions may apply for it by means of providing to the relevant Spanish tax authorities a valid certificate of tax residence in the United States for the purposes of the U.S.-Spain Treaty, duly issued by the IRS, or a valid certificate of tax residence in Brazil for the purposes of the Brazil-Spain Treaty, duly issued by the Brazilian tax authorities as to the second exemption indicated above, together with the appropriate Spanish tax return (currently, Form 210), between 1 and 20 January of the year following accrual of the capital gain in question. For Spanish tax purposes, such Treaties certificates are generally valid for one year from the date the certificate is issued.

Spanish Standard Refund Procedure

According to Spanish Regulations on NRIT, approved by Royal Decree 1776/2004, of 30 July and the Order dated 17 December 2010, a refund for the amount withheld in excess of any of the Treaties can be obtained from the relevant Spanish tax authorities. To pursue the refund claim, the Qualifying Shareholder is required to file:

a)	the applicable Spanish Tax Form (currently, Form 210);

b)	the certificate of tax residence issued by the IRS or the Brazilian tax authorities stating that to their knowledge, the Qualifying Shareholder is a tax resident of the United States or Brazil, as the case may be, within the meaning of the Treaties; and

c)	documentary evidence of the bank account in which the excess amount withheld should be paid.

For the purposes of this Spanish Standard Refund Procedure, a Qualifying Shareholder would need to file a Form 210 (together with the corresponding documentation) from February 1 following the year in which the NRIT was withheld, and up to the 4-year period after the end of the corresponding filing period in which Santander Spain reported and paid such withholding taxes. The Spanish tax authorities must make the refund within the six months after the filing of the refund claim. If such period elapses without the Qualifying Shareholder receiving the corresponding refund, the Qualifying Shareholder would be entitled to receive interest for late payment on the amount of the refund claimed.

For further details, prospective Qualifying Shareholders should consult their tax advisors.

Wealth Tax

Unless an applicable convention for the avoidance of double taxation on wealth taxes provides otherwise (and the Treaties do not so provide), individuals not resident in Spain for tax purposes who hold Santander Spain Securities are subject to the Spanish Wealth Tax, which imposes a tax on property and rights located in Spain or that can be exercised within the Spanish territory on the last day of any year at marginal rates varying between 0.2% and 2.5% of the average market value of such Santander Spain Securities during the last quarter of such year. The average price of listed shares for Wealth Tax purposes is published in the Official State Gazette every year.

Notwithstanding the aforementioned, the first €700,000 of net wealth owned by an individual Qualifying Shareholder will be exempt from Spanish Wealth Tax.

Qualifying Shareholders who are non-Spanish resident corporations are not subject to Spanish Wealth Tax.

Inheritance and Gift Tax

Unless an applicable convention for the avoidance of double taxation on inheritance or gift taxes provides otherwise (and the Treaties do not so provide), transfers to non-Spanish resident individuals of Santander Spain Securities upon death or by gift are subject to Spanish Inheritance and Gift Tax. The applicable tax rate will range between 0% and 81.6% for individuals depending on several factors.

Gifts granted to corporation Qualifying Shareholders are subject to NRIT at a 21% tax rate on the fair market value of the Santander Spain Securities as a capital gain. However, the exemptions available under the U.S.-Spain Treaty or Brazil-Spain Treaty, described in the section “—Taxation of capital gains” above, will be applicable to Qualifying Shareholders.

Transfer Tax and VAT

Subscription, acquisition and transfers of Santander Spain Securities are exempt from Transfer Tax and Value Added Tax. Additionally, no stamp duty or registration tax is levied as a result of such subscription, acquisition and transfers of Santander Spain Securities.

Compliance

In certain circumstances, the Spanish tax authorities can impose penalties for failure to comply with the Spanish tax requirements referred to for Taxation of Capital Gains or Losses and Inheritance and Gift Tax above. Such penalties may in certain cases be based on the amount of tax payable.

Material United States Federal Income Tax Considerations

The following summary describes the material U.S. federal income tax consequences of the exchange offers with respect to the Santander Brasil Securities and the receipt, ownership and disposition of Santander Spain Securities, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to participate in the exchange offer. The summary applies only to U.S. Holders (as defined below) that hold such shares, units, ADSs or BDSs as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including the potential application of the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) known as the Medicare contribution tax, state, local or non-United States tax laws, and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	financial institutions;

•	insurance companies;

•	dealers and traders in securities that use a mark-to-market method of tax accounting;

•	persons holding shares, units, ADSs or BDSs as part of a “straddle”, conversion transaction or integrated transaction;

•	persons whose “functional currency” is not the U.S. dollar;

•	persons liable for the alternative minimum tax;

•	tax exempt entities, including “individual retirement accounts” and “Roth IRAs”;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons that own or are deemed to own 10% or more of the voting shares of Santander Brasil or Santander Spain;

•	persons that acquired shares, units, ADSs or BDSs pursuant to the exercise of an employee stock option or otherwise as compensation; or

•	persons holding shares, units, ADSs or BDSs in connection with a trade or business outside the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds shares, units, ADSs or BDSs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding shares, units, ADSs or BDSs and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of participating in the exchange offer.

This summary is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, and the U.S.-Spain Treaty, all as of the date hereof, changes to any of which may affect the tax consequences described herein, possibly with retroactive effect. In addition, this summary assumes that each obligation provided for in or otherwise contemplated by the deposit agreement or any other related document will be performed in accordance with its terms. U.S. Holders are urged to consult their own tax advisers as to the U.S., Brazilian, Spanish and other tax consequences of participating in the exchange offers.

As used herein, a “U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of Santander Brasil Securities or Santander Spain Securities who is eligible for the benefits of the Treaty and is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

In general, for U.S. federal income tax purposes, U.S. Holders of Santander Brasil ADSs and Santander Spain ADSs will be treated as the owners of the underlying shares represented by those ADSs. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges Santander Brasil ADSs or Santander Spain ADSs for the underlying shares represented by those ADSs.

The U.S. Treasury has expressed concerns that parties to whom American depositary shares are released before delivery of shares to the depositary, or intermediaries in the chain of ownership between U.S. holders and the issuer of the security underlying the American depositary shares, may be taking actions that are inconsistent with the claiming of foreign tax credits by U.S. holders of American depositary shares. These actions would also be inconsistent with the claiming of the reduced rate of tax, described below, applicable to dividends received by certain non-corporate holders. Accordingly, the creditability of Spanish taxes and the availability of the reduced tax rate for dividends received by certain non-corporate U.S. Holders of Santander Spain Securities, each described below, could be affected by actions taken by these parties or intermediaries.

Consequences of the Transaction

The receipt of Santander Spain Depositary Shares and cash (if any) in exchange for Santander Brasil Securities will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder that exchanges Santander Brasil Securities for Santander Spain Depositary Shares pursuant to the exchange offers will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the exchange (including amounts realized as a result of an adjustment to the exchange ratio as described above in “Dividend Payments—Upcoming Dividend Payments”) and the U.S. Holder’s tax basis in the Santander Brasil Securities exchanged, in each case determined in U.S. dollars. The amount realized by a U.S. Holder on the exchange will be the fair market value of any Santander Spain Depositary Shares received in the exchange, as determined in U.S. dollars, plus the U.S. dollar value of any cash received in consideration for fractional Santander Spain Depositary Shares.

A U.S. Holder will have a tax basis in the Santander Spain Depositary Shares received in the exchange equal to their fair market value on the date of the exchange, and the U.S. Holder’s holding period with respect to such Santander Spain Depositary Shares received will begin on the day after the date of the exchange.

Gain or loss must be calculated separately for each block of Santander Brasil Securities exchanged by the U.S. Holder. Based on Santander Brasil’s public filings, Santander Spain believes that Santander Brasil has not been a “passive foreign investment company” for U.S. federal income tax purposes (a “PFIC”). Assuming that Santander Brasil is not and has not been a PFIC, such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the Santander Brasil Securities have been held for more than one year. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

Brazilian taxes that may be imposed upon the receipt of Santander Spain Depositary Shares and cash (if any) in exchange for Santander Brasil Securities pursuant to the exchange offers will generally be treated as foreign income taxes eligible for a credit against a U.S. Holder’s U.S. federal income tax liability. A U.S. Holder will be entitled to use these foreign tax credits to offset only the portion of its U.S. tax liability that is attributable to foreign-source income. This limitation on foreign taxes eligible for credit is calculated separately with regard to specific classes of income. Because a U.S. Holder’s gains from the receipt of Santander Spain Depositary Shares and cash (if any) will generally be treated as U.S.-source income, this limitation may preclude a U.S. Holder from claiming a credit for all or a portion of the foreign taxes imposed on any such gains. U.S. Holders should consult their tax advisors as to whether these Brazilian taxes may be creditable against the U.S. Holder’s U.S. federal income tax liability. Instead of claiming a credit, a U.S. Holder may, at its election, deduct such otherwise creditable Brazilian income taxes in computing taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year. The rules governing foreign tax credits are complex and, therefore, U.S. Holders are urged to consult their own tax advisors to determine whether they are subject to any special rules that limit their ability to make effective use of foreign tax credits.

Consequences of the Receipt, Ownership and Disposition of Santander Spain Securities

Taxation of Distributions

To the extent paid out of Santander Spain’s current or accumulated earnings and profits (as determined in accordance with U.S. federal income tax principles), distributions made with respect to Santander Spain Securities (including Santander Spain Depositary Shares and Santander Spain ordinary shares) will be includible in the income of a U.S. Holder as foreign-source ordinary dividend income. The amount of any distribution will include any Spanish withholding tax withheld on such distribution. Because Santander Spain does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. These dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s (or in the case of Santander Spain ADSs, the depositary’s) receipt of the dividends, and will not be eligible for the “dividends-received deduction” generally allowed to corporations receiving dividends from domestic corporations under the Code. The amount of the distribution will equal the U.S. dollar value of the euros received, calculated by reference to the exchange rate in effect on the date that distribution is received (which, for U.S. Holders of Santander Spain ADSs, will be the date that distribution is received by the depositary), whether or not the depositary or U.S. Holder in fact converts any euros received into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect thereof. A U.S. Holder may have foreign currency gain or loss if the euros are converted into U.S. dollars after the date of receipt. Any gain or loss resulting from the conversion of euros into U.S. dollars will be treated as ordinary income or loss, as the case may be, and will be U.S.-source. The foregoing does not apply to certain pro rata distributions of Santander Spain’s capital stock or rights to subscribe for shares of its capital stock.

A scrip dividend will be treated as a distribution of cash, even if a U.S. Holder elects to receive the equivalent amount in Santander Spain ordinary shares. In that event, the U.S. Holder will be treated as having received the U.S. dollar fair market value of the Santander Spain ordinary shares on the date of receipt, and that amount will be the U.S. Holder’s tax basis in those shares. The holding period for the Santander Spain ordinary shares will begin on the following day.

Subject to generally applicable limitations that may vary depending upon a U.S. Holder’s individual circumstances, the discussion above regarding concerns expressed by the U.S. Treasury, and the discussion of the PFIC rules below, under current law, dividends paid to certain non-corporate U.S. holders may be taxable at rates applicable to long-term capital gains. A U.S. Holder must satisfy minimum holding period requirements in order to be eligible to be taxed at these favorable rates. Non-corporate holders are urged to consult their own tax advisers regarding the availability of the reduced rate on dividends in their particular circumstances.

Subject to certain generally applicable limitations that may vary depending upon a U.S. Holder’s circumstances and subject to the discussion above regarding concerns expressed by the U.S. Treasury, a U.S. Holder will be entitled to a credit against its U.S. federal income tax liability for Spanish income taxes withheld at a rate not exceeding the rate provided by the Treaty. Spanish income taxes withheld in excess of the rate applicable under the Treaty will not be eligible for credit against a U.S. Holder’s federal income tax liability. See “Spanish Tax Consequences–Spanish Standard Refund Procedure” for a discussion of how to obtain amounts withheld in excess of the applicable Treaty rate. The limitation on foreign taxes eligible for credit is calculated separately with regard to specific classes of income. Instead of claiming a credit, a U.S. Holder may, at its election, deduct such otherwise creditable Spanish taxes in computing taxable income, subject to generally applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all taxes paid or accrued in the taxable year to foreign countries and possessions of the United States.

A U.S. Holder must satisfy minimum holding period requirements in order to be eligible to claim a foreign tax credit for foreign taxes withheld on dividends. The rules governing foreign tax credits are complex, and U.S. Holders are urged to consult their own tax advisers to determine whether they are subject to any special rules that limit their ability to make effective use of foreign tax credits.

Sale or Exchange of Santander Spain Securities

A U.S. Holder will realize gain or loss on the sale or exchange of Santander Spain Securities in an amount equal to the difference between the U.S. Holder’s tax basis in the Santander Spain Securities and the amount realized on the sale or exchange, in each case as determined in U.S. dollars. Subject to the discussion of the PFIC rules below, the gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the Santander Spain Securities for more than one year. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

Passive Foreign Investment Company Rules

Santander Spain believes that it was not a PFIC for U.S. federal income tax purposes for the 2013 taxable year and does not expect to become one for the foreseeable future. However, because Santander Spain’s PFIC status depends upon the composition of its income and assets and the fair market value of its assets (including, among others, less than 25% owned equity investments) from time to time, and upon certain proposed Treasury Regulations that are not yet in effect but are proposed to become effective for taxable years after December 31, 1994, there can be no assurance that Santander Spain was not or will not be a PFIC for any taxable year.

If Santander Spain were a PFIC for any taxable year, any gain recognized by a U.S. Holder on a sale or other disposition of Santander Spain Securities would be allocated ratably over the U.S. Holder’s holding period for the Santander Spain Securities. The amounts allocated to the taxable year of the sale or other exchange and to any year before Santander Spain became a PFIC would be taxed as ordinary income. The amounts allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the amount allocated to each of those taxable years. Further, any distribution in respect of Santander Spain Securities in excess of 125% of the average of the annual distributions on Santander Spain Securities received by the U.S. Holder during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, would be subject to taxation as described above. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of the Santander Spain Securities.

In addition, if Santander Spain were a PFIC in a taxable year in which it paid a dividend or the prior taxable year, the reduced rate on dividends discussed above with respect to non-corporate U.S. Holders would not apply.

If Santander Spain were a PFIC for any taxable year during which a U.S. Holder owned Santander Spain Depositary Shares, the U.S. holder would generally be required to file IRS Form 8621 with its annual U.S. federal income tax return, subject to certain exceptions.

Information Reporting and Backup Withholding

Payment of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is an exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Financial Asset Reporting

Certain U.S. Holders who are individuals may be required to report information relating to their ownership of an interest in certain foreign financial assets, including stock of a non-U.S. entity, subject to certain exceptions (including an exception for publicly traded stock and interests held in custodial accounts maintained by a U.S. financial institution). Certain U.S. Holders that are entities may be subject to similar rules in the future. U.S. Holders are urged to consult their tax advisers regarding the effect, if any, of this requirement on the ownership and disposition of Santander Spain Securities.

Brokerage Commissions

If you tender Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction, you must pay two combined fees to Bovespa and the Central Depositary, each in an amount equal to 0.0345% of the value of the exchange transaction. In addition, if your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs are tendered into the exchange offers by your broker, dealer, commercial bank, trust company or other nominee, you will be responsible for any fees or commissions they may charge you in connection with such tender. Finally, you will be responsible for all governmental charges and taxes payable in connection with tendering your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs.

Listing of Santander Spain ordinary shares, Santander Spain ADSs and Santander Spain BDSs

Spanish Stock Exchange

Santander Spain ordinary shares are currently listed on the SSE in Spain.

London, Milan, Lisbon, Buenos Aires and Mexico Stock Exchanges

Santander Spain ordinary shares are also currently listed on the LSE in the United Kingdom, on the MSE in Italy, on the LISE in Portugal, on the BASE in Argentina and on the MSE in Mexico.

Bovespa

Santander Spain submitted an application to Bovespa to register the Santander Spain BDSs representing Santander Spain ordinary shares to be issued pursuant to the Brazilian exchange offer for trading on Bovespa. The application is expected to become effective and trading of the BDSs exchanged in the Brazilian exchange offer is expected to commence on the eleventh business day after the Auction, although the registration of the Santander Spain BDSs program has already been obtained. Santander Spain expects that the Santander Spain BDSs to be issued pursuant to the Brazilian exchange offer will trade under the symbol “BSAN11” on Bovespa

New York Stock Exchange

Santander Spain will submit an application to list the Santander Spain ADSs representing Santander Spain ordinary shares to be issued pursuant to the U.S. exchange offer for trading on the NYSE. The application is expected to become effective no later than by the settlement of the U.S. exchange offer. Santander Spain ADSs currently trade under the symbol “SAN” on the NYSE.

Appraisal Rights; Dissenting Shares

There are no appraisal or similar rights available to Santander Brasil shareholders in connection with the exchange offers.

Pursuant to Brazilian law, a tender offer (including an exchange offer) made to deregister a Brazilian publicly-held company (which we refer to as the “target company”) with the CVM and/or to delist its shares from the Level 2 segment of the Bovespa may only commence if the consideration per share offered by the controlling shareholder or the target company itself (in a self-tender offer) to the shareholders of the target company is at least equal to the fair value (valor económico) per share of the target company as determined by a valuation report, called a “laudo”. The preparation of the laudo is subject to various requirements under Brazilian law. The laudo must be prepared by one of three specialized third-party firms recommended by the board of directors of the target company to its minority shareholders (i.e., holders of outstanding shares that are not owned by the controlling shareholder, any of its related persons (pessoas vinculadas) or any of their directors or executive officers) and selected by the minority shareholders at a shareholders’ meeting convened for this purpose. However, although not expressly provided for in Brazilian law, a laudo prepared by a specialized third-party firm engaged by the controlling shareholder and approved by the minority shareholders at such shareholders’ meeting may be used in the context of a tender offer.

On April 30, 2014, Goldman Sachs delivered a laudo to Santander Spain, and on May 6, 2014, at the request of Santander Spain, Goldman Sachs delivered its laudo to Santander Brasil. At a duly-called shareholders’ meeting held on June 9, 2014 (at which the requisite quorum of minority shares was present), the minority shareholders of Santander Brasil had the option to either (i) select the Goldman Sachs laudo in connection with the exchange offers pursuant to Brazilian law, or (ii) select one of the three laudo providers recommended by the board of directors of Santander Brasil to prepare a laudo in connection with such exchange offers. The minority shareholders of Santander Brasil did not select the Goldman Sachs laudo.

Put Right and Subsequent Offering Period

Pursuant to the requirements of the CVM, if the exchange offers are completed and Santander Spain acquires 66  2⁄3% or more of any of (i) the Santander Brasil common shares (including those underlying Santander Brasil units and Santander Brasil ADSs), (ii) the Santander Brasil preferred shares (including those underlying Santander Brasil units and Santander Brasil ADSs) or (iii) the Santander Brasil units (including those represented by Santander Brasil ADSs), in each case, held by persons other than Santander Spain and its affiliates or related persons (pessoas vinculadas), all holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs that were not acquired in the exchange offers will have a put right to sell such Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs to Santander Spain at any time during the three months after the expiration date for the same number of Santander Spain ordinary shares (in the form of Santander Spain ADSs or Santander Spain BDSs, as applicable) that they would have received pursuant to the exchange offers in respect of their Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs.

In order to exercise such put right during the subsequent three-month period, holders of Santander Brasil shares and Santander Brasil units that would have been entitled to tender into the Brazilian exchange offer through the Auction prior to the expiration date should (i) send a written notification to Santander Spain with a copy to the Book-Entry Shares Department of Santander Brasil in its capacity as instituição intermediária (intermediary institution) for purposes of the Brazilian exchange offer (the “Intermediary Institution” ) and (ii) visit a branch of the Intermediary Institution in Brazil in person or through an attorney-in-fact and execute an exchange security agreement, copies of which will be available at such branches.

In order to exercise such put right during the subsequent three-month period, holders of Santander Brasil shares and Santander Brasil units that would have been entitled to tender into the U.S. exchange offer through the U.S. exchange agent prior to the expiration date and holders of Santander Brasil ADSs should follow the same procedures for tendering securities that apply prior to the expiration date.

If the put right is triggered, holders of Santander Brasil Securities will be entitled to tender their Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs during the subsequent three-month period as follows. Santander Spain will announce five successive tendering periods of 13 business days each during the three-month subsequent offering period, with the first tendering period commencing on the first day of the subsequent offering period, which will be the first business day after the expiration date. The final tendering period may be less than 13 business days if there are fewer than 13 business days then remaining in the three-month period. We expect that holders exercising their put right during any such tendering period will receive the Santander Spain ADSs and/or Santander Spain BDSs that they are entitled to receive pursuant to the exercise of such put right by the tenth business day following the last day of such tendering period.

Holders exercising the put right that have tendered Santander Brasil Securities during a tendering period will be entitled to withdraw tendered Santander Brasil Securities at any time prior to the end of such tendering period.

Santander Spain will announce the dates of the tendering periods at the time it announces whether or not this additional three-month period will be available.

Certain Legal and Regulatory Matters

General

Except as otherwise disclosed in this section, Santander Spain is not aware of any other material regulatory approvals or other regulatory actions required for the consummation of the exchange offers. Should any such approval or other action be required, we currently contemplate that such approval or other action will be sought. We are unable to predict whether such approval or other action may determine that we are required to delay the acceptance for exchange of securities tendered pursuant to the exchange offers pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that if such approvals were not obtained or such other actions were not taken adverse consequences might not result to Santander Brasil’s business or the exchange offers. Our obligation under the exchange offers to accept for exchange the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs is subject to the conditions as described above under the caption “—Conditions to Completion of the Exchange Offers.”

As discussed above under the heading “—Conditions to Completion of the Exchange Offers” of this offer to exchange/prospectus beginning on page 73, the exchange offers are subject to the condition that none of the approvals or authorizations required in connection with the exchange offers be revoked, amended, modified or supplemented in any way that could reasonably be expected to materially impede or interfere with, delay, postpone or adversely affect the completion of the exchange offers. While Santander Spain does not expect any of the required approvals or authorizations to be revoked or amended, modified or supplemented in any way once obtained, there can be no assurances that the relevant regulators will not take any such actions or that litigation challenging these approvals and authorizations will not be commenced, any of which could cause Santander Spain to elect to terminate the exchange offers without the acceptance of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs thereunder.

Registering Under Resolution No. 2,689/00 and Law 4,131/62

The right to convert dividend payments and proceeds from the sale of Brazilian securities into foreign currency and to remit those amounts outside Brazil is subject to restrictions under foreign investment regulations, which require, among other things, the electronic registration of the relevant investment with the Central Bank of Brazil. JPMorgan Chase Bank, as the Santander Brasil ADS depositary, holds an electronic registration for the Santander Brasil units underlying the Santander Brasil ADSs.

If you want to tender your Santander Brasil ADSs into the Brazilian exchange offer through the Auction on Bovespa, as described in this section above under “—Holders of Santander Brasil ADSs—Withdrawal of Santander Brasil Units Represented by Santander Brasil ADSs,” you must withdraw from the Santander Brasil ADR program the Santander Brasil units you wish to tender. You must then obtain your own electronic registration by registering your investment in the Santander Brasil units as a foreign portfolio investment under Resolution No. 2,689/00.

Under Resolution No. 2,689/00, foreign investors may invest in almost all financial assets and engage in almost all transactions available in the Brazilian financial and capital markets, provided that certain requirements are met. Nevertheless, trading of securities is restricted to transactions carried out on the stock exchanges or organized over-the-counter markets licensed by the CVM.

Under Resolution No. 2,689/00, a foreign portfolio investor must:

•	appoint a representative in Brazil with powers to take actions relating to the investment;

•	appoint an authorized custodian in Brazil for the investments, which must be a financial institution duly authorized by the Central Bank of Brazil and CVM;

•	through its representative, register itself as a foreign investor with the CVM; and

•	register the foreign investment with the Central Bank of Brazil.

Securities and other financial assets held by foreign investors pursuant to Resolution No. 2,689/00 must be registered or maintained in deposit accounts or under the custody of an entity duly licensed by the Central Bank of Brazil or the CVM.

If you hold Santander Brasil ADSs and you want to tender them into the U.S. exchange offer through the U.S. exchange agent in the form of Santander Brasil units, you must withdraw from the Santander Brasil ADR program the Santander Brasil units you wish to tender. You must then obtain your own electronic registration by registering your investment in the Santander Brasil units as a foreign direct investment under Law 4,131/62. This process may take approximately seven business days to complete.

Investors with 4,131 investments may sell their shares in both private and open market transactions, but these investors will generally be subject to less favorable tax treatment on capital gains.

Under Law 4,131/62, a foreign direct investor must:

•	register as a foreign direct investor with the Central Bank of Brazil;

•	obtain a taxpayer identification number from the Brazilian tax authorities;

•	appoint a tax representative in Brazil; and

•	appoint a representative in Brazil for service of process in respect of suits based on the Brazilian corporation law.

If you want to withdraw the Santander Brasil units underlying your Santander Brasil ADSs, you should begin the process of obtaining your own foreign investor registration in advance of surrendering your Santander Brasil ADSs to the Santander Brasil ADS depositary and withdrawing the Santander Brasil units underlying your Santander Brasil ADSs from the Santander Brasil ADR program. As stated above in this section, the registration process may take between 15 and 30 days to complete. If you do not timely complete this process, the custodian for the Santander Brasil ADS depositary for the Santander Brasil ADR program will neither effect the exchange nor deliver the Santander Brasil units underlying your Santander Brasil ADSs and will instruct the Santander Brasil ADS depositary to cancel the exchange and return the Santander Brasil ADSs to you.

CVM Registration

Pursuant to Brazilian regulations, before commencement of the Brazilian exchange offer, Santander Spain must be registered as a foreign issuer with the CVM. In addition, the Santander Spain BDSs and the Brazilian exchange offer must be registered with the CVM. Santander Spain has already completed its registration as a foreign issuer with the CVM and has obtained the registration of the Santander Spain BDSs and the Brazilian exchange offer. Pursuant to applicable Brazilian regulations, the Brazilian exchange offer must remain open for at least 30 days.

Bovespa Registration

In order to have the Santander Spain BDSs admitted to listing and trading on Bovespa, Santander Spain must be registered as a foreign issuer on Bovespa. In addition, the Santander Spain BDSs and the Brazilian exchange offer must be registered with Bovespa. Santander Spain has already completed its registration as a foreign issuer with the Bovespa and has obtained the registration of the Santander Spain BDSs and the Brazilian exchange offer.

Other Brazilian Regulatory Matters

Under the Level 2 Listing Regulation, within fifteen days after the publication of the exchange offer notice required by Brazilian law, the board of directors of Santander Brasil is required to prepare and disclose an opinion on (i) the convenience and opportunity of the exchange offers vis-à-vis the interests of the shareholders of Santander Brasil and the liquidity of their securities; (ii) the impact of the exchange offers on the interests of Santander Brasil; and (iii) the announced strategic plans of the offeror in connection with Santander Brasil. Under Brazilian law, the board of directors must express an opinion in favor or against the acceptance of the exchange offers, advising the shareholders that the decision on whether to tender or not their securities is ultimately a decision to be taken in their discretion.

Santander Spain Shareholders’ Approval

Santander Spain’s board of directors proposed that the shareholders of Santander Spain pass the relevant capital increase resolutions necessary to issue the shares of Santander Spain to be issued in connection with the exchange offers (including any subsequent offering period). Such capital increase resolutions were approved at a general shareholders meeting on September 15, 2014.

Due to the fact that the approved share capital increases consist of non-cash contributions, Santander Spain requested, and the Commercial Registry of Cantabria appointed, an independent expert to issue a report with regard to the fair value of the Santander Brasil shares, Santander Brasil Units and Santander Brasil ADSs to be received by Santander Spain in the exchange offers as consideration for its relevant capital increases. Such report shall contain a description of such securities, their value and whether their value is at least equal to the par value and, if applicable, the value of the issue premium of the Santander Spain ordinary shares to be issued in exchange therefor.

Banco de España

Although the exchange offers do not require the prior approval of the Banco de España, which is the national central bank and supervisor of the Spanish banking system, since Santander Spain currently owns more than 50% of Santander Brasil’s outstanding shares, pursuant to the Order dated September 20, 1974 and the Banco de España Circular No. 97/1974 (October 20, 1974), Santander Spain must notify the Banco de España of its intention to increase its capital stock. The Banco de España may oppose the capital increases within fifteen calendar days from the date of filing of the notice. If the Banco de España does not notify its opposition within that period, Santander Spain can proceed with the planned capital increases. Notwithstanding the foregoing, based on the new regime established through the “Ley 10/2014 de ordenación, supervisión y solvencia de entidades de crédito” of June 26, 2014, the prior notification may no longer be necessary, subject to confirmation with the Banco de España.

Comisión Nacional del Mercado de Valores (CNMV)

Pursuant to Spanish Law 24/1988 (July 28, 1988), as amended, and Royal Decree 1310/2005 (November 4, 2005), the issue of new Santander Spain ordinary shares does not require prior administrative authorization. However, Santander Spain will have to comply with certain information requirements and register with the CNMV an information prospectus or, alternatively, make available information that is considered by the CNMV to be equivalent to that included in a prospectus (in the event that no exemption to such registrations in accordance with the relevant applicable Spanish regulations applies) and make certain other filings with the CNMV for purposes of having the Santander Spain ordinary shares to be issued in connection with the exchange offers listed on the SSE.

Certain Consequences of the Exchange Offers

Trading in Santander Shares During and After the Offer Period

During the exchange offer period, Santander Brasil shares and Santander Brasil units not tendered into the Brazilian exchange offer will continue to trade on Bovespa and Santander Brasil ADSs not tendered into the U.S. exchange offer will continue to trade on the NYSE. Trading in Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs may continue on Bovespa and the NYSE, as applicable, after the completion of the exchange offers depending on the number of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs not acquired in the exchange offers. However, if a sufficient number of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs are acquired in the exchange offers, the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs may be delisted from the NYSE (as discussed below in this section under “—Reduced Liquidity; Deregistration”).

Reduced Liquidity; Deregistration

The acquisition of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs by Santander Spain pursuant to the exchange offers will reduce the number of holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs and the number of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs that might otherwise trade publicly and, depending on the number of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs acquired by Santander Spain pursuant to the exchange offers, could adversely affect the liquidity and market value of any remaining Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs held by the public.

Although Santander Spain does not currently intend to seek delisting of the Santander Brasil ADSs from the NYSE, depending upon the number of Santander Brasil ADSs purchased pursuant to the exchange offers, the

Santander Brasil ADSs may no longer meet the standards for continued listing on the NYSE. According to the NYSE’s published guidelines, the NYSE would consider delisting the Santander Brasil ADSs if, among other things, (i) the total number of holders of Santander Brasil ADSs falls below 400, (ii) the total number of holders of Santander Brasil ADSs falls below 1,200 and the average monthly trading volume for Santander Brasil ADSs is less than 100,000 for the most recent 12 months or (iii) the number of publicly-held Santander Brasil ADSs (exclusive of holdings of officers and directors of Santander Brasil and their immediate families and other concentrated holdings of 10% or more) falls below 600,000. We have been informed by Santander Brasil that as of July 31, 2014, there were 26,615 beneficial holders of 611,476,047 Santander Brasil ADSs, of which approximately 415,014,277 Santander Brasil ADSs were publicly-held under the NYSE definition. Therefore, as of that date, the NYSE would consider delisting the Santander Brasil ADSs if (i) at least 98.49% of holders tendered all of their Santander Brasil ADSs into the U.S. exchange offer, (ii) at least 95.49% of holders tendered all of their Santander Brasil ADSs into the U.S. exchange offer and the average monthly trading volume for Santander Brasil ADSs fell below 100,000 shares for the previous 12 months or (iii) at least 99.85% of publicly-held Santander Brasil ADSs were tendered into the U.S. exchange offer. If, as a result of the purchase of the Santander Brasil ADSs pursuant to the U.S. exchange offer, the Santander Brasil ADSs no longer meet the requirements of the NYSE for continued listing and the listing of the Santander Brasil ADSs is discontinued, the market for the Santander Brasil ADSs could be adversely affected. In the event the Santander Brasil ADSs were no longer listed on the NYSE, price quotations for the Santander Brasil ADSs might still be available from other sources. The extent of the public market for the Santander Brasil ADSs and availability of such quotations would, however, depend upon factors such as the number of holders and/or the aggregate market value of the publicly-held Santander Brasil ADSs at such time, the interest in maintaining a market in the Santander Brasil ADSs on the part of securities firms, the possible termination of registration of the Santander Brasil ADSs under the Exchange Act as described below and other factors.

After completion of the Brazilian exchange offer, any outstanding Santander Brasil shares and Santander Brasil units will continue to trade on Bovespa. However, Santander Brasil will be moved from Bovespa’s Level 2 Segment to Bovespa’s Traditional Segment. Companies listed on the Level 2 Segment are required to have a public float of at least 25% of their total capital and, in addition to the obligations imposed by Brazilian Corporation Law on companies that are not listed on any of Bovespa’s special segments, are subject to, among other things, the following requirements (which are known as cláusulas mínimas estatutárias (minimum bylaws requirements) and must be reflected in the companies’ bylaws): (i) in the event of a direct or indirect change of control through a transaction or a series of related transactions, the acquiror is required to make a public offer to acquire the shares of the minority shareholders for the same consideration, on a per share basis, offered in connection with the acquisition of the controlling block; (ii) grant voting rights to the holders of preferred shares in connection with (a) the implementation of certain corporate actions, including conversions, mergers and spin-offs; (b) the execution of agreements with controlling shareholders and related parties; and (c) the valuation of in-kind capital contributions; (iii) have a board of directors consisting of at least five members, of which at least 20% must be independent; (iv) limit the term of the members of the board of directors to a unified term of no more than two years; (v) separate the roles of chairman of the board of directors and chief executive officer; (vi) in the event of a tender offer, have the board of directors express an opinion in favor or against acceptance of the tender offer, and (vii) submit to the jurisdiction of Bovespa’s Market Arbitration Chamber for the resolution of any disputes between the company and its investors. After completion of the Brazilian exchange offer, Santander Brasil will no longer be required to comply with the obligations that are specific to companies listed on the Level 2 Segment. Santander Spain does not currently have any plans to alter the corporate governance practices currently applying to Santander Brasil’s board of directors or modify the minimum bylaws requirements. However, the move from the Level 2 Segment to the Traditional Segment may negatively affect liquidity of the Santander Brasil shares and Santander Brasil units.

Deregistration under the Exchange Act; Public Availability of Information

Santander Brasil shares and Santander Brasil units represented by Santander Brasil ADSs are currently registered under the Exchange Act. Santander Brasil may request that the SEC terminate this registration if

Santander Brasil ADSs are neither listed on a U.S. national securities exchange or quotation system nor held by at least 300 holders that are residents of or located in the United States. Although it is not Santander Spain’s current intention, if the Santander Brasil ADSs are delisted from the NYSE, and Santander Brasil has fewer than 300 holders of its shares or units that reside or are located in the United States, the Santander Brasil ADSs may be deregistered under the Exchange Act. Termination of registration of the Santander Brasil ADSs under the Exchange Act would substantially reduce the information required to be furnished by Santander Brasil to holders of Santander Brasil ADSs and to the SEC and would make certain provisions of the Exchange Act, such as the requirement in Rule 13e-3 thereunder with respect to “going private” transactions, no longer applicable to Santander Brasil. In addition, “affiliates” of Santander Brasil and persons holding “restricted securities” (each as defined under Securities Act Rule 144) of Santander Brasil, if any, may be deprived of the ability to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act.

Santander Brasil ADSs May Cease Being “Margin Securities”

Santander Brasil ADSs currently constitute “margin securities” under the regulations of the Board of Governors of the U.S. Federal Reserve System, which status has the effect of, among other things, allowing U.S. brokers to extend credit on the collateral of Santander Brasil ADSs for purposes of buying, carrying and trading in securities. With the delisting of Santander Brasil ADSs from the NYSE, Santander Brasil ADSs might no longer constitute “margin securities” and, therefore, could no longer be used as collateral for the purpose of loans made by U.S. brokers.

Accounting Treatment

As Santander Brasil was controlled and consolidated by Santander Spain prior to the proposed transaction, the accounting treatment of the transaction will be recorded (i) in accordance with IFRS 10.23, which states: “Changes in a parent’s ownership interest in a subsidiary that do not result in the parent losing control of the subsidiary are equity transactions (i.e., transactions with owners in their capacity as owners)” and (ii) taking into consideration guidance of IFRS 10.B96, which states: “When the proportion of the equity held by non-controlling interests changes, an entity shall adjust the carrying amounts of the controlling and non-controlling interests to reflect the changes in their relative interests in the subsidiary. The entity shall recognize directly in equity any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received, and attribute it to the owners of the parent.” Therefore, the Santander Group will recognize the difference between (i) the amount by which the non-controlling interests are adjusted and (ii) the fair value of the consideration paid (equity interest issued by Santander Spain) directly in equity and attributed to the owners of the parent.

Agents and Related Fees and Expenses

Santander Spain retained JPMorgan Chase Bank to act as the U.S. exchange agent to receive and hold Santander Brasil ADSs validly tendered into, and not withdrawn from, the U.S. exchange offer, for the benefit of Santander Spain. Santander Spain will pay the U.S. exchange agent reasonable and customary compensation for its services in connection with the U.S. exchange offer, will reimburse the U.S. exchange agent for its reasonable out-of-pocket expenses and will indemnify the U.S. exchange agent against certain liabilities and expenses.

Other Fees and Expenses

Santander Spain has retained D.F. King & Co., Inc., at 48 Wall Street, New York, New York 10005, as information agent in the United States in connection with the U.S. exchange offer. The information agent may contact holders of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs by mail, telephone or other means and may request that brokers, dealers, commercial banks, trust companies and other nominees who hold Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs on behalf of beneficial owners of these Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs to forward material relating to the exchange offers to such beneficial owners. Santander Spain will pay the information agent reasonable and customary compensation for these services in addition to reimbursing the information agent for its reasonable out-of-pocket expenses. Santander Spain has agreed to indemnify the information agent against certain liabilities and expenses in connection with the exchange offers, including certain liabilities under the U.S. federal securities laws.

The expenses to be incurred in connection with the exchange offers to be paid by Santander Spain are estimated in the aggregate to be approximately U.S.$28.7 million. Such expenses include fees paid to financial advisors, transaction-related accounting and legal fees, printing costs, consultants, other advisors and registration fees, among others. The following table sets forth the estimated fees and expenses that Santander Spain expects to incur in connection with the exchange offers:

Type of Fee	Amount (U.S.$)
Securities and Exchange Commission Filing Fees	U.S.$	0.7 million
Financial, legal, accounting and advisory fees	U.S.$	27.4 million
Printing and mailing expenses	U.S.$	0.5 million
Miscellaneous fees and expenses	U.S.$	0.1 million
Total	U.S.$	28.7 million

Source and Amount of Funds

The exchange offers are not conditioned upon any financing arrangements, and no funds have been borrowed for purposes of the exchange offers. Santander Spain will use general corporate funds to pay any cash requirements of the exchange offers.

Certain Relationships between Santander Spain and Santander Brasil

The Santander Group currently engages in, and expects from time to time in the future to engage in, financial and commercial transactions with Santander Brasil and its subsidiaries and affiliates. Santander Brasil has credit lines outstanding with the Santander Group and its affiliated financial institutions around the world. At December 31, 2013, borrowings and deposits from the Santander Group represented approximately 2.0% of Santander Brasil’s total funding. In addition, from time to time, Santander Brasil enters into certain transactions with the Santander Group and other related parties for the provision of advisory and advertising services. These transactions are conducted at arm’s-length, based on terms that would have been applied for transactions with third parties.

The transactions and remuneration of services between the Santander Group and Santander Brasil are made in the ordinary course of business on an arms’ length basis under similar conditions, including interest rates, terms and guarantees, and involve no greater risk than transactions with unrelated parties carried out in the ordinary course and have no other disadvantages.

On December 17, 2013, Santander Brasil concluded the sale of its asset management business to an affiliate of Santander Spain, by way of disposal of all shares of Santander Brasil Asset Management Distribuidora de Títulos e Valores Mobiliários S.A. The sales price was R$2,243 million, generating a post-tax capital gain of R$1,205 million (after deducting costs).

In the second quarter of 2012 Santander Brasil, through its subsidiary in Spain, acquired from Santander Spain’s New York and London Branches a portfolio of contracts, including financing and export credit and import-related operations contracted with Brazilian clients or their affiliates abroad, totaling $119 million.

Information Technology Platform

Santander Brasil enters into certain agreements with some affiliates of the Santander Group (Ingeniería de Software Bancário S.L. (Spain), ISBAN S.A. (Chile), Produban Servicios Informáticos Generales S.L. (Spain),

ISBAN S.A. (Brazil) and Produban Serviços de Informática S.A. (Brazil)) for the outsourcing of certain products and services relating to Santander Brasil’s information technology platform, including software development, hosting and information processing. Santander Spain believes that the provisions of these services are provided on an arm’s-length basis with terms substantially similar to those available from other providers in the market. In each of 2013 and 2012, affiliates of the Santander Group received R$673 million and R$718 million, respectively, for the provision of such products and services. Additionally, these affiliates are responsible for managing all third party technology contracts.

Procurement Services

Santander Brasil and Aquanima Brasil Ltda., an affiliate of the Santander Group, have entered into agreements which offers procurement services (sourcing, e-procurement, outsourcing and consultancy) to Santander Brasil. Volume aggregation between Santander Brasil and other client companies allow for joint purchases for groups of different clients. The agreements entered into with Aquanima Brasil Ltda. were on an arm’s-length basis. Santander Brasil paid Aquanima Brasil Ltda. approximately R$23 million in 2013 and R$21 million in each of 2012 and 2011.

Other Transactions

From time to time, Santander Brasil engages in lending and borrowing transactions to fund its operations and other miscellaneous transactions with various companies of the Santander Group, in compliance with restrictions on loans or advances imposed by Brazilian law. All such transactions between Santander Brasil and Santander Group companies are conducted on an arm’s-length basis with terms substantially similar to those available from other providers in the market. The balance owed to Santander Brasil by Santander Group and joint-controlled companies as of December 31 was R$12,087 million and R$1,107 million, respectively, and the amounts owed by Santander Brasil to Santander Group and joint-controlled companies as of December 31, 2013 were R$1,967 million and R$165 million, respectively. The gain/(losses) accounted by Santander Brasil due to Santander Group and joint-controlled companies for the year ended December 31, 2013 were R$1,739 million and R$104 million, respectively.

Voting Rights of Principal Shareholder

Santander Spain, the principal shareholder of Santander Brasil, does not have voting rights distinct from those of the other shareholders of Santander Brasil.

Purpose of the Offers

Purpose

The purpose of the exchange offers is to acquire all the issued and outstanding Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs not owned directly or indirectly by Santander Spain. Santander Spain has confidence in the long term growth potential of Santander Brasil and believes that it will increase the weight of markets with structural growth in Santander Spain’s business portfolio. In addition, Santander Spain believes that the proposed exchange offers are financially attractive for the shareholders of both Santander Spain and Santander Brasil. See the section “Santander Spain’s Reasons for the Proposed Exchange Offers.”

As of July 31, 2014, Santander Spain owned, directly or indirectly, approximately 75.34% of Santander Brasil’s total capital.

As of July 31, 2014, the aggregate number and percentage of Santander Brasil Securities beneficially owned by Santander Spain, by the directors and executive officers of Santander Spain and by the associates and majority-owned subsidiaries of such persons were as follows: 2,921,013,702 Santander Brasil common shares, representing 75.48% of the issued and outstanding Santander Brasil common shares, 2,753,467,851 Santander

Brasil preferred shares, representing 73.80% of the issued and outstanding Santander Brasil preferred shares, 190,021,008 Santander Brasil units, representing 11.27% of the issued and outstanding Santander Brasil units , and 59,681,065,800 Santander Brasil ADSs, representing 49.43 % of the issued and outstanding Santander Brasil ADSs.

Based on information available as of July 31, 2014, the total number of Santander Brasil Securities that may be acquired in the exchange offers is as follows: 926,249,902 Santander Brasil common shares, representing 23.94% of the issued and outstanding Santander Brasil common shares, 954,958,678 Santander Brasil preferred shares, representing 25.60% of the issued and outstanding Santander Brasil preferred shares, 283,077,603 Santander Brasil units, representing 16.79% of the issued and outstanding Santander Brasil units , and 415,014,277 Santander Brasil ADSs, representing 34.37% of the issued and outstanding Santander Brasil ADSs.

Squeeze-Out Procedure

Under Brazilian law, subject to certain requirements, upon the settlement of a public tender offer conducted in respect of a companhia aberta (a listed company) aimed at cancelling the registration of the target company with the CVM, the bidder is entitled to conduct a squeeze-out and purchase the shares of the remaining minority shareholders for the same price offered at the public tender offer. Among other requirements, the offering documentation filed by the bidder with the CVM needs to have disclosed the bidder’s intention to conduct such a squeeze-out and the company’s minority shareholders must represent no more than 5% of the total outstanding shares of the target company. Since the exchange offers conducted by Santander Spain will not result in the cancellation of Santander Brasil’s registration with the CVM as a companhia aberta, Santander Spain will not be entitled to conduct a squeeze out of the holders of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs not tendered into the exchange offers.

Plans for Santander Brasil after the Exchange Offers

Once the proposed exchange offers have been completed, Santander Spain intends for Santander Brasil to continue its current operations as an affiliate of Santander Spain.

Regulation and Tax

The primary regulator for each of the companies will continue to be the central bank of the country in which each company is incorporated.

In the case of Santander Spain, the Banco de España is its primary regulator and will continue to be the primary regulator of Santander Spain in Spain after the completion of the proposed exchange offer. Banco Central do Brasil will continue to be the primary regulator of Santander Brasil after completion of the proposed exchange offer.

Relief Requested from the SEC

Santander Spain has requested that the SEC provide exemptive relief from certain of its otherwise applicable rules as described below.

Tender Offer Rules Exemptive Relief

Santander Spain has requested that the SEC provide exemptive relief from:

•	the provisions of Rule 14e-1(c) under the Exchange Act to permit Santander Spain to deliver Santander Spain ADSs to holders of Santander Brasil Securities that tender into the U.S. exchange offer through the U.S. exchange agent during the initial offering period no later than the tenth business day following the expiration of the initial offering period;

•	the provisions of Rule 14d-11(e) under the exchange act to permit Santander Spain to deliver Santander Spain ADSs in exchange for Santander Brasil Securities tendered during successive periods of 13 business days during the possible three-month subsequent offering period (with the first period commencing on the first day of the subsequent offering period), with actual delivery of Santander Spain ADSs and/or Santander Spain BDSs occurring no later than the tenth business day following the end of each such period and with the holders of Santander Brasil Securities that tender during each 13 business day period having withdrawal rights until the end of such period;

•	the provisions of Rule 14d-10 under the Exchange Act to permit the making of the exchange offers in the manner described in this offer to exchange/prospectus; and

•	the provisions of Rule 14e-5 under the Exchange Act to permit Santander Spain to purchase Santander Brasil Securities tendered pursuant to the Brazilian exchange offer.

Regulation M Exemptive Relief

Since the announcement of the exchange offers, Santander Spain, through certain identifiable business units, and certain of its affiliates have engaged and intend to continue to engage in various dealing and brokerage activities involving Santander Spain shares outside the United States. Among other things, Santander Spain, through an affiliate, has made a market, from time to time, and intends to continue to make a market, from time to time, in the Santander Spain shares by purchasing and selling Santander Spain shares for its own account in Spain on the Spanish Exchanges.

Certain mutual fund management companies, pension fund management companies, asset management companies and insurance companies that are affiliates of Santander Spain have purchased and sold, and intend to continue to purchase and sell, Santander Spain shares and derivatives, as part of their ordinary investing activities and/or as part of the investment selections made by their clients. Santander Spain, through its derivatives business units, has also engaged, and intends to continue to engage, in dealings in Santander Spain shares and derivatives for their accounts and for the accounts of their respective customers for the purpose of market making of derivatives, short term management of balance sheet risk or of hedging their respective positions established in connection with certain derivatives activities (such as options, warrants, futures and other instruments) relating to Santander Spain shares entered into by Santander Spain and its affiliates and their respective customers. Santander Spain, through its brokerage business units, has also engaged, and intends to continue to engage, in unsolicited brokerage transactions in Santander Spain shares with Santander Spain’s customers. These activities occurred and are expected to continue to occur through the Automated Quotation System (Sistema de Interconexión Bursátil Español) of the Spanish stock exchanges, on the Spanish Exchanges, the stock exchanges of Milan, Lisbon, Buenos Aires, London and Mexico and in the over-the-counter market in Spain or elsewhere outside the United States.

Santander Spain’s affiliates in the United States also have engaged and may continue to engage in unsolicited brokerage and asset management transactions in Santander Spain shares and Santander Spain ADSs in the United States. In addition, Santander Spain’s affiliates in Puerto Rico have engaged and may continue to engage in unsolicited brokerage transactions in Santander Spain shares and Santander Spain ADSs in Puerto Rico and may purchase Santander Spain shares and Santander Spain ADSs in connection with asset management activities in Puerto Rico. Santander Spain is not obliged to make a market in Santander Spain shares and any such market making may be discontinued at any time. All of these activities could have the effect of preventing or retarding a decline in the market price of the Santander Spain shares.

Since November 2009, Santander Spain has offered its shareholders a scrip dividend on a consistent, quarterly basis. For each Santander Spain share outstanding as of the relevant dividend record date, Santander Spain issues one right. The rights entitle their holders to receive new Santander Spain shares at no charge upon the automatic conversion of the rights, but the shareholders also have the option to sell the rights in the open market in Spain or back to Santander at a fixed price that constitutes the dividend amount. Holders of Santander

Spain ADSs are not issued rights themselves, but rather the depository receives the rights and holders of Santander Spain ADSs may instruct the depository to (i) permit the rights to convert into Santander Spain shares and then issue the Santander Spain ADSs corresponding to such Santander Spain shares to such holders, (ii) sell the rights on the Spanish Stock Exchanges and return to such holders the proceeds of such sale or (iii) sell the rights back to Santander Spain and return to such holders the proceeds of such sale. Santander Spain intends to continue to administer its scrip dividend program during the pendency of the Exchange Offer in the same manner, in all material respects, as the fifteen scrip dividends Santander Spain has paid since November 2009 and the numerous scrip dividends that have been paid by other Spanish banks over the past several years.

Santander Spain has sought and received from the SEC certain exemptive relief from Regulation M in order to permit its identifiable business units and affiliates to engage in the foregoing activities during the restricted period for the exchange offers and to permit Santander Spain to administer its scrip dividend program during the restricted period for the exchange offers.

DIRECTORS AND EXECUTIVE OFFICERS OF SANTANDER SPAIN

The name, current principal occupation or employment, and material occupations, positions, offices or employment for the past five (5) years of each director and executive officer of Santander Spain are set forth below. The business address of each director and officer is care of Ciudad Grupo Santander, 28660 Boadilla del Monte (Madrid), Spain. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to employment with Santander Spain. None of the directors and officers of Santander Spain listed below has, during the past five (5) years, (i) been convicted in a criminal proceeding or (ii) been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws. Unless otherwise indicated, all directors and officers listed are citizens of Spain.

Board of Directors

Name	Current Principal Occupation, 5 Year Employment History and Country of Citizenship if other than Spain
Ana Botín	Chairman of the board of directors and the executive committee since 2014. Chief executive officer, Santander UK plc since 2010; executive chairman of Banesto from 2002 to 2010. Serves as a non-executive director of The Coca-Cola Company.

Javier Marín	Director and chief executive officer since 2013. Previously head of global private banking, asset management and insurance division from 2010 to 2013; prior thereto, head of the global private banking and asset management division since 2009; prior thereto, executive vice president of the global private banking division since 2007. Santander Spain since 1991.

Fernando de Asúa	First vice chairman of the board of directors, lead director, chairman of the appointments and remunerations committee since 2004 and chairman of the risk supervision, regulation and compliance committee since July 2014. Honorary chairman of IBM España, S.A. Non-executive vice chairman of Técnicas Reunidas, S.A.

Matías R. Inciarte	Second vice chairman of the board of directors and chairman of the risk committee since 2013; director since 1988. Previously third vice chairman of the board since 1999. Served as executive vice president and chief financial officer from 1986 to 1994 after joining Santander Spain in 1984. Also serves as a non-executive director of Sanitas, S.A. de Seguros and Financiera Ponferrada, S.A., SICAV and as president of the Fundación Príncipe de Asturias since 2008.

Guillermo de la Dehesa	Third vice chairman of the board of directors and chairman of the audit committee. Appointed director in 2002. State economist and Bank of Spain’s office manager (on leave). International advisor to Goldman Sachs International, former state secretary of Economy, general secretary of Trade and chief executive officer of Banco Pastor, S.A. Currently serves as non-executive vice chairman of Amadeus IT Holding, S.A., as chairman of the Centre for Economic Policy Research (CEPR) in London, as a member of the Group of Thirty in Washington, as chairman of the board of trustees of IE Business School and as non-executive chairman of Aviva Grupo Corporativo, S.L. and of Aviva Vida y Pensiones, S.A. de Seguros y Reaseguros.

Sheila C. Bair	Director since 2014. Senior advisor and chairman of the Systemic Risk Council at The Pew Charitable Trusts and columnist in Fortune Magazine. Served as chairman of the

Name	Current Principal Occupation, 5 Year Employment History and Country of Citizenship if other than Spain

Federal Deposit Insurance Corporation (2006-2011), as Dean’s Professor of Financial Regulatory Policy for the Isenberg School of Management at the University of Massachusetts-Amherst (2002-2006) and as Assistant Secretary for Financial Institutions at the U.S. Department of the Treasury (2001-2002). Also serves as a non-executive director of Thomson Reuters Corporation. Citizen of the United States.

Javier Botín	Appointed director in 2004. Chairman and chief executive officer of JB Capital Markets, Sociedad de Valores, S.A. since 2007.

Rodrigo Echenique	Appointed director in 1988. Former chief executive officer of Banco Santander, S.A. from 1988 to 1994. Non-executive chairman of NH Hotel Group, S.A. and non-executive chairman of Vocento, S.A. since 2014. He is also a non-executive director of Inditex, S.A. since July 2014.

Esther Giménez-Salinas	Joined the board in 2012. Professor of Criminal Law for the ESADE-URL’s Law School since 1996. Has served as rector of the Ramon Llull University, member of the Supreme Judicial Council, member of the standing committee of the Conference of Rectors of Spanish Universities (CRUE) and an executive vice president of the Center for Legal Studies of the Department of Justice of the Generalitat de Catalunya.

Ángel Jado	Appointed director in 2010. Former director of Banco Santander from 1972 to 1999 and of Banco Banif, S.A. from 2001 to 2013.

Abel Matutes	Appointed director in 2002. Former foreign minister of the Spanish Government and EU commissioner for the portfolios of Loans and Investment, Financial Engineering and Policy for Small and Medium-sized Companies (1989); North-South Relations, Mediterranean Policy and Relations with Latin America and Asia (1989) and of the Transport and Energy and Supply Agency of Euroatom (1993). Also serves as a chairman of Grupo de Empresas Matutes.

Juan R. Inciarte	Appointed director in 2008. Serves as a non-executive vice chairman of Santander UK and a director of Santander Consumer Finance, S.A. and of SAM Investment Holdings Limited.

Isabel Tocino	Appointed director in 2007. Former Minister for Environment of the Spanish Government, former chairwoman of the European Affairs and of the Foreign Affairs Committees of Spanish Congress. Currently an elected member of the Spanish State Council, a professor of the Complutense University of Madrid, a member of the Royal Academy of Doctors and a non-executive director of ENCE Energía y Celulosa, S.A. and Enagás, S.A.

Juan Miguel Villar Mir	Appointed director in 2013; appointment ratified at the general meeting of shareholders held on March 28, 2014. Chairman of the OHL Group and its representative as vice chairman of Abertis Infraestructuras, S.A. and Inmobiliaria Colonial, S.A. Has also served as chairman of Electra de Viesgo, Altos Hornos de Vizcaya, Hidro Nitro Española, Empresa Nacional de Celulosa, Empresa Nacional Carbonífera del Sur, Cementos del Cinca, Cementos Portland Aragón and Puerto Sotogrande. Presently a member of the Royal Academy of Engineering.

Executive Officers

Name	Current Principal Occupation, Five-Year Employment History and Country of Citizenship if other than Spain
Ana Botín	(See above)

Javier Marín	(See above)

Matías R. Inciarte	(See above)

Juan R. Inciarte	(See above)

José A. Álvarez	Executive vice president, financial management and investor relations since 2004; joined Santander Spain in 2002. Serves as director of Santander Consumer Finance, S.A., Santander Consumer Bank AG, Santander Brasil and Santander Holdings USA. Member of the supervisory board of Bank Zachodni WBK S.A.

Ignacio Benjumea	Executive vice president and general secretary and secretary of the board since 1994.

Juan Manuel Cendoya	Executive vice president, communications, corporate marketing and research since 2001.

Jesús Cepeda	Executive vice president, human resources, organization and costs since 2013. Previously held positions as head of the management control area and deputy head of the financial accounting and control division after joining Santander Spain in 1990.

José F. Doncel	Executive vice president, internal audit division since 2013. Previously head of accounting and financial management at Banesto from 1994.

José María Espí	Executive vice president, risk since 1999. Previously executive vice president, human resources from 1988. Santander Spain since 1985. Also serves as chairman of Unión de Crédito Inmobiliario, S.A., E.F.C. and director of UCI, S.A.

José María Fuster	Executive vice president, technology and operations since 2007. Previously executive vice director of Banesto since 2006; prior thereto, chief information officer of Grupo Santander from 2004. Member of the board of Santander UK plc and the board of Advisors of IBM Corporation since 2004. Serves as a director of Openbank, S.A. Santander Spain since 1988.

Enrique G. Candelas	Appointed executive vice president, Retail Banking Spain (Santander Branch Network) in 1999 and head of Santander Spain in 2013.

José G. Cantera	Executive vice president, global wholesale banking since 2012; Santander Spain since 2003. Previously chief executive officer of Banesto from 2006. Formerly a member of the executive committee of Citigroup EMEA and member of the board of directors of Citigroup Capital Markets Int. Ltd. and Citigroup Capital Markets UK. Former non-executive director of Banesto.

Juan Guitard	Executive vice president, risk since 2013. Previously head of the internal audit division from 2009; prior thereto executive vice president, vice secretary general of the board from 2002. Former general secretary of the board of Banco Santander de Negocios (from 1994 to 1999) and manager of the investment banking department of the Bank (from 1999 to 2000).

Jorge Maortua	Executive vice president, undertaking new projects within the Group, reporting directly to the chief executive officer since July 2014. Previously global wholesale banking since 2004 and head of global treasury since 2003; prior thereto executive vice president of Banesto from 2001.

Name	Current Principal Occupation, Five-Year Employment History and Country of Citizenship if other than Spain
Remigio Iglesias	Executive vice president and head of the asset recoveries and restructuring division since 2013. Held several positions in commercial banking at Santander Group since 1990.

Luis Moreno	Executive vice president, private banking, asset management and insurance since 2013. Previously held positions as head of products, marketing & electronic banking and head of the marketing & business development area of private banking, asset management and insurance division since joining the Santander Group in 1989.

José Mª Nus	Executive vice president, risk. Executive director and head of strategic planning of the risk division since March 2014. Previously executive director and chief risk officer of Santander UK since 2010. Has also been executive vice president, risk in Argentaria and Bankinter, and member of the board of directors in Banesto, Banco de Vitoria, Banco de Negocios Argentaria, Banco de Crédito Local and Banco de Alicante. Currently a member of the board of Societat Catalana d’Economia.

César Ortega	Executive vice president, general secretariat since 2006; Santander Spain since 2000. Also serves as a non-executive director of Fomento de Construcciones y Contratas, S.A.

Ángel Rivera	Executive vice president responsible for companies and institutions, within the commercial banking division since 2013. Previously served as executive vice president at the Banco Popular Group.

Magda Salarich	Executive vice president responsible for consumer finance division since joining Santander Spain in 2008. Previously held several positions in the automobile industry, including the position of director and executive vice president of Citroën España and head of commerce and marketing for Europe of Citroën Automobiles.

Javier San Félix	Executive vice president and head of commercial banking division since 2013. Previously chief operating officer of the consumer finance division since 2006; prior thereto, director and executive vice president of Santander Consumer Finance in Spain since 2005; prior thereto, head of strategic planning since 2004. Former chief executive officer of Banesto.

José Tejón	Executive vice president, financial accounting and control since 2002; Santander Spain since 1989.

José Antonio Villasante	Executive vice president, head of the universities division since 2006. Previously deputy executive vice president since 2006; prior thereto senior vice president since 1994. Joined Santander Spain in 1964.

Juan A. Yanes	Executive vice president, global wholesale banking since July 2014. Previously chief risk officer in charge of all Santander operations in the U.S. since 2013. Prior thereto, chief corporate officer responsible for the consolidated supervision of all Santander Spain activities in the U.S. and was also responsible for compliance and internal control since 2009. Appointed executive vice president 2010. Citizen of Venezuela and Spain.

Jesús Mª Zabalza	Chief executive officer of Santander Brasil since 2013. Previously executive vice president, America since joining Santander Spain in 2002.

As of July 31, 2014, the directors and executive officers of Santander Spain owned, directly or indirectly, and were entitled to vote, approximately 193,071,064 Santander Spain ordinary shares, representing approximately 1.64% of the outstanding ordinary shares of Santander Spain.

COMPARISON OF RIGHTS OF HOLDERS OF SANTANDER SPAIN SECURITIES AND SANTANDER BRASIL SECURITIES

Santander Spain is a company organized under the laws of the Kingdom of Spain and is governed by the Spanish Corporation Law. As Santander Spain is a company organized under the laws of the Kingdom of Spain, the rights of holders of Santander Spain ordinary shares are governed directly, and the rights of the holders of Santander Spain ADSs and Santander Spain BDSs are governed indirectly, by Spanish law and by Santander Spain’s bylaws (estatutos). The rights of holders of Santander Spain ADSs are governed by New York law and the Santander Spain ADS deposit agreement under which the Santander Spain ADSs are issued. The rights of holders of Santander Spain BDSs are governed by Brazilian law and the Santander Spain BDS deposit agreement under which the Santander Spain BDSs are issued. Santander Brasil is a Brazilian corporation. The rights of holders of Santander Brasil common shares, Santander Brasil preferred shares and Santander Brasil units are governed directly, and the rights of holders of Santander Brasil ADSs are governed indirectly, by Brazilian law and by Santander Brasil’s by-laws. The rights of holders of Santander Brasil ADSs are governed by New York law and Santander Brasil ADS deposit agreement under which the Santander Brasil ADSs are issued. The rights of shareholders under Spanish law and the rights of shareholders under Brazilian law differ in certain respects. See the sections “Description of our Shares of Common Stock” and “Description of the American Depositary Shares” in the Santander Spain 2008 Form F-4, incorporated by reference herein, for more information about the Santander Spain ordinary shares and the Santander Spain ADSs, the section “Description of Santander Spain Brazilian Depositary Shares” of this offer to exchange/prospectus for more information about the Santander Spain BDSs, and the sections “Description of Capital Stock” and “Description of the American Depositary Shares” in the Santander Brasil 2010 Form F-1, incorporated by reference herein, for more information about the Santander Brasil shares, the Santander Brasil units and the Santander Brasil ADSs.

The following discussion of the material differences between the rights of holders of Santander Spain ordinary shares, Santander Spain ADSs and Santander Spain BDSs and the rights of holders of Santander Brasil common shares, Santander Brasil preferred shares, Santander Brasil units and Santander Brasil ADSs is only a summary and does not purport to be a complete description of these differences. The following discussion is qualified in its entirety by reference to the Spanish Corporation Law and Brazilian Corporation Law, the full text of the by-laws of Santander Spain and the bylaws of Santander Brasil, and the full text of the Santander Spain ADS deposit agreement, the Santander Spain BDS deposit agreement and the Santander Brasil ADS deposit agreement, copies of which are exhibits hereto or on file with the SEC. For information on how you can obtain copies of these documents, see “Where You Can Find More Information” on page 16.

Santander Brasil	Santander Spain
SHARES

Corporate Governance

Santander Brasil’s bylaws, Brazilian Corporation Law and the corporate governance rules of Bovespa’s Level 2 Segment govern the rights of holders of Santander Brasil’s common shares, Santander Brasil preferred shares and Santander Brasil units. After completion of the exchange offer, Santander Brasil will no longer be required to comply with the obligations that are specific to companies listed on the Level 2 Segment.	Santander Spain’s bylaws, Santander Spain’s rules and regulations for the general shareholders’ meeting and the Spanish Corporation Law, as amended from time to time, govern the rights of holders of Santander Spain’s ordinary shares.

Santander Brasil	Santander Spain
Authorized Capital Stock

Issued Shares. At September 15, 2014 Santander Brasil’s capital stock was R$57,000,000,000, fully paid-in and divided into 7,600,840,325 shares, all nominative, in book-entry form and without par value, consisting of 3,869,849,668 common shares and 3,730,990,657 preferred shares. Under Santander Brasil’s by-laws, Santander Brasil may increase its capital stock up to its authorized limit, irrespective of any amendments to its by-laws, upon a resolution of its board of directors, and through the issue of up to 9,090,909,090 new shares, provided that the total number of preferred shares cannot exceed 50.0% of the total number of its outstanding shares. Any capital increase in excess of this limit requires approval by its shareholders. Pursuant to the rules of Bovespa’s Level 2 Segment, Santander Brasil may not issue certificates, and in accordance with Law No. 4,595, it may not issue debentures.

The rules of Bovespa’s Level 2 Segment also require Santander Brasil to maintain a minimum free float equal to 25% of its total capital stock.

Issued Shares. At September 15, 2014 Santander Spain’s share capital was €5,994,045,565 fully paid-in and consisted of 11,988,091,130 ordinary shares, nominal value €0.50 per share.

Voting Rights and Action by Written Consent

Voting Rights. Each Santander Brasil common share entitles the holder to one vote at Santander Brasil’s general and special shareholders’ meeting. Santander Brasil’s preferred shares do not have voting rights in Santander Brasil’s shareholders’ meeting, except as related to the following matters:

•         Santander Brasil’s change of corporate status, merger, consolidation or spin-off;

•         the approval of contracts which would have been subject to approval in general shareholders’ meeting entered into by and between Santander Brasil and Santander Spain, directly or indirectly;

•         the appraisal of assets to be contributed to increase Santander Brasil’s capital stock;

•         appointment of an appraisal company to appraise Santander Brasil’s economic value in case of cancellation of its registration as a publicly held company or the cancellation of its Level 2 status (except in the case Santander Brasil adheres to the Novo Mercado listing segment rules of Bovespa, which imply adoption of additional corporate governance practices); and

Voting Rights. Each Santander Spain ordinary share entitles the holder to one vote at Santander Spain’s general shareholders meeting.

Action by Written Consent. Spanish Corporation Law does not permit actions reserved to the shareholders meeting without a meeting.

Santander Brasil	Santander Spain

•       amendment or revocation of applicable regulations that alter or modify any of the requirements of Section 4.1 of the Level 2 Regulation; provided that such right shall only be effective as long as the Level 2 Regulation Agreement remains in force.

Under Brazilian Corporation Law, any change that has an adverse financial effect on rights of the holders of Santander Brasil’s preferred shares, or any change that results in the creation of a more favored class of preferred shares, must be approved by a resolution at a general shareholders’ meeting, and will only become valid and effective after approval by a majority of Santander Brasil’s preferred shareholders in a special shareholders’ meeting.

The rules of Bovespa’s Level 2 Segment also require Santander Brasil to grant voting rights to holders of preferred shares in connection with certain corporate restructurings and related-party transactions.

Action by Written Consent. Brazilian Corporation Law does not permit actions reserved to the shareholders meeting without a meeting.

Amendment to the Articles of Incorporation

Under Brazilian Corporation Law, the company’s bylaw serves as both a constitutive document and as bylaws. See “—Amendment to the Bylaws”.	Not applicable. Under the Spanish Corporation Law, the provisions of the articles of incorporation (escritura de constitución), which govern a company during its life, are reflected in the company’s bylaws.

Amendment to the Bylaws

Under Brazilian Corporation Law, the shareholders in general meeting are exclusively responsible for approving, among other matters, amendments to the company’s bylaws.

Shareholders’ meetings convened to resolve on amendments to the bylaws require a quorum at the first call of at least a majority of the voting shares and, at the second call, any number of holders of voting shares. CVM may authorize the abovementioned quorum, set forth in the Brazilian Corporation Law, to be reduced in the case of a publicly held company with widely held shares, and where the last three general meetings have been attended by shareholders representing less than half the voting shares.

Under the Spanish Corporation Law, shareholders have the power to amend any provision of a company’s bylaws. The board of directors of a company is not authorized to change the company’s bylaws (except for very minor amendments, such as the change of the corporate domicile within the same municipality).

Amendments (as well as other matters such as the issuance of bonds, the increase or reduction of the share capital, mergers and demergers) require (i) that at the relevant general shareholders meeting a quorum of shareholders representing 50% of the voting capital, if the meeting is held on first call, or a quorum of shareholders representing 25%, if the meeting is held on second call, is present or represented; and (ii) a simple majority of the voting

Santander Brasil	Santander Spain

In general, amendments to the company’s bylaws must be approved by shareholders attending a general meeting in person, or through a proxy, corresponding at least to the majority of the common shares represented at the meeting, and abstentions are not taken into account for this calculation. Nevertheless, the affirmative vote of shareholders representing at least one half of the voting shares is needed for the approval of the following amendments, among others: change in corporate purpose and reduction of the mandatory dividend to be distributed to shareholders.	capital present or represented at the meeting, unless the meeting is held on second call and less than 50% of the voting capital is present or represented, in which case, a two- thirds majority of the voting capital (either present or represented at the meeting) is required.

Inherent Rights of Shareholders

Santander Brasil’s shareholders possess the following rights, which, under Brazilian Corporation Law, cannot be repealed by bylaws or decisions made at shareholders’ meetings:

•       the right to participate in the distribution of profits and in any remaining assets upon liquidation;

•       preemptive right in subscribing for shares or convertible securities under certain circumstances;

•       the right to supervise the management of the business pursuant to the provisions of Brazilian Corporation Law; and

•       the right to withdraw from the company in those circumstances set forth under Brazilian Corporation Law, including (i) a merger or consolidation and (ii) a spin-off, among other circumstances.

In addition to the above:

•       the rights attaching to each class of shares shall be equal; and

•       a shareholder’s legal entitlement to enforce its rights cannot be overridden by the bylaws or decisions of shareholders’ meetings.

Santander Spain’s shareholders have, pursuant to the terms of the Spanish Corporation Law and subject to certain exceptions, the following rights:

•       the right to participate in the distribution of profits and in the equity resulting from liquidation;

•       a preemptive right to subscribe for shares or convertible securities under certain circumstances and to the extent that such right is not expressly excluded in accordance with the provisions of the Spanish Corporation Law;

•       the right to attend and vote at general shareholders meetings and challenge company agreements;

•       the right to be duly informed in connection with any general shareholder meeting to be held, including (i) the right to ask the directors to provide any information or clarification that they deem necessary about the items on the agenda or pose any other questions they deem appropriate (which request should be made in writing up until the seventh day before the date on which the meeting is scheduled to be held), or (ii) the right to verbally request, during the general shareholder meeting, any information or explanations that they deem necessary with respect to the items on the agenda;

•       the right, under certain exceptional circumstances, to require the company to purchase the shareholder’s shares in the company (see “Appraisal Rights–Rights of separation” below).

Santander Brasil	Santander Spain

In addition to the above:

•       the shares associated with each class of shares must have the same rights; and

•       neither the bylaws nor resolutions passed at any shareholders meeting may be contrary to mandatory provisions contained in the Spanish Corporation Law with regard to the rights of the shareholders.

Right to Dividends

Holders of Santander Brasil’s common shares are entitled to receive dividends ratably when declared by Santander Brasil from funds legally available for the payment of dividends, after payment of all dividends on preferred shares. Holders of Santander Brasil’s preferred shares have the right to participate with priority in the distribution of dividends and interest attributable to shareholders’ equity in an amount 10% higher than those attributed to common shares.

Santander Spain shareholders have the right to participate in any dividend distribution in proportion to the paid-in capital corresponding to their Santander Spain ordinary shares.

Santander Spain is not required to distribute any amount to its shareholders as mandatory dividends.

Santander Brasil’s bylaws provide that an amount equal to at least 25% of its adjusted net income, after deducting allocations to the legal and contingency reserves, should be available for distribution as dividend or interest attributable to shareholders’ equity in any given year. This amount represents the mandatory dividend. Brazilian Corporation Law allows, however, the shareholders to suspend dividends distribution if, according to the board of directors, the distribution would not be advisable given the company’s financial condition.

Appraisal Rights

Withdrawal Rights. Shareholders who dissent or abstain from voting on certain actions taken during a shareholders’ general meeting have the right under Brazilian Corporation Law to withdraw from the company and to receive the value of their shares.

According to Brazilian Corporation Law, shareholder withdrawal rights may be exercised in certain circumstances, including:

•       a modification in preferences, privileges or a condition of redemption or amortization conferred upon Santander Brasil preferred shares or creation of a new, more favored class of preferred shares (in

Rights of Separation. Under the Spanish Corporation Law, shareholders do not generally have the right to require a company to purchase their shares in the company. As an exception, in very limited circumstances (such as the substitution of the corporate purpose or the transfer of the corporate domicile to another country), shareholders that have not voted in favor of the corresponding resolution have the right to request the company to purchase their shares (for listed shares, at the average market price of the shares over the last quarter).

Santander Brasil	Santander Spain

which case, only the shareholders adversely affected by such modification or creation will have withdrawal rights);

•       a spin-off (cisão) of the company (in the specific circumstances described below);

•       a reduction in the percentage of mandatory dividends;

•       a change in corporate purpose;

•       an acquisition of a controlling stake by the company in another company if the acquisition price is above the limits established by Brazilian Corporation Law;

•       a merger (fusão) of the company if the company is not the surviving entity or the consolidation (incorporação) with another company (in which case, shareholders of both companies receive the withdrawal rights); or

According to the Spanish Corporation Law, shareholders will be entitled to withdraw from the company in certain circumstances, including:

•       the substitution or material modification of the corporate purpose;

•       the extension of the company term;

•       the reactivation (reactivación) of the company (i.e., reversal of a prior dissolution resolution);

•       the creation, amendment or early cancellation of ancillary commitments (prestaciones accesorias) (i.e., undertakings by a shareholder to do or refrain from doing certain things), unless otherwise provided in the by-laws;

•       change of corporate type (transformación);

•       change of corporate domicile to a foreign country.

•       an approval of the company’s participation in a group of companies (as defined in the Brazilian Corporation Law).

Brazilian Corporation Law further provides that a spin-off will entitle shareholders to utilize withdrawal rights in the following circumstances only:

The by-laws may establish additional causes for withdrawal. In those cases, the by-laws set forth the procedure for evidencing existence of the cause and for exercising withdrawal rights as well as the terms for doing so.

In addition, shareholders do not have the right to request the optional redemption of their shares, nor can a company mandatorily redeem the shares of its shareholders.

•       causes a change in corporate purpose, except if the equity is spun-off to a company whose primary activities are consistent with the company’s corporate purposes;

•       reduces mandatory dividends; or

•       causes the company to join a group of companies (as defined in the Brazilian Corporation Law);

In cases where (1) Santander Brasil merges with another company in circumstances in which it is not the surviving company or (2) Santander Brasil is consolidated with another company or (3) Santander Brasil participates in a group of companies (as defined in the Brazilian Corporation Law), its shareholders will not be entitled to withdraw from the company if their respective shares are (i) liquid, defined as part of the Bovespa index or some other traded stock exchange index (as defined by the CVM) and (ii) widely held, such that the controlling shareholder or companies it controls hold less than 50% of Santander Brasil’s shares.

Santander Brasil	Santander Spain

The right to withdraw expires 30 days after publication of the minutes of the relevant shareholders’ general meeting. Santander Brasil is entitled to reconsider any action giving rise to withdrawal rights for 10 days after the expiration of those rights if the redemption of shares of dissenting or non-voting shareholders would jeopardize its financial stability.

If shareholders exercise withdrawal rights, they are entitled to receive net book value for the shares, based on the last balance sheet approved by the shareholders. If the resolution giving rise to the rights is made later than 60 days after the date of the last approved balance sheet, the shareholder may demand that his or her shares be valued according to a new balance sheet dated no less than 60 days before the resolution date. In this case, Santander Brasil must immediately pay 80% of the equity value of the shares according to the most recent balance sheet approved by Santander Brasil’s shareholders, and the balance must be paid within 120 days after the date of the resolution of the shareholders’ general meeting.

Except for the withdrawal rights mentioned above, shareholders do not have the right to request the optional redemption of their shares, nor can a company mandatorily redeem the shares of its shareholders.

In the case of a tender offer, the rules of Bovespa’s Level 2 Segment give shareholders the right to choose a specialized valuation firm to assess the economic value of the company. The board must propose, and the shareholders must consider, three different valuation firms, one of which is to be selected by a majority of the votes of the holders of the free float shares attending the meeting. Each share, irrespective of type or class, is entitled to one vote. If such vote is held on a first call, shareholders representing 20% of the free float constitute a quorum. If the vote is held on a second call, the attendance of any number of shareholders constitute a quorum.

Preemptive Rights

Santander Brasil’s shareholders have a general preemptive right to participate in any issuance of new shares, debentures convertible into shares, subscription warrants and founders’ shares convertible into shares, in proportion to their respective shareholding in the company at such time, but the conversion of such securities into shares or the granting or exercise of	Each holder of Santander Spain’s ordinary shares has a preferential right by operation of law to subscribe for shares in proportion to its shareholding in each new issue of Santander Spain’s ordinary shares posted against cash contributions or as a consequence of a free of charge capital increase. Holders of Santander Spain’s ordinary shares have the same

Santander Brasil	Santander Spain

options to purchase shares are not subject to preemptive rights. In addition, Brazilian Corporation Law allows for companies’ bylaws to give the board of directors the power to exclude preemptive rights or reduce the exercise period of such rights with respect to the issuance of new shares, debentures convertible into shares (which is not applicable to Santander Brasil, as it is not permitted to issue debentures under Brazilian banking regulations) and subscription warrants up to the limit of the authorized capital stock if the distribution of those shares is effected through a stock exchange, through a public offering or through an exchange of shares in a tender offer the purpose of which is to acquire control of another company.

right upon the issuance of convertible securities by Santander Spain. However, preemptive rights of shareholders may be excluded under certain circumstances by specific approval at the general shareholders meeting (or upon its delegation by the Santander Spain board of directors) and preemptive rights are deemed excluded by operation of law in respect of certain issuances, including when the shareholders approve: (i) capital increases following conversion of convertible bonds into Santander shares; (ii) capital increases due to the absorption of another company or of part of the spun-off assets of another company, when the new shares are issued in exchange for the new assets received; (iii) capital increases due to Santander Spain’s tender offer for securities using Santander Spain’s shares as all or part of the consideration or, (iv) in general, capital increases posted against in-kind contributions.
Shareholders are allowed to exercise the preemptive rights for a period of at least 30 days following the publication of notice of the issuance of shares, and the right may be transferred or disposed of for consideration.

Attendance and Voting at Meetings of Shareholders

Each Santander Brasil common share entitles the holder to one vote at Santander Brasil’s general and special shareholders’ meeting. Santander Brasil preferred shares do not have voting rights at shareholders’ meetings, except as described under “—Voting Rights and Action By Written Consent.”

Shareholders present at shareholders’ meetings must provide evidence of their status as shareholders and their ownership of shares that have voting rights as established by Brazilian Corporation Law. Santander Brasil’s shareholders may be represented at a shareholders’ meeting by a proxy (including public proxy requests, pursuant to CVM Instruction No. 481, dated December 17, 2009) appointed less than a year before the meeting, which proxy must be a shareholder, a corporate officer, a lawyer or, in the case of a publicly traded company, such as Santander Brasil, a financial institution. An investment fund shareholder must be represented by its investment fund officer.

Each Santander Spain ordinary share entitles the holder to one vote at Santander Spain’s general shareholders meetings (either ordinary or extraordinary). Under both the Spanish Corporation Law and Santander Spain’s bylaws, only holders of Santander Spain’s ordinary shares who have their ordinary shares duly registered in the appropriate records at least five days prior to the day on which a meeting is scheduled to be held may attend and vote at such meeting.

Santander Brasil	Santander Spain
Special Meetings of Shareholders

A special shareholders’ meeting may be held at any time, including concurrently with an annual general shareholders’ meeting. Pursuant to Brazilian Corporation Law, Santander Brasil’s board of directors may call a shareholders’ general meeting. Shareholders’ general meetings may also be called by:

•   any shareholder, if the board of directors fails to call a general shareholders’ meeting within 60 days after the date they were required to do so under applicable laws and Santander Brasil’s bylaws;

•   shareholders holding at least 5% of Santander Brasil’s capital stock if the board of directors fails to call a meeting within eight days after receipt of a request to call the meeting by those shareholders, and such request must indicate the proposed agenda;

•   shareholders holding at least 5% of Santander Brasil’s common shares or shareholders holding at least 5% of Santander Brasil’s preferred shares if the board of directors fail to call a meeting within eight days after receipt of a request to call the meeting to convene a fiscal council; and

•   Santander Brasil’s fiscal council, if one is in place, if the board of directors delays calling an annual general shareholders’ meeting for more than one month. The fiscal council may also call a special shareholders’ meeting at any time if it believes that there are significant or urgent matters to be addressed.

Extraordinary general shareholders meetings may be called from time to time by Santander Spain’s board of directors whenever the board considers it advisable for the company’s interests, and also if so requested by shareholders representing at least 5% of the outstanding share capital of Santander Spain.

Shareholder Proposals and Nominations

Any shareholder, when the company’s directors fail to call a meeting within 60 days of the date required by law or by the bylaws, may call a general shareholders’ meeting. A general shareholders’ meeting may also be called by shareholders representing a minimum of 5% of the capital stock, if (i) the directors fail to call a meeting, within eight days, in response to a justified request submitting matters to be discussed; or (ii) if the directors fail to call a meeting intended to install a fiscal council, within eight days of the request being made.

Minority shareholders holding (i) a minimum of 15% of the total number of voting shares, (ii) preferred shares without voting rights, or with restricted voting rights, representing at least 10% of the capital stock, or (iii) common and preferred shares who jointly represent

Santander Spain’s shareholders representing at least 5% of Santander Spain’s share capital may request the publication of an amendment (suplemento) to the notice calling for a general shareholders meeting and include one or more additional items to the agenda for the meeting. This right must be exercised by means of a verifiable notice which must be received at the registered office of Santander Spain within five days of the publication of the original notice of the call to meeting. The supplement to the call shall be published at least 15 days in advance of the date set for the general shareholders meeting.

In addition, under the Spanish Corporation Law, shareholders holding shares, in aggregate, equal to or greater than the result of dividing the total share

Santander Brasil	Santander Spain

at least 10% of the capital stock, have the right to elect one member of Santander Brasil’s board of directors, in a separate vote. Nevertheless, these rights can only be exercised by the holders of shares that maintained their holdings for at least three months before the date of the annual general shareholders’ meeting. Brazilian Corporation Law also permits a multiple vote procedure to be adopted, upon request by shareholders representing at least 10% of the company’s voting capital.

In addition, shareholders representing at least one-tenth of the voting shares or 5% of the nonvoting shares may request Santander Brasil’s fiscal council to be installed.

capital by the number of directors, have the right to appoint a corresponding proportion of the members of the board of directors (disregarding the fractions). Shareholders who exercise this right may not vote on the appointment of other directors.

Shareholder Suits

Under Brazilian Corporation Law, a company is entitled to bring a corporate action for liability against its officers or directors if shareholders of the company pass a resolution to that effect at a shareholders’ meeting. Any shareholder can file the corporate action if not done by the company in three months from the shareholders’ meeting decision. Also, shareholders representing at least 5% of the capital stock of the company may jointly initiate a corporate action for liability against one or more officers or directors to recover any damages incurred by the company as a result of the officers or directors’ liability, if the shareholders meeting votes against the corporate action for liability.

According to Santander Brasil’s bylaws, all the controversies or disputes among or against any of the shareholders, the company, its managers and members of the board of directors or the fiscal council, shall be submitted to arbitration in Brazil.

The rules of Bovespa’s Level 2 Segment also require that Santander Brasil, its shareholders, its senior managers and its fiscal council members must submit to the exclusive jurisdiction of the Market Arbitration Chamber for the resolution of any disputes arising in connection with the Brazilian Corporation Law, the company’s bylaws and the rules published by the Brazilian National Monetary Council (CMN), the Central Bank of Brazil and the CVM.

Under the Spanish Corporation Law, a company is entitled to bring a corporate action for liability (acción social de responsabilidad) against its directors following a resolution passed by the company’s general shareholders meeting for such purposes. Such a resolution may be presented and voted on any general shareholders meeting even if it not on the agenda for the meeting.

Under the Spanish Corporation Law, however, shareholders representing at least 5% of the share capital of the company may also jointly initiate such action in any of the following circumstances:

•   the directors of the company have not called a general shareholders meeting to vote on such action following a request of shareholders representing at least 5% of the share capital of the company;

•   the company has not initiated the action within one month of the passing by the general shareholders meeting of the resolution approving such action; or

•   the general shareholders meeting has passed a resolution against bringing the corporate action for liability.

The corporate action for liability can only be directed towards remedying or restoring the damage caused by the director(s) to the company and not towards compensating individual damages that might have been caused to shareholders. Under Spanish law class action suits are not available to shareholders pursuing claims against the directors of a company. Under the

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Spanish Corporation Law, each shareholder whose interests have been directly harmed by the acts or resolutions passed by the directors may only initiate individual proceedings against the directors seeking remedy or compensation for such direct individual damages (acción individual de responsabilidad).

Rights of Inspection

Under Brazilian Corporation Law, any shareholder may request certificates of the entries in the Registered Shares Register Book, Registered Shares Transfer Book, Registered Participation Certificates Register or Registered Participation Certificates Transfer Book, provided they are required for the defense of rights and clarification of circumstances of personal interest or in the interest of the shareholders or the securities market, for which the company may charge the cost of the respective service. Appeals may be filed with the CVM in the event the request is denied by the company.

In addition, at the request of shareholders representing at least 5% of the capital stock, a complete inspection of the books of the company may be ordered by a competent judicial court whenever acts contrary to the law or to the bylaws occur or there are grounds to suspect that serious irregularities have been committed by any of the corporate organs of the company.

The rules of Bovespa’s Level 2 Segment also require Santander Brasil to make available to its shareholders an English translation of its financial statements.

Under Spanish law, a shareholder has the right to:

•   obtain a certificate of the resolutions adopted by the general shareholders meetings of the company, which must be duly recorded in the company’s books;

•   request any information regarding the issues included in the agenda of a general shareholders meetings both: (i) in writing, up to and including the seventh day prior to the general shareholders meeting; and (ii) verbally during the meeting. Santander Spain’s directors must provide the requested information unless it is inappropriate to do so in accordance with law and, in particular, if in the opinion of the Chairman of Santander Spain the publicity of the requested information may damage the interests of Santander Spain. However, Santander Spain’s directors cannot rely on this exclusion if the request is supported by shareholders representing at least 25% of Santander Spain’s share capital. As Santander Spain is a listed company, shareholders may also request, up to and including the seventh day prior to the meeting, further details on any information available to the public that Santander Spain has submitted to the CNMV since the last general shareholders meeting;

•   inspect the annual accounts that are to be approved at an annual general shareholders meeting; and

•   inspect the compulsory reports and information that the board of directors of the company must provide prior to certain actions such as mergers, spin-offs and share capital increases.

Apart from the general information right described above, the shareholders of a Spanish public company may not inspect the company’s documents, contracts, books or information.

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Notwithstanding the above, Santander Spain’s bylaws give its shareholders the right to inspect the attendance list of the general shareholders meetings during the meeting.

Board of Directors

Size and Classification of Board of Directors

Santander Brasil’s by-laws require that its board of directors consist of a minimum of five and a maximum of twelve directors, one of them denominated chairman, another vice-chairman and the other members denominated directors. The exact number of directors is set by the shareholders at the meeting which approves their election. According to the rules of Bovespa’s Level 2 Segment, at least 20% of the members of Santander Brasil’s board of directors should be independent.

Santander Brasil’s by-laws provide that the term of office of a director is two years, however, directors may be reelected.

The rules of Bovespa’s Level 2 Segment also require that the term of board members be limited to two years.

The rules of Bovespa’s Level 2 Segment also require that the office of chief executive officer and the position of chairman of the board of directors be occupied by different persons.

Santander Spain’s bylaws provide that the minimum number of directors is 14 and that the maximum is 22. Santander Spain’s board of directors currently consists of 14 directors (an additional seat is currently vacant).

Santander Spain’s bylaws provide that every year the term of office of one-third of the directors lapses and that such directors must either retire or be reappointed. The directors that must either retire or be reappointed are those that have been in office for the longest period of time since their last appointment.

Quorum

The meetings of the board of directors of Santander Brasil require a minimum quorum of 50% of the directors present at the meeting.	The meetings of the board of directors of Santander Spain require a quorum of more than one half of the elected directors, in person or by proxy.

Election

Directors are typically elected at the annual shareholders’ meeting, although Brazilian Corporation Law provides that they may also be elected at a special shareholders’ meeting.

Brazilian Corporation Law permits cumulative voting upon the request of shareholders of at least 10% of Santander Brasil’s voting capital. Should this occur, each share is granted as many votes as there are seats on the board, and each shareholder has the option to cast his or her votes for one or more candidates. Under CVM Instruction No. 282, dated June 26, 1998, the minimum percentage required for a shareholder to request

Directors are generally appointed by the general shareholders meeting. Under Spanish law, shareholders holding shares, in aggregate, equal to or greater than the result of dividing the total share capital by the number of directors, have the right to appoint a corresponding proportion of the members of the board of directors (disregarding the fractions). Shareholders who exercise this right may not vote on the appointment of other directors.

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adoption of cumulative vote procedure in public companies may be reduced based on the amount of the outstanding capital stock reflected in its by-laws, varying from 5% to 10%.

If there is no request for cumulative voting, under applicable law, the shareholders, individually or jointly, holding at least 15% of Santander Brasil’s common shares, or the shareholders, individually or jointly, holding at least 10% of Santander Brasil’s preferred shares or shares with restricted voting rights, or still the shareholders of common and preferred shares which jointly represent at least 10% of Santander Brasil’s total capital stock, have the right to indicate, in a separate election, one member of the board of directors and the respective substitute.

Removal

Under Brazilian Corporation Law, shareholders may remove a director without cause at any time by passing the relevant resolution at a general shareholders meeting.	Under Spanish law, shareholders may remove a director without cause at any time by passing the relevant resolution at a general shareholders meeting.

Vacancies

The board of directors has the power to provisionally fill all vacancies on the board until the next general shareholders meeting, whereupon the shareholders may confirm or revoke such appointment.	The board of directors has the power to provisionally fill all vacancies on the board until the next general shareholders meeting, whereupon the shareholders may confirm or revoke such appointment. A director appointed to provisionally fill a vacancy must be a shareholder. If the board of directors fails to provisionally appoint a shareholder to fill a vacancy as described above, or if the shareholders resolve to revoke the appointment of a director provisionally appointed by the board, the shareholders may appoint another person as a director to fill such vacancy.

Director Liability and Indemnification

Santander Brasil indemnifies its directors and executive officers from claims arising during the time they serve as directors or officers, exclusively related to court or administrative costs and attorney’s fees, except in cases of bad faith, gross negligence, willful misconduct or mismanagement.

Under the Spanish Corporation Law and Santander Spain’s bylaws, Santander Spain’s directors are liable to Santander Spain, its shareholders and its creditors for any damage that they may cause by acts or omissions contrary to applicable law or Santander Spain’s bylaws or by any acts or omissions contrary to the duties inherent to the exercise of their office.

Santander Spain maintains an insurance policy that protects its directors and officers from civil liabilities incurred as a result of actions taken in their official capacity associated with any civil, criminal or administrative process.

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Anti-Takeover Provisions

Business Combinations

Not applicable.	Not applicable.

Transfer of a Controlling Stake

According to Santander Brasil’s by-laws, in case of transfer of share control, either through a single or successive transactions, the same terms and conditions of purchase must be extended by the acquirer in an offer to purchase all of Santander Brasil shares, subject to the conditions and periods set forth under the applicable law, so as to assure equal treatment among all of Santander Brasil’s shareholders. For such purposes, a statement informing the price and further conditions of such sale must be submitted to the Bovespa.

The same offer is also required (1) when there is a significant assignment of rights to purchase Santander Brasil’s shares, which may result in a change of control, and (2) if Santander Brasil’s selling shareholders sell their control to a third party, in which case, the selling shareholders must declare and provide evidence to the Bovespa of the value received in return.

Pursuant to Santander Brasil’s by-laws, the selling shareholders may not transfer ownership of their shares if the purchaser fails to execute the required Statement of Consent of Controlling Shareholders, which is a document required under the rules of Bovespa’s Level 2 Segment that states that the purchaser accepts to comply with such rules.

In the event of a change of control transaction (or series of related transactions that would result in a change of control of the target company), the rules of Bovespa’s Level 2 segment also require the seller to grant tag-along rights to the minority shareholders of the target company entitling them to receive the same consideration, on a per share basis, to be paid in connection with the sale of the controlling block.

In the case of a tender offer, the rules of Bovespa’s Level 2 Segment also require the board of directors of the target company to deliver to the shareholders an opinion as to (i) the convenience and opportunity of the exchange offer vis-à-vis the interests of the shareholders of the target company and the liquidity of their securities; (ii) the impact of the exchange offer on the

Under Spanish law, mandatory public tender offers at a regulated price set forth by Spanish law must be launched for all the shares of the target company or other securities that might directly or indirectly give the right to subscription thereto or acquisition thereof (including convertible and exchangeable bonds) when any person acquires control of a Spanish company listed on the Spanish Stock Exchanges.

For these purposes, control of a target company is deemed to have been obtained, individually or jointly, if: (i) any person or group of people directly or indirectly acquire 30% or more of the voting rights in the company; or (ii) any person or group of people directly or indirectly acquires less than 30% of the voting rights in the company and, within 24 months of the acquisition, that person or group of people has been responsible for the appointment of more than one-half of the target company’s board of directors.

Under Spanish law, where, following a tender offer for the shares of a listed company which has been accepted by 90% or more of the voting rights pertaining to the total shares to which the offer was addressed, the offeror holds 90% or more of the voting capital of the target company, holders of the outstanding ordinary shares may require the offeror to purchase all such outstanding shares, and the offeror may require all such holders to sell their shares to the offeror, at a regulated price set forth by Spanish law.

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interests of the target company; (iii) the announced strategic plans of the offeror in connection with the target company; and (iv) any other considerations the board deems relevant. The board of directors must express an opinion in favor or against the acceptance of the tender offer, advising the shareholders that the decision on whether or not to tender their securities is ultimately a decision to be taken in their discretion.

Legal Restrictions on Acquisitions of Shares in Banks

Under Brazilian law, the acquisition by any individual or corporation of the corporate control of a Brazilian financial institution requires prior approval by the Central Bank of Brazil and the acquisition of a “qualified holding” stake (i.e., 15% or more of the capital stock of the financial institution) requires a post-transaction approval by the Central Bank of Brazil.

In addition, the Brazilian constitution permits foreign individuals or companies to invest in the voting shares of Brazilian financial institutions only if they have specific authorization by the President of Brazil based on national interest or reciprocity. A presidential decree issued on November 13, 1997, in respect of Banco Meridional do Brasil S.A. (a predecessor entity of Santander Brasil) allows up to 100% foreign participation in Santander Brasil’s capital stock.

Under Spanish law, the acquisition by any individual or corporation of a significant holding of shares of a Spanish bank require prior notice to the Banco de España:

•   any natural or legal person or any such persons acting in concert, who have taken a decision either to acquire, directly or indirectly, a significant holding (participación significativa) in a Spanish bank or to further increase, directly or indirectly, such a significant holding in a Spanish bank as a result of which the proportion of the voting rights or of the capital held would reach or exceed 20%, 30% or 50% or so that the bank would become its subsidiary, must first notify the Banco de España, indicating the size of the intended holding and other relevant information. A significant holding for these purposes is defined as a direct or indirect holding in a Spanish bank which represents 10% or more of the capital or of the voting rights or which makes it possible to exercise a significant influence over the management of that bank. In accordance with article 18 of Royal Decree 1245/1995, of July 14 “significant influence” shall be deemed to exist when there is the capacity to appoint or dismiss a board member.

•   If the acquisition is carried out and the required notice is not given to the Banco de España or if the acquisition is carried out before the 60 business days’ period following the giving of notice elapses, or if the acquisition is opposed by the Banco de España, then: (i) the voting rights corresponding to the acquired shares may not be exercised or, if exercised, will be deemed null, (ii) Banco de España may seize control of the bank or replace its board of directors, and (iii) a fine may be levied on the acquirer;

• any natural or legal person, or any such persons acting in concert, who has acquired, directly or

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indirectly, a holding in a Spanish bank so that the proportion of the voting rights or of the capital held reaches or exceeds 5%, must immediately notify in writing the Banco de España and the bank, indicating the size of the acquired holding;

•   any natural or legal person who has taken a decision to dispose, directly or indirectly, of a significant holding in a Spanish bank must first notify the Banco de España, indicating the size of the intended reduced holding. Such a person shall likewise notify the Banco de España if such person has taken a decision to reduce its qualifying holding so that the proportion of the voting rights or of the capital held would fall below 20%, 30% or 50% or so that the bank would cease to be such person’s subsidiary. Failure to comply with these requirements may lead to sanctions being imposed on the defaulting party;

•   if the Banco de España determines at any time that the influence of a person who owns a significant holding of a bank may adversely affect that bank’s management or financial situation, it may (i) suspend the voting rights of such person’s shares for a period not exceeding three years; (ii) seize control of the bank or replace its board of directors; or (iii) in exceptional circumstances, revoke the bank’s license. A fine may also be levied on the person owning the relevant significant shareholding.

Duties of Directors

Brazilian Corporation Law imposes on Santander Brasil’s directors and officers the duty of diligence during the performance of their functions, as well as the duty of loyalty to the company besides prohibiting the directors and officers from: (1) receiving any type of direct or indirect personal advantage from third parties, by virtue of the position occupied, without authorization in the bylaws or from a shareholders’ meeting; (2) taking part in any corporate transaction in which he or she has an interest that conflicts with the company’s interest or in the decisions made by other directors on the matter; (3) use any commercial opportunity which may come to his or her knowledge, by virtue of his or her position, for his or her own benefit or that of a third party, whether or not harmful to the company; (4) fail to

Under Spanish law, the board of directors of a company is responsible for the management and representation of the company, although certain matters are reserved to the general shareholders meeting. In accordance with Santander Spain’s internal rules, which follow corporate governance best practice, the board of directors has a general duty of supervision.

A director must comply with the duties set out in the law, in the company’s bylaws and in its regulations for the general shareholders meeting and the board of directors. These duties include the following:

•       to act diligently in his or her management of the company. In particular, the law establishes that

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exercise or protect the company’s rights or to take advantage of a commercial opportunity of interest to the company, in seeking to obtain advantages for himself or herself or for a third party; (5) acquire for resale with profit property or rights which he or she knows the company needs or which the company intends to acquire.

he or she must carry out his or her duties with the diligence of an “orderly entrepreneur (ordenado empresario) and a faithful representative (representante leal)” and must diligently inform himself or herself of the company’s business development;

•       to comply with duties established by the law and the company’s bylaws, acting in the company’s best interests;

•       to comply with duties of loyalty: (i) the directors shall not use the name of Santander Spain or invoke their capacity as directors in order to carry out transactions for their own account or for the account of persons related to them; (ii) no director may make, either for his own benefit or for the benefit of any persons related to him, investments or transactions of any kind related to the assets of Santander Spain which have come to the director’s attention during the performance of his duties as such, when the investment or transaction has been offered to Santander Spain or Santander Spain is interested in it, unless Santander Spain has turned down such an investment or transaction and the director has not influenced Santander Spain’s decision; (iii) the directors must notify Santander Spain’s board of directors of any direct or indirect conflict of interests which they have with the interests of Santander Spain. If the conflict arises from a transaction with Santander Spain, the director shall be prohibited from conducting such a transaction unless the Santander Spain board of directors, following a report from the Appointments and Remuneration Committee, approves the transaction. In the event of conflict, the director involved shall not participate in the deliberations and decisions in respect of the transaction in which the conflict arises; (iv) the directors must notify the Santander Spain board of directors, as soon as possible, of those circumstances affecting them which might prejudice the credit or reputation of Santander Spain, and particularly the criminal cases with which they may be charged; and (v) the directors must disclose any interest that they hold in the capital of a company engaged in a line of business which is the same as or analogous or complementary to the business of Santander Spain, as well as any offices held or duties

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performed therein and the conduct, for the director’s own account or for the account of another, of any kind of business that is the same as, analogous or complementary to the business that the corporate purpose of Santander Spain consists of;

•       to maintain secrecy of confidential information, even after his or her retirement or removal as director, subject to certain exceptions; and

•       not to conduct, or suggest to any person that they conduct, transactions involving securities of Santander Spain or any of its subsidiaries, affiliated or related companies in connection with which the directors have, by reason of their position, privileged or confidential information, so long as such information is not within the public domain.

In addition to the above, Spanish banking regulations impose on directors requirements relating to professional and commercial integrity and relevant knowledge and expertise.

Liquidation

The Santander Brasil shares entitle the holders thereof to participate on a pro rata basis in the distribution of any remaining assets upon a liquidation of Santander Brasil. While the Santander Brasil preferred shares are entitled to receive the pro rata distributions upon liquidation before the equal distribution on Santander Brasil common shares, they are not entitled to any priority in the amount of payment, and therefore they receive distributions on liquidation on a pro rata basis with the Santander Brasil common shares.	The Santander Spain ordinary shares entitle the holders thereof to participate on a pro rata basis in the distribution of any remaining assets upon a liquidation of Santander Spain.

UNITS

The units are depositary share certificates, each representing one common share and one preferred share, free and clear of liens or encumbrances.

The shares underlying the units are registered in the name of the custodian and reflected in a deposit account maintained by the custodian for the benefit of each of the unit holders. Title of the units is transferable upon the execution of a transfer order from the holder of record to the custodian. Income generated by the units and the proceeds of redemption or amortization of the units may only be paid to the holder of record in

Not applicable.

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accordance with the books maintained by Santander Brasil, as custodian.

The shares underlying the units, the income generated by such shares and the proceeds from share redemption or amortization may not be pledged, encumbered or given as collateral by unit holders, and may not be subject to attachment, seizure, impounding or any other form of lien or confiscation.

The units are registered in book-entry form and are kept by Santander Brasil in the name of the holders thereof. Transfers of title take place by debiting the unit account of the seller and crediting the unit account of the buyer, pursuant to a written transfer order from the seller or a judicial authorization or order for the transfer, delivered to Santander Brasil, and Santander Brasil will hold on to the transfer order. Payment of dividends, interest attributable to shareholders’ equity and/or other cash distributions is made through Santander Brasil, and Santander Brasil delivers the funds to the unit holders.

The following rules, among others, apply to the exercise of the rights granted to the shares underlying units:

•       Dividends and other cash distributions, including the proceeds from redemption or amortization of shares issued by Santander Brasil, will be transferred to Santander Brasil and Bovespa, in the capacity as depositaries of the shares, which will then deliver the funds to unit holders; and

•       Only shareholders registered as such in Santander Brasil corporate books, and, in the case of the ADS holders, only the custodian, are entitled to attend shareholders’ meetings and exercise their voting rights.

ADSs

Santander Brasil ADSs. Each ADS represents an ownership interest in one unit with each unit representing one Santander Brasil common share and one Santander Brasil preferred share, which were deposited with the custodian, as agent of the depositary, under the deposit agreement among Santander Brasil, the depositary and the ADR holder.

Santander Brasil ADS Pre-Release. In certain circumstances, the depositary may issue Santander Brasil ADSs before the deposit of Santander Brasil units.

Voting of Santander Brasil ADSs. The depositary has agreed that upon receipt of notice in English of any

Santander Spain ADSs. ADRs evidencing ADSs are issuable by the depositary pursuant to the deposit agreement. Each ADS will represent the right to receive one Santander Spain ordinary share (or evidence of rights to receive one share) deposited with the custodial agent for the depositary represented by means of book entries in the books of the Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. (Iberclear). An ADR may evidence any number of ADSs.

Santander Spain ADS Pre-Release. In certain circumstances, the depositary may issue Santander

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shareholders’ meeting, as soon as practicable thereafter, it will mail a summary of the information contained in such notice of meeting to the record holders of ADSs.

•       The record holders of ADSs (as of the close of business on the date specified by the depositary in the notice to holders) are entitled, subject to applicable laws, the by-laws of Santander Brasil and the deposit agreement, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to their holdings.

•       The depositary has agreed that it will endeavor, insofar as practicable, to have the units voted so represented in accordance with any such written instructions of record holders of ADSs

•       The depositary has agreed not to vote any units except in accordance with instructions from the record holders of ADSs.

Amendment of Deposit Agreement. An amendment that increases certain charges or otherwise prejudices substantial existing rights of holders will not become effective until thirty days after notice of the amendment.

Depositary Fees. The depositary may charge each person to whom Santander Brasil ADSs are issued and each person surrendering ADSs for withdrawal of deposited securities in any manner permitted by the deposit agreement or whose ADRs are cancelled or reduced for any other reason, U.S.$13.94 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a unit distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional charges shall be incurred by the Santander Brasil ADR holders, by any party depositing or withdrawing units or by any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADRs or the deposited securities or a distribution of ADSs), whichever is applicable:

•       a fee of U.S.$1.50 per ADR for transfers of certificated or direct registration ADRs;

•       a fee of up to U.S.$0.05 per ADS for any cash distribution made pursuant to the deposit agreement;

Spain ADSs before the deposit of Santander ordinary shares.

Voting of Santander Spain ADSs. The depositary has agreed that upon receipt of notice in English of any shareholders’ meeting, as soon as practicable thereafter, it will mail a summary of the information contained in such notice of meeting to the record holders of ADSs.

•       The record holders of ADSs (as of the close of business on the date specified by the depositary in the notice to holders) are entitled, subject to applicable laws, the bylaws (estatutos) of Santander Spain and the deposit agreement, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to their holdings.

•       The depositary has agreed that it will endeavor, insofar as practicable, to have the shares voted so represented in accordance with any such written instructions of record holders of ADSs

•       The depositary has agreed not to vote any shares except in accordance with instructions from the record holders of ADSs.

Amendment of Deposit Agreement. An amendment that increases certain charges or otherwise prejudices substantial existing rights of holders will not become effective until three months after notice of the amendment.

Depositary Fees. The depositary will charge the party to whom Santander Spain ADSs are delivered against deposits, and the party surrendering ADSs for delivery of shares or other deposited securities, property and cash, $5.00 for each 100 ADSs (or portion thereof) issued or surrendered. In connection with any cash dividend or other cash distribution under the deposit agreement, the depositary may charge a fee of $0.01 per ADS (or portion thereof), such amount to be deducted from the net amount distributed to holders entitled thereto. Santander Spain will pay all other charges of the depositary and those of any registrar or co-registrar under the deposit agreement, except for taxes and other governmental charges, any applicable share transfer or registration fees on deposits or withdrawals of shares, certain cable, telex, facsimile transmission and delivery charges and such expenses as are incurred by the depositary in the conversion of foreign currency into dollars. Santander Spain will also pay all charges and

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•       a fee of U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering Santander Brasil’s ADR program (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

•       any other charge payable by any of the depositary, any of the depositary’s agents, including, without limitation, the custodian, or the agents of the depositary’s agents in connection with the servicing of Santander Brasil’s Units or other deposited securities (which charge shall be assessed against registered holders of Santander Brasil’s ADRs as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such registered holders or by deducting such charge from one or more cash dividends or other cash distributions);

•       a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the fee for the execution and delivery of ADSs that would have been charged as a result of the deposit of such securities (treating all such securities as if they were units) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

•       stock transfer or other taxes and other governmental charges;

expenses of the depositary in connection with the issuance of ADSs payable as a dividend or distribution and in connection with any rights offering to shareholders.

•       transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

•       expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars; and

•       such fees and expenses as are incurred by the depositary (including, without limitation, expenses incurred in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of deposited securities or otherwise in

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connection with the depositary’s or its custodian’s compliance with applicable laws, rules or regulations.

Santander Brasil will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between Santander Brasil and the depositary.

BDSs

Not applicable.

Santander Spain BDSs. BDSs are held either in book entry form or evidenced by a BDR issued by the Santander Spain BDS depositary pursuant to the deposit agreement. Each BDS will represent the right to receive one Santander Spain ordinary share (or evidence of rights to receive one share) deposited with Santander Investment, S.A., the Santander Spain BDS custodian for the depositary. A BDR may evidence any number of BDSs.

The Santander Spain BDS depositary will credit the BDSs in the Santander Spain BDS registry in the name of the investor or in the name of Bovespa for those investors who hold their BDSs under custody through Bovespa. Subsequently, the Santander Spain BDS depositary will credit the delivery of the BDSs to their respective holders.

Santander Spain BDS Pre-Release. Under no conditions will BDSs be issued without the respective confirmation from the Santander Spain BDS custodian that the whole amount corresponding to the underlying Santander Spain ordinary shares has been deposited with the Santander Spain BDS custodian.

Voting of Santander Spain BDSs. The Santander Spain BDS depositary has agreed that upon receipt of notice and a voting instruction form in Portuguese for any meeting of holders of shares, as soon as practicable thereafter, it will mail the information contained in such notice of meeting and the voting instruction form to the record holders of BDSs.

•       The record holders of BDSs (as of the close of business on the date specified by the Santander Spain BDS depositary in the notice to holders) are entitled, subject to applicable laws, the bylaws (estatutos) of Santander Spain and the deposit agreement, to instruct the Santander Spain BDS depositary as to the exercise of the voting rights, if any, pertaining to their holdings.

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•       The Santander Spain BDS depositary has agreed to send the voting instructions received from the holders of Santander Spain BDSs to the Santander Spain BDS custodian who, in turn, will send the voting instructions to Santander Spain.

•       The Santander Spain BDS depositary has agreed not to exercise any discretionary voting rights with respect to any Santander Spain ordinary shares underlying the Santander Spain BDSs. If the Santander Spain BDS depositary fails to receive voting instructions for one or more Santander Spain ordinary shares from Santander Spain BDS holders, the Santander Spain BDS depositary may not delegate the right to vote on the shares to a person designated by Santander Spain.

Amendment of Deposit Agreement. The Santander Spain BDS deposit agreement, as well as the rights assigned to the Santander Spain BDS holders, may be modified without the approval of the BDS holders.

Transfer. Non-Brazilian residents are permitted to sell their Santander Spain BDSs on Bovespa. The non-Brazilian resident will receive the sale proceeds from the purchaser and may keep them in Brazil to reinvest them in other assets or send them abroad by means of a currency exchange contract completed in the Registro Declaratório Eletrônico—RDE, as specified under Resolution No. 2,689/00.

Withdrawal. Non-Brazilian residents may request the cancellation of their BDSs. The escrow agent or legal representative of the non-Brazilian investor, upon receipt of the corresponding instruction from the investor, must:

•       register the cancellation of the BDSs with the Central Bank of Brazil;

•       inform the Santander Spain BDS depositary of the registration, attaching a copy of the document issued by the Central Bank of Brazil;

•       transfer the BDSs to the Santander Spain BDS depositary;

•       send a letter, facsimile, electronic receipt or SWIFT message to the Santander Spain BDS depositary reporting the information on custody overseas for the transfer of the underlying Santander Spain ordinary shares that serve as backing for the issuance of the BDSs; and

Santander Brasil	Santander Spain

•       make payment to the Santander Spain BDS depositary of the cancellation fee.

The Santander Spain BDS custodian, upon receiving appropriate notification from the Santander Spain BDS depositary, shall undertake the necessary verification steps and transfer the securities to the holding account of the foreign broker.

Dividends. Holders of Santander Spain BDSs will be entitled to any dividends declared in respect of the underlying Santander Spain ordinary shares.

Delisting. There are currently no specific rules regarding the delisting of Santander Spain BDSs and any such delisting will need to be approved by the CVM.

Depositary Fees. The Santander Spain BDS depositary will charge the Santander Spain BDS holders for issuance and cancellation of the BDSs R$ 0.05 for each BDS issued or cancelled.

Santander Spain will pay all other charges and expenses of the Santander Spain BDS depositary pursuant to agreements from time to time between Santander Spain and the Santander Spain BDS depositary.

DESCRIPTION OF SANTANDER SPAIN BRAZILIAN DEPOSITARY SHARES

General

Upon completion of the Brazilian exchange offer, the holders who validly tender their Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on Bovespa will receive in exchange Santander Spain ordinary shares in the form of Santander Spain BDSs (each of which represents one Santander Spain ordinary share). The Santander Spain BDSs will be held in book entry form or will be evidenced by Santander Spain BDRs. The Santander Spain BDS depositary will be the registered owner of the Santander Spain ordinary shares underlying the Santander Spain BDSs. Accordingly, holders of Santander Spain BDSs must rely on the Santander Spain BDS depositary to exercise the rights of a Santander Spain shareholder on their behalf.

Holders of Santander Spain BDSs are not treated as direct shareholders of Santander Spain and may not have the same rights as holders of Santander Spain ordinary shares. Nevertheless, such holders have rights and obligations as holders of Santander Spain BDSs, which are set forth in the Santander Spain BDS deposit agreement and are subject to the restrictions under Brazilian laws and regulations.

Deposit

The Santander Spain BDS depositary will issue Santander Spain BDSs upon compliance with the provisions set forth in the Santander Spain BDS deposit agreement, including the deposit of Santander Spain ordinary shares with Santander Investment, S.A. (which we refer to as the “Santander Spain BDS custodian”) and payment of the issuance fee.

The Santander Spain BDS depositary will credit the Santander Spain BDSs in the registry of holders of Santander Spain BDSs (which we refer to as the “Santander Spain BDS registry”) in the name of the holder or in the name of Bovespa for those holders who hold their Santander Spain BDSs under custody through Bovespa. Subsequently, the Santander Spain BDS depositary will credit the delivery of the Santander Spain BDSs to their respective holders.

Transfer

Non-Brazilian resident holders are permitted to sell their Santander Spain BDSs on Bovespa. The non-Brazilian resident holders will receive the sale proceeds from the purchaser and (i) keep them in Brazil to reinvest them in other assets or (ii) send them abroad by means of a currency exchange contract completed in the Registro Declaratório Eletrônico—RDE, as specified under Resolution No. 2,689/00.

Withdrawal

Non-Brazilian resident holders may request the cancellation of their Santander Spain BDSs. The escrow agent or legal representative of the non-Brazilian resident holder, upon receipt of the corresponding instruction from the holder, must (i) register the cancellation of the Santander Spain BDSs with the Central Bank of Brazil, (ii) inform the Santander Spain BDS depositary of the registration, attaching a copy of the document issued by the Central Bank of Brazil, (iii) transfer the Santander Spain BDSs to the Santander Spain BDS depositary, (iv) send a letter, facsimile, electronic receipt or SWIFT message to the Santander Spain BDS depositary reporting the information on custody overseas for the transfer of the Santander Spain ordinary shares that underlie Santander Spain BDSs and (v) pay the cancellation fee to the Santander Spain BDS depositary.

The Santander Spain BDS custodian, upon receiving appropriate notification from the Santander Spain BDS depositary, shall undertake the necessary verification steps and transfer the securities to the holding account of the foreign broker.

The Santander Spain BDS depositary and the Santander Spain BDS custodian may demand that the holder of the Santander Spain BDSs to be cancelled provide all documents, instruments and any other information required by applicable regulations that may be necessary for the cancellation of the Santander Spain BDSs and the transfer of the underlying Santander Spain ordinary shares.

Share Dividends and Other Distributions

Holders of Santander Spain BDSs will have the same dividend rights as holders of currently outstanding Santander Spain ordinary shares. Santander Spain must disclose any information regarding dividend payments and other cash distributions to the market, both in Brazil and abroad, simultaneously.

The Santander Spain BDS depositary, when receiving the expected dividend payments or other cash distributions from Santander Spain, will, as soon as practicable, appoint a foreign exchange agency to transfer such dividend payments or other cash distributions into Brazil, in order to effect payment to the respective holders of the Santander Spain BDSs.

Cash distributions shall be proportionate to the number of Santander Spain ordinary shares represented by the Santander Spain BDSs and those distributions will be made in undivided reais and whole reais cents.

No interest or any compensation will be owed by Santander Spain to the Santander Spain BDS holders for the period between the date the dividend payments and other cash distributions are paid abroad and the date such payments are credited to the Santander Spain BDS holders in Brazil.

Payment of Taxes

The Santander Spain BDS holders will be responsible for any taxes or other government charges related to their Santander Spain BDSs. The Santander Spain BDS depositary will deduct from any distribution any amount that the Santander Spain BDS depositary is required to withhold on account of taxes, according to the applicable regulations.

For Santander Spain BDS holders who are entitled to government tax immunity or exemption, such immunity or exemption must be established by confirmatory documents presented by Santander Spain to the Santander Spain BDS depositary. If the Santander Spain deposit agreement is terminated, these documents will be returned to Santander Spain.

Right of preference

If available to the holders of Santander Spain ordinary shares, holders of Santander Spain BDSs will be granted the right to exercise and freely dispose of the right of preference to subscribe for new shares and securities issued by Santander Spain and other rights that may be granted to the holders of Santander Spain ordinary shares. Such right will only be available to the extent available to the holders of Santander Spain ordinary shares in Spain.

Securities bonuses and stock split

In the case of a bonus in stock securities or stock split, the Santander Spain BDS depositary will issue new Santander Spain BDSs corresponding to those securities and will credit them to the Santander Spain BDS holders. Only whole Santander Spain BDSs will be distributed. Any fractions of Santander Spain BDSs will be, at the discretion of Santander Spain, (i) aggregated and sold at auction on Bovespa, and the amount obtained through the auction process will be credited to each Santander Spain BDS holder on a pro rata basis, (ii) indirectly sold on a foreign stock exchange in accordance with the procedure indicated by Santander Spain and approved by the Santander Spain BDS depositary, and the amount obtained will be credited pro rata to each Santander Spain BDS holder; or (iii) treated differently as indicated by the holder and approved by the Santander Spain BDS depositary. Taxes of any kind that must be collected by the Santander Spain BDS depositary pursuant to applicable regulations shall be withheld before the proceeds from the auction of fractional Santander Spain BDSs is delivered to the Santander Spain BDS holders. Santander Spain may choose not to carry out the additional distribution of Santander Spain BDS to the holders and, instead, may choose to change the proportion between the underlying Santander Spain ordinary shares and the Santander Spain BDSs.

Reverse stock split

A reverse stock split of Santander Spain ordinary shares will result in an automatic cancellation of Santander Spain BDS to the extent necessary to reflect the new quantity of securities deposited with the Santander Spain BDS custodian. For those holders of Santander Spain BDSs who maintain their Santander Spain BDSs under Bovespa custody, the Santander Spain BDS depositary will inform the Santander Spain BDS custodian of the reverse stock split, and the Santander Spain BDS custodian will debit the securities from the holder’s custody account to give effect to the automatic cancellation of Santander Spain BDSs. For those holders of Santander Spain BDSs who maintain their Santander Spain BDSs through the Santander Spain BDS registry, the Santander Spain BDS depositary will debit the securities from the Santander Spain BDS holder’s individual account. Only whole Santander Spain BDSs will be cancelled. Any resulting fractional Santander Spain BDSs will be, at the discretion of Santander Spain, (i) aggregated and sold at an auction on Bovespa, and the amount obtained from the auction process will be proportionally credited to each Santander Spain BDS holder; (ii) indirectly sold on a foreign stock exchange in accordance with the procedure indicated by Santander Spain and approved by the Santander Spain BDS depositary, and the amount obtained will be credited pro rata to each Santander Spain BDS holder; or (iii) treated differently as indicated by the holder and approved by the Santander Spain BDS depositary. Taxes of any kind that shall be collected by the Santander Spain BDS depositary pursuant to applicable regulations shall be withheld before the proceeds from the auction of fractional Santander Spain BDSs is delivered to the Santander Spain BDS holders. Santander Spain may choose not to cancel the Santander Spain BDSs required in order to effect the reverse stock split with respect to the holders of Santander Spain BDSs, and instead may choose to change the proportion between the Santander Spain BDSs and the underlying Santander Spain ordinary shares.

Voting

Each Santander Spain BDS holder has the right to vote the Santander Spain ordinary shares that are deposited with the Santander Spain BDS custodian and are represented by that holder’s Santander Spain BDSs by instructing the Santander Spain BDS depositary as to how such holder wishes to vote on all matters in which such Santander Spain ordinary shares have the right to vote pursuant to Santander Spain bylaws.

Santander Spain will forward the notice calling a general shareholders’ meeting to the Santander Spain BDS depositary accompanied by an instruction form, translated into Portuguese, that Santander Spain BDS holders may use to indicate their voting instructions.

The Santander Spain BDS depositary shall send the voting instructions received from Santander Spain BDS holders to the Santander Spain BDS custodian who will, in turn, send the votes received to Santander Spain.

Santander Spain cannot guarantee that the Santander Spain BDS holders will receive notice of the agenda for the general shareholders’ meeting in time to allow them to send their voting instructions to the Santander Spain BDS depositary on time. The Santander Spain BDS depositary and its agents will not be held responsible for any issue that may arise if the voting instructions are not received in time or not received at all. This means that occasionally Santander Spain BDS holders may not be able to vote and will have no recourse if the vote is not cast as requested.

Under no circumstances will the Santander Spain BDS depositary have the right to exercise discretionary voting rights with respect to the Santander Spain ordinary shares underlying the Santander Spain BDSs. If the Santander Spain BDS depositary fails to receive voting instructions for one or more Santander Spain ordinary shares from Santander Spain BDS holders, the Santander Spain BDS depositary may not delegate the right to vote on the shares to a person designated by Santander Spain.

Limitations on Obligations and Liability to Santander Spain BDS Holders

The Santander Spain BDS deposit agreement limits the obligations and liability of the Santander Spain BDS depositary, Santander Spain and their respective agents as follows:

•	The Santander Spain BDS depositary will not be liable for any disclosure not made in Brazil if the Santander Spain BDS depositary did not previously receive such disclosure from Santander Spain.

•	Neither Santander Spain nor the Santander Spain BDS depositary shall be liable for any Santander Spain BDS holders’ action or omission regarding such holder’s obligations pursuant to Brazilian law or regulations regarding foreign investments in Brazil with respect to withdrawing and selling of underlying Santander Spain ordinary shares deposited with the Santander Spain BDS custodian. The actions or omissions may include, but are not limited to any failure to comply with an investment registry required by any applicable regulation or any failure to report a foreign currency transaction to the Central Bank of Brazil.

•	The Santander Spain BDS depositary and its agents shall not be liable if the voting instructions are not received in time, or not received at all.

•	There are currently no specific rules regarding the delisting of Santander Spain BDSs and any such delisting will need to be approved by the CVM.

Santander Spain BDS Issuance to Investors Residing in Brazil

The Santander Spain BDS depositary will issue Santander Spain BDSs only after (a) receiving (i) the Santander Spain BDS custodian message, naming the recipient of the Santander Spain BDSs, (ii) the issuance fee, (iii) the Santander Spain BDSs issuance instruction, (iv) a copy of the foreign exchange contract booked for the payment of the securities abroad and (v) a copy of the brokerage note of the acquisition of Santander Spain ordinary shares abroad, and (b) verification that all documents are correct and bear all necessary information for the issuance of Santander Spain BDSs.

Santander Spain BDS Issuance to Non-Brazilian Resident Investors, Registered in Brazil

The Santander Spain BDS depositary will issue the Santander Spain BDS only after (a) receiving (i) the Santander Spain BDS custodian message, naming the recipient of the Santander Spain BDSs, (ii) the issuance fee, (iii) the Santander Spain BDS issuance instruction, (iv) copy of the simultaneous foreign exchange contract in order to register at Central Bank of Brazil, according to current regulations, and (b) verification that all the documents are correct and include all necessary information for the issuance of the Santander Spain BDSs.

In all cases, the Santander Spain BDS depositary and the Santander Spain BDS custodian may demand from the securities depositary entity all documents and instruments which they believe are necessary to issue the Santander Spain BDSs, including the securities ownership confirmation, proof of fulfillment of applicable regulations and the written orders to the Santander Spain BDS depositary for the issuance of Santander Spain BDSs.

Pre-Release of Santander Spain BDS

Under no conditions will Santander Spain BDSs be issued without the respective confirmation from the Santander Spain BDS custodian that the entire amount corresponding to the underlying Santander Spain ordinary shares has been deposited with the Santander Spain BDS custodian.

Appointment

In the Santander Spain BDS deposit agreement, Santander Spain concedes special authority to the Santander Spain BDS depositary to perform all necessary actions on its behalf in connection with the execution of the services to be rendered.

Amendment

The Santander Spain BDS deposit agreement, as well as the rights assigned to the Santander Spain BDS holders, may be modified without the approval of the Santander Spain BDS holders.

The Santander Spain BDS depositary shall inform the market on Bovespa, through written notification, of any relevant modification to the Santander Spain BDS deposit agreement.

Termination

The term of the Santander Spain BDS deposit agreement is indefinite, and the agreement may be terminated without penalty by either party upon 60 days’ written notice.

Unilateral Termination for Breach of Agreement

The Santander Spain BDS deposit agreement may be terminated by either party upon failure on the part of the other party to comply with obligations contained therein and, after being notified in writing, to cease those actions, within 15 (fifteen) days from receipt of said notification to take one of the following steps: (i) cease or correct the violation committed, without prejudice to compensation to the aggrieved party for the damages caused, or (ii) compensate the aggrieved party for the evidenced damage caused when compliance with the compliance obligation is no longer possible or is no longer in the interest of the aggrieved party.

Unilateral Termination by the Santander Spain BDS depositary

The Santander Spain BDS depositary may unilaterally terminate the Santander Spain BDS deposit agreement if (i) the Santander Spain BDS depositary is asked by Santander Spain to conduct an illegal operation or an action of a dubious nature under the rules applicable to the financial and capital markets or under the uses and customs of these markets; or (ii) Santander Spain is declared in bankruptcy or has petitioned for judicial or extrajudicial deferment of liabilities.

Unilateral Termination by Santander Spain

Santander Spain may unilaterally terminate the Santander Spain BDS deposit agreement if the Santander Spain BDS depositary (i) has declared bankruptcy; (ii) has been subject to extrajudicial intervention, or (iii) has been subject to liquidation or judicial or extrajudicial dissolution.

If the Santander Spain BDS deposit agreement is terminated, the Santander Spain BDS depositary shall notify Santander Spain BDS holders in writing of the termination, at least 60 days prior to the Santander Spain BDS deposit agreement’s termination date. The Santander Spain BDS depositary shall continue to maintain the Santander Spain BDS registry and other correlated services for 20 days after the Santander Spain BDS deposit agreement’s termination. During this period, the Santander Spain BDSs registry and provision of services shall be provided only if requested until the date of the contract dissolution. After the date of the contractual dissolution, the Santander Spain BDS registry will end.

If a new BDS depositary is nominated before the termination of the Santander Spain BDS deposit agreement or during the 20-day period mentioned above, Santander Spain will notify the Santander Spain BDS depositary, which, immediately after the acknowledgement of the notification, shall: (i) transfer to the new depositary, the Santander Spain BDS registry and all rights and responsibilities accorded the BDS Depositary; (ii) immediately provide Santander Spain and the new depositary with all information and documents in its possession related to its depositary services; (iii) facilitate the transfer to the new depositary of the Santander Spain BDS registry and other information related to Santander Spain or to the new depositary; and (iv) provide the services stated in the Santander Spain BDS deposit agreement until the effective transference to the new depositary.

VALIDITY OF SECURITIES

Uría Menéndez, Santander Spain’s Spanish counsel, will provide an opinion regarding the validity of the Santander Spain ordinary shares under Spanish law. Pinheiro Neto Advogados, Santander Spain’s Brazilian counsel, will provide an opinion regarding the validity of the Santander Spain BDSs under Brazilian law. Certain U.S. federal, Spanish and Brazilian tax consequences of the exchange offers will be passed upon by Davis Polk & Wardwell LLP, Uría Menéndez and Pinheiro Neto Advogados, respectively.

EXPERTS

The financial statements incorporated in this offer to exchange/prospectus by reference from Santander Spain’s Annual Report on Form 20-F for the year ended December 31, 2013, and the effectiveness of Santander Spain’s internal control over financial reporting have been audited by Deloitte S.L., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements incorporated in this offer to exchange/prospectus by reference from Santander Brasil’s Annual Report on Form 20-F/A for the year ended December 31, 2013, and the effectiveness of Santander Brasil’s internal control over financial reporting have been audited by Deloitte Touche Tohmatsu Auditores Independentes, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and includes explanatory paragraphs referring to (a) the restatement to correct the presentation of earnings per share information attributable to each separate class of common and preferred shares, (b) the retrospective adjustments as a result of the subsequent Share Bonus and Reverse Share Split transactions, (c) the retrospective adjustments as a result of changes in accounting policies related to the adoption of International Accounting Standard—IAS 19 (R)—Employee Benefits and (d) the supplementary information included in note 41.j under the caption “Statements of Value Added” and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

Santander Spain is a company (sociedad anónima) organized under the laws of the Kingdom of Spain. Substantially all of the directors and executive officers of Santander Spain, and certain of the experts named in this document, are not residents of the United States and all or a substantial portion of the company’s assets and its directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them judgments of courts of the United States predicated upon civil liability under the Securities Act. Santander Spain is advised by its Spanish legal counsel that there is doubt as to the enforceability in Spain of liabilities predicated solely upon the securities laws of the United States, either in original actions or in actions for enforcement of judgments of U.S. courts.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Indemnification under Santander Spain’s Bylaws (estatutos) and Spanish Law. Under Spanish law, Santander Spain’s directors shall be liable to Santander Spain, the shareholders and the creditors of Santander Spain for any damage they cause through acts contrary to the law or the bylaws, or acts carried out in breach of the duties inherent to the discharge of their office. All directors shall be jointly liable for those acts, except those that evidence that they did not intervene in the approval and execution of the act and did not know about the act or, if they knew, did everything that they deem reasonable to avoid the damage or, at least, expressly opposed the act. The fact that the act has been approved, ratified or authorized by the shareholders meeting shall not relieve the directors from their liability. No provision of Santander Spain’s bylaws provides for the indemnification of the directors with respect to such liabilities.

Santander Spain Directors and Officers Insurance. Santander Spain maintains an insurance policy that protects its directors and officers from liabilities incurred as a result of actions taken in their official capacity associated with any civil, criminal or administrative process.

Item 21. Exhibits.

(a) The following Exhibits are filed as part of this Registration Statement, unless otherwise indicated.

Exhibit No.	Description

3.1	Bylaws (estatutos) of Banco Santander, S.A., as amended, with English translation, incorporated herein by reference to Exhibits 1.1 and 1.2 to the Form 20-F for the fiscal year ended December 31, 2013, filed on April 29, 2014

4.1	Deposit Agreement dated as of June 1, 1987 among Banco Santander, S.A., JPMorgan Chase Bank, N.A., as depositary, and all holders from time to time of American Depositary Receipts issued thereunder incorporated herein by reference to Exhibit 99(a)(1) to registration statement on Form F-6 (File No. 333-12274), filed on July 10, 2000

4.2	Amendment No. 1 to Deposit Agreement dated July 11, 2000 among Banco Santander, S.A., JPMorgan Chase Bank, N.A., as depositary, and all holders from time to time of American Depositary Receipts issued thereunder incorporated herein by reference to Exhibit 99(a)(2) to registration statement on Form F-6 (File No. 333-12274), filed on July 10, 2000

4.3	Amendment No. 2 to Deposit Agreement dated June 16, 2008 among Banco Santander, S.A., JPMorgan Chase Bank, N.A., as depositary, and all holders from time to time of American Depositary Receipts issued thereunder incorporated herein by reference to Exhibit 99(a)(3) to registration statement on Form F-6 (File No. 333-151677), filed on June 16, 2008

4.4	Form of American Depositary Receipt incorporated herein by reference to the Prospectus under Rule 424(b)(3) (File No. 333-185332) filed on February 19, 2014

4.5	Form of Deposit Agreement among Banco Santander, S.A. and Itaú Corretora de Valores S.A., as depositary (English Translation) *

5.1	Opinion of Uría Menéndez as to the validity of Banco Santander, S.A.’s ordinary shares *

5.2	Opinion of Pinheiro Neto Advogados as to the validity of Banco Santander, S.A.’s Brazilian Depositary Shares*

8.1	Opinion of Uría Menéndez with respect to the material Spanish tax consequences of the transaction (included in Exhibit 5.1) *

Exhibit No.	Description

8.2	Opinion of Pinheiro Neto Advogados with respect to the material Brazilian tax consequences of the transaction *

8.3	Opinion of Davis Polk & Wardwell LLP with respect to the material U.S. tax consequences of the transaction *

23.1	Consent of Deloitte, S.L, auditors of Banco Santander, S.A.

23.2	Consent of Deloitte Touche Tohmatsu Auditores Independentes, auditors of Banco Santander (Brasil) S.A.

23.3	Consent of Uría Menéndez (included in Exhibit 5.1) *

23.4	Consent of Pinheiro Neto Advogados (included in Exhibit 5.2) *

23.5	Consent of Pinheiro Neto Advogados (included in Exhibit 8.2) *

23.6	Consent of Davis Polk & Wardwell LLP (included in Exhibit 8.3) *

24.1	Powers of attorney (included in the signature pages of the initial filing of this registration statement) *

99.1	Letter of Transmittal for Tender of Santander Brasil Shares to the U.S. Exchange Agent *

99.2	Letter of Transmittal for Tender of Santander Brasil Units to the U.S. Exchange Agent *

99.3	Letter of Transmittal for Tender of Santander Brasil ADSs to the U.S. Exchange Agent *

99.4	Letter to Clients for Tender of Santander Brasil Shares *

99.5	Letter to Clients for Tender of Santander Brasil Units *

99.6	Letter to Clients for Tender of Santander Brasil ADSs *

99.7	Letter to Brokers *

*	Previously filed.

Item 22. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any offer to exchange/prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the offer to exchange/prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of offer to exchange/prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering;

(5) That, for purposes of determining any liability under the Securities Act, each filing of Santander Spain’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(6)(i) To respond to requests for information that is incorporated by reference into the offer to exchange/prospectus pursuant to Items 4, 10(b), 11 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

(7) To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madrid, Kingdom of Spain, on September 17, 2014.

BANCO SANTANDER, S.A.

By:	/s/ José Manuel de Araluce
Name: José Manuel de Araluce
Title: Global Head of Compliance

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE/NAME	TITLE	DATE

* Javier Marín	Chief Executive Officer	September 17, 2014

* José Antonio Álvarez	Chief Financial Officer	September 17, 2014

* José Tejón	Chief Accounting Officer	September 17, 2014

Ana Botín	Chairman

* Fernando de Asúa	First Vice Chairman	September 17, 2014

* Matías R. Inciarte	Second Vice Chairman	September 17, 2014

* Guillermo de la Dehesa	Third Vice Chairman	September 17, 2014

Sheila C. Bair	Director

* Javier Botín	Director	September 17, 2014

* Rodrigo Echenique	Director	September 17, 2014

* Esther Giménez-Salinas	Director	September 17, 2014

* Ángel Jado	Director	September 17, 2014

SIGNATURE/NAME	TITLE	DATE

* Abel Matutes	Director	September 17, 2014

* Juan R. Inciarte	Director	September 17, 2014

* Isabel Tocino	Director	September 17, 2014

Juan Miguel Villar Mir	Director

Javier Marín	Director

* James H. Bathon	Authorized Representative in the United States	September 17, 2014

* By:	/s/ José Manuel de Araluce
José Manuel de Araluce Attorney-in-Fact

Exhibits.

Exhibit No.	Description

3.1	Bylaws (estatutos) of Banco Santander, S.A., as amended, with English translation, incorporated herein by reference to Exhibits 1.1 and 1.2 to the Form 20-F for the fiscal year ended December 31, 2013, filed on April 29, 2014

4.1	Deposit Agreement dated as of June 1, 1987 among Banco Santander, S.A., JPMorgan Chase Bank, N.A., as depositary, and all holders from time to time of American Depositary Receipts issued thereunder incorporated herein by reference to Exhibit 99(a)(1) to registration statement on Form F-6 (File No. 333-12274), filed on July 10, 2000

4.2	Amendment No. 1 to Deposit Agreement dated July 11, 2000 among Banco Santander, S.A., JPMorgan Chase Bank, N.A., as depositary, and all holders from time to time of American Depositary Receipts issued thereunder incorporated herein by reference to Exhibit 99(a)(2) to registration statement on Form F-6 (File No. 333-12274), filed on July 10, 2000

4.3	Amendment No. 2 to Deposit Agreement dated June 16, 2008 among Banco Santander, S.A., JPMorgan Chase Bank, N.A., as depositary, and all holders from time to time of American Depositary Receipts issued thereunder incorporated herein by reference to Exhibit 99(a)(3) to registration statement on Form F-6 (File No. 333-151677), filed on June 16, 2008

4.4	Form of American Depositary Receipt incorporated herein by reference to the Prospectus under Rule 424(b)(3) (File No. 333-185332) filed on February 19, 2014

4.5	Form of Deposit Agreement among Banco Santander, S.A. and Itaú Corretora de Valores S.A., as depositary (English Translation) *

5.1	Opinion of Uría Menéndez as to the validity of Banco Santander S.A.’s ordinary shares *

5.2	Opinion of Pinheiro Neto Advogados as to the validity of Banco Santander, S.A.’s Brazilian Depositary Shares*

8.1	Opinion of Uría Menéndez with respect to the material Spanish tax consequences of the transaction (included in Exhibit 5.1) *

8.2	Opinion of Pinheiro Neto Advogados with respect to the material Brazilian tax consequences of the transaction *

8.3	Opinion of Davis Polk & Wardwell LLP with respect to the material U.S. tax consequences of the transaction *

23.1	Consent of Deloitte, S.L, auditors of Banco Santander, S.A.

23.2	Consent of Deloitte Touche Tohmatsu Auditores Independentes, auditors of Banco Santander (Brasil) S.A.

23.3	Consent of Uría Menéndez (included in Exhibit 5.1) *

23.4	Consent of Pinheiro Neto Advogados (included in Exhibit 5.2) *

23.5	Consent of Pinheiro Neto Advogados (included in Exhibit 8.2) *

23.6	Consent of Davis Polk & Wardwell LLP (included in Exhibit 8.3) *

24.1	Powers of attorney (included in the signature pages of the initial filing of this registration statement) *

99.1	Letter of Transmittal for Tender of Santander Brasil Shares to the U.S. Exchange Agent *

99.2	Letter of Transmittal for Tender of Santander Brasil Units to the U.S. Exchange Agent *

Exhibit No.	Description

99.3	Letter of Transmittal for Tender of Santander Brasil ADSs to the U.S. Exchange Agent *

99.4	Letter to Clients for Tender of Santander Brasil Shares *

99.5	Letter to Clients for Tender of Santander Brasil Units *

99.6	Letter to Clients for Tender of Santander Brasil ADSs *

99.7	Letter to Brokers *

*	Previously filed.